As filed with the Securities and Exchange Commission on April 1, 2024

No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________________

FORM S-1
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

__________________________________

MOBIX LABS, INC.
(Exact name of registrant as specified in its charter)

__________________________________

Delaware	3674	98-1591717
(State or other jurisdiction of Incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

15420 Laguna Canyon Rd., Suite 100
Irvine, California 92618
(949) 808-8888
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

__________________________________

Keyvan Samini
President and Chief Financial Officer
15420 Laguna Canyon Rd., Suite 100
Irvine, California 92618
(949) 808-8888
(Name, address, including zip code, and telephone number, including area code, of agent for service)

__________________________________

Copies of all communications, including communications sent to agent for service, should be sent to:

Raymond Lee, Esq. Laurie L. Green, Esq. Greenberg Traurig, LLP 18565 Jamboree Road Suite 500 Irvine, CA 92612 (949) 732-6510

__________________________________

Approximate date of commencement of proposed sale to the public:
From time to time after this registration statement becomes effective

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to registered additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. The preliminary prospectus is not an offer to sell these securities and does not constitute the solicitation of offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 1, 2024

mobix labs, inc.

9,500,000 SHARES OF CLASS A COMMON STOCK

This prospectus relates to the offer and sale of up to 9,500,000 shares of our Class A common stock, par value $0.00001 per share, or Class A Common Stock, by B. Riley Principal Capital II, LLC, whom we refer to in this prospectus as “B. Riley Principal Capital II” or the “Selling Stockholder.”

The shares of Class A Common Stock to which this prospectus relates may be issued by us to B. Riley Principal Capital II pursuant to a Common Stock Purchase Agreement, dated as of March 18, 2024, that we entered into with B. Riley Principal Capital II, which we refer to in this prospectus as the Purchase Agreement. Such shares of Class A Common Stock include up to 9,500,000 shares of Class A Common Stock that we may, in our sole discretion, elect to sell to B. Riley Principal Capital II, from time to time after the date of this prospectus, pursuant to the Purchase Agreement.

We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of our Class A Common Stock by the Selling Stockholder. However, we may receive up to $100,000,000 aggregate gross proceeds under the Purchase Agreement from sales of Class A Common Stock we may elect to make to B. Riley Principal Capital II pursuant to the Purchase Agreement after the date of this prospectus. See “The Committed Equity Facility” for a description of the Purchase Agreement and “Selling Stockholder” for additional information regarding B. Riley Principal Capital II.

B. Riley Principal Capital II may sell or otherwise dispose of the Class A Common Stock described in this prospectus in a number of different ways and at varying prices. See “Plan of Distribution (Conflict of Interest)” for more information about how B. Riley Principal Capital II may sell or otherwise dispose of the Class A Common Stock pursuant to this prospectus. B. Riley Principal Capital II is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended, or the Securities Act.

We will pay the expenses incurred in registering under the Securities Act the offer and sale of the shares of Class A Common Stock to which this prospectus relates by the Selling Stockholder, including legal and accounting fees. We have also engaged Seaport Global Securities LLC to act as a “qualified independent underwriter” in this offering, whose fees and expenses will be borne by the Selling Stockholder. See section titled “Plan of Distribution (Conflict of Interest)” beginning on page 115 of this prospectus.

Shares of our Class A Common Stock are listed on the Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “MOBX”. On March 28, 2024, the closing price of our Class A Common Stock was $2.01.

We are an “emerging growth company” and a “smaller reporting company” as defined under the federal securities laws and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus and may elect to do so in future filings. See “Prospectus Summary-Emerging Growth Company and Smaller Reporting Company.”

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described in the section titled “Risk Factors” beginning on page 13 of this prospectus, and under similar headings in any amendments or supplements to this prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities, or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2024.

You should rely only on the information contained in this prospectus. No one has been authorized to provide you with information that is different from that contained in this prospectus. This prospectus is dated as of the date set forth on the cover hereof. You should not assume that the information contained in this prospectus is accurate as of any date other than that date.

i

EXPLANATORY NOTE

On December 21, 2023 (the “Closing Date”), Mobix Labs, Inc., a Delaware corporation (f/k/a Chavant Capital Acquisition Corp., a Cayman Islands exempted company incorporated with limited liability) (“Mobix Labs,” the “Company,” “we,” “us” or “our”), consummated the previously announced merger pursuant to the Business Combination Agreement, dated November 15, 2022 (as amended, the “Business Combination Agreement”), by and among the Company, CLAY Merger Sub II, Inc., a Delaware corporation and newly-formed, wholly-owned direct subsidiary of Chavant (“Merger Sub”), and Mobix Labs Operations, Inc., a Delaware corporation (f/k/a Mobix Labs, Inc.) (“Legacy Mobix”), following the approval at an extraordinary general meeting of the Company’s shareholders held on December 18, 2023 (the “Special Meeting”).

Pursuant to the terms of the Business Combination Agreement, the Company changed its jurisdiction of incorporation by deregistering as an exempted company incorporated with limited liability in the Cayman Islands and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware (the “Domestication”), upon which the Company changed its name to “Mobix Labs, Inc.,” and a business combination between the Company and Legacy Mobix was effected through the merger of Merger Sub with and into Legacy Mobix, with Legacy Mobix surviving as a wholly owned subsidiary of Mobix Labs (together with the other transactions related thereto, the “Merger”).

In connection with the closing of the Merger (the “Closing”), and pursuant to the terms of the Business Combination Agreement, (i) each outstanding share of Legacy Mobix common stock converted into the right to receive shares of Class A Common Stock; (ii) each share of preferred stock of Legacy Mobix, which included Series A Preferred Stock and Founders Preferred Stock issued and outstanding immediately prior to the Closing, converted into the right to receive shares of Class B Common Stock; (iii) each outstanding stock option and warrant of Legacy Mobix was assumed by the Company and converted into an option to purchase shares of Class A Common Stock; (iv) each outstanding unvested restricted stock unit (“RSU”) of Legacy Mobix was assumed by the Company and converted into an RSU covering shares of Class A Common Stock; and (v) each outstanding convertible instrument of Legacy Mobix, including Simple Agreement for Further Equity Notes (“SAFEs”) and promissory notes that were convertible into Legacy Mobix common stock or preferred stock, converted into the right to receive shares of Class A Common Stock.

As of the open of trading on December 22, 2023, the Class A Common Stock and warrants that were issued in Chavant’s initial public offering (the “Public Warrants”) began trading on Nasdaq under the symbols “MOBX” and “MOBXW,” respectively.

Unless the context otherwise requires, references in this prospectus to:

•        “Chavant” refers to Chavant Capital Acquisition Corp., a Cayman Islands exempted company incorporated with limited liability, prior to the Closing;

•        “Mobix Labs” refers to Mobix Labs, Inc., a Delaware corporation (f/k/a Chavant Capital Acquisition Corp.), and its consolidated subsidiaries following the Closing;

•        “Legacy Mobix” refers to Mobix Labs, Inc., a Delaware corporation, and its consolidated subsidiaries prior to the Closing (n/k/a Mobix Labs Operations, Inc.); and

•        “we,” “us,” and “our” or the “Company” refer to Mobix Labs following the Closing and to Legacy Mobix prior to the Closing.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that we filed with the SEC to register the securities described in this prospectus for resale by the Selling Stockholder who may, from time to time, sell the securities described in this prospectus. We will not receive any proceeds from the sale of shares of Common Stock by the Selling Stockholder pursuant to this prospectus.

We may also file a prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part that may contain material information relating to these offerings. The prospectus supplement or post-effective amendment may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or post-effective amendment, you should rely on the prospectus supplement or post-effective amendment, as applicable. Before purchasing any securities, you should carefully read this prospectus, any post-effective amendment, and any applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find Additional Information.”

Neither we, nor the Selling Stockholder, have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any post-effective amendment, or any applicable prospectus supplement prepared by or on behalf of us or to which we have referred you. We and the Selling Stockholder take no responsibility for and can provide no assurance as to the reliability of any other information that others may give you. We and the Selling Stockholder will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any post-effective amendment and any applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus contains, and any post-effective amendment or any prospectus supplement may contain, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. In addition, the market and industry data and forecasts that may be included in this prospectus, any post-effective amendment or any prospectus supplement may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, any post-effective amendment and the applicable prospectus supplement. Accordingly, investors should not place undue reliance on this information.

This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section titled “Where You Can Find Additional Information.”

SOURCES OF INDUSTRY AND MARKET DATA

Where information has been sourced from a third party, the source of such information has been identified. Unless otherwise indicated, the information contained in this prospectus on the market environment, market developments, growth rates, market trends and competition in the markets in which we operate is taken from publicly available sources, including third-party sources, or reflects our estimates that are principally based on information from publicly available sources.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus may constitute “forward-looking statements” for purposes of the federal securities laws. These forward-looking statements include, but are not limited to, statements regarding Mobix Labs’ and Mobix Labs’ management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

•        changes in our strategy, future operations, financial position, estimated revenues and losses, forecasts, projected costs, prospects and plans;

•        the implementation, market acceptance and success of our products and technology in the wireless and connectivity markets and in potential new categories for perception;

•        demand for our products and the drivers of that demand;

•        our opportunities and strategies for growth;

•        our estimated market and other industry projections;

•        competition in our industry, the advantages of our products and technology over competing products and technology existing in the market, and competitive factors including with respect to technological capabilities, cost and scalability;

•        our ability to scale in a cost-effective manner and maintain and expand our manufacturing and supply chain relationships;

•        our expectation that we will incur substantial expenses and continuing losses for the foreseeable future;

•        our reliance on a limited number of customers and efforts to diversify our customer base;

•        the impact of health epidemics, including the COVID-19 pandemic, on our business and industry and the actions we may take in response thereto;

•        our expectations regarding our ability to obtain and maintain intellectual property protection and not infringe on the rights of others;

•        our ability to attract and retain talent and the effectiveness of our compensation strategies and leadership;

•        general economic and socio-political conditions and their impact on demand for our technology and our supply chain;

•        future capital requirements and sources and uses of cash; and

•        the outcome of any known and unknown litigation and regulatory proceedings.

These forward-looking statements are based on information available as of the date of this prospectus, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we undertake no obligations to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

v

As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

•        the inability to maintain our listing of securities on Nasdaq;

•        the risk that the price of our securities may be volatile due to a variety of factors, including changes in the highly competitive industries in which we operate, variations in performance across competitors, changes in laws, regulations, technologies, the global supply chain, and macro-economic and social environments affecting our business and changes in the combined capital structure;

•        the inability to meet future capital requirements and risks related to our ability to raise additional capital;

•        the risk that we are unable to successfully commercialize its products and solutions, or experience significant delays in doing so;

•        the risk that we may not be able to generate income from operations in the foreseeable future;

•        the risks concerning our ability to continue as a going concern;

•        the risk that we experience difficulties in managing its growth and expanding operations;

•        the risk that we may not be able to consummate planned strategic acquisitions, or fully realize anticipated benefits from past or future acquisitions or investments;

•        the risk that litigation may be commenced against us;

•        the risk that our patent applications may not be approved or may take longer than expected, and we may incur substantial costs in enforcing and protecting our intellectual property;

•        our reliance on a limited number of customers and retaining those customers;

•        the impact of health epidemics, such as the COVID-19 pandemic, on our business and industry and the actions we may take in response thereto and to other geopolitical concerns; and

•        factors described under the heading “Risk Factors” below.

Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Some of these risks and uncertainties may in the future be amplified by geopolitical tensions, including further escalation of war between Russia and Ukraine, further escalation in the conflict between the State of Israel and Hamas, as well as further escalation of tensions between the State of Israel and various countries in the Middle East and North Africa, and there may be additional risks that we consider immaterial or which are unknown. It is not possible to predict or identify all such risks.

SUMMARY OF THE PROSPECTUS

This summary highlights selected information from this prospectus and may not contain all of the information that is important to you in making an investment decision. Before investing in our securities, you should carefully read this entire prospectus, including our financial statements and the related notes included in this prospectus and the information set forth under the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Overview

Based in Irvine, California, we are a fabless semiconductor company developing disruptive wireless mmWave 5G and C-Band wireless solutions and delivering connectivity and electromagnetic filtering products for next generation communications systems supporting the aerospace, military, defense, medical and other markets requiring high reliability (“HiRel”) products. To enhance our product portfolio we also intend to pursue acquisitions of companies with existing revenue which can be scaled, and which possess technologies that accelerate the speed, accessibility, and efficiency of disruptive or more efficient communications solutions, and which will also allow us to expand into strategically aligned industries. Our wireless mmWave 5G integrated circuits currently in development are designed to deliver significant advantages in performance, efficiency, size, and cost. Our True Xero active optical cables (“AOC”), which have been in production for several years and were acquired in the acquisition of Cosemi Technologies, Inc. (“Cosemi”) are designed to meet customer needs for high-quality active optical cable solutions at an affordable price. Our electromagnetic interference (“EMI”) filtering products, which were acquired in the acquisition of EMI Solutions, Inc. (“EMI Solutions”), are designed for, and are currently used in aerospace, military, defense and medical applications. These innovative technologies are designed for large and rapidly growing markets where there are increasing demands for higher performance communication and filtering systems which utilize an expanding mix of both wireless and connectivity technologies.

We were founded with the goal of simplifying the development and maximizing the performance of wireless mmWave wireless 5G products by designing and developing high performance, cost-effective, and ultra-compact semiconductor components and solutions used for signal processing applications in wireless products. Since our inception, our corporate strategy has evolved to encompass the pursuit of acquisitions in diverse industry sectors, including aerospace, military, defense, medical and HiRel technology, as part of our commitment to enhancing communication services. We have developed and/or acquired an extensive intellectual property portfolio comprised of patents and trade secrets that are critical to commercializing our communication products and semiconductor and communications technologies. In leveraging our proprietary technology, we aim to scale the growth of our product revenue for our integrated circuits and components by serving large and rapidly growing markets where we believe there are increasing demands for higher performance communication technologies, including both wireless and connectivity systems. We are actively pursuing customer engagements with manufacturers of wireless communications, aerospace, military, defense, medical and HiRel products.

In 2021, we completed the acquisition of substantially all the assets including intellectual property of Cosemi, an Irvine, California-based global supplier of high-speed connectivity solutions. Cosemi’s intellectual property portfolio included a broad range of hybrid active optical cables and optical engines that deliver optimal connectivity to a wide range of applications, including home entertainment, gaming, augmented reality and virtual reality, video conferencing, medical, mobile devices and monitors, among others. The acquisition of Cosemi built the foundation for our current connectivity business. We believe the patented cable technology and AOC optical chip solutions from Cosemi along with our innovative wireless semiconductor technologies provide more opportunities in the wireless C-Band and mmWave 5G market as the need for faster, more reliable data transmission becomes ever more apparent, whether it is for the data center, infrastructure, home entertainment or consumer electronics market.

On December 18, 2023, we completed the acquisition of EMI Solutions when we acquired all of the outstanding common shares of EMI Solutions. EMI Solutions is a manufacturer of electromagnetic interference filtering products for aerospace, military, defense, medical and medical applications. The acquisition of EMI Solutions complement our existing product offerings, expands our customer base and allows us to deliver solutions that address a wider variety of applications and markets.

Our leadership team is comprised of industry veterans with prior experience at premier semiconductor and connectivity companies, including Microsemi Corporation (which was acquired by Microchip Technology Inc.), Skyworks Solutions, Inc., Maxim Integrated Products, Inc. (which was acquired by Analog Devices Inc.),

STMicroelectronics N.V, MaxLinear, Inc., Macom Technology Solutions Holdings, Inc., and Texas Instruments Incorporated, and our leadership team has significant experience and insight into growing advanced technology companies and executing strategic acquisitions to accelerate growth.

The Committed Equity Facility

On March 18, 2024, we entered into the Purchase Agreement and a related registration rights agreement, dated as of March 18, 2024 (the “Registration Rights Agreement”), with B. Riley Principal Capital II. Upon the terms and subject to the satisfaction of the conditions contained in the Purchase Agreement, we have the right, in our sole discretion, to sell to B. Riley Principal Capital II up to $100,000,000 of shares of our Class A Common Stock (subject to certain limitations contained in the Purchase Agreement), from time to time after the date of this prospectus and during the term of the Purchase Agreement through a Market Open Purchase or an Intraday Purchase on any Purchase Date (each term as defined below). Sales of Class A Common Stock pursuant to the Purchase Agreement, and the timing of any sales, are solely at our option, and we are under no obligation to sell any securities to B. Riley Principal Capital II under the Purchase Agreement. In accordance with our obligations under the Registration Rights Agreement, we have filed the registration statement that includes this prospectus with the SEC to register under the Securities Act, the offer and resale by B. Riley Principal Capital II of up to 9,500,000 shares of Class A Common Stock (the “Purchase Shares”) that we may, in our sole discretion, elect to sell to B. Riley Principal Capital II, from time to time from and after the Commencement Date (defined below) pursuant to the Purchase Agreement.

Upon the initial satisfaction of each of the conditions to B. Riley Principal Capital II’s purchase obligations set forth in the Purchase Agreement (the initial satisfaction of all of such conditions, the “Commencement”), none of which are within B. Riley Principal Capital II’s control, including that the registration statement that includes this prospectus shall have been declared effective by the SEC and the final form of this prospectus shall have been filed with the SEC, we have the right, but not the obligation, from time to time at our sole discretion for a period of up to 36 months, unless the Purchase Agreement is earlier terminated, beginning on the date on which the Commencement occurs (such date, the “Commencement Date”), to direct B. Riley Principal Capital II to purchase a specified number of shares of Class A Common Stock (each, a “Market Open Purchase”), not to exceed the lesser of (such lesser number of shares, the “Market Open Purchase Maximum Amount”): (i) 1,000,000 shares of Class A Common Stock and (ii) up to a certain percentage, which we will specify in the applicable Market Open Purchase Notice (as defined below) for such Market Open Purchase (such applicable percentage not to exceed 25.0%) (such applicable percentage specified by us for a Market Open Purchase, the “Market Open Purchase Percentage”), of the total aggregate number (or volume) of shares of our Class A Common Stock traded on Nasdaq during the applicable Market Open Purchase Valuation Period (as defined below) for such Market Open Purchase (such specified number of shares to be purchased by B. Riley Principal Capital II in such Market Open Purchase, adjusted to the extent necessary to give effect to the applicable Market Open Purchase Maximum Amount and certain additional limitations set forth in the Purchase Agreement, the “Market Open Purchase Share Amount”), by timely delivering written notice of such Market Open Purchase to B. Riley Principal Capital II (each, a “Market Open Purchase Notice”) prior to 9:00 a.m., New York City time, on any trading day (each, a “Purchase Date”), so long as (a) the closing sale price of our Class A Common Stock on Nasdaq on the trading day immediately prior to such Purchase Date is not less than $0.50 (such price, the “Threshold Price”), and (b) all shares of Class A Common Stock subject to all prior Market Open Purchases and all prior Intraday Purchases (defined below) effected by us under the Purchase Agreement (as applicable) have been received by B. Riley Principal Capital II in the manner set forth in the Purchase Agreement, prior to the time we deliver such Market Open Purchase Notice to B. Riley Principal Capital II.

The per share purchase price that B. Riley Principal Capital II is required to pay for shares of Class A Common Stock in a Market Open Purchase effected by us pursuant to the Purchase Agreement, if any, will be determined by reference to the volume weighted average price of the Class A Common Stock (the “VWAP”), calculated in accordance with the Purchase Agreement, for the period (the “Market Open Purchase Valuation Period”) beginning at the official open (or “commencement”) of the regular trading session on Nasdaq on the applicable Purchase Date for such Purchase, and ending at the earliest to occur of (i) 3:59 p.m., New York City time, on such Purchase Date or such earlier time publicly announced by the trading market as the official close of the regular trading session on such Purchase Date, (ii) such time that the total aggregate number (or volume) of shares of Class A Common Stock traded on Nasdaq during such Market Open Purchase Valuation Period (calculated in accordance with the Purchase Agreement) reaches the applicable share volume maximum amount for such Market Open Purchase (the “Market Open Purchase Share Volume Maximum”), calculated by dividing (a) the applicable Market Open Purchase Share Amount for such Market Open Purchase, by (b) the Market Open Purchase Percentage we specified in the applicable Market Open Purchase Notice for such Market Open Purchase, and (iii) if we further specify in the applicable Market Open Purchase Notice for such Market Open Purchase that a “limit order discontinue election” (a “Limit Order Discontinue Election”) shall apply to such Market Open Purchase, such time that the trading price of our Class A Common Stock on Nasdaq during such Market Open Purchase Valuation Period (calculated in accordance with the Purchase Agreement) falls below the applicable minimum price threshold for such Market Open Purchase specified by us in the Market Open Purchase Notice for such Market Open Purchase, or if we do not specify a minimum price threshold in such Market Open Purchase Notice, a price equal to 75.0% of the closing sale price of the Class A Common Stock on the trading day immediately prior to the applicable Purchase Date for such purchase (the “Minimum Price Threshold”), less a fixed 3.0% discount to the VWAP for such Market Open Purchase Valuation Period, calculated in accordance with the Purchase Agreement.

Under the Purchase Agreement, for purposes of calculating the volume of shares of Class A Common Stock traded during a Market Open Purchase Valuation Period, as well as the VWAP for a Market Open Purchase Valuation Period, the following transactions, to the extent they occur during such Market Open Purchase Valuation Period, shall be excluded: (x) the opening or first purchase of Class A Common Stock at or following the official open of the regular trading session on Nasdaq on the applicable Purchase Date for such Market Open Purchase, (y) the last or closing sale of Class A Common Stock at or prior to the official close of the regular trading session on Nasdaq on the applicable Purchase Date for such Market Open Purchase, and (z) if we have specified in the applicable Market Open Purchase Notice for such Market Open Purchase that a “limit order continue election” (a “Limit Order Continue Election”), rather than a Limit Order Discontinue Election, shall apply to such Market Open Purchase, all purchases and sales of Class A Common Stock on Nasdaq during such Market Open Purchase Valuation Period at a price per share that is less than the applicable Minimum Price Threshold for such Market Open Purchase.

From and after the Commencement Date, in addition to Market Open Purchases described above, we will also have the right, but not the obligation, subject to the continued satisfaction of the conditions set forth in the Purchase Agreement, to direct B. Riley Principal Capital II to purchase, on any trading day that would qualify as a Purchase Date, whether or not a Market Open Purchase is effected on such Purchase Date, a specified number of shares of Class A Common Stock (each, an “Intraday Purchase”), not to exceed the lesser of (such lesser number of shares, the “Intraday Purchase Maximum Amount”): (i) 1,000,000 shares of Class A Common Stock and (ii) up to a certain percentage, which we will specify in the applicable Intraday Purchase Notice (as defined below) for such Intraday Purchase (such applicable percentage not to exceed 25.0%) (such applicable percentage specified by us for an Intraday Purchase, the “Intraday Purchase Percentage”), of the total aggregate volume of shares of our Class A Common Stock traded on Nasdaq during the applicable “Intraday Purchase Valuation Period” (determined in a similar manner as the Market Open Purchase Valuation Periods for a Market Open Purchase) for such Intraday Purchase (such specified number of shares, adjusted to the extent necessary to give effect to the applicable Intraday Purchase Maximum Amount, the “Intraday Purchase Share Amount”), by the delivery to B. Riley Principal Capital II of an irrevocable written purchase notice for such Intraday Purchase, after 10:00 a.m., New York City time (and after the Market Open Purchase Valuation Period for any earlier Market Open Purchase and the Intraday Purchase Valuation Period for the most recent prior Intraday Purchase effected on the same Purchase Date as such applicable Intraday Purchase, if applicable, have ended), and prior to 3:30 p.m., New York City time, on such Purchase Date (each, an “Intraday Purchase Notice”), so long as (i) the closing sale price of the Class A Common Stock on Nasdaq on the trading day immediately prior to such Purchase Date is not less than the Threshold Price and (ii) all shares of Class A Common Stock subject to all prior Market Open Purchases and all prior Intraday Purchases (as applicable) effected by us under the Purchase Agreement, including all prior purchases effected on the same Purchase Date as such applicable Intraday Purchase, have been received by B. Riley Principal Capital II in the manner set forth in the Purchase Agreement, prior to the time we deliver the Intraday Purchase Notice for such applicable Intraday Purchase to B. Riley Principal Capital II.

The per share purchase price for the shares of Class A Common Stock that we elect to sell to B. Riley Principal Capital II in an Intraday Purchase pursuant to the Purchase Agreement, if any, will be calculated in the same manner as in the case of a Market Open Purchase (including the same fixed percentage discounts to the applicable VWAP used to calculate the per share purchase price for a Market Open Purchase, as described above), provided that the VWAP for each Intraday Purchase effected on a Purchase Date will be calculated over different Intraday Purchase Valuation Periods during the regular trading session on Nasdaq on such Purchase Date, each of which will commence and end at different times on such Purchase Date.

There is no upper limit on the price per share that B. Riley Principal Capital II could be obligated to pay for the Class A Common Stock we may elect to sell to it in any Market Open Purchase or any Intraday Purchase under the Purchase Agreement. In the case of Market Open Purchases and Intraday Purchases effected by us under the Purchase Agreement, if any, all share and dollar amounts used in determining the purchase price per share of Class A Common Stock to be purchased by B. Riley Principal Capital II in a Market Open Purchase or an Intraday Purchase (as applicable), or in determining the applicable maximum purchase share amounts or applicable volume or price threshold amounts in connection with any such Market Open Purchase or Intraday Purchase (as applicable), in each case, will be equitably adjusted as set forth in the Purchase Agreement for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction occurring during any period used to calculate such per share purchase price, maximum purchase share amounts or applicable volume or price threshold amounts.

We will control the timing and amount of any sales of Class A Common Stock to B. Riley Principal Capital II that we may elect, in our sole discretion, to effect from time to time from and after the Commencement Date and during the term of the Purchase Agreement. Actual sales of shares of Class A Common Stock to B. Riley Principal Capital II under the Purchase Agreement will depend on a variety of factors to be determined by us from time to time, including, among other things, market conditions, the trading price of the Class A Common Stock and determinations by us as to the appropriate sources of funding for its business and its operations.

Under the applicable Nasdaq rules, in no event may we issue to B. Riley Principal Capital II under the Purchase Agreement more than 5,166,761 shares of Class A Common Stock, which number of shares is equal to 19.99% of the sum of shares of Class A Common Stock and shares of Class B Common Stock, in each case, issued and outstanding immediately prior to the execution of the Purchase Agreement (the “Exchange Cap”), unless (i) we obtain stockholder approval to issue shares of Class A Common Stock in excess of the Exchange Cap in accordance with applicable Nasdaq rules, or (ii) the average price per share paid by B. Riley Principal Capital II for all of the shares of Class A Common Stock that we direct B. Riley Principal Capital II to purchase from us pursuant to the Purchase Agreement, if any, equals or exceeds $2.10 per share (representing the lower of (a) the official closing price of our Class A Common Stock on Nasdaq immediately preceding the execution of the Purchase Agreement and (b) the average official closing price of our Class A Common Stock on Nasdaq for the five consecutive trading days immediately preceding the execution of the Purchase Agreement, adjusted as required by Nasdaq to take into account our payment of the Cash Commitment Fee (as defined below), so that the Exchange Cap limitation will not apply to issuances and sales of Class A Common Stock pursuant to the Purchase Agreement.

Moreover, we may not issue or sell any shares of Class A Common Stock to B. Riley Principal Capital II under the Purchase Agreement which, when aggregated with all other shares of Class A Common Stock then beneficially owned by B. Riley Principal Capital II and its affiliates (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 13d-3 thereunder), would result in B. Riley Principal Capital II beneficially owning more than 4.99% of the outstanding shares of our Class A Common Stock (the “Beneficial Ownership Limitation”).

The net proceeds to us from sales that we elect to make to B. Riley Principal Capital II under the Purchase Agreement, if any, will depend on the frequency and prices at which we sell shares of our Class A Common Stock to B. Riley Principal Capital II. We expect that any proceeds received by us from such sales to B. Riley Principal Capital II will be used for working capital and general corporate purposes.

There are no restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement or Registration Rights Agreement, other than a prohibition (with certain limited exceptions) on entering into specified “Variable Rate Transactions” during certain “Reference Periods” (as such terms are defined in the Purchase Agreement). In addition, under the Purchase Agreement, we may not issue or sell any shares of Class A Common Stock or equivalents in any “equity line of credit” or “at the market offering”, subject to certain exceptions.

B. Riley Principal Capital II has agreed that none of B. Riley Principal Capital II, its sole member, any of their respective officers, or any entity managed or controlled by B. Riley Principal Capital II or its sole member will engage in or effect, directly or indirectly, for its own account or for the account of any other of such persons or entities, any short sales of the Class A Common Stock or hedging transaction that establishes a net short position in the Class A Common Stock during the term of the Purchase Agreement.

The Purchase Agreement will automatically terminate on the earliest to occur of (i) the first day of the month next following the 36-month anniversary of the Commencement Date, (ii) the date on which B. Riley Principal Capital II shall have purchased from us under the Purchase Agreement shares of Class A Common Stock for an aggregate gross purchase price of $100,000,000, (iii) the date on which the Class A Common Stock shall have failed to be listed or quoted on Nasdaq or another U.S. national securities exchange identified as an “eligible market” in the Purchase Agreement, (iv) the 30th trading day after the date on which a voluntary or involuntary bankruptcy proceeding involving our company has been commenced that is not discharged or dismissed prior to such trading day, and (v) the date on which a bankruptcy custodian is appointed for all or substantially all of our property or we make a general assignment for the benefit of creditors.

We have the right to terminate the Purchase Agreement at any time after Commencement, at no cost or penalty, upon 10 trading days’ prior written notice to B. Riley Principal Capital II, provided, however, that certain conditions under the Purchase Agreement are met. We and B. Riley Principal Capital II may also agree to terminate the Purchase Agreement by mutual written consent, provided that no termination of the Purchase Agreement will be effective during the pendency of any Market Open Purchase or any Intraday Purchase that has not then fully settled in accordance with the Purchase Agreement. Neither we nor B. Riley Principal Capital II may assign or transfer our respective rights and obligations under the Purchase Agreement or the Registration Rights Agreement, and no provision of the Purchase Agreement or the Registration Rights Agreement may be modified or waived by us or B. Riley Principal Capital II.

As consideration for B. Riley Principal Capital II’s commitment to purchase shares of Class A Common Stock at our direction upon the terms and subject to the conditions set forth in the Purchase Agreement, we agreed to pay B. Riley Principal Capital II a cash commitment fee in the amount of $1,500,000 (the “Cash Commitment Fee”), which represents 1.5% of B. Riley Principal Capital II’s $100,000,000 total aggregate purchase commitment under the Purchase Agreement. B. Riley Principal Capital II will withhold 30% in cash from the total aggregate purchase price in connection with any Market Open Purchases and Intraday Purchases under the Purchase Agreement until B. Riley Principal Capital II has received the entire Cash Commitment Fee. If we do not pay the Cash Commitment Fee in full on the earlier of (i) the termination of the Purchase Agreement pursuant to Section 8.2 of the Purchase Agreement and (ii) December 15, 2024, then we must pay B. Riley Principal Capital II, in cash, the difference between (A) the Cash Commitment Fee and (B) the amount of cash withholdings already withheld by B. Riley Principal Capital II in connection with any Market Open Purchases and Intraday Purchases and any other cash payments made by us to B. Riley Principal Capital II that were applied to the Commitment Fee that do not arise from any cash withholding(s) by B. Riley Principal Capital II or from any agreements entered into between the Company and B. Riley Principal Capital II prior to the date of the Purchase Agreement. In addition, we have agreed to reimburse B. Riley Principal Capital II for the reasonable legal fees and disbursements of B. Riley Principal Capital II’s legal counsel in an amount not to exceed (i) $75,000 upon the execution of the Purchase Agreement and Registration Rights Agreement and (ii) $5,000 per fiscal quarter, in each case in connection with the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement.

The Purchase Agreement and the Registration Rights Agreement contain customary representations, warranties, conditions, and indemnification obligations of the parties. Copies of the agreements have been filed as exhibits to the registration statement that includes this prospectus and are available electronically on the SEC’s website at www.sec.gov.

Because the per share purchase price that B. Riley Principal Capital II will pay for Purchase Shares in any Market Open Purchase or Intraday Purchase that we may elect to effect pursuant to the Purchase Agreement will be determined by reference to the VWAP during the applicable Market Open Purchase Valuation Period or Intraday Purchase Valuation Period, respectively, on the applicable Purchase Date for such Market Open Purchase or Intraday Purchase, as of the date of this prospectus, we cannot determine the actual purchase price per share that

B. Riley Principal Capital II will be required to pay for any Purchase Shares that we may elect to sell to B. Riley Principal Capital II under the Purchase Agreement from and after Commencement and, therefore, we cannot be certain how many Purchase Shares, in the aggregate, we may issue and sell to B. Riley Principal Capital II under the Purchase Agreement from and after Commencement. As of March 28, 2024, there were 23,591,830 shares of our Class A Common Stock outstanding, of which 18,345,238 shares were held by non-affiliates of our company. If all of the 9,500,000 shares offered for resale by B. Riley Principal Capital II under this prospectus were issued and outstanding as of the date hereof (without taking into account the 19.99% Exchange Cap limitation), such shares would represent approximately 29% of the total number of outstanding shares of Class A Common Stock and approximately 34% of the total number of outstanding shares of Class A Common Stock held by non-affiliates of our company, in each case as of March 28, 2024.

Although the Purchase Agreement provides that we may sell up to $100,000,000 of our Class A Common Stock to B. Riley Principal Capital II, only 9,500,000 Purchase Shares are being registered under the Securities Act for resale by B. Riley Principal Capital II under the registration statement that includes this prospectus. If we were to issue and sell all of such 9,500,000 Purchase Shares to B. Riley Principal Capital II at an assumed purchase price per share of $2.01 (without taking into account the 19.99% Exchange Cap limitation), representing the closing sale price of our Class A Common Stock on Nasdaq on March 28, 2024, we would only receive approximately $19,095,000 in aggregate gross proceeds from the sale of such Purchase Shares to B. Riley Principal Capital II under the Purchase Agreement. Depending on the market prices of our Class A Common Stock on the Purchase Dates on which we elect to sell such Purchase Shares to B. Riley Principal Capital II under the Purchase Agreement, we may need to register under the Securities Act additional shares of our Class A Common Stock for resale by B. Riley Principal Capital II which, together with the 9,500,000 Purchase Shares included in this prospectus, will enable us to issue and sell to B. Riley Principal Capital II such aggregate number of shares of Class A Common Stock under the Purchase Agreement as will be necessary in order for us to receive aggregate proceeds equal to B. Riley Principal Capital II’s $100,000,000 maximum aggregate purchase commitment available to us under the Purchase Agreement.

If we elect to issue and sell to B. Riley Principal Capital II more than the 9,500,000 shares of Class A Common Stock being registered under the Securities Act for resale by B. Riley Principal Capital II under the registration statement that includes this prospectus, which we have the right, but not the obligation, to do, we must first (i) obtain stockholder approval to issue shares of Class A Common Stock in excess of the Exchange Cap under the Purchase Agreement in accordance with applicable Nasdaq rules and (ii) file with the SEC one or more additional registration statements to register under the Securities Act for the offer and resale by B. Riley Principal Capital II of any such additional shares of our Class A Common Stock we wish to sell from time to time under the Purchase Agreement, which the SEC must declare effective, in each case before we may elect to sell any additional shares of our Class A Common Stock to B. Riley Principal Capital II under the Purchase Agreement. Any issuance and sale by us under the Purchase Agreement of a substantial amount of shares of Class A Common Stock in addition to the 9,500,000 shares of Class A Common Stock being registered for resale by B. Riley Principal Capital II under the registration statement that includes this prospectus could cause additional substantial dilution to our stockholders.

The number of shares of Class A Common Stock ultimately offered for resale by B. Riley Principal Capital II through this prospectus is dependent upon the number of shares of Class A Common Stock, if any, we elect to sell to B. Riley Principal Capital II under the Purchase Agreement from and after the Commencement Date. The issuance of our Class A Common Stock to B. Riley Principal Capital II pursuant to the Purchase Agreement will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted. Although the number of shares of our Class A Common Stock that our existing stockholders own will not decrease, the shares of our Class A Common Stock owned by our existing stockholders will represent a smaller percentage of our total outstanding shares of our Class A Common Stock after any such issuance.

The Merger

On December 14, 2023, the Merger was approved by the shareholders of Chavant, and on December 21, 2023, the previously announced transactions pursuant to the Business Combination Agreement were consummated.

Immediately prior to the consummation of the Merger, on December 21, 2023, as contemplated by the Business Combination Agreement, (i) each outstanding share of Legacy Mobix common stock converted into the right to receive shares of Class A Common Stock; (ii) each share of preferred stock of Mobix Labs, which included

Series A Preferred Stock and Founders Preferred Stock issued and outstanding immediately prior to the Closing, converted into the right to receive shares of Class B Common Stock; (iii) each outstanding stock option and warrant of Mobix Labs was assumed by the Company and converted into an option or warrant to purchase shares of Class A Common Stock; (v) each outstanding unvested RSU of Legacy Mobix was assumed by the Company and converted into an RSU covering shares of Class A Common Stock; and (vi) each outstanding convertible instrument of Legacy Mobix, including SAFEs and promissory notes that were convertible into Legacy Mobix common stock or preferred stock, converted into the right to receive shares of Class A Common Stock.

Summary Risk Factors

Our business is subject to numerous risks and uncertainties, including those highlighted in the section titled “Risk Factors,” that represent challenges that we face in connection with the successful implementation of our strategy and the growth of our business. In particular, the following risks, among others, may offset our competitive strengths or have a negative effect on our business strategy, which could cause a decline in the price of the Class A Common Stock or Public Warrants and result in a loss of all or a portion of your investment:

Risks Related to the Offering

•        It is not possible to predict the actual number of shares we will sell under the Purchase Agreement to B. Riley Principal Capital II, or the actual gross proceeds resulting from those sales.

•        Investors who buy shares at different times will likely pay different prices.

•        Our management team will have broad discretion over the use of the net proceeds from the sale of shares of Common Stock to B. Riley Principal Capital II, if any.

Risks Related to Our Business and Industry

•        We are an early stage company, and our limited operating history makes it difficult to evaluate our future prospects and the risks and challenges we may encounter.

•        We cannot predict whether we will maintain revenue growth.

•        We have incurred losses in the operation of our business and anticipate that our expenses will increase, potentially leading to continued losses from operations in the near future.

•        We may not achieve or generate sufficient income from operations to sustain ourselves.

•        We cannot assure you that we will achieve or maintain profitability and our auditor has expressed substantial doubt about our ability to continue as a going concern.

•        We will need to raise additional capital in the future to execute our business plan.

•        We may fail to successfully acquire or integrate new businesses, products, and technology.

•        If our customers are unable to achieve widespread market acceptance of their products which incorporate our products, we may not be able to generate the revenue necessary to support our business.

•        Our customers generally require our products to undergo a lengthy qualification process.

•        Markets for our 5G semiconductor products are still developing and may not develop as expected.

•        If we are unable to execute our growth strategies effectively, our business may be adversely affected.

•        The markets for our semiconductor products and solutions are highly competitive.

•        Our products and solutions are subject to intense competition.

•        Our future success will depend on our ability to successfully introduce new products and solutions for our markets that meet the needs of our customers.

•        The consolidation or vertical integration of our customers may adversely affect our financial results.

•        We generally do not obtain long-term purchase commitments.

•        Defects in our products or poor design and engineering solutions could adversely affect our business.

•        We depend on third-party offshore manufacturers for producing several of our products.

•        Inflation and unfavorable global economic conditions could adversely affect our business.

•        If we are unable to manage growth of our operations, our performance may suffer.

•        Our failure to comply with the laws and regulations to which we are subject could have a material adverse effect on our business, prospects, financial condition and results of operations.

•        Changes to trade policy, tariffs and import/export regulations may have a material adverse effect on our business, financial condition and results of operations.

•        Our future success depends on our ability to retain key employees and to attract qualified personnel.

•        We identified material weaknesses in our internal control over financial reporting. If we are unable to remediate these material weaknesses or otherwise fail to maintain effective internal control over financial reporting, we may not be able to accurately or timely report our financial condition.

•        Our business could suffer in the event of a security breach involving our information technology (“IT”) systems or our intellectual property or other confidential or proprietary information.

•        Instituting and defending against intellectual property or other types of litigation and administrative proceedings could cause us to spend substantial resources.

•        We are subject to, and must remain in compliance with, laws and governmental regulations across various jurisdictions concerning the development and sale of our products.

•        We are dependent upon our officers and directors, and their loss could adversely affect us.

•        Some of our potential customers may require us to comply with additional regulatory requirements.

•        We could be adversely affected by violations of applicable anti-corruption laws or violations of our internal policies designed to ensure ethical business practices.

•        Our intellectual property applications may not be issued or granted or may take longer than expected, which may have a material adverse effect on our ability to enforce our intellectual property rights.

•        We depend on our intellectual property, and our failure to protect that intellectual property could adversely affect our business.

•        We are subject to state, federal and international privacy and data protection laws and regulations.

Risks Related to Ownership of Our Securities

•        The market price of our securities may be volatile.

•        An active trading market for our Class A Common Stock may not develop and you may not be able to sell your shares of Class A Common Stock.

•        If equity research analysts do not publish research or reports, or if they publish unfavorable research or reports, about our company, our stock price and its trading volume could decline.

•        We are subject to changing laws and regulations regarding regulatory matters, corporate governance and public disclosure that have increased both our costs and the risk of non-compliance.

•        The dual class structure of our Common Stock has the effect of concentrating voting control with the holders of our Class B Common Stock, most of whom are our directors or management.

•        Our management has limited experience in operating a public company.

•        We will require additional capital to fund our operations and growth. We may be unable to obtain such funds on attractive terms or at all, and you may experience dilution as a result.

•        We may become subject to securities or class action litigation.

•        We anticipate that our stockholders will experience dilution in the future.

•        We are an “emerging growth company” and a “smaller reporting company.”

•        Because we do not anticipate paying any cash dividends on our Class A Common Stock in the foreseeable future. As a result, capital appreciation, if any, of the Class A Common Stock will be your sole source of gain for the foreseeable future, if any, and you may never receive a return on your investment.

•        Future sales of our Class A Common Stock may cause the market price to drop significantly.

Corporate Information

On December 21, 2023, we completed the Merger, pursuant to which we were renamed “Mobix Labs, Inc.” As of the open of trading on December 22, 2023, the Class A Common Stock and Public Warrants of Mobix Labs, Inc., formerly those of Chavant, began trading on the Nasdaq Stock Market under the ticker symbols “MOBX” and “MOBXW,” respectively.

Our principal executive offices are located at 15420 Laguna Canyon Rd Suite 100, Irvine, CA 92618, and our telephone number at that location is (949) 808-8888. Our website address is https://www.mobixlabs.com. Information contained on our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

Emerging Growth Company and Smaller Reporting Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

Further, Section 102(b) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act are required to comply with the new or revised financial accounting standards). The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.

We will remain an emerging growth company until the earlier of (i) the last day of the fiscal year (a) following the fifth anniversary of the initial public offering of Chavant, or the Chavant IPO, which occurred on July 19, 2021, (b) in which we have total annual gross revenue of at least $1.235 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of our common equity held by non-affiliates exceeds $250 million as of the last business day of the most recently completed second fiscal quarter or (ii) the market value of our common equity held by non-affiliates exceeds $700 million as of the last business day of the most recently completed second fiscal quarter and our annual revenue in the most recent fiscal year completed before the last business day of such second fiscal quarter exceeded $100 million. To the extent we take advantage of such reduced disclosure obligations, it may make comparison of our financial statements with other public companies difficult or impossible.

THE OFFERING

Shares of Class A Common Stock offered by the Selling Stockholder

Up to 9,500,000 shares of Class A Common Stock which we may elect, in our sole discretion, to issue and sell to the Selling Stockholder under the Purchase Agreement, from time to time after the date of this prospectus and during the term of the Purchase Agreement.

Shares of Class A Common Stock outstanding prior to this offering	23,591,830 shares (as of March 28, 2024).
Shares of Class A Common Stock outstanding immediately after giving effect to the issuance of the shares registered hereunder	33,091,830 shares.
Use of proceeds

We will not receive any proceeds from the resale of shares of Class A Common Stock included in this prospectus by the Selling Stockholder. However, we may receive up to $100,000,000 in aggregate gross proceeds under the Purchase Agreement from sales of Class A Common Stock that we may elect to make to the Selling Stockholder pursuant to the Purchase Agreement, if any, from time to time in our sole discretion, from and after the Commencement Date.

Conflict of Interest

B. Riley Principal Capital II is an affiliate of B. Riley Securities, Inc. (“BRS”), a registered broker-dealer and FINRA member. BRS will act as an executing broker that will effectuate resales of our Class A Common Stock that have been and may be acquired by B. Riley Principal Capital II from us pursuant to the Purchase Agreement to the public in this offering.

Because B. Riley Principal Capital II will receive all the net proceeds from such resales of our Class A Common Stock made to the public through BRS, BRS is deemed to have a “conflict of interest” within the meaning of Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. Consequently, this offering will be conducted in compliance with the provisions of FINRA Rule 5121, which requires that a “qualified independent underwriter,” as defined in FINRA Rule 5121, participate in the preparation of the registration statement that includes this prospectus and exercise the usual standards of “due diligence” with respect thereto. Accordingly, we have engaged Seaport Global Securities LLC (“Seaport”), to be the qualified independent underwriter in this offering and, in such capacity, participate in the preparation of the registration statement that includes this prospectus and exercise the usual standards of “due diligence” with respect thereto. B. Riley Principal Capital II has agreed to pay Seaport a cash fee of $50,000 upon the completion of this offering as consideration for its services and to reimburse Seaport up to $5,000 for expenses incurred in connection with acting as the qualified independent underwriter in this offering. In accordance with FINRA Rule 5110, such cash fee and expense reimbursement to be paid to Seaport for acting as the qualified independent underwriter in this offering are deemed to be underwriting compensation in connection with sales of our Class A Common Stock by B. Riley Principal Capital II to the public.

In accordance with FINRA Rule 5121, BRS is not permitted to sell shares of our Class A Common Stock in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder. See “Plan of Distribution (Conflict of Interest).”

NASDAQ ticker symbols	“MOBX” and “MOBXW” for the Class A Common Stock and Public Warrants, respectively.

The number of shares of Class A Common Stock outstanding is based on 23,591,830 shares of Class A Common Stock as of March 28, 2024 and excludes the following, in each case as of March 28, 2024, except as otherwise noted:

•        2,254,901 shares of Class A Common Stock issuable upon conversion of the Class B Common Stock;

•        4,522,529 shares of Class A Common Stock issuable upon the exercise of outstanding options under the Legacy Mobix equity plans that were assumed in the Merger;

•        4,087,287 shares of Class A Common Stock issuable upon settlement of restricted stock units;

•        2,290,183 shares of Class A Common Stock reserved for future issuance under the 2023 Equity Incentive Plan and 858,935 shares of Class A Common Stock reserved for future issuance under the 2023 Employee Stock Purchase Plan;

•        12,295,020 shares of Class A Common Stock issuable upon exercise of outstanding warrants at exercise prices ranging from $0.01 to $5.79;

•        1,052,030 shares of Class A Common Stock issuable to certain investors if the volume weighted average price of the Class A Common Stock is below $10 following the registration of the resale of the investors’ shares with the SEC; and

•        3,500,000 shares of Class A Common Stock issuable as earnout shares to certain Legacy Mobix stockholders and option holders based on the achievement of trading price targets during the seven-year earnout period.

RISK FACTORS

Investing in our securities involves risks. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed above under the section titled “Cautionary Note Regarding Forward-Looking Statements,” you should carefully consider the specific risks set forth herein. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties described in this prospectus are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business.

Risks Related to the Offering

It is not possible to predict the actual number of shares we will sell under the Purchase Agreement to B. Riley Principal Capital II, or the actual gross proceeds resulting from those sales.

On March 18, 2024, we entered into the Purchase Agreement with B. Riley Principal Capital II, pursuant to which B. Riley Principal Capital II has committed to purchasing up to $100,000,000 of shares of the Class A Common Stock, subject to certain limitations and conditions set forth in the Purchase Agreement. The shares of the Class A Common Stock that may be issued under the Purchase Agreement may be sold by us to B. Riley Principal Capital II at our discretion from time to time for a period of up to 36 months, unless the Purchase Agreement is earlier terminated, beginning on the Commencement Date.

We generally have the right to control the timing and amount of any sales of the shares of Class A Common Stock to B. Riley Principal Capital II under the Purchase Agreement. Sales of the Class A Common Stock, if any, to B. Riley Principal Capital II under the Purchase Agreement will depend upon market conditions and other factors to be determined by our company. We may ultimately decide to sell to B. Riley Principal Capital II all, some, or none of the shares of the Class A Common Stock that may be available for us to sell to B. Riley Principal Capital II pursuant to the Purchase Agreement.

Because the per-share purchase price that B. Riley Principal Capital II will pay for Purchase Shares in any Market Open Purchase or Intraday Purchase that we may elect to effect pursuant to the Purchase Agreement will be determined by reference to the VWAP during the applicable Market Open Purchase Valuation Period or Intraday Purchase Valuation Period, respectively, on the applicable Purchase Date for such Market Open Purchase or Intraday Purchase, as of the date of this prospectus, it is not possible for us to predict the number of shares of Class A Common Stock that we will sell to B. Riley Principal Capital II under the Purchase Agreement, the purchase price per share that B. Riley Principal Capital II will pay for shares purchased from us under the Purchase Agreement, or the aggregate gross proceeds that we will receive from those purchases by B. Riley Principal Capital II under the Purchase Agreement.

Although the Purchase Agreement provides that we may sell up to an aggregate of $100,000,000 of the Class A Common Stock to B. Riley Principal Capital II, only 9,500,000 shares of the Class A Common Stock are being registered under the Securities Act for resale by B. Riley Principal Capital II under the registration statement that includes this prospectus. If it becomes necessary for us to issue and sell to B. Riley Principal Capital II under the Purchase Agreement more than the 9,500,000 Purchase Shares being registered under the Securities Act for resale by B. Riley Principal Capital II under the registration statement that includes this prospectus in order to receive aggregate gross proceeds equal to $100,000,000 under the Purchase Agreement, we must first (i) obtain stockholder approval to issue shares of Common Stock in excess of the Exchange Cap under the Purchase Agreement in accordance with applicable Nasdaq rules and (ii) file with the SEC one or more additional registration statements to register under the Securities Act the resale by B. Riley Principal Capital II of any such additional shares of the Class A Common Stock we wish to sell from time to time under the Purchase Agreement, which the SEC must declare effective, in each case before we may elect to sell any additional shares of the Class A Common Stock to B. Riley Principal Capital II under the Purchase Agreement. Any issuance and sale by us under the Purchase Agreement of a substantial amount of shares of Class A Common Stock in addition to the 9,500,000 shares of Class A Common Stock being registered for resale by B. Riley Principal Capital II under this prospectus could cause additional substantial dilution to our stockholders. The number of shares of the Class A Common Stock ultimately offered for sale by B. Riley Principal Capital II is dependent upon the number of shares of Common Stock, if any, we ultimately elect to sell to B. Riley Principal Capital II under the Purchase Agreement.

Investors who buy shares at different times will likely pay different prices.

Pursuant to the Purchase Agreement, we will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold to B. Riley Principal Capital II. If and when we elect to sell shares of the Class A Common Stock to B. Riley Principal Capital II pursuant to the Purchase Agreement, after B. Riley Principal Capital II has acquired such shares, it may resell all, some, or none of such shares at any time or from time to time in its discretion and at different prices. As a result, investors who purchase shares from B. Riley Principal Capital II in this offering at different times will likely pay different prices for those shares and may experience different levels of dilution, and in some cases substantial dilution, and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from B. Riley Principal Capital II in this offering as a result of future sales made by us to B. Riley Principal Capital II at prices lower than the prices such investors paid for their shares in this offering. In addition, if we sell a substantial number of shares to B. Riley Principal Capital II under the Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with B. Riley Principal Capital II may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales.

Mobix Labs’ management team will have broad discretion over the use of the net proceeds from Mobix Labs’ sale of shares of Common Stock to B. Riley Principal Capital II, if any.

Our management team will have broad discretion regarding the utilization of the net proceeds from the sale of shares of Class A Common Stock to B. Riley Principal Capital II, if any, and we could allocate such proceeds for purposes other than those initially contemplated at the time of this offering’s commencement. Consequently, investors will depend on the judgment of our management team concerning the allocation of these net proceeds, without the opportunity to evaluate whether they are being utilized appropriately as part of their investment decision. The ineffective utilization of such funds by our management team could potentially result in significant adverse effects on our business, financial condition, operating results, and cash flows.

Risks Related to Our Business and Industry

We are an early-stage company, and our limited operating history makes it difficult to evaluate our future prospects and the risks and challenges we may encounter.

We have been focused on developing semiconductor products since our inception in 2020 and expanded our operations to sales of connectivity products in 2021, and aerospace, military, defense, medical and other markets in 2023. This limited operating history makes it difficult to evaluate our future prospects and the risks and challenges we may encounter. Risks and challenges we have faced or expect to face include, but are not limited to, our ability to:

•        continue to develop and commercialize our products;

•        continue sales growth from our connectivity, aerospace, military, defense, medical and other products;

•        forecast our revenue and budget for and manage our expenses;

•        execute our growth strategies including through mergers and acquisitions;

•        raise additional capital on acceptable terms to execute our business plan;

•        continue as a going concern;

•        attract new customers, retain existing customers and expand existing commercial relationships;

•        compete successfully in the highly competitive industries in which we operate;

•        plan for and manage capital expenditures for our current and future products, and manage our supply chain and supplier relationships related to our current and future products;

•        comply with existing and new or modified laws and regulations applicable to our business in and outside the United States, including compliance requirements of U.S. customs and export regulations;

•        anticipate and respond to macroeconomic changes and changes in the markets in which we operate;

•        maintain and enhance the value of our reputation and brand;

•        effectively manage our growth and business operations, including any continuing impacts of the COVID-19 pandemic on our business;

•        develop and protect intellectual property;

•        maintain and enhance the security of our IT system;

•        hire, integrate and retain talented people at all levels of our organization;

•        successfully defend our company in any legal proceeding that may arise and enforce our rights in any legal proceedings we may initiate; and

•        manage and mitigate the adverse effects on our business of any public health emergencies, natural disasters, widespread travel disruptions, security risks including IT security, data privacy, cyber risks, international conflicts, geopolitical tension and other events beyond our control.

If we fail to address the risks and difficulties that we face, including those associated with the challenges listed above as well as those described elsewhere in this “Risks Related to Our Business and Industry” section, our business, financial condition, and results of operations could be adversely affected. Moreover, as we have limited historical financial data and operate in a rapidly evolving and highly competitive market, any predictions about our future revenue and expenses may not be as accurate as they would be if we had a longer operating history or operated in a more predictable market.

We cannot predict whether we will succeed in maintaining revenue growth, or when we will be able to generate income from operations.

We cannot predict whether we will succeed in maintaining revenue growth or when we will be able to generate income from operations. Our revenue has been, and may continue to be, adversely impacted if we are unable to obtain sufficient finished goods to fill customer orders and to maintain or increase our profit margins due to manufacturing limitations, replacement costs, and our capital constraints.

We have incurred losses in the operation of our business and anticipate that our expenses will increase, potentially leading to continued losses from operations in the near future.

Since inception, we have incurred operating losses and negative cash flows, primarily due to our ongoing investment in product development. For the fiscal years ended September 30, 2023, and 2022, we incurred losses from operations of $35.5 million and $23.7 million, respectively. For the three months ended December 31, 2023, and 2022, we incurred losses from operations of $17.3 million and $9.2 million, respectively. As of December 31, 2023, we had an accumulated deficit of $82.8 million. Since then, we have continued to incur losses from operations, and we expect this trend to persist, along with negative cash flows from operations, for the foreseeable future.

We may not achieve or generate sufficient income from operations to sustain ourselves. Various factors, including lack of demand for our wireless, 5G, connectivity, military, defense, and medical products, increasing competition, challenging macroeconomic conditions, regulatory changes, and other risks discussed herein, may contribute to substantial losses.

Mobix Labs may not achieve or generate sufficient income from operations to sustain itself. Mobix Labs may incur substantial losses for reasons, including lack of demand for its wireless, 5G, connectivity, military, defense and medical products, increasing competition, challenging macroeconomic conditions, regulatory changes and other risks discussed herein.

We cannot assure you that we will achieve or maintain profitability or that we will be able to continue as a going concern.

We will need to raise additional working capital to continue our normal and planned operations. We will need to generate and sustain significant revenue levels in future periods in order to become profitable, and, even if we do, we may not be able to maintain or increase our level of profitability. In addition, as a public company, we will incur increased accounting, legal, and other expenses. These expenditures will make it necessary for us to continue to raise additional working capital. Our efforts to grow our business may be costlier than expected, and we may not be able to generate sufficient revenue to offset our increased operating expenses. We may incur significant losses in the future for a number of reasons, including unforeseen expenses, difficulties, complications, delays, and other unknown events. Accordingly, substantial doubt exists about our ability to continue as a going concern and we cannot assure you that we will achieve sustainable operating profits as we continue to expand our business and otherwise implement our growth initiatives and strategies.

The financial statements included with the registration statement of which this prospectus is a part have been prepared on a going concern basis. We may not be able to generate profitable operations in the future and/or obtain the necessary financing to meet our obligations and pay liabilities arising from normal business operations when they come due. The outcome of these matters cannot be predicted with any certainty at this time. These factors raise substantial doubt that we will be able to continue as a going concern. We plan to continue to provide for our capital needs through sales of our securities, issuance of debt, and/or related party advances. Our financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should we be unable to continue as a going concern.

We will need to raise additional capital in the future to execute our business plan, which may not be available on terms acceptable to us, or at all. Any fundraising involving the sale and issuance of equity securities can substantially dilute existing stockholders.

In the future, we will require additional capital to respond to technological advancements, competitive dynamics, customer demands, business opportunities, challenges, acquisitions, or unforeseen circumstances. We may determine to engage in equity or debt financings or enter into credit facilities for other reasons. In order to further business relationships with current or potential customers or partners, we may issue equity or equity-linked securities to such current or potential customers or partners. For instance, we entered into the Purchase Agreement with B. Riley Principal Capital II, pursuant to which B. Riley Principal Capital II committed to purchase up to $100,000,000 of shares of our Common Stock, subject to certain limitations and conditions set forth in the Purchase Agreement. See “Risk Factors — Risks Related to the Offering.” We may not be able to timely secure additional debt or equity financing on favorable terms, or at all. If we raise additional funds through the issuance of equity or convertible debt or other equity-linked securities, our existing stockholders could experience significant dilution. If we are unable to obtain adequate financing or financing on terms satisfactory to us, when we require it, our ability to continue to grow or support our business and to respond to business challenges could be significantly limited.

We may fail to successfully acquire or integrate new businesses, products, and technology, and we may not realize expected benefits, resulting in harm to the business.

We intend to continue growing our businesses, including through the acquisition of complementary businesses, products, or technologies rather than through internal development.

Identifying suitable acquisition candidates can be difficult, time-consuming, and costly, and we may not be able to identify suitable candidates or successfully complete identified acquisitions. In addition, completing an acquisition can divert our management and key personnel from our business operations, which could harm the business and affect financial results. Even if we complete an acquisition, we may not be able to successfully integrate newly acquired organizations, products, technologies, or employees into our operations or may not fully realize some of the expected synergies. An acquired company may have deficiencies in product quality, regulatory marketing authorizations or certifications, or intellectual property protections, which are not detected during due diligence activities or which are unasserted at the time of acquisition. It may be difficult, expensive, and time-consuming for us to re-establish market access, regulatory compliance, or cure such deficiencies in product quality or intellectual property protection in such cases, which may have a material adverse impact on our business, financial condition, or results of operations.

If our customers are unable to achieve widespread market acceptance of their products which incorporate our products, we may not be able to generate the revenue necessary to support our business.

The following factors, among others, may affect the level of market acceptance of our products:

•        the price of our customers’ products;

•        industry or user perceptions of the convenience, safety, efficiency and benefits of our products;

•        the effectiveness of sales and marketing efforts of our independent sales representative organizations and distributors;

•        the support and rate of acceptance of our products and solutions; and

•        regulatory developments.

If we are unable to achieve or maintain market acceptance of its products, and if our products do not win widespread market acceptance, our business may be significantly harmed.

Our customers generally require our products to undergo a lengthy qualification process, which does not assure product sales. If we are unsuccessful or delayed in qualifying these products with a customer, our business and operating results may suffer.

Prior to purchasing our products, our customers generally require that our products and solutions undergo extensive qualification processes, which involve testing of the products and solutions. This qualification process can take several months, and qualification of a product by a customer does not assure any sales of the product to that customer. If we are unsuccessful or delayed in qualifying these products with a customer, our business and operating results may suffer.

Markets for our 5G semiconductor products are still developing and may not develop at the speed and scale as expected.

The markets for our products designed for the 5G network are relatively new and still developing, which makes our business and future prospects difficult to evaluate, and thus the estimates and forecasts of total addressable market (“TAM”) and serviceable addressable market (“SAM”) are subject to significant uncertainty. We and our customers are pursuing opportunities in markets that are undergoing rapid changes, including technological and regulatory changes, and it is difficult to predict the timing and size of the opportunities. Many of the wireless and wired applications we and our customers are working towards commercializing require complex technology and are subject to uncertainties with respect to, among other things, the heavy capital investment required to commercialize those applications, the competitive landscape, the rate of consumer acceptance and the impact of current or future regulations. Regulatory, safety or reliability developments, many of which are outside of our and our customers’ control, could also cause delays or otherwise impair commercial adoption of new technologies and solutions, which may adversely affect our growth.

Estimates and forecasts contained in this prospectus concerning the markets of wireless and wired applications we believe our products and solutions can serve, including estimates of the TAM and SAM of these markets, are based on industry publications and reports or other publicly available information as well as our management’s estimates and expectations. These estimates and forecasts involve a number of assumptions and limitations and are subject to significant uncertainty, and you are cautioned not to give them undue weight. While we believe our assumptions and the data underlying our estimates and forecasts are reasonable, these assumptions and estimates may not be correct, and the conditions supporting our assumptions or estimates may change at any time, thereby reducing the predictive accuracy of these underlying factors. As a result, our estimates and forecasts may prove to be incorrect.

As we develop our 5G semiconductor products, we face the risk that potential customers may not value or be willing to bear the cost of incorporating our products into their product offerings, particularly if they believe their customers are satisfied with prior offerings. If we are unable to sell our 5G semiconductor products and new generations of such products, the growth prospects of our 5G semiconductor products may be negatively affected.

If we are unable execute our growth strategies effectively, our business may be materially and adversely affected.

We may not be able to scale our business quickly enough to meet customer and market demand, which could result in lower profitability or cause us to fail to execute on our business strategies. In order to grow our business, we will need to continue to evolve and scale our business and operations to meet customer and market demand. Evolving and scaling our business and operations places increased demands on our management as well as our financial and operational resources to:

•        attract new customers and grow our customer base;

•        sell additional products and services to our existing customers;

•        invest in our technology and product offerings;

•        effectively manage organizational change;

•        accelerate and/or refocus research and development activities;

•        increase sales and marketing efforts;

•        broaden customer support and services capabilities;

•        maintain or increase operational efficiencies;

•        implement appropriate operational and financial systems; and

•        maintain effective financial disclosure, controls and procedures.

If we cannot evolve and scale our business and operations effectively, we may not be able to execute our business strategies in a cost-effective manner, and our business, financial condition, profitability and results of operations could be adversely affected.

The markets for our semiconductor products and solutions are highly competitive, and some market participants have substantially greater resources. We compete against both established competitors and new market entrants with respect to, among other things, cost, technology, and engineering resources.

The markets for semiconductor products and solutions are highly competitive. Our future success in commercializing our semiconductor products and solutions will depend on whether we can deliver the technology, products, and solutions solving our target customers’ engineering challenges and continue to develop semiconductor products and solutions in a timely manner. Additionally, it will depend on whether we can stay ahead of existing and new competitors. Some of our existing competitors and potential new competitors have longer operating histories, greater name recognition, more established customer bases, and significantly greater financial, technical, research and development, marketing, and other resources than we do. In some cases, our competitors may be better positioned to initiate or withstand substantial price competition. If we are not able to maintain favorable pricing for our products and solutions, our profit margin and profitability could suffer. Certain competitors may be better positioned to acquire competitive solutions and take advantage of acquisition or other similar expansion opportunities. Increased competition may result in pricing pressure and reduced margins, impeding our ability to increase the sales of our products or causing us to lose market share. Any of these outcomes will adversely affect our business, results of operations, and financial condition.

Our non-wireless connectivity products and solutions are also subject to intense competition. If customer preferences change to demand more lower-priced products, our competitive advantage will be reduced.

The markets for our non-wireless and connectivity products and solutions are competitive and fragmented, and are subject to changing technology and shifting customer needs. A number of vendors produce and market products and services that compete to varying extents with our offerings, and we expect this competition to intensify. Moreover, the rapid rate of technological change affecting the connectivity market could increase the chances that we will face competition from new products or services designed by companies that we do not currently compete with.

Our future success will greatly depend on our ability to successfully introduce new products and solutions for our markets that meet the needs of our customers.

Our future success will depend on our ability to introduce new products and improve and enhance our existing products. In furtherance of these efforts, we expect to invest significantly in ongoing research and development. If we do not adequately fund our research and development efforts, or if our investments in research and development do not translate into material enhancements to our products, we may not be able to compete effectively, and our business, results of operations, and financial condition may be harmed.

Furthermore, given the rapidly evolving nature of the markets in which we compete, our products and technology could be rendered obsolete by alternative or competing technologies. The markets in which we operate are characterized by changing technology and evolving industry standards. We may not be successful in identifying, developing, and marketing products or systems that respond to rapid technological change, evolving technical standards, and systems developed by others. If we do not continue to develop, manufacture, and market innovative technologies or applications that meet customers’ requirements, sales may suffer, and our growth prospects may be harmed.

The consolidation or vertical integration of our customers may adversely affect our financial results.

Our industry is characterized by the high costs associated with developing marketable semiconductor products and solutions as well as high levels of investment in production capabilities. As a result, the semiconductor industry has experienced, and may continue to experience, significant consolidation among companies and vertical integration among customers. Larger competitors resulting from consolidations may have certain advantages over us, including, but not limited to, substantially greater financial and other resources with which to withstand adverse economic or market conditions and pursue development, engineering, manufacturing, marketing, and distribution of their products; longer operating histories; presence in key markets; patent protection; and greater name recognition. In addition, we may be at a competitive disadvantage to our peers if we fail to identify attractive opportunities to acquire companies to expand our business. Consolidation among our competitors and integration among our customers could erode our market share, negatively impact our capacity to compete and require us to restructure our operations, any of which could have a material adverse effect on our business.

We generally do not obtain long-term purchase commitments, and although most of our customer orders are non-cancellable, some customers may choose to unilaterally cancel their purchase order which may adversely impact our revenue and operating results.

With limited exceptions, we generally do not obtain long-term commitments with our customers. While a majority of our customers are not permitted to cancel their product orders, in some cases, customers may unilaterally cancel their orders, which may adversely impact our revenue and operating results.

Defects in our products or poor design and engineering solutions could result in lost sales and subject us to substantial liability.

If our products perform poorly, whether due to design, engineering, or other reasons, we could lose sales. In certain cases, if our products are found to be the component that leads to failure or a failure to meet the performance specifications of our customer, we could be required to pay monetary damages to our customer. A defect in any of our products could give rise to significant costs, including expenses relating to recalling the products, replacing defective items and writing down defective inventory as well as lead to the loss of potential sales. In addition, the occurrence of such defects may give rise to product liability claims, including liability for damages caused by such defects if our semiconductors or the consumer products based on them malfunction and result in personal injury or death. Such claims could result in significant costs and expenses relating to damages and attorneys’ fees. Moreover, since the cost of replacing defective semiconductor devices is often much higher than the value of the devices themselves, we may at times face damage claims from customers that are in excess of the amounts paid to us for products, including consequential damages. We may be even named in product liability claims where there is no evidence that our products caused the damage in question. We maintain insurance to protect against certain types of claims associated with the use of our products, but our insurance coverage may not adequately cover any such claims. In addition, even claims that ultimately are unsuccessful could result in expenditures of funds in connection with litigation and divert management’s time and other resources. We also may incur costs and expenses relating to a recall of one or more of our products. In addition, our products could be subject to recalls directly or indirectly through the recall of products of our customers in which our products may be embedded. The process of identifying recalled products that have been widely distributed may be lengthy and require significant resources, and we may incur significant replacement costs, contract damage claims from our customers, and significant harm to our reputation. The occurrence of these problems could result in the delay or loss of market acceptance of our products and could adversely affect our business, operating results, and financial condition.

We depend on third-party offshore manufacturers for producing several of our products, and in the event of a disruption in our supply chain, any efforts to develop alternative supply sources may take longer to take effect than anticipated.

We currently rely on offshore manufacturers to produce several of our products. We cannot be sure that these manufacturers will remain in business, or that they will not be purchased by one of our competitors. Our reliance on offshore manufacturers subjects us to a number of risks that include, among other things:

•        interruptions, shortages, delivery delays and potential discontinuation of supply as a result of any recurrence of pandemics such as COVID-19, or other reasons outside Mobix Labs’ control;

•        political, legal and economic changes, crises or instability and civil unrest in the jurisdictions where our manufacturers’ plants are located, such as changes in China-Taiwan relations that may adversely affect our manufacturers’ operations in Taiwan;

•        currency conversion risks and exchange rate fluctuations; and

•        compliance requirements of U.S. customs and international trade regulations.

Although our products could be produced by other manufacturers, any attempt to transition our supply arrangement to one or more other manufacturers could entail expense and could lead to delays in production. If we are unable to arrange for sufficient production capacity among our contract manufacturers or if our contract manufacturers encounter production, quality, financial, or other difficulties, we may encounter difficulty in meeting customer demands as we seek alternative sources of supply. If any of the risks discussed above materialize, costs could significantly increase, and our ability to meet demand for our products could be impacted.

Inflation and unfavorable global economic conditions could adversely affect our business, financial condition or results of operations.

Our results of operations could be adversely affected by general conditions in the global economy and in the global financial markets, including conditions that are outside of our control, such as the impact of health and safety concerns, including SARS-CoV-2 (severe acute respiratory syndrome coronavirus 2) (“COVID-19”) and the Omicron COVID-19 variant, recent and ongoing price inflation in the United States, foreign and domestic government sanctions, and other disruptions to global supply chains. A severe or prolonged economic downturn, whether due to inflationary pressures or otherwise, could result in a variety of risks to the Company’s business, including weakened demand for our products, or the inability to raise additional capital when needed on acceptable terms, or at all. A weak or declining economy could strain our suppliers, possibly resulting in supply disruption, or cause delays in payments for our products by our customers. Any of the foregoing could harm our business and we cannot anticipate all the ways in which the current economic climate and financial market conditions could adversely impact us. If inflation increases, we may not be able to adjust prices sufficiently to offset the effect without negatively impacting our gross margin.

Furthermore, sustained uncertainty about, or worsening of, geopolitical tensions, including further escalation of the war between Russia and Ukraine, further escalation of the conflict between the State of Israel and Hamas, as well as further escalation of tensions between the State of Israel and various countries in the Middle East and North Africa, could result in a global economic slowdown and long-term changes to global trade. Any or all of these factors could negatively affect our business, results of operations, financial condition and growth.

If we are unable to manage expected growth in the scale and complexity of our operations, our performance may suffer.

If we are successful in executing our business strategy, we will need to expand our managerial, operational, financial, and other systems and resources to manage our operations, continue our research and development activities, and, in the longer term, build a commercial infrastructure to support the commercialization of any of our products. Future growth would impose significant added responsibilities on members of our management. It is likely that our management, finance, development personnel, systems, and facilities currently in place may not be adequate to support this future growth. We need to effectively manage our operations, growth, and controls, and we continue to develop more robust business processes and improve our systems and procedures in each of these areas and to attract and retain enough numbers of talented employees. We may be unable to successfully implement these tasks on a larger scale, and, accordingly, may not achieve our growth goals.

Our failure to comply with the laws and regulations to which we are subject could have a material adverse effect on our business, prospects, financial condition and results of operations.

Our technology and products are subject to export control and import laws and regulations. The failure to comply with any applicable regulations or requirements could subject us to investigations, sanctions, enforcement actions, fines, damages, civil or criminal penalties, or injunctions. Complying with import/export control and sanctions regulations may limit where, and with whom, we may do business. In addition, responding to any action will likely result in a significant diversion of management’s attention and financial resources.

Changes to trade policy, tariffs and import/export regulations may have a material adverse effect on our business, financial condition and results of operations.

Changes in global political, regulatory, and economic conditions or in laws and policies governing foreign trade, manufacturing, development, and investment in the territories or countries where we may purchase, manufacture, or sell our products or conduct our business could adversely affect our business. In recent years, the United States has instituted or proposed changes in trade policies that include export control restrictions, the negotiation or termination of trade agreements, the imposition of higher tariffs on imports into the United States, increased economic sanctions on individuals, corporations, or countries, and other government regulations affecting trade between the United States and other countries where we conduct our business or plan to conduct business, including China, where we source materials for our connectivity products and package and test our semiconductor products. A number of other nations have proposed or instituted similar measures directed at trade with the United States in response. As a result of these developments, there may be greater restrictions and economic disincentives on international trade that could adversely affect our business. It may be time-consuming and expensive for us to alter our business operations to adapt to or comply with any such changes, and any failure to do so could have a material adverse effect on our business, financial condition, and results of operations.

Our future success depends on our ability to retain key employees, and to attract, retain and motivate qualified personnel.

Our future depends, in part, on our ability to attract and retain key personnel, including engineers, technicians, machinists, and management personnel. For example, our research and development efforts rely on hiring and retaining qualified engineers. Competition for highly skilled engineers is extremely intense, and we may face difficulty in identifying and hiring qualified engineers in many areas of our business. Additionally, our future hinges on the continued contributions of our executive officers and other key management and technical personnel, each of whom would be challenging to replace. We do not maintain a key person life insurance policy on our chairman of the board, our chief executive officer, or our president and chief financial officer. The loss of the services of one or more of our senior executive officers or key personnel, or the inability to continue to attract qualified personnel, could potentially delay product development cycles or otherwise materially harm our business, results of operations, and financial condition.

We identified material weaknesses in our internal control over financial reporting. If we are unable to remediate these material weaknesses, or if we identify additional material weaknesses in the future or otherwise fails to maintain effective internal control over financial reporting, we may not be able to accurately or timely report our financial condition or results of operations, which may adversely affect our business and share price.

A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis. The material weaknesses are as follows:

•        We did not design and maintain an effective control environment commensurate with our financial reporting requirements. Specifically, we lacked a sufficient complement of personnel with an appropriate level of accounting knowledge, training and experience to appropriately analyze, record and disclose accounting matters timely and accurately. Additionally, the insufficient complement of personnel resulted in an inability to consistently establish appropriate authorities and responsibilities in pursuit of financial reporting objectives, as demonstrated by, among other things, insufficient segregation of duties in its finance and accounting functions.

•        We did not design and maintain an effective risk assessment process at a precise enough level to identify new and evolving risks of material misstatement in the financial statements. Specifically, changes to existing controls or the implementation of new controls have not been sufficient to respond to changes to the risks of material misstatement to financial reporting.

These material weaknesses contributed to the following additional material weaknesses:

•        We did not design and maintain formal accounting policies, procedures and controls to achieve complete, accurate and timely financial accounting, reporting and disclosures, including controls over (i) the preparation and review of account reconciliations and journal entries, (ii) maintaining appropriate segregation of duties, (iii) determining the appropriate grant date for stock options and evaluating the assumptions used within the Black-Scholes model to determine the fair value of option grants, and (iv) the review of the completeness and accuracy of the income tax provision and related disclosures. Additionally, we did not design and maintain controls over the classification and presentation of accounts and disclosures in the financial statements and to ensure revenue transactions are recorded in the correct period.

•        We did not design and maintain effective controls to identify and account for certain non-routine, unusual or complex transactions, including the proper application of U.S. GAAP of such transactions. Specifically, we did not design and maintain effective controls to (i) timely identify, account for and value business combinations and asset acquisitions, including the associated tax implications and (ii) timely identify, account for and value financing arrangements.

•        We did not design and maintain effective controls to verify transactions are properly authorized, executed, and accounted for, including transactions related to incentive compensation arrangements.

These material weaknesses resulted in adjustments related to revenue, accrued expenses, general and administrative expenses, inventory, costs of products sold, the accounting for and classification of redeemable convertible preferred stock, founders preferred and common stock, stock-based compensation expense, other current assets, income tax expense and deferred tax liabilities, and related accounts to these adjustments, as well as the purchase price allocation for the business combination, in the annual audited financial statements as of and for the years ended September 30, 2022 and 2021 and adjustments related to stock-based compensation expense and accrued expenses and other current liabilities in the interim financial statements as of and for the three-months ended December 31, 2023.

•        We did not design and maintain effective IT general controls for information systems that are relevant to the preparation of the financial statements. Specifically, we did not design and maintain (i) program change management controls to ensure that program and data changes are identified, tested, authorized and implemented appropriately, (ii) user access controls to ensure appropriate segregation of duties and to adequately restrict user and privileged access to appropriate personnel, (iii) computer operations controls to ensure that processing and transfer of data, and data backups and recovery are monitored, and (iv) program development controls to ensure that new software development is tested, authorized and implemented appropriately. These deficiencies did not result in a misstatement to the financial statements.

Additionally, these material weaknesses could result in a misstatement of substantially all of our accounts or disclosures that would result in a material misstatement to the annual or interim financial statements that would not be prevented or detected.

We have begun implementation of a plan to remediate the material weaknesses described above. Those remediation measures will include (i) hiring additional accounting and IT personnel to bolster its technical reporting, transactional accounting and IT capabilities; (ii) designing and implementing controls to formalize roles and review responsibilities and designing and implementing controls over segregation of duties; (iii) designing and implementing controls to identify and evaluate changes in our business and the impact on its internal control over financial reporting; (iv) designing and implementing controls over the proper authorization of transactions,

(v) designing and implementing controls to identify, account for, and value non-routine, unusual or complex transactions; (vi) designing and implementing formal accounting policies, procedures and controls supporting our financial close process, including controls over account reconciliations and journal entries; (vii) designing and implementing controls over determining the appropriate grant date for stock options and evaluating the assumptions used within the Black-Scholes model; (viii) designing and implementing controls over the completeness and accuracy of the income tax provision and related disclosure; (ix) designing and implementing controls over the classification and presentation of accounts and disclosures in the financial statements and to ensure revenue transactions are recorded in the correct period; (x) implementing a more sophisticated IT system, and (xi) designing and implementing IT general controls.

We are working to remediate the material weaknesses as efficiently and effectively as possible. At this time, we cannot provide an estimate of costs expected to be incurred in connection with implementing this remediation plan; however, these remediation measures will be time consuming, will result in us incurring significant costs and will place significant demands on its financial and operational resources.

While we are designing and implementing measures to remediate its existing material weaknesses, it cannot predict the success of such measures or the outcome of its assessment of these measures at this time. We can give no assurance that these measures will remediate any of the deficiencies in its internal control over financial reporting, or additional material weaknesses in its internal control over financial reporting will not be identified in the future. Our current controls and any new controls that it develops may become inadequate because of changes in conditions in its business, personnel, IT systems and applications, or other factors. Any failure to design or maintain effective internal control over financial reporting or any difficulties encountered in their implementation or improvement could increase compliance costs, negatively impact share trading prices, or otherwise harm our operating results or cause it to fail to meet its reporting obligations. The effectiveness of our internal control over financial reporting is subject to various inherent limitations, including cost limitations, judgments used in decision making, assumptions about the likelihood of future events, the possibility of human error and the risk of fraud. If we are unable to remediate the material weaknesses, our ability to record, process, summarize and report information within the time periods specified in the rules and forms of the SEC could be adversely affected, which, in turn, may adversely affect our reputation and business and the market price of our Class A Common Stock. In addition, any such failures could result in litigation or regulatory actions by the SEC or other regulatory authorities, loss of investor confidence, delisting of our securities and harm to our reputation and financial condition, or diversion of financial and management resources from the operation of our business.

As a public company, we will be required, pursuant to Section 404 of the Sarbanes-Oxley Act, to furnish a report by management on, among other things, the effectiveness of its internal control over financial reporting. our independent registered public accounting firm is not required to attest to the effectiveness of our internal control over financial reporting until after we are no longer an “emerging growth company,” as defined in the JOBS Act, or a “smaller reporting company,” as defined in Item 10(f)(1) of Regulation S-K. We may not be able to conclude on an ongoing basis that it has effective internal control over financial reporting, in which case our independent registered public accounting firm could not issue an unqualified opinion related to the effectiveness of our internal control over financial reporting. If we are unable to conclude that it has effective internal control over financial reporting and our independent registered public accounting firm is unable to issue an unqualified opinion related to the effectiveness of our internal control over financial reporting, investors could lose confidence in our reported financial information, which could have a material adverse effect on the trading price of our Class A Common Stock.

Our business could suffer in the event of a security breach involving our IT systems, intellectual property or other proprietary or confidential information.

We rely on the efficient and uninterrupted operation of complex information technology applications, systems, and networks to conduct our business. The reliability and security of our information technology infrastructure and software, as well as our ability to expand and continually update technologies in response to changing needs, are critical to our operations. Any significant interruption in these applications, systems, or networks — such as new system implementations, computer viruses, cyberattacks, security breaches, facility issues, or energy blackouts — could result in misappropriation of our intellectual property or other proprietary or confidential information and could have a material adverse impact on our business, financial condition, and results of operations.

Our business also depends on various outsourced IT services. We rely on third-party vendors to provide critical services and to adequately address cybersecurity threats to their own systems. Any failure of third-party systems and services to operate effectively could disrupt our operations and could have a material adverse effect on our business, financial condition, and results of operations.

Instituting and defending against intellectual property or other types of litigation and administrative proceedings could cause us to spend substantial resources, distract our personnel from their normal responsibilities, and have uncertain outcomes.

We have in the past been, are currently, and may in the future be involved in actual and threatened litigation, regulatory proceedings, and commercial or contractual disputes that may be significant. These matters may include, without limitation, disputes with suppliers and customers, competitors, intellectual property disputes, government investigations, and stockholder litigation. In such matters, government agencies or private parties may seek to recover very large, indeterminate amounts of monetary damages or penalties from us, including, in some cases, treble or punitive damages. These types of litigation and proceedings could require significant management time and attention or could involve substantial legal liability. They could have a material adverse impact on our operating results and financial position, and our established reserves or our available insurance may not sufficiently mitigate this impact.

We are subject to, and must remain in compliance with, numerous laws and governmental regulations across various jurisdictions concerning the development and sale of our products.

We develop and sell products that contain electronic components, and such components may contain materials that are subject to government regulation in both the locations where the products are manufactured and assembled, as well as the locations where the products are sold. Since we sell products internationally and intend to significantly increase our sales as we commercialize our semiconductor products, this will be a complex process that will require continuous monitoring of regulations and an ongoing compliance process to ensure that we, and our suppliers and manufacturers, are in compliance with all existing regulations. If there is an unanticipated new regulation that significantly impacts our use of various components or requires more expensive components, that regulation could materially adversely affect our business, results of operations and financial condition.

We are dependent upon our officers and directors, and their loss could adversely affect our ability to operate.

Our operations are dependent upon a relatively small group of individuals and, in particular, our officers and directors. We believe that our success depends on the continued service of our officers and directors. None of our directors are required to commit any specified amount of time to our affairs and, accordingly, will have conflicts of interest in allocating their time among various business activities. The unexpected loss of the services of one or more of our directors or officers could have a detrimental effect on the business.

Some of our potential customers, including those in the military and aerospace industries, may require us to comply with additional regulatory requirements, which will increase our compliance costs.

Some of our potential customers, including those in the military and aerospace industries, may require us to comply with additional regulatory requirements. These additional regulations may impose added costs on our business, and could have a material adverse effect on our business, financial condition and results of operations.

We could be adversely affected by violations of applicable anti-corruption laws or violations of our internal policies designed to ensure ethical business practices.

We are subject to the risk that we, our U.S. employees or employees located in other jurisdictions or any third parties that we engage to do work on our behalf in foreign countries may take action determined to be in violation of anti-corruption laws in any jurisdiction in which we conduct business, including the U.S. Foreign Corrupt Practices Act of 1977 (the “FCPA”). Any violation of the FCPA or any similar anti-corruption law or regulation could result in substantial fines, sanctions, civil and/or criminal penalties and curtailment of operations in certain jurisdictions and might adversely affect our business, results of operations or financial condition. In addition, we have internal ethics policies that we require our employees to comply with in order to ensure that our business is conducted in a manner that our management deems appropriate. If these anti-corruption laws or internal policies were to be violated, our reputation and operations could also be substantially harmed.

Our intellectual property applications, including patent and trademark applications, may not be issued or granted or may take longer than expected to result in an issuance or grant, which may have a material adverse effect on our ability to enforce our intellectual property rights.

We have a number of patents and pending patent applications for our business. In addition, we have had both registered trademarks and pending trademark applications. We cannot be certain that our applications for patent and trademark protection will be successful, and even if issued or granted, we cannot guarantee that such patents or trademarks will provide meaningful protection of our intellectual property. In addition, we may not be able to file and/or prosecute all necessary or desirable applications for intellectual property registrations at a reasonable cost or in a timely manner or pursue or obtain protection in all relevant markets, which could adversely affect our business, prospects, financial condition and results of operations.

We depend on our intellectual property, and our failure to protect that intellectual property could adversely affect our business.

Our failure to protect our existing intellectual property rights may result in the loss of exclusivity or the right to use our technologies. If we do not adequately ensure our freedom to use certain technology, we may have to pay others for rights to use their intellectual property, pay damages for infringement or misappropriation, and/or be enjoined from using such intellectual property.

We cannot be certain that our technology and products do not or will not infringe upon the intellectual property rights of third parties. If infringement were to occur, our development, manufacturing, sales and distribution of such technology or products may be disrupted.

We rely on patent, trade secret, trademark and copyright law to protect our intellectual property. Our patent position is subject to complex factual and legal issues that may give rise to uncertainty as to the validity, scope and enforceability of a particular patent. Accordingly, we cannot assure that any of the patents we have filed or other patents that third parties license to us will not be invalidated, circumvented, challenged, rendered unenforceable, or licensed to others or that any of our pending or future patent applications will be issued with the breadth of claim coverage we seek, if issued at all.

Effective patent, trademark, copyright and trade secret protection may be unavailable, limited or not applied for in certain foreign countries. For instance, it may be difficult for us to enforce certain of our intellectual property rights against third parties who may have inappropriately acquired interests in our intellectual property rights by filing unauthorized trademark applications in foreign countries to register our marks because of their familiarity with our business in the United States.

Some of our proprietary intellectual property is not protected by any patent or patent application, and, despite our precautions, it may be possible for third parties to obtain and use such intellectual property without authorization. We have generally sought to protect such proprietary intellectual property in part by confidentiality agreements and, if applicable, inventors’ rights agreements with strategic partners and employees, although such agreements have not been put in place in every instance. We cannot guarantee that these agreements adequately protect our trade secrets and other intellectual property or proprietary rights. In addition, we cannot ensure that these agreements will not be breached, that we will have adequate remedies for any breach or that such persons or institutions will not assert rights to intellectual property arising out of these relationships. Furthermore, the steps we have taken and may take in the future may not prevent misappropriation of our solutions or technologies, particularly in respect of officers and employees who are no longer employed by us or in foreign countries where laws or law enforcement practices may not protect our proprietary rights as fully as in the United States.

We are subject to state, federal and international privacy and data protection laws and regulations. Our failure to comply with these laws and regulations could have an adverse effect on our business, prospects, financial condition and results of operations.

We are subject to state, federal and international privacy and data protection-related laws and regulations that impose obligations on us in connection with the collection, storage, use, processing, disclosure, protection, transmission, retention and disposal of personal, sensitive, regulated and confidential data. We also may be bound by contractual obligations relating to our collection, use and disclosure of personal, confidential and other data. While we strive to comply with all applicable privacy, data protection and information security laws and regulations, as well as our contractual obligations and applicable industry standards, such laws, regulations, obligations and standards continue to evolve and are becoming increasingly complex, which makes compliance challenging and expensive. Any failure or perceived failure by us to comply with laws, regulations, industry standards or contractual or other legal obligations relating to privacy, data protection or information security could have an adverse effect on our reputation, business, prospects, financial condition and results of operations.

We are subject to, and must remain in compliance with, numerous laws and governmental regulations across various jurisdictions concerning the development and sale of our products, including engagement of employees and contractors.

We develop and sell products that contain electronic components, and such components may contain materials that are subject to government regulation in both the locations where the products are manufactured and assembled, as well as the locations where the products are sold. Since we sell products internationally and intend to significantly increase our sales as we commercialize our semiconductor products, this will be a complex process that will require continuous monitoring of regulations and an ongoing compliance process to ensure that we, and our suppliers and manufacturers, are in compliance with all existing regulations. If there is an unanticipated new regulation that significantly impacts our use of various components or requires more expensive components, that regulation could materially adversely affect our business, results of operations and financial condition.

Risks Related to Ownership of Our Securities

The market price of our Securities may be volatile.

Fluctuations in the price of our securities could contribute to the loss of all or part of your investment. Prior to the Closing, there was not a public market for the stock of Legacy Mobix.

The trading price of our securities is volatile and subject to wide fluctuations in response to various factors, some of which are beyond our control. Price volatility may be greater if the public float and/or trading volume of the Class A Common Stock is low.

Any of the factors listed below could have a material adverse effect on your investment in our securities and our securities may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of our securities may not recover and may experience a further decline. Factors affecting the trading price of our securities may include:

•        actual or anticipated fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to us;

•        changes in the market’s expectations about our operating results;

•        success of competitors;

•        lack of adjacent competitors;

•        our operating results failing to meet the expectation of securities analysts or investors in a particular period;

•        changes in financial estimates and recommendations by securities analysts concerning us or the industries in which we operate in general;

•        operating and stock price performance of other companies that investors deem comparable to us;

•        announcements by us or our competitors of significant contracts, acquisitions, joint ventures, other strategic relationships or capital commitments;

•        changes in laws and regulations affecting our business;

•        commencement of, or involvement in, litigation involving us;

•        changes in our capital structure, such as future issuances of securities or the incurrence of additional debt;

•        the volume of shares of Class A Common Stock available for public sale;

•        any significant change in our board of directors (the “Board”) or management;

•        sales of substantial amounts of Class A Common Stock by our directors, executive officers or significant stockholders or the perception that such sales could occur;

•        general economic and political conditions such as recessions, interest rates, fuel prices, international currency fluctuations and acts of war or terrorism; and

•        changes in accounting standards, policies, guidelines, interpretations or principles.

Broad market and industry factors may materially harm the market price of our securities irrespective of our operating performance. The stock market in general and Nasdaq have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected.

In the past, following periods of market volatility, stockholders have instituted securities class action litigation. If we are involved in securities litigation, it could have a substantial cost and divert resources and the attention of executive management from our business regardless of the outcome of such litigation.

An active trading market for our Class A Common Stock may not develop and you may not be able to sell your shares of Class A Common Stock.

Prior to the Closing, there was no public market for our Class A Common Stock. Although we have listed the Class A Common Stock on Nasdaq, an active trading market may never develop or be sustained. If an active market for the Class A Common Stock does not develop or is not sustained, it may be difficult for you to sell shares at an attractive price or at all.

If equity research analysts do not publish research or reports, or if they publish unfavorable research or reports, about our company, our stock price and trading volume could decline.

The trading market for Class A Common Stock will be influenced by the research and reports that equity research analysts publish about us and our business. In the event we do have equity research analyst coverage, we will not have any control over the analysts or the content and opinions included in their reports. The price of our stock could decline if one or more equity research analysts downgrade the stock or issue other unfavorable commentary or research. If one or more equity research analysts ceases coverage of us or fails to publish reports regularly, demand for our stock could decrease, which, in turn, could cause our stock price or trading volume to decline.

We are subject to changing laws and regulations regarding corporate governance and public disclosure that have increased both our costs and the risk of non-compliance and may adversely affect our business, and our results of operations.

We are subject to laws and regulations enacted by national, regional and local governments. In particular, we are required to comply with certain SEC and other legal requirements. Our efforts to comply with new and changing laws and regulations have resulted in and are likely to continue to result in, increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities. Those laws and regulations and their interpretation and application may also change from time to time, and those changes could have a material adverse effect on our business, investments and results of operations. This evolution may result in continuing uncertainty regarding compliance matters and additional costs necessitated by ongoing revisions to our disclosure and governance practices. If we fail to address and comply with these regulations and any subsequent changes, we may be subject to penalty and our business may be harmed. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business, and our results of operations.

The dual class structure of our Common Stock has the effect of concentrating voting control with the holders of our Class B Common Stock, most of whom are our directors or management; this will limit or preclude your ability to influence corporate matters.

Our Class B Common Stock has ten votes per share and Class A Common Stock has one vote per share. Stockholders who hold shares of Class B Common Stock, including certain of our executive officers and directors and their affiliates, together hold a substantial majority of the voting power of our outstanding capital stock. Because of the ten-to-one voting ratio between the Class B Common Stock and the Class A Common Stock, the holders of Class B Common Stock collectively control a majority of the combined voting power of the Common Stock and therefore are able to control all matters submitted to our stockholders for approval. This concentrated control will limit or preclude your ability to influence corporate matters for the foreseeable future.

Transfers by holders of Class B Common Stock will generally result in those shares automatically converting to Class A Common Stock, subject to limited exceptions, such as certain transfers effected for estate planning or charitable purposes. The conversion of Class B Common Stock to Class A Common Stock will have the effect, over time, of increasing the relative voting power of those holders of Class B Common Stock who retain their shares of Class B Common Stock until the automatic conversion of the outstanding shares of Class B Common Stock into shares of Class A Common Stock after the seventh anniversary of December 21, 2023.

Our management has limited experience in operating a public company.

Our executive officers have limited experience in the management of a publicly traded company. Our management team may not successfully or effectively manage our transition to a public company that is subject to significant regulatory oversight and reporting obligations under federal securities laws. Their limited experience in dealing with the increasingly complex laws pertaining to public companies could be a disadvantage in that it is likely that an increasing amount of their time may be devoted to these activities, which will result in less time being devoted to the management our operations and growth. We believe that we will need to continue to seek additional personnel with the appropriate level of knowledge, experience, and training in the accounting policies, practices or internal controls over financial reporting required of public companies in the United States. The development and implementation of the standards and controls necessary for us to achieve the level of accounting standards required of a public company in the United States will require significant costs, and these may be greater than expected. We believe that we will be required to expand our employee base and hire additional employees to support our operations as a public company, which will increase our operating costs in future periods.

We will require additional capital to fund our operations and growth. We may be unable to obtain such funds on attractive terms or at all, and you may experience dilution as a result.

We expect our capital expenditures to continue to be significant in the foreseeable future as we complete the designing and testing of, and launch, our wireless products and expand the sales of our connectivity products, and that our level of capital expenditures will be significantly affected by customer demand for our products and services. The fact that we have a limited operating history means we have limited historical data on the demand for our products and services. As a result, our future capital requirements may be uncertain and actual capital requirements may be different from those currently anticipated. We may need to seek equity or debt financing to finance a portion of our capital expenditures. Such financing might not be available to us in a timely manner or on terms that are acceptable, or at all.

While we will seek to raise additional capital, we cannot assure you that the necessary financing will be available on terms acceptable to us, or at all. If we raise funds by issuing equity securities, dilution to our existing stockholders may result. Any equity securities we issue may also provide for rights, preferences or privileges senior to those of holders of our common stock. If we raise funds by issuing debt securities, such debt securities would have rights, preferences and privileges senior to those of preferred and common stockholders. The terms of debt securities or borrowings may impose significant restrictions on our operations. The capital markets have in the past, and may in the future, experience periods of volatility that could impact the availability and cost of equity and debt financing. In addition, recent and potential future increases in federal fund rates set by the Federal Reserve, which serve as a benchmark for rates on borrowing, could adversely impact the cost or availability of debt financing. If we are unable to obtain additional financing, or if such transactions are successfully completed but do not provide adequate financing, we may be required to reduce our operating expenditures, which could adversely affect our business prospects, or we may be unable to continue operations.

We may become subject to securities or class action litigation, which is expensive and could divert management’s attention.

Our share price may be volatile and, in the past, companies that have experienced volatility in the market price of their stock have been subject to securities litigation, including class action litigation. We may be the target of this type of litigation in the future. Litigation of this type could result in substantial costs and diversion of management’s attention and resources, which could have a material adverse effect on our business, financial condition, and results of operations. Any adverse determination in litigation or any amounts paid to settle any such actual or threatened litigation could require that we make significant payments and/or could also subject us to significant liabilities.

We anticipate that our stockholders will experience dilution in the future.

The percentage of shares of Class A Common Stock owned by current stockholders will likely be diluted because of equity issuances for acquisitions, capital market transactions, or otherwise, including, without limitation, equity awards that we may grant to our directors, officers, and employees, exercise of warrants or meeting the conditions triggering the issuance of the Earnout Shares or the Make-Whole Shares and conversion of Class B Common Stock. These issuances will have a dilutive effect on our earnings per share, which could adversely affect the market price of Class A Common Stock. We will need to raise additional capital in the future in order to execute our business plan, which may not be available on terms acceptable to us, or at all. If we raise additional capital in financing transactions involving the sale and issuance of equity or equity-linked securities, such financing transactions may be substantially dilutive to our stockholders.

We are an “emerging growth company” and a “smaller reporting company,” and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies or smaller reporting companies, our securities could be less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions and relief from various reporting requirements that are applicable to other public companies that are not “emerging growth companies.” In particular, while we are an “emerging growth company,” we will not be required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, we will be exempt from any rules that could be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotations or requiring a supplement to the auditor’s report on financial statements, we will be subject to reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and we will not be required to hold non-binding advisory votes on executive compensation or stockholder approval of any golden parachute payments not previously approved.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected not to “opt out” of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

We will remain an emerging growth company until the earlier of (i) the last day of the fiscal year (a) following the fifth anniversary of the initial public offering of Chavant, which occurred on July 19, 2021, (b) in which we have total annual gross revenue of at least $1.235 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

The exact implications of the JOBS Act are subject to interpretation and guidance by the SEC and other regulatory agencies, and we cannot assure you that we will be able to take advantage of all of the benefits of the JOBS Act. In addition, investors may find the Class A Common Stock less attractive to the extent we rely on the exemptions and relief granted by the JOBS Act. If some investors find the Class A Common Stock less attractive as a result, there may be a less active trading market for the Class A Common Stock and our stock price may decline or become more volatile.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of our common equity held by non-affiliates exceeds $250 million as of the last business day of the most recently completed second fiscal quarter or (ii) the market value of our common equity held by non-affiliates exceeds $700 million as of the last business day of the most recently completed second fiscal quarter and our annual revenue in the most recent fiscal year completed before the last business day of such second fiscal quarter exceeded $100 million. To the extent we take advantage of such reduced disclosure obligations, it may make comparison of our financial statements with other public companies difficult or impossible.

Because we do not anticipate paying any cash dividends on the Class A Common Stock in the foreseeable future, capital appreciation, if any, will be your sole source of gains and you may never receive a return on your investment.

You should not rely on an investment in the Class A Common Stock to provide dividend income. We currently intend to retain our future earnings, if any, to fund the development and growth of our business. In addition, the terms of any future debt agreements we may elect to utilize are likely to preclude us from paying dividends. As a result, capital appreciation, if any, of the Class A Common Stock will be your sole source of gain for the foreseeable future. Investors seeking cash dividends should not purchase our Class A Common Stock.

Future sales of Class A Common Stock may cause the market price of our Class A Common Stock to drop significantly, even if our business is doing well.

Sales of a substantial number of shares of our Class A Common Stock in the public market, or the perception that such sales could occur, could adversely affect the market price of our Class A Common Stock and may make it more difficult for investors to sell their shares of our Class A Common Stock at a time and price that investors deem appropriate.

In addition to this prospectus, pursuant to the Amended and Registration Rights and Lock-Up Agreement, we intend to file a registration statement on Form S-1 under the Securities Act to register for resale shares of Class A Common Stock, including shares issued, or issuable, to Chavant Capital Partners LLC (the “Sponsor”), Roth Capital Partners, LLC and Craig-Hallum Capital Group LLC (the “Representatives”) and their designees, certain equityholders of Chavant (collectively with the Sponsor, the “Founder Equityholders”) and certain equityholders of Mobix Labs (the “Legacy Mobix Holders” and, together with the Founder Equityholders and certain other holders, the “Holders”), 12,295,020 shares underlying warrants, and 3,506,767 shares of Class A Common Stock, issued, or issuable, to certain holders who purchased shares in connection with the Closing and to certain of Chavant’s advisors. At any time after the expiration of a lock-up period applicable to certain shares held by the parties to the Amended and Restated Registration Rights and Lock-up Agreement and the other subscription agreements entered into in connection with the Closing, such stockholders will be able to sell such shares pursuant to the resale registration statement. Sales of our Class A Common Stock as restrictions end or pursuant to registration rights may make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate. These sales also could cause the trading price of our Class A Common Stock to fall and make it more difficult for you to sell shares of Class A Common Stock at a time and price that you deem appropriate. Prior to the expiration or termination of the applicable provisions of the Amended and Restated Registration Rights and Lock-Up Agreement, the subject shares will be restricted from resale, which may reduce the public “float” of our Class A Common Stock, possibly making it difficult to maintain or obtain the quotation, listing or trading of our Class A Common Stock on a national securities exchange, and possibly having the effect of reducing the trading market for shares of our Class A Common Stock, which could adversely affect the price of shares of our Class A Common Stock.

We also intend to file a registration statement on Form S-8 under the Securities Act to register shares of our Class A Common Stock that may be issued under our equity incentive plans from time to time, as well as any shares of our Class A Common Stock underlying outstanding options and RSUs that have been granted or promised to our directors, executive officers and other employees, including the Post-Closing RSUs, all of which are subject to time-based vesting conditions. Shares registered under these registration statements will be available for sale in the public market upon issuance subject to vesting arrangements and exercise of options, as well as Rule 144 in the case of our affiliates.

We are unable to predict the effect that these sales, particularly sales by our directors, executive officers and significant stockholders, may have on the prevailing market price of our Class A Common Stock. If holders of these shares sell, or indicate an intent to sell, substantial amounts of our Class A Common Stock in the public market, the trading price of our Class A Common Stock could decline significantly and make it difficult for us to raise funds through securities offerings in the future.

The outstanding warrants are exercisable for Class A Common Stock, and, if exercised, would increase the number of shares eligible for future resale in the public market and would result in dilution to our stockholders.

As of December 31, 2023, we have warrants outstanding, which are exercisable to purchase an aggregate of 12,295,020 shares of Class A Common Stock for prices ranging from $0.01 to $5.79 per share (subject to adjustments as set forth in the applicable warrants). To the extent such warrants are exercised, additional shares of Class A Common Stock will be issued, which will result in dilution to the holders of Class A Common Stock and will increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market or the fact that such warrants may be exercised could adversely affect the market price of Class A Common Stock.

Our Charter and the Bylaws provide for an exclusive forum in the Court of Chancery of the State of Delaware for certain disputes between us and our stockholders, and that the federal district courts of the United States will be the exclusive forum for the resolution of any complaint asserting a cause of action under the Securities Act.

Our Charter and Bylaws provide, that: (i) unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if such court does not have subject matter jurisdiction thereof, another state or federal court located within the State of Delaware) will, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of us, (b) any action asserting a claim of breach of fiduciary duty owed by any director, officer or employee of us to us or the stockholders, (c) any civil action to interpret, apply or enforce any provision of the Delaware General Corporation Law, (d) any civil action to interpret, apply, enforce or determine the validity of the provisions of the Charter or the Bylaws or (e) any action asserting a claim governed by the internal affairs doctrine, in all cases, subject to the court having personal jurisdiction over the indispensable parties named as defendants, provided, however, that the foregoing would not apply to any causes of action arising under the Securities Act or the Exchange Act; (ii) unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States will, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, and the rules and regulations promulgated thereunder, provided, however, that the foregoing will not apply to any action asserting claims under the Exchange Act; (iii) any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of us will be deemed to have notice of and consented to these provisions; and (iv) failure to enforce the foregoing provisions would cause us irreparable harm, and it would be entitled to equitable relief, including injunctive relief and specific performance, to enforce the foregoing provisions. Nothing in our Charter or Bylaws precludes stockholders that assert claims under the Exchange Act from bringing such claims in federal court to the extent that the Exchange Act confers exclusive federal jurisdiction over such claims, subject to applicable law.

We believe these provisions may benefit us by providing increased consistency in the application of Delaware law and federal securities laws by chancellors and judges, as applicable, particularly experienced in resolving corporate disputes, efficient administration of cases on a more expedited schedule relative to other forums and protection against the burdens of multi-forum litigation. If a court were to find the choice of forum provision that is contained in our Charter and Bylaws to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could materially adversely affect our business, financial condition, and results of operations. For example, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, there is uncertainty as to whether a court would enforce such a forum selection provision as written in connection with claims arising under the Securities Act.

The choice of forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our current or former director, officer, other employee, agent, or stockholder to us, which may discourage such claims against us or any of our current or former director, officer, other employee, agent, or stockholder to Mobix Labs, which may discourage such claims against Mobix Labs or any of its current or former director, officer, other employee, agent, or stockholder to Mobix Labs and result in increased costs for investors to bring a claim.

Under the Warrant Agreement, claims that may be brought against us must be resolved by final and binding arbitration, which follows a set of procedures and may be more restrictive than litigation.

The warrant agreement entered into by Chavant and Continental Stock Transfer, dated July 19, 2021 (as amended, the “Warrant Agreement”), provides that any dispute, controversy, or claim, whether in contract or tort, arising or relating to the Warrant Agreement or the enforcement, breach, termination, or validity thereof, shall be submitted to final and binding arbitration in Orange County, California, before one neutral and impartial arbitrator, in accordance with the laws of the state of New York. As a result, warrant holders will not be able to pursue litigation in federal or state court against us, and instead, will be required to pursue such claims through a final and binding arbitration proceeding.

The Warrant Agreement provides that such arbitration proceedings would generally be administered by JAMS and conducted in accordance with the rules and policies set forth in the JAMS Comprehensive Arbitration Rules and Procedures. These rules and policies may provide significantly more limited rights than litigation in a federal or state court. The mandatory arbitration provisions of the Warrant Agreement may discourage warrant holders from bringing, and attorneys from agreeing to represent such parties in, claims against us. Any person or entity purchasing or otherwise acquiring or holding any interest in the warrants shall be deemed to have notice of and to have consented to the mandatory arbitration provisions.

The mandatory arbitration provisions in the Warrant Agreement do not relieve us of our duties to comply with the federal securities laws and the rules and regulations thereunder. We believe the provisions of the Warrant Agreement are enforceable under both federal and state law, including with respect to federal securities law claims; however, there is uncertainty as to their enforceability, and it is possible that they may ultimately be determined to be unenforceable.

Delaware law and provisions in the Charter and the Bylaws could make a takeover proposal more difficult.

Certain provisions of the Charter, the Bylaws, and laws of the State of Delaware could discourage, delay, defer, or prevent a merger, tender offer, proxy contest, or other change of control transaction that a stockholder may consider favorable, including those attempts that might result in a premium over the market price for our Class A Common Stock. Among other things, the Charter and Bylaws include provisions that:

•        provide for a dual class common stock structure, which provides the holders of Class B Common Stock, most of whom are our management, with the ability to control the outcome of matters requiring stockholder approval, even if they collectively own significantly less than a majority of the shares of Mobix Labs’ outstanding Class A Common Stock and Class B Common Stock;

•        provide for a classified board of directors with staggered, three-year terms, which could delay the ability of stockholders to change the membership of a majority of the Board;

•        provide that so long as any shares of Class B Common Stock remain outstanding, the holders of a majority of the voting power of the shares of Class B Common Stock then outstanding will be entitled to elect three members of the board of directors (“Class B Directors”) and for so long as there are three Class B Directors, each class will contain no more than one Class B Director;

•        prohibit cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

•        provide for the exclusive right of the Board to elect a director to fill a vacancy created by the expansion of the Board or the resignation, death or removal of a director not elected by the holders of a class or series of capital stock of Mobix Labs or pursuant to the Charter, which prevents stockholders from being able to fill vacancies on the Board;

•        permit the Board to issue shares of common stock and preferred stock, including “blank check” preferred stock, and to determine the price and other terms of those shares, including preferences and voting rights of the preferred stock, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer;

•        prohibit stockholder action by written consent, which forces stockholder action to be taken at an annual or special meeting of stockholders, provided that any action to be taken at any meeting of the holders of Class B Common Stock may be taken without a meeting and by written consent;

•        require that special meetings of stockholders be called (a) solely by the Chairperson of the Board, the Chief Executive Officer, or the President of Mobix Labs or by the Mobix Labs Board, and (b) by the Board upon the written request (made in accordance with the Charter and Bylaws) of the holders of not less than ten percent of the voting power of the outstanding shares of capital stock of Mobix Labs, which may delay the ability of stockholders to force consideration of a proposal or to take action, including the removal of directors;

•        provide advance notice requirements for nominations for election to the Board (other than directors elected by the holders of any class or series of capital stock of Mobix Labs pursuant to the Charter, initially being the Class B Directors) or for proposing matters that can be acted upon by stockholders at annual meetings of stockholders (other than matters on which the holders of any class or series of capital stock of Mobix Labs are entitled to vote on as a single class pursuant to the Charter), which could preclude stockholders from bringing matters before annual meetings of stockholders and delay changes in the Board and also may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of the company;

•        require a supermajority vote of stockholders to amend certain provisions of the Charter or the Bylaws; and

•        provide the right of the Board to make, alter or repeal the Bylaws, which may allow the Board to take additional actions to prevent an unsolicited takeover and inhibit the ability of an acquirer to amend the Bylaws to facilitate an unsolicited takeover attempt.

These provisions, alone or together, could delay hostile takeovers and changes in control of our company or changes in the Board and our management.

As a Delaware corporation, we are also subject to provisions of Delaware law, including Section 203 of the DGCL, which prevents some stockholders holding more than 15% of outstanding Class A Common Stock from engaging in certain business combinations without approval of the holders of substantially all of the Class A Common Stock. Any provision of our Charter or Bylaws or Delaware law that has the effect of delaying or deterring a change in control could limit the opportunity for stockholders to receive a premium for their shares of Class A Common Stock and could also affect the price that some investors are willing to pay for Class A Common Stock.

In the event that we are unable to remain in compliance with Nasdaq’s continued listing standards, Nasdaq may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

Currently, the Class A Common Stock and the Public Warrants are traded on Nasdaq. However, we cannot assure you that our securities will continue to be listed on Nasdaq in the future. In order to continue listing our securities on Nasdaq, we are required to maintain certain financial, distribution, and stock price levels. We are required to maintain a minimum market capitalization (generally $50 million) and a minimum number of holders of our listed securities (generally 300 public holders).

If Nasdaq delists our securities from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect our securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:

•        a limited availability of market quotations for our securities;

•        reduced liquidity for our securities;

•        a determination that the Class A Common Stock is a “penny stock,” which will require brokers trading in the Class A Common Stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

•        a limited amount of news and analyst coverage; and

•        a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Since the Class A Common Stock and the Public Warrants are listed on Nasdaq, they are covered securities. If we are no longer listed on Nasdaq, our securities would not be covered securities and we would be subject to regulation in each state in which we offer our securities.

We may redeem your unexpired Public Warrants prior to their exercise at a time that is disadvantageous to you, thereby rendering your warrants worthless.

We have the ability to redeem outstanding Public Warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per Public Warrant, provided that the closing price of our Class A Common Stock equals or exceeds $9.06 per share (as adjusted for share subdivisions, share capitalizations, reorganizations, recapitalizations, and the like, and for certain issuances of Class A Common Stock and equity-linked securities for capital-raising purposes) for any 20 trading days within a 30 trading-day period commencing once the Public Warrants become exercisable and ending on the third trading day prior to proper notice of such redemption and provided that certain other conditions are met on the date we give notice of redemption. We will not redeem the Public Warrants unless an effective registration statement under the Securities Act covering the Class A Common Stock issuable upon exercise of the Public Warrants is effective and a current prospectus relating to those shares of Class A Common Stock is available throughout the 30-day redemption period, except if the Public Warrants may be exercised on a cashless basis and such cashless exercise is exempt from warrant registration under the Securities Act. If and when the Public Warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

Redemption of the outstanding Public Warrants could force you to (i) exercise your Public Warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) sell your Public Warrants at the then-current market price when you might otherwise wish to hold your Public Warrants, or (iii) accept the nominal redemption price, which, at the time the outstanding Public Warrants are called for redemption, is likely to be substantially less than the market value of your Public Warrants. None of the Public Warrants will be redeemable by us so long as they are held by their initial purchasers or their permitted transferees.

We may amend the terms of the Public Warrants in a manner that may be adverse to warrant holders. As a result, the exercise price of your Public Warrants could be increased, the Public Warrants could be converted into cash or stock (at a ratio different than initially provided), the exercise period could be shortened, and the number of shares of Class A Common Stock purchasable upon exercise of a Public Warrant could be decreased, all without the approval of a warrant holder.

The Warrant Agreement provides that the terms of the Public Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision but requires the approval by the holders of at least a majority of the then outstanding Public Warrants to make any change that adversely affects the interests of the registered holders of Public Warrants. Accordingly, we may amend the terms of the Public Warrants in a manner adverse to a holder of Public Warrants if holders of at least a majority of the then outstanding Public Warrants approve of such amendment. Although our ability to amend the terms of the Public Warrants with the consent of at least a majority of the then outstanding Public Warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the Public Warrants, convert the Public Warrants into cash or shares, shorten the exercise period, or decrease the number of Class A Common Stock purchasable upon exercise of a Public Warrant.

USE OF PROCEEDS

All of the shares of Class A Common Stock offered by the Selling Stockholder pursuant to this prospectus will be sold by the Selling Stockholder for its account. We will not receive any proceeds from the resale of shares of Class A Common Stock included in this prospectus by the Selling Stockholder. However, we may receive up to $100,000,000 in aggregate gross proceeds under the Purchase Agreement from sales of Class A Common Stock that we may elect to make to the Selling Stockholder pursuant to the Purchase Agreement, if any, from time to time in our sole discretion, from and after the Commencement Date. The net proceeds from sales, if any, under the Purchase Agreement, will depend on the frequency and prices at which we sell our Class A Common Stock to B. Riley Principal Capital II after the date of this prospectus.

We expect that any proceeds received by us from sales to B. Riley Principal Capital II pursuant to the Purchase Agreement will be used for working capital and general corporate purposes. As of the date of this prospectus, we cannot specify with certainty all of the particular uses, and the respective amounts we may allocate to those uses, for any net proceeds we receive. Accordingly, we will retain broad discretion over the use of these proceeds.

We have engaged Seaport, a registered broker-dealer and FINRA member, to act as a qualified independent underwriter in this offering and, in such capacity, participate in the preparation of the registration statement that includes this prospectus and exercise the usual standards of “due diligence” with respect thereto. B. Riley Principal Capital II has agreed to pay Seaport a cash fee of $50,000 upon the completion of this offering as consideration for its services and to reimburse Seaport up to $5,000 for expenses incurred in connection with acting as the qualified independent underwriter in this offering. In accordance with FINRA Rule 5110, such cash fee and expense reimbursement to be paid to Seaport for acting as the qualified independent underwriter in this offering are deemed to be underwriting compensation in connection with sales of our Class A Common Stock by B. Riley Principal Capital II to the public.

THE COMMITTED EQUITY FACILITY

On March 18, 2024, we entered into the Purchase Agreement and the Registration Rights Agreement with B. Riley Principal Capital II. Upon the terms and subject to the satisfaction of the conditions contained in the Purchase Agreement, from and after the Commencement Date, we will have the right, in our sole discretion, to sell to B. Riley Principal Capital II up to $100,000,000 of shares of our Class A Common Stock, subject to certain limitations set forth in the Purchase Agreement, from time to time after the date of this prospectus and during the term of the Purchase Agreement. Sales of Class A Common Stock by us to B. Riley Principal Capital II under the Purchase Agreement, and the timing of any such sales, are solely at our option, and we are under no obligation to sell any securities to B. Riley Principal Capital II under the Purchase Agreement. In accordance with our obligations under the Registration Rights Agreement, we have filed the registration statement that includes this prospectus with the SEC to register under the Securities Act the resale by B. Riley Principal Capital II of up to 9,500,000 shares of Class A Common Stock, which are the Purchase Shares that we may, in our sole discretion, elect to sell to B. Riley Principal Capital II, from time to time from and after the Commencement Date (defined below) pursuant to the Purchase Agreement.

We do not have the right to commence any sales of our Class A Common Stock to B. Riley Principal Capital II under the Purchase Agreement until the Commencement Date, which is the date on which all of the conditions to B. Riley Principal Capital II’s purchase obligation set forth in the Purchase Agreement have initially been satisfied, none of which are in B. Riley Principal Capital II’s control, including that the registration statement that includes this prospectus shall have been declared effective by the SEC and the final form of this prospectus shall have been filed with the SEC. From and after the Commencement Date, we have the right, but not the obligation, from time to time at our sole discretion for a period of up to 36 months, unless the Purchase Agreement is earlier terminated, to direct B. Riley Principal Capital II to purchase up to a specified maximum amount of shares of Class A Common Stock in one or more Market Open Purchases and Intraday Purchases as set forth in the Purchase Agreement, by timely delivering a written Market Open Purchase Notice for each Market Open Purchase, and timely delivering a written Intraday Purchase Notice for each Intraday Purchase, if any, to B. Riley Principal Capital II in accordance with the Purchase Agreement on any trading day we select as the Purchase Date therefor, so long as (i) the closing sale price of our Class A Common Stock on the trading day immediately prior to such Purchase Date is not less than the Threshold Price and (ii) all shares of Class A Common Stock subject to all prior Market Open Purchases and all prior Intraday Purchases (as applicable) effected by us under the Purchase Agreement, including all prior purchases effected on the same Purchase Date, have been received by B. Riley Principal Capital II in the manner set forth in the Purchase Agreement, prior to the time we deliver such notice to B. Riley Principal Capital II.

From and after Commencement, the Company will control the timing and amount of any sales of Class A Common Stock to B. Riley Principal Capital II. Actual sales of shares of our Class A Common Stock to B. Riley Principal Capital II under the Purchase Agreement will depend on a variety of factors to be determined by us from time to time, including, among other things, market conditions, the trading price of our Class A Common Stock and determinations by us as to the appropriate sources of funding for our company and its operations.

Under the applicable Nasdaq rules, in no event may we issue to B. Riley Principal Capital II under the Purchase Agreement shares of Class A Common Stock in excess of the 19.99% Exchange Cap, unless (i) we obtain stockholder approval to issue shares of Class A Common Stock in excess of the Exchange Cap in accordance with applicable Nasdaq rules, or (ii) the average price per share paid by B. Riley Principal Capital II for all of the shares of Class A Common Stock that we direct B. Riley Principal Capital II to purchase from us pursuant to the Purchase Agreement, if any, equals or exceeds $2.10 per share (representing the lower of (a) the official closing price of our Class A Common Stock on Nasdaq immediately preceding the execution of the Purchase Agreement and (b) the average official closing price of our Class A Common Stock on Nasdaq for the five consecutive trading days immediately preceding the execution of the Purchase Agreement, adjusted as required by Nasdaq to take into account our payment of the Cash Commitment Fee), so that the Exchange Cap limitation will not apply to issuances and sales of Class A Common Stock pursuant to the Purchase Agreement.

Moreover, we may not issue or sell any shares of Class A Common Stock to B. Riley Principal Capital II under the Purchase Agreement which, when aggregated with all other shares of Class A Common Stock then beneficially owned by B. Riley Principal Capital II and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 thereunder), would result in B. Riley Principal Capital II beneficially owning shares of Class A Common Stock in excess of the 4.99% Beneficial Ownership Limitation, which is defined in the Purchase Agreement as 4.99% of the outstanding shares of our Class A Common Stock.

The net proceeds to us from sales that we elect to make to B. Riley Principal Capital II under the Purchase Agreement, if any, will depend on the frequency and prices at which we sell shares of our Class A Common Stock to B. Riley Principal Capital II. We expect that any proceeds received by us from such sales to B. Riley Principal Capital II will be used for working capital and general corporate purposes.

Neither we nor B. Riley Principal Capital II may assign or transfer our respective rights and obligations under the Purchase Agreement or the Registration Rights Agreement, and no provision of the Purchase Agreement or the Registration Rights Agreement may be modified or waived by us or B. Riley Principal Capital II.

As consideration for B. Riley Principal Capital II’s commitment to purchase shares of Class A Common Stock at our direction upon the terms and subject to the conditions set forth in the Purchase Agreement, we agreed to pay B. Riley Principal Capital II the Cash Commitment Fee, which represents 1.5% of B. Riley Principal Capital II’s $100,000,000 total aggregate purchase commitment under the Purchase Agreement. B. Riley Principal Capital II will withhold 30% in cash from the total aggregate purchase price in connection with any Market Open Purchases and Intraday Purchases under the Purchase Agreement until B. Riley Principal Capital II has received the entire Cash Commitment Fee. If we do not pay the Cash Commitment Fee in full on the earlier of (i) the termination of the Purchase Agreement pursuant to Section 8.2 of the Purchase Agreement and (ii) December 15, 2024, then we must pay B. Riley Principal Capital II, in cash, the difference between (A) the Cash Commitment Fee and (B) the amount of cash withholdings already withheld by B. Riley Principal Capital II in connection with any Market Open Purchases and Intraday Purchases and any other cash payments made by us to B. Riley Principal Capital II that were applied to the Commitment Fee that did not result from any cash withholding(s) by B. Riley Principal Capital II as set forth in the immediately preceding clause or from any agreements entered into between us and B. Riley Principal Capital II prior to the date of the Purchase Agreement. In addition, we have agreed to reimburse B. Riley Principal Capital II for the reasonable legal fees and disbursements of B. Riley Principal Capital II’s legal counsel in an amount not to exceed (i) $75,000 upon the execution of the Purchase Agreement and Registration Rights Agreement and (ii) $5,000 per fiscal quarter, in each case in connection with the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement.

The Purchase Agreement and the Registration Rights Agreement contain customary representations, warranties, conditions and indemnification obligations of the parties. Copies of the agreements have been filed as exhibits to the registration statement that includes this prospectus and are available electronically on the SEC’s website at www.sec.gov.

Purchases of Class A Common Stock Under the Purchase Agreement

Market Open Purchases

From and after the Commencement Date, we will have the right, but not the obligation, from time to time at our sole discretion for a period of up to 36 months, unless the Purchase Agreement is earlier terminated, beginning on the Commencement Date, to direct B. Riley Principal Capital II to purchase a specified number of shares of Class A Common Stock, not to exceed the applicable Market Open Purchase Maximum Amount, in a Market Open Purchase under the Purchase Agreement, by timely delivering a written Market Open Purchase Notice to B. Riley Principal Capital II, prior to 9:00 a.m., New York City time, on any trading day we select as the Purchase Date for such Market Open Purchase, so long as:

•        the closing sale price of our Class A Common Stock on the trading day immediately prior to such Purchase Date is not less than the Threshold Price; and

•        all shares of Class A Common Stock subject to all prior Market Open Purchases and all prior Intraday Purchases effected by us under the Purchase Agreement have been received by B. Riley Principal Capital II prior to the time we deliver such Market Open Purchase Notice to B. Riley Principal Capital II.

The Purchase Maximum Amount applicable to such Market Open Purchase will be equal to the lesser of:

•        1,000,000 shares of Class A Common Stock; and

•        the Market Open Purchase Percentage (as specified in the applicable Market Open Purchase Notice for such Purchase) of the total aggregate number (or volume) of shares of our Class A Common Stock traded on Nasdaq during the applicable Market Open Purchase Valuation Period for such Market Open Purchase.

The actual number of shares of Class A Common Stock that B. Riley Principal Capital II will be required to purchase in a Market Open Purchase, which we refer to as the Market Open Purchase Share Amount, will be equal to the number of shares that we specify in the applicable Market Open Purchase Notice, subject to adjustment to the extent necessary to give effect to the applicable Market Open Purchase Maximum Amount and other applicable limitations set forth in the Purchase Agreement, including the Beneficial Ownership Limitation and, if then applicable, the Exchange Cap.

The per share purchase price that B. Riley Principal Capital II will be required to pay for the Market Open Purchase Share Amount in a Market Open Purchase effected by us pursuant to the Purchase Agreement, if any, will be equal to the VWAP of our Class A Common Stock for the applicable Market Open Purchase Valuation Period on the Purchase Date for such Market Open Purchase, less a fixed 3.0% discount to the VWAP for such Market Open Purchase Valuation Period. The Market Open Purchase Valuation Period for a Market Open Purchase is defined in the Purchase Agreement as the period beginning at the official open (or “commencement”) of the regular trading session on Nasdaq on the applicable Purchase Date for such Market Open Purchase, and ending at the earliest to occur of:

•        3:59 p.m., New York City time, on such Purchase Date or such earlier time publicly announced by the trading market as the official close of the regular trading session on such Purchase Date;

•        such time that the total aggregate number (or volume) of shares of Class A Common Stock traded on Nasdaq during such Market Open Purchase Valuation Period reaches the applicable Market Open Purchase Share Volume Maximum for such Market Open Purchase, which will be determined by dividing (a) the applicable Market Open Purchase Share Amount for such Market Open Purchase, by (b) the Market Open Purchase Percentage we specified in the applicable Market Open Purchase Notice for such Market Open Purchase); and

•        if we further specify in the applicable Market Open Purchase Notice for such Market Open Purchase that a Limit Order Discontinue Election shall apply to such Market Open Purchase, such time that the trading price of our Class A Common Stock on Nasdaq during such Market Open Purchase Valuation Period (calculated in accordance with the Purchase Agreement) falls below the applicable Minimum Price Threshold.

Under the Purchase Agreement, for purposes of calculating the volume of shares of Class A Common Stock traded during a Market Open Purchase Valuation Period, including for purposes of determining whether the applicable Market Open Purchase Share Volume Maximum for a Market Open Purchase has been reached, for purposes of calculating the VWAP of our Class A Common Stock for the applicable Market Open Purchase Valuation Period, and to the extent that we specify in the applicable Market Open Purchase Notice that the Limit Order Discontinue Election will apply, the following transactions, to the extent they occur during such Market Open Purchase Valuation Period, shall be excluded: (x) the opening or first purchase of Class A Common Stock at or following the official open of the regular trading session on Nasdaq on the applicable Purchase Date for such Market Open Purchase, (y) the last or closing sale of Class A Common Stock at or prior to the official close of the regular trading session on Nasdaq on the applicable Purchase Date for such Market Open Purchase, and (z) if we have specified in the applicable Market Open Purchase Notice for such Market Open Purchase that a Limit Order Continue Election, rather than a Limit Order Discontinue Election, shall apply to such Market Open Purchase, all purchases and sales of Class A Common Stock on Nasdaq during such Market Open Purchase Valuation Period at a price per share that is less than the applicable Minimum Price Threshold for such Market Open Purchase.

Intraday Purchases

In addition to the Market Open Purchases described above, from and after the Commencement Date, we will also have the right, but not the obligation, subject to the continued satisfaction of the conditions set forth in the Purchase Agreement, to direct B. Riley Principal Capital II to make Intraday Purchases (whether or not a Market Open Purchase is effected on such Purchase Date), not to exceed the applicable Intraday Purchase Maximum Amount, in an Intraday Purchase under the Purchase Agreement, by timely delivering a written Intraday Purchase Notice to B. Riley Principal Capital II, after 10:00 a.m., New York City time (and after the Market Open Purchase

Valuation Period for any earlier Market Open Purchase and the Intraday Purchase Valuation Period for the most recent prior Intraday Purchase effected on the same Purchase Date if applicable, have ended), and prior to 3:30 p.m., New York City time, on such Purchase Date, so long as:

•        the closing sale price of our Class A Common Stock on the trading day immediately prior to such Purchase Date is not less than the Threshold Price; and

•        all shares of Class A Common Stock subject to all prior Market Open Purchases and all prior Intraday Purchases (as applicable) effected by us under the Purchase Agreement, including all prior purchases effected on the same Purchase Date as such applicable Intraday Purchase, have been received by B. Riley Principal Capital II in the manner set forth in the Purchase Agreement, prior to the time we deliver the Intraday Purchase Notice for such applicable Intraday Purchase to B. Riley Principal Capital II.

The Intraday Purchase Maximum Amount applicable to such Intraday Purchase will be equal to the lesser of:

•        1,000,000 shares of Class A Common Stock; and

•        the Intraday Purchase Percentage (as specified by us in the applicable Intraday Purchase Notice for such Intraday Purchase) of the total aggregate number (or volume) of shares of our Class A Common Stock traded on Nasdaq during the applicable Intraday Purchase Valuation Period for such Intraday Purchase.

The actual number of shares of Class A Common Stock that B. Riley Principal Capital II will be required to purchase in an Intraday Purchase, which we refer to as the Intraday Purchase Share Amount, will be equal to the number of shares that we specify in the applicable Intraday Purchase Notice, subject to adjustment to the extent necessary to give effect to the applicable Intraday Purchase Maximum Amount and other applicable limitations set forth in the Purchase Agreement, including the Beneficial Ownership Limitation and, if then applicable, the Exchange Cap.

The per share purchase price that B. Riley Principal Capital II will be required to pay for the Intraday Purchase Share Amount in an Intraday Purchase effected by us pursuant to the Purchase Agreement, if any, will be calculated in the same manner as in the case of a Market Open Purchase (including the same fixed percentage discounts to the applicable VWAP used to calculate the per share purchase price for a Market Open Purchase as described above), provided that the VWAP used to determine the purchase price for the Intraday Purchase Share Amount to be purchased in an Intraday Purchase will be equal to the VWAP for the applicable Intraday Purchase Valuation Period on the Purchase Date for such Intraday Purchase. The Intraday Purchase Valuation Period for an Intraday Purchase is defined in the Purchase Agreement as the period during the regular trading session on Nasdaq on such Purchase Date, beginning at the latest to occur of:

•        such time of confirmation of B. Riley Principal Capital II’s receipt of the applicable Intraday Purchase Notice;

•        such time that the Market Open Purchase Valuation Period for any prior Market Open Purchase effected on the same Purchase Date (if any) has ended; and

•        such time that the Intraday Purchase Valuation Period for the most recent prior Intraday Purchase effected on the same Purchase Date (if any) has ended, and ending at the earliest to occur of:

•        3:59 p.m., New York City time, on such Purchase Date or such earlier time publicly announced by the trading market as the official close of the regular trading session on such Purchase Date;

•        such time that the total aggregate number (or volume) of shares of Class A Common Stock traded on Nasdaq during such Intraday Purchase Valuation Period reaches the applicable Intraday Purchase Share Volume Maximum for such Intraday Purchase, which will be determined by dividing (a) the applicable Intraday Purchase Share Amount for such Intraday Purchase, by (b) the Purchase Percentage we specified in the applicable Intraday Purchase Notice for determining the applicable Intraday Purchase Share Amount for such Intraday Purchase); and

•        if we further specify Limit Order Discontinue Election in the applicable Intraday Purchase Notice for such Intraday Purchase, such time that the trading price of our Class A Common Stock on Nasdaq during such Intraday Purchase Valuation Period (calculated in accordance with the Purchase Agreement) falls below the applicable Minimum Price Threshold.

As with Market Open Purchases, for purposes of calculating the volume of shares of Class A Common Stock traded during an Intraday Purchase Valuation Period, including for purposes of determining whether the applicable Intraday Purchase Share Volume Maximum for an Intraday Purchase has been reached, for purposes of calculating the VWAP of our Class A Common Stock for the applicable Intraday Purchase Valuation Period, the following transactions, to the extent they occur during such Intraday Purchase Valuation Period, are excluded: (x) the opening or first purchase of Class A Common Stock at or following the official open of the regular trading session on Nasdaq on the applicable Purchase Date for such Intraday Purchase, (y) the last or closing sale of Class A Common Stock at or prior to the official close of the regular trading session on Nasdaq on the applicable Purchase Date for such Intraday Purchase, and (z) if we have specified in the applicable Intraday Purchase Notice for such Intraday Purchase that a Limit Order Continue Election, rather than a Limit Order Discontinue Election, shall apply to such Intraday Purchase, all purchases and sales of Class A Common Stock on Nasdaq during such Intraday Purchase Valuation Period at a price per share that is less than the applicable Minimum Price Threshold for such Intraday Purchase.

We may, in our sole discretion, timely deliver multiple Intraday Purchase Notices to B. Riley Principal Capital II prior to 3:30 p.m., New York City time, on a single Purchase Date to effect multiple Intraday Purchases on such same Purchase Date, provided that the Purchase Valuation Period for any earlier regular Purchase effected on the same Purchase Date (as applicable) and the Intraday Purchase Valuation Period for the most recent prior Intraday Purchase effected on the same Purchase Date have ended prior to 3:30 p.m., New York City time, on such Purchase Date, and so long as all shares of Class A Common Stock subject to all prior Market Open Purchases and all prior Intraday Purchases (as applicable) effected by us under the Purchase Agreement, including all prior purchases effected on the same Purchase Date as such applicable Intraday Purchase, have been received by B. Riley Principal Capital II prior to the time we deliver to B. Riley Principal Capital II a new Intraday Purchase Notice to effect an additional Intraday Purchase on the same Purchase Date as an earlier Market Open Purchase (as applicable) and one or more earlier Intraday Purchases effected on such same Purchase Date.

The terms and limitations that will apply to each subsequent additional Intraday Purchase effected on the same Purchase Date will be the same as those applicable to any earlier Market Open Purchase (as applicable) and any earlier Intraday Purchase effected on the same Purchase Date as such subsequent additional Intraday Purchase, and the per share purchase price for the shares of Class A Common Stock that we elect to sell to B. Riley Principal Capital II in each subsequent additional Intraday Purchase effected on the same Purchase Date as an earlier Market Open Purchase (as applicable) and/or earlier Intraday Purchase(s) effected on such Purchase Date will be calculated in the same manner as in the case of such earlier Market Open Purchase (as applicable) and such earlier Intraday Purchase(s) effected on the same Purchase Date as such subsequent additional Intraday Purchase, with the exception that the Intraday Purchase Valuation Period for each subsequent additional Intraday Purchase will begin and end at different times (and may vary in duration) during the regular trading session on such Purchase Date, in each case as determined in accordance with the Purchase Agreement.

In the case of Market Open Purchases and Intraday Purchases effected by us under the Purchase Agreement, if any, all share and dollar amounts used in determining the purchase price per share of Class A Common Stock to be purchased by B. Riley Principal Capital II in a Market Open Purchase or an Intraday Purchase (as applicable), or in determining the applicable maximum purchase share amounts or applicable volume or price threshold amounts in connection with any such Market Open Purchase or Intraday Purchase (as applicable), in each case, will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction occurring during any period used to calculate such per share purchase price, maximum purchase share amounts or applicable volume or price threshold amounts.

At or prior to 5:30 p.m., New York City time, on the applicable Purchase Date for a Market Open Purchase and/or Intraday Purchase, B. Riley Principal Capital II will provide us with a written confirmation for such Market Open Purchase and/or Intraday Purchase, as applicable, setting forth the applicable purchase price (both on a per share basis and the total aggregate purchase price) to be paid by B. Riley Principal Capital II for the shares of Class A Common Stock purchased by B. Riley Principal Capital II in such Market Open Purchase and/or Intraday Purchase, as applicable.

The payment for, against delivery of, shares of class A Common Stock purchased by B. Riley Principal Capital II in any Market Open Purchase or any Intraday Purchase under the Purchase Agreement will be fully settled within two (2) trading days immediately following the applicable Purchase Date for such Market Open Purchase or such Intraday Purchase (as applicable), as set forth in the Purchase Agreement.

Conditions Precedent to Commencement and Each Purchase

B. Riley Principal Capital II’s obligation to accept Market Open Purchase Notices and Intraday Purchase Notices that are timely delivered by us under the Purchase Agreement and to purchase shares of our Class A Common Stock in Market Open Purchases and Intraday Purchases under the Purchase Agreement, are subject to (i) the initial satisfaction, at the Commencement, and (ii) the satisfaction, at the applicable “Purchase Condition Satisfaction Time” (as such term is defined in the Purchase Agreement) on the applicable Purchase Date for each Market Open Purchase and Intraday Purchase after the Commencement Date, of the conditions precedent thereto set forth in the Purchase Agreement, all of which are entirely outside of B. Riley Principal Capital II’s control, which conditions including the following:

•        the accuracy in all material respects of the representations and warranties of the Company included in the Purchase Agreement;

•        the Company having performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Purchase Agreement to be performed, satisfied or complied with by the Company;

•        the registration statement that includes this prospectus (and any one or more additional registration statements filed with the SEC that include shares of Class A Common Stock that may be issued and sold by the Company to B. Riley Principal Capital II under the Purchase Agreement) having been declared effective under the Securities Act by the SEC, and B. Riley Principal Capital II being able to utilize this prospectus (and the prospectus included in any one or more additional registration statements filed with the SEC under the Registration Rights Agreement) to resell all of the shares of Class A Common Stock included in this prospectus (and included in any such additional prospectuses);

•        the SEC shall not have issued any stop order suspending the effectiveness of the registration statement that includes this prospectus (or any one or more additional registration statements filed with the SEC that include shares of Class A Common Stock that may be issued and sold by the Company to B. Riley Principal Capital II under the Purchase Agreement) or prohibiting or suspending the use of this prospectus (or the prospectus included in any one or more additional registration statements filed with the SEC under the Registration Rights Agreement), and the absence of any suspension of qualification or exemption from qualification of the Class A Common Stock for offering or sale in any jurisdiction;

•        FINRA shall not have provided an objection to, and shall have confirmed in writing that it has determined not to raise any objections with respect to the fairness and reasonableness of, the terms and arrangements of the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement;

•        there shall not have occurred any event and there shall not exist any condition or state of facts, which makes any statement of a material fact made in the registration statement that includes this prospectus (or in any one or more additional registration statements filed with the SEC that include shares of Class A Common Stock that may be issued and sold by the Company to B. Riley Principal Capital II under the Purchase Agreement) untrue or which requires the making of any additions to or changes to the statements contained therein in order to state a material fact required by the Securities Act to be stated therein or necessary in order to make the statements then made therein (in the case of this prospectus or the prospectus included in any one or more additional registration statements filed with the SEC under the Registration Rights Agreement, in the light of the circumstances under which they were made) not misleading;

•        this prospectus, in final form, shall have been filed with the SEC under the Securities Act prior to Commencement, and all reports, schedules, registrations, forms, statements, information and other documents required to have been filed by the Company with the SEC pursuant to the reporting requirements of the Exchange Act shall have been filed with the SEC;

•        trading in the Class A Common Stock shall not have been suspended by the SEC or Nasdaq, the Company shall not have received any final and non-appealable notice that the listing or quotation of the Class A Common Stock on Nasdaq, shall be terminated on a date certain (unless, prior to such date, the Class A Common Stock is listed or quoted on any other Eligible Market, as such term is defined in the Purchase Agreement), and there shall be no suspension of, or restriction on, accepting additional deposits of the Class A Common Stock, electronic trading or book-entry services by The Depository Trust Company with respect to the Class A Common Stock;

•        the Company shall have complied with all applicable federal, state and local governmental laws, rules, regulations and ordinances in connection with the execution, delivery and performance of the Purchase Agreement and the Registration Rights Agreement;

•        the absence of any statute, regulation, order, decree, writ, ruling or injunction by any court or governmental authority of competent jurisdiction which prohibits the consummation of or that would materially modify or delay any of the transactions contemplated by the Purchase Agreement or the Registration Rights Agreement;

•        the absence of any action, suit or proceeding before any arbitrator or any court or governmental authority seeking to restrain, prevent or change the transactions contemplated by the Purchase Agreement or the Registration Rights Agreement, or seeking material damages in connection with such transactions;

•        all of the shares of Class A Common Stock that may be issued pursuant to the Purchase Agreement shall have been approved for listing or quotation on Nasdaq (or if the Class A Common Stock is not then listed on Nasdaq, then on any Eligible Market), subject only to notice of issuance;

•        no condition, occurrence, state of facts or event constituting a Material Adverse Effect (as such term is defined in the Purchase Agreement) shall have occurred and be continuing;

•        the absence of any bankruptcy proceeding against the Company commenced by a third party, and the Company shall not have commenced a voluntary bankruptcy proceeding, consented to the entry of an order for relief against it in an involuntary bankruptcy case, consented to the appointment of a custodian of the Company or for all or substantially all of its property in any bankruptcy proceeding, or made a general assignment for the benefit of its creditors; and

•        the receipt by B. Riley Principal Capital II of the legal opinions and negative assurances, bring-down legal opinions and negative assurances, and audit comfort letters, in each case as required under the Purchase Agreement.

Termination of the Purchase Agreement

Unless earlier terminated as provided in the Purchase Agreement, the Purchase Agreement will terminate automatically on the earliest to occur of:

•        the first day of the month next following the 36-month anniversary of the Commencement Date;

•        the date on which B. Riley Principal Capital II shall have purchased shares of Class A Common Stock under the Purchase Agreement for an aggregate gross purchase price equal to $100,000,000;

•        the date on which the Class A Common Stock shall have failed to be listed or quoted on Nasdaq or any other Eligible Market;

•        the 30th trading day after the date on which a voluntary or involuntary bankruptcy proceeding involving our company has been commenced that is not discharged or dismissed prior to such trading day; and

•        the date on which a bankruptcy custodian is appointed for all or substantially all of our property, or we make a general assignment for the benefit of our creditors.

We have the right to terminate the Purchase Agreement at any time after Commencement, at no cost or penalty, upon 10 trading days’ prior written notice to B. Riley Principal Capital II, provided, however, that certain conditions under the Purchase Agreement are met. We and B. Riley Principal Capital II may also terminate the Purchase Agreement at any time by mutual written consent.

B. Riley Principal Capital II also has the right to terminate the Purchase Agreement upon 10 trading days’ prior written notice to us, but only upon the occurrence of certain events, including:

•        the occurrence and continuation of a Material Adverse Effect (as such term is defined in the Purchase Agreement);

•        the occurrence of a Fundamental Transaction (as such term defined in the Purchase Agreement) involving our company;

•        if any registration statement is not filed by the applicable Filing Deadline (as defined in the Registration Rights Agreement) or declared effective by the SEC by the applicable Effectiveness Deadline (as defined in the Registration Rights Agreement), or the Company is otherwise in breach or default in any material respect under any of the other provisions of the Registration Rights Agreement, and, if such failure, breach or default is capable of being cured, such failure, breach or default is not cured within 10 trading days after notice of such failure, breach or default is delivered to us;

•        if we are in breach or default in any material respect of any of our covenants and agreements in the Purchase Agreement or in the Registration Rights Agreement, and, if such breach or default is capable of being cured, such breach or default is not cured within 10 trading days after notice of such breach or default is delivered to us;

•        the effectiveness of the registration statement that includes this prospectus or any additional registration statement we file with the SEC pursuant to the Registration Rights Agreement lapses for any reason (including the issuance of a stop order by the SEC), or this prospectus or the prospectus included in any additional registration statement we file with the SEC pursuant to the Registration Rights Agreement otherwise becomes unavailable to B. Riley Principal Capital II for the resale of all of the shares of Class A Common Stock included therein, and such lapse or unavailability continues for a period of 45 consecutive trading days or for more than an aggregate of 90 trading days in any 365-day period, other than due to acts of B. Riley Principal Capital II; or

•        trading in the Class A Common Stock on Nasdaq (or if the Class A Common Stock is then listed on an Eligible Market, trading in the Class A Common Stock on such Eligible Market) has been suspended for a period of five consecutive trading days.

No termination of the Purchase Agreement by us or by B. Riley Principal Capital II will become effective prior to the fifth trading day immediately following the date on which any pending Market Open Purchase and any pending Intraday Purchase has been fully settled in accordance with the terms and conditions of the Purchase Agreement, and no termination will affect any of our respective rights and obligations under the Purchase Agreement with respect to any pending Market Open Purchase, any pending Intraday Purchase, the Cash Commitment Fee, and any fees and disbursements of B. Riley Principal Capital II’s legal counsel in connection with the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement. Both we and B. Riley Principal Capital II have agreed to complete our respective obligations with respect to any such pending Market Open Purchase and any pending Intraday Purchase under the Purchase Agreement. Furthermore, no termination of the Purchase Agreement will affect the Registration Rights Agreement, which will survive any termination of the Purchase Agreement.

No Short-Selling or Hedging by B. Riley Principal Capital II

B. Riley Principal Capital II has agreed that none of B. Riley Principal Capital II, its sole member, any of their respective officers, or any entity managed or controlled by B. Riley Principal Capital II or its sole member will engage in or effect, directly or indirectly, for its own account or for the account of any other of such persons or entities, any short sales of the Class A Common Stock or hedging transaction that establishes a net short position in the Class A Common Stock during the term of the Purchase Agreement.

Prohibition on Variable Rate Transactions

Subject to specified exceptions included in the Purchase Agreement, we are limited in our ability to enter into specified “Variable Rate Transactions” during certain “Reference Periods” (as such terms are defined in the Purchase Agreement). In addition, under the Purchase Agreement, we may not issue or sell any shares of Class A Common Stock or equivalents in any “equity line of credit” or “at the market offering,” subject to certain exceptions.

Qualified Independent Underwriter

We have engaged Seaport, a registered broker-dealer and FINRA member, to act as a qualified independent underwriter in this offering. B. Riley Principal Capital II has agreed to pay Seaport a cash fee of $50,000 upon the completion of this offering as consideration for its services and to reimburse Seaport up to $5,000 for expenses incurred in connection with acting as the qualified independent underwriter in this offering. In accordance with FINRA Rule 5110, such cash fee and expense reimbursement to be paid to Seaport for acting as the qualified independent underwriter in this offering are deemed to be underwriting compensation in connection with sales of our Class A Common Stock by B. Riley Principal Capital II to the public.

Effect of Sales of our Class A Common Stock under the Purchase Agreement on our Stockholders

The 9,500,000 Purchase Shares being registered for resale in this offering may be issued and sold by us to B. Riley Principal Capital II from time to time at our discretion over a period of up to 36 months, unless the Purchase Agreement is earlier terminated, commencing on the Commencement Date. The resale by B. Riley Principal Capital II of a significant amount of shares registered for resale in this offering at any given time, or the perception that these sales may occur, could cause the market price of our Class A Common Stock to decline and to be highly volatile. Sales of our Class A Common Stock, if any, to B. Riley Principal Capital II under the Purchase Agreement will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to B. Riley Principal Capital II all, some or none of the shares of our Class A Common Stock that may be available for us to sell to B. Riley Principal Capital II pursuant to the Purchase Agreement.

If and when we do elect to sell shares of our Class A Common Stock to B. Riley Principal Capital II pursuant to the Purchase Agreement, after B. Riley Principal Capital II has acquired such shares, B. Riley Principal Capital II may resell all, some or none of such shares at any time or from time to time in its discretion and at different prices. As a result, investors who purchase shares from B. Riley Principal Capital II in this offering at different times will likely pay different prices for those shares, and so may experience different levels of dilution, and in some cases substantial dilution, and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from B. Riley Principal Capital II in this offering as a result of future sales made by us to B. Riley Principal Capital II at prices lower than the prices such investors paid for their shares in this offering. In addition, if we sell a substantial number of shares of our Class A Common Stock to B. Riley Principal Capital II under the Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with B. Riley Principal Capital II may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales.

Because the per share purchase price that B. Riley Principal Capital II will pay for Purchase Shares in any Market Open Purchase or Intraday Purchase that we may elect to effect pursuant to the Purchase Agreement will be determined by reference to the VWAP during the applicable Market Open Purchase Valuation Period or Intraday Purchase Valuation Period, respectively, on the applicable Purchase Date for such Market Open Purchase or Intraday Purchase, as of the date of this prospectus, it is not possible for us to predict the number of shares of Class A Common Stock that we will sell to B. Riley Principal Capital II under the Purchase Agreement, the actual purchase price per share to be paid by B. Riley Principal Capital II for those shares, or the actual gross proceeds to be raised by us from those sales, if any.

As of March 28, 2024, there were 23,591,830 shares of our Class A Common Stock outstanding, of which 18,345,238 shares were held by non-affiliates of our company. If all of the 9,500,000 shares offered for resale by B. Riley Principal Capital II under this prospectus were issued and outstanding as of the date hereof (without taking into account the 19.99% Exchange Cap limitation), such shares would represent approximately 29% of the total number of outstanding shares of Class A Common Stock, and approximately 34% of the total number of outstanding shares of Class A Common Stock held by non-affiliates of our company, in each case as of March 28, 2024.

Although the Purchase Agreement provides that we may sell up to $100,000,000 of our Class A Common Stock to B. Riley Principal Capital II, only 9,500,000 Purchase Shares are being registered under the Securities Act for resale by B. Riley Principal Capital II under the registration statement that includes this prospectus. If we were to issue and sell all of such 9,500,000 Purchase Shares to B. Riley Principal Capital II at an assumed purchase price per share of $2.01 (without taking into account the 19.99% Exchange Cap limitation), representing the closing sale price of our Class A Common Stock on Nasdaq on March 28, 2024, we would only receive approximately $19,095,000 in aggregate gross proceeds from the sale of such Purchase Shares to B. Riley Principal Capital II under the Purchase Agreement. Depending on the market prices of our Class A Common Stock on the Purchase Dates on which we elect to sell such Purchase Shares to B. Riley Principal Capital II under the Purchase Agreement, we may need to register under the Securities Act additional shares of our Class A Common Stock for resale by B. Riley Principal Capital II which, together with the 9,500,000 Purchase Shares included in this prospectus, will enable us to issue and sell to B. Riley Principal Capital II such aggregate number of shares of Class A Common Stock under the Purchase Agreement as will be necessary in order for us to receive aggregate proceeds equal to B. Riley Principal Capital II’s $100,000,000 maximum aggregate purchase commitment available to us under the Purchase Agreement.

If we elect to issue and sell to B. Riley Principal Capital II more than the 9,500,000 shares of Class A Common Stock being registered under the Securities Act for resale by B. Riley Principal Capital II under the registration statement that includes this prospectus, which we have the right, but not the obligation, to do, we must first (i) obtain stockholder approval to issue shares of Class A Common Stock in excess of the Exchange Cap under the Purchase Agreement in accordance with applicable Nasdaq rules and (ii) file with the SEC one or more additional registration statements to register under the Securities Act the resale by B. Riley Principal Capital II of any such additional shares of our Class A Common Stock we wish to sell from time to time under the Purchase Agreement, which the SEC must declare effective, in each case before we may elect to sell any additional shares of our Class A Common Stock to B. Riley Principal Capital II under the Purchase Agreement. Any issuance and sale by us under the Purchase Agreement of a substantial amount of shares of Class A Common Stock in addition to the 9,500,000 shares of Class A Common Stock being registered for resale by B. Riley Principal Capital II under the registration statement that includes this prospectus could cause additional substantial dilution to our stockholders.

The number of shares of Class A Common Stock ultimately offered for resale by B. Riley Principal Capital II through this prospectus is dependent upon the number of shares of Class A Common Stock, if any, we elect to sell to B. Riley Principal Capital II under the Purchase Agreement from and after the Commencement Date. The issuance of our Class A Common Stock to B. Riley Principal Capital II pursuant to the Purchase Agreement will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted. Although the number of shares of our Class A Common Stock that our existing stockholders own will not decrease, the shares of our Class A Common Stock owned by our existing stockholders will represent a smaller percentage of our total outstanding shares of our Class A Common Stock after any such issuance.

The following table sets forth the amount of gross proceeds we would receive from B. Riley Principal Capital II from our sale of shares of Class A Common Stock to B. Riley Principal Capital II under the Purchase Agreement at varying purchase prices:

Assumed Average Purchase Price Per Share of Class A Common Stock	Number of Registered Shares of Class A Common Stock to be Issued if Full Purchase(1)	Percentage of Outstanding Shares of Class A Common Stock After Giving Effect to the Issuance to B. Riley Principal Capital II(2)	Gross Proceeds from the Sale of Shares of Class A Common Stock to B. Riley Principal Capital II Under the Purchase Agreement
$1.00	5,166,761	17.97%	$5,011,758.17
$2.00	5,166,761	17.97%	$10,023,516.34
$2.01(3)	5,166,761	17.97%	$10,073,633.90
$3.00	5,166,761	17.97%	$15,035,274.51
$4.00	5,166,761	17.97%	$20,047,032.68
$5.00	5,166,761	17.97%	$25,058,790.85

____________

(1)      Although the Purchase Agreement provides that we may sell up to $100,000,000 of our Class A Common Stock to B. Riley Principal Capital II, we are only registering 9,500,000 shares under the registration statement that includes this prospectus which may or may not cover all of the shares we ultimately sell to B. Riley Principal Capital II under the Purchase

____________

Agreement. We will not issue more than an aggregate of 5,166,761 shares of our Class A Common Stock (the Exchange Cap), unless otherwise approved by our stockholders or if the average price per share paid by B. Riley Principal Capital II for all of the shares of Class A Common Stock that we direct B. Riley Principal Capital II to purchase from us pursuant to the Purchase Agreement, if any, equals or exceeds $2.10 per share. The number of shares of Class A Common Stock to be issued as set forth in this column (i) gives effect to the Exchange Cap and (ii) is without regard for the Beneficial Ownership Limitation.

(2)      The denominator is based on 23,591,830 shares of Class A Common Stock outstanding as of March 28, 2024, adjusted to include the issuance of the number of shares of Class A Common Stock set forth in the adjacent column that we would have sold to B. Riley Principal Capital II, assuming the average purchase price in the first column. The numerator is based on the number of shares of Class A Common Stock issuable under the Purchase Agreement (that are the subject of this offering) at the corresponding assumed average purchase price set forth in the first column.

(3)      The closing sale price of our Class A Common Stock on Nasdaq on March 28, 2024.

MARKET PRICE OF THE CLASS A COMMON STOCK AND DIVIDENDS

Market Price of the Class A Common Stock

The Class A Common Stock and the Public Warrants are listed on Nasdaq under the symbols “MOBX” and “MOBXW,” respectively.

On March 28, 2024, the last sale price of the Class A Common Stock and the Public Warrants as reported on Nasdaq were $2.01 per share and $0.21 per warrant, respectively.

As of March 28, 2024, there were 23,591,830 shares of Class A Common Stock outstanding held of record by 278 holders, 2,254,901 shares of Class B Common Stock outstanding held of record by 7 holders and Public Warrants to purchase 6,000,000 shares of Class A Common Stock outstanding held of record by 1 holder. The number of record holders does not include The Depository Trust Company participants or beneficial owners holding shares or Public Warrants through banks, brokers, other financial institutions or other nominees.

Dividend Policy

We have never paid any cash dividends on the Common Stock. The payment of cash dividends in the future will be dependent upon revenues and earnings, if any, capital requirements and general financial condition from time to time. The payment of any cash dividends will be within the discretion of the Board. It is presently expected that we will retain all earnings for use in our business operations and, accordingly, it is not expected that the Board will declare any dividends in the foreseeable future.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Unless otherwise expressly stated or defined or unless the context otherwise requires, defined terms included below have the same meaning as terms defined and included elsewhere in the prospectus.

The unaudited pro forma condensed combined statements of operations for the three months ended December 31, 2023 and the year ended September 30, 2023 present the consolidated results of operations of Mobix Labs after giving pro forma effect to Mobix Labs’ acquisition (the “Acquisition”) of EMI Solutions, which Mobix Labs completed on December 18, 2023, as if the Acquisition had occurred on October 1, 2022. The unaudited pro forma condensed combined statements of operations have been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” No unaudited pro forma condensed combined balance sheet is presented because Mobix Labs’ historical unaudited condensed consolidated balance sheet of as of December 31, 2023 reflects the acquisition of EMI Solutions. The unaudited pro forma condensed combined financial information does not give effect to the Committed Equity Facility with B. Riley executed on March 18, 2024.

The historical financial information of Mobix Labs was derived from its audited financial statements as of and for the years ended September 30, 2023 and 2022, and Mobix Labs’ unaudited condensed consolidated financial statements as of and for the three months ended December 31, 2023 included elsewhere in this prospectus. The historical financial information of EMI Solutions was derived from the historical audited financial statements of EMI Solutions as of and for the years ended June 30, 2023 and 2022, which are included elsewhere in this prospectus and from unaudited financial statements of EMI Solutions for the period from October 1, 2023 to December 18, 2023 not included herein. This information should be read together with Mobix Labs’ and EMI Solutions’ historical financial statements, the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and other financial information included in this prospectus.

The unaudited pro forma condensed combined statements of operations are for informational purposes only. They do not purport to indicate the results that would have been obtained had the Acquisition actually been completed on the assumed date or for the periods presented, or which may be realized in the future. The pro forma adjustments are based on the information currently available and the assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial information. All amounts presented are in thousands, except numbers of shares and per share amounts.

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Three Months Ended December 31, 2023

(in thousands, except share and per share amounts)

	Three months ended December 31, 2023	October 1, 2023 to December 18, 2023	Transaction Accounting Adjustments	Adjustment	Three months ended December 31, 2023
	Mobix Labs (Historical)	EMI Solutions (Historical)			Pro Forma Combined
Net revenue
Product sales	$285	$767	$—		$1,052

Costs and expenses
Cost of revenue	329	415	—		744
Research and development	1,562	—	—		1,562
Selling, general and administrative	15,663	255	87	4(A)	16,005
Income (loss) from operations	(17,269)	97	(87)		(17,259)

Interest expense	857	—	—		857
Transaction costs expensed	(24,764)	—	—		(24,764)
Change in fair value of earn-out liability	2,904	—	—		2,904
Change in fair value of PIPE make-whole liability	60	—	—		60
Change in fair value of private warrants	10	—	—		10
Change in fair value of SAFEs	4,009	—	—		4,009
Income (loss) before income taxes	(345)	97	(87)		(335)
Income tax benefit	(1,280)	—	—		(1,280)
Net income and comprehensive income	$935	$97	$(87)		$945

Net income per common share, basic	$0.04				$0.04
Net income per common share, diluted	$0.04				$0.04
Weighted-average common shares outstanding, basic	18,617,656		828,566	4(B)	19,446,222
Weighted-average common shares outstanding, diluted	23,316,071		828,566	4(B)	24,144,637

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended September 30, 2023

(in thousands, except share and per share amounts)

	Year ended September 30, 2023	Year ended June 30, 2023	Transaction Accounting Adjustments	Adjustment	Year ended September 30, 2023
	Mobix Labs (Historical)	EMI Solutions (Historical)			Pro Forma Combined
Net revenue
Product sales	$1,224	$2,573	$—		$3,797

Costs and expenses
Cost of revenue	1,620	1,640	—		3,260
Research and development	11,044	—	—		11,044
Selling, general and administrative	24,104	1,195	757	4(C)	26,056
Loss from operations	(35,544)	(262)	(757)		(36,563)

Interest expense	3,355	—	—		3,355
Change in fair value of SAFEs	655	—	—
Other income, net	—	(304)	—		(304)
Income (loss) before income taxes	(39,554)	42	(757)		(39,614)
Provision for income taxes	67	1	—		68
Net loss and comprehensive loss	$(39,621)	$41	$(757)		$(39,682)

Net loss per common share, basic and diluted	$(2.71)				$(2.55)
Weighted-average common shares outstanding, basic and diluted	14,612,600		964,912	4(D)	15,577,512

NOTES TO THE UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL INFORMATION

1. Acquisition of EMI

On December 18, 2023, Mobix Labs completed the Acquisition when it acquired all of the issued and outstanding common shares of EMI Solutions, which is accounted for as a business combination. Consideration for the acquisition consisted of 964,912 shares of Mobix Labs’ common stock with an estimated fair value of $8,856 and $2,200 in cash. Of the cash portion of the consideration, $155 was paid at the time of the consummation of the Acquisition and $1,000 was paid in January 2024, with the remainder payable in equal quarterly installments of $174 beginning March 31, 2024.

2. Basis of Pro Forma Presentation

The unaudited pro forma condensed combined statement of operations for the year ended September 30, 2023 combines the historical audited statement of operations of Mobix Labs for the year ended September 30, 2023 and the historical audited statement of operations of EMI Solutions for the year ended June 30, 2023.

Mobix Labs’ historical unaudited condensed consolidated financial statements as of and for the three months ended December 31, 2023 include the results of operations of EMI Solutions for the period from December 19, 2023 to December 31, 2023. The unaudited pro forma condensed combined statement of operations for the three months ended December 31, 2023 combines the historical unaudited condensed consolidated statement of operations of Mobix Labs for the three months ended December 31, 2023 with the historical unaudited statement of operations of EMI Solutions for the period from October 1, 2023 to December 18, 2023.

Mobix Labs and EMI Solutions did not have any historical relationships prior to the Acquisition. Accordingly, no pro forma adjustments were required to eliminate activities between the companies. The unaudited pro forma condensed combined statements of operations do not include the effects of the costs associated with any integration or restructuring activities resulting from Acquisition. In addition, the unaudited pro forma condensed combined statements of operations do not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Acquisition.

The unaudited pro forma condensed combined statements of operations are for informational purposes only and do not purport to indicate the results that would have been obtained had the Acquisition actually been completed on the assumed date or for the periods presented, or which may be realized in the future.

All amounts presented are in thousands, except numbers of shares and per share amounts.

3. Accounting Policies and Reclassifications

The unaudited pro forma condensed statements of operations have been compiled in a manner consistent with the accounting policies adopted by Mobix Labs. The accounting policies of EMI Solutions were not materially different from those adopted by Mobix Labs.

4. Pro Forma Adjustments

The pro forma adjustments are based on the information currently available and the assumptions and estimates which Mobix Labs believes to be reasonable.

Given Mobix Labs’ history of net losses and the valuation allowance recorded against its deferred tax assets, the pro forma adjustments to the unaudited pro forma condensed combined statements of operations resulted in no additional income tax adjustment.

The adjustments made in preparing the unaudited pro forma condensed combined statements of operations for the three months ended December 31, 2023 are as follows:

A.     To record incremental amortization expense of $87 relating to the identified intangible assets recognized in connection with the Acquisition. The intangible assets consist of customer relationships, backlog and trade names having an aggregate fair value of $6,500 as of the date of the Acquisition. The intangible assets are being amortized over their estimated useful lives, ranging from one year to fifteen years.

B.      To reflect the issuance of 964,912 shares of Mobix Labs’ common stock as consideration for the Acquisition, as if such shares had been issued on October 1, 2022.

The adjustments made in preparing the unaudited pro forma condensed combined statements of operations for the year ended September 30, 2023, are as follows:

C.     To record amortization expense of $757 relating to the identified intangible assets recognized in connection with the Acquisition. The intangible assets consist of customer relationships, backlog and trade names having an aggregate fair value of $6,500 as of the date of the Acquisition. The intangible assets are being amortized over their estimated useful lives, ranging from one year to fifteen years.

D.     To reflect the issuance of 964,912 shares of Mobix Labs’ common stock as consideration for the Acquisition, as if such shares had been issued on October 1, 2022.

5. Net Income (Loss) per Share

Pro forma basic and diluted net income (loss) per share is calculated using Mobix Labs’ historical weighted average shares outstanding, adjusted to reflect the issuance of additional shares in connection with the Acquisition, as if those shares had been issued on October 1, 2022.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF MOBIX LABS

The following discussion of our financial condition and results of operations should be read in conjunction with the audited and unaudited financial statements and the related notes thereto included in this prospectus. Certain information included in this discussion contains forward-looking statements that involve numerous risks and uncertainties. Our actual results may differ materially from those projected or implied by the forward-looking statements. Forward-looking statements are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. You should not place undue reliance on forward-looking statements, which speak only as of the date hereof. See the sections titled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” for a discussion of factors that could cause our actual results to differ from those expressed or implied by forward-looking statements.

Overview

Based in Irvine, California, we are a fabless semiconductor company developing disruptive wireless mmWave 5G and C-Band wireless solutions and delivering connectivity and electromagnetic filtering products for next generation communications systems supporting the aerospace, military, defense, medical and other markets requiring HiRel and HiRel products. To enhance our product portfolio we also intend to pursue acquisitions of companies with existing revenue which can be scaled, and which possess technologies that accelerate the speed, accessibility, and efficiency of disruptive or more efficient communications solutions, and which will also allow us to expand into strategically aligned industries. Our wireless mmWave 5G integrated circuits currently in development are designed to deliver significant advantages in performance, efficiency, size, and cost. Our True Xero AOC, which have been in production for several years and were acquired in the Cosemi acquisition, are designed to meet customer needs for high-quality active optical cable solutions at an affordable price. Our electromagnetic interference (“EMI”) filtering products, which were acquired in the EMI Solutions acquisition, are designed for, and are currently used in aerospace, military, defense and medical applications. These innovative technologies are designed for large and rapidly growing markets where there are increasing demands for higher performance communication and filtering systems which utilize an expanding mix of both wireless and connectivity technologies.

On December 21, 2023, we consummated the Merger pursuant to the Business Combination Agreement.

We were founded with the goal of simplifying the development and maximizing the performance of wireless mmWave wireless 5G products by designing and developing high performance, cost-effective, and ultra-compact semiconductor components and solutions used for signal processing applications in wireless products. Since our inception, our corporate strategy has evolved to encompass the pursuit of acquisitions in diverse industry sectors, including aerospace, military, defense, medical and HiRel technology, as part of our commitment to enhancing communication services. We have developed and/or acquired an extensive intellectual property portfolio comprised of patents and trade secrets that are critical to commercializing our communication products and communications technologies. In leveraging our proprietary technology, we aim to scale the growth of our product revenue for our integrated circuits and components by serving large and rapidly growing markets where we believe there are increasing demands for higher performance communication technologies, including both wireless and connectivity systems. We are actively pursuing customer engagements with manufacturers of wireless communications, aerospace, military, defense, medical and HiRel products.

In 2021, we completed the acquisition of substantially all of the assets including intellectual property of Cosemi, an Irvine, California-based global supplier of high-speed connectivity solutions. Cosemi’s intellectual property portfolio included a broad range of AOCs and optical engines that deliver optimal connectivity to a wide range of applications, including home entertainment, gaming, augmented reality and virtual reality, video conferencing, medical, mobile devices and monitors, among others. The acquisition of Cosemi built the foundation for our current connectivity business. We believe the patented cable technology and AOC optical chip solutions from Cosemi along with our innovative wireless semiconductor technologies provide more opportunities in the wireless C-Band and mmWave 5G market as the need for faster, more reliable data transmission becomes ever more apparent, whether it is for the data center, infrastructure, home entertainment or consumer electronics market.

Recent Developments

Committed Equity Facility

On March 18, 2024, we entered into the Purchase Agreement and Registration Rights Agreement with the Selling Stockholder. Pursuant to the Purchase Agreement, subject to the satisfaction of the conditions set forth therein, we will have the right, but not the obligation, to sell to B. Riley up to $100,000,000 of newly issued shares of our Class A Common Stock (subject to certain conditions and limitations contained in the Purchase Agreement), from time to time during the term of the Purchase Agreement. See “Committed Equity Facility” for more information.

The Merger

We accounted for the Merger as a reverse recapitalization. Under this method of accounting, Chavant is treated as the “acquired” company for financial reporting purposes. This determination was primarily based on holders of Legacy Mobix capital stock comprising a majority of the voting power of our common stock upon consummation of the Merger and having the ability to nominate the majority of our Board, Legacy Mobix’s senior management comprising our senior management, and Legacy Mobix’s operations comprising our ongoing operations. Accordingly, for accounting purposes, our financial statements represent a continuation of the financial statements of Legacy Mobix with the Merger being treated as the equivalent of Legacy Mobix issuing shares for the net assets of Chavant, accompanied by a recapitalization. We recognized the net assets of Chavant as of the Closing at historical cost, with no goodwill or other intangible assets recorded. Our operations prior to the Merger are presented as those of Legacy Mobix and the accumulated deficit of Legacy Mobix has been carried forward after Closing. All issued and outstanding securities of Chavant at the time of the Closing were treated as issuances of securities by us upon the consummation of the Merger.

As a result of the Merger, we raised gross proceeds of $21,014, including the contribution of $1,264 of cash held in Chavant’s trust account (the “Trust Account”) and the $19,750 private investment in public equity (“PIPE”) at $10.00 per share of Class A Common Stock. Our Class A Common Stock and Public Warrants began trading on The Nasdaq Stock Market LLC under the symbols “MOBX” and “MOBXW”, respectively, on December 22, 2023.

Acquisition of EMI Solutions, Inc.

On December 18, 2023, we completed the acquisition of EMI Solutions when we acquired all of the issued and outstanding common shares of EMI Solutions. EMI Solutions is a manufacturer of electromagnetic interference filtering products for aerospace, military, defense and medical applications. We expect the acquisition of EMI Solutions to complement our existing product offerings, expands our customer base and allows us to deliver solutions that address a wider variety of applications and markets. Consideration for the acquisition of EMI Solutions consisted of 964,912 shares of Legacy Mobix common stock and $2,200 in cash. We valued the common stock at $8,856, based on the fair value of the Legacy Mobix common stock at the time of the acquisition. Additional details of our accounting for our acquisition of EMI Solutions are included in the notes to our unaudited condensed consolidated financial statements included elsewhere in this prospectus.

Cost Reductions

To address our capital limitations and focus our use of cash on the completion of the Merger, which closed on December 21, 2023, and our acquisition of EMI Solutions, which closed on December 18, 2023, we reduced our headcount and temporarily furloughed approximately half of our employees on an unpaid basis since the beginning of the fourth quarter of fiscal year 2023. We also reduced our use of outside services and other costs and deferred discretionary expenditures. As a result of these actions, we reduced our operating expenses — except for stock-based compensation expense — for the three months ended December 31, 2023 compared to our actual expenses for the three months ended September 30, 2023. In January 2024, we permanently reduced our headcount by approximately 35%, consisting of employees previously placed on temporary furlough.

Financing Activities

During the three months ended December 31, 2023, we had additional financing activity, principally consisting of the issuance of promissory notes, convertible notes and Legacy Mobix common stock. See “Liquidity and Capital Resources,” below, and our unaudited condensed consolidated financial statements for further details.

COVID-19 Pandemic, Supply Chain Disruptions and Impact of Inflation

The COVID-19 pandemic has caused, and may continue to cause, a disruption and restrictions on our ability to travel, temporary closures of our office buildings and the facilities of our customers or suppliers, cancellations or modification of events, and disruptions at our manufacturers and suppliers located in Vietnam, Taiwan and China, including the COVID-19 lockdown in Shanghai in the first half of 2022 that led to substantial delays in our supply chain in China. We have experienced delays in shipments and product launches that have negatively impacted our sales and operating results relating to our connectivity business, and any future delays, due to pandemics or otherwise, could have a materially negative effect in the future. We also experienced a decline in revenue for the year ended September 30, 2023 due to a decrease in product sales resulting from supply chain constraints that limited our ability to meet demand from our largest customer. In addition, the COVID-19 lockdown in Vietnam triggered operational and solvency challenges for our Vietnamese manufacturer beginning in the first half of calendar year 2023. In response, we transitioned to higher cost manufacturers in Taiwan in July 2023 to ramp up production. However, this shift has resulted, and will continue to result in, lower margins than expected.

To help mitigate the COVID-19 related disruptions at our contract manufacturers and suppliers where we experienced a delay in our supply chain to support our orders, we used higher cost shipping and manufacturing alternatives. Additional COVID-19 disruptions limited our supply availability forcing us to move to less cost-effective components and materials. The higher cost shipping and manufacturing alternatives and components and materials resulting from supply chain disruptions negatively impacted our gross margin more than we anticipated in our outlook for our business. These constraints continue to exist and are expected to continue to materially impact our gross margin percentage. We are continuing to implement operational measures to minimize the turnaround time in fulfilling our orders. We are also currently designing and plan to introduce lower cost products as alternatives with more competitively priced components, aiming to maintain performance standards. However, there can be no assurance that these efforts will be sufficient to offset the negative impact of supply chain disruptions on our gross margin and net income (loss).

In addition to general levels of inflation that we have experienced, we are also subject to risk of specific inflationary pressures due to the expected continuing impacts of the COVID-19 pandemic and related global supply chain disruptions, including increases in commodity prices for materials and components and shipping costs that have had a negative impact on our gross margin. If inflation remains high or increases, our gross margin and results of operations will be further negatively impacted. To mitigate the effect of inflation, as described above, we are designing and plan to introduce lower cost products as alternatives with more competitively priced components, aiming to maintain performance standards. In addition, we have qualified another Taiwanese manufacturer for our connectivity products to foster competition among our manufacturers. However, there can be no assurance that these efforts will be sufficient to offset the negative impact of inflation on our gross margin and net loss.

Results of Operations

Comparison of the Three Months Ended December 31, 2023 and December 31, 2022

(dollars in thousands)	Three months ended December 31,		Change
	2023	2022	$	%
Net revenue
Product sales	$285	$679	(394)	(58)%

Costs and expenses
Cost of revenue	329	694	(365)	(53)%
Research and development	1,562	3,417	(1,855)	(54)%
Selling, general and administrative	15,663	5,794	9,869	170%
Loss from operations	(17,269)	(9,226)	(8,043)	87%

Interest expense	857	83	774	933%
Change in fair value of earnout liability	(24,764)	—	(24,764)	nm
Change in fair value of PIPE make-whole liability	2,904	—	2,904	nm
Change in fair value of Private Placement Warrants	60	—	60	nm
Change in fair value of SAFEs	10	50	(40)	(80)%
Merger-related transaction costs expensed	4,009	—	4,009	nm
Income (loss) before income taxes	(345)	(9,359)	9,014	(96)%
Provision (benefit) for income taxes	(1,280)	31	(1,311)	nm
Net income (loss) and comprehensive income (loss)	$935	$(9,390)	$10,325	(110)%

____________

“nm” indicates amount is not meaningful.

Net Revenue

We derive our net revenues primarily from product sales to equipment manufacturers. We recognize product revenue when we satisfy performance obligations under the terms of our contracts and upon transfer of control when title transfers (either upon shipment to or receipt by the customer, as determined by the contractual shipping terms of the contract), net of accruals for estimated sales returns and allowances (which were not material for the three months ended December 31, 2023 and 2022). Sales and other taxes we collect, if any, are excluded from net revenue.

Our revenues fluctuate based on a variety of factors, including the timing of the receipt of orders from our customers, product mix, competitor price offerings, global economic conditions, and other factors.

Our net revenues were $285 for the three months ended December 31, 2023 compared to $679 for the three months ended December 31, 2022, a decrease of $394 or 58%. The change principally reflects a $462 decrease in sales of our connectivity products, driven by reduced demand from our largest customer during the three months ended December 31, 2023. The decrease in net revenues from our connectivity products was partially offset by net revenues of $68 from EMI Solutions, which we acquired on December 18, 2023.

Cost of Revenue

Cost of revenue includes costs of materials, contract manufacturing services for the assembly, testing and shipping products, inbound freight, amortization of acquired developed technology, inventory obsolescence charges and other product-related costs. Cost of revenue also includes employee compensation and benefits (including stock-based compensation) of employees engaged in the sourcing of products, facility costs and depreciation.

Cost of revenue was $329 for the three months ended December 31, 2023 compared to $694 for the three months ended December 31, 2022, a decrease of $365 or 53%. The change principally reflects a $413 decrease in cost of revenues for our connectivity products, driven by the decrease in sales volumes noted above. The decrease in cost of revenue for our connectivity products was partially offset by a $48 increase in cost of revenues from EMI Solutions.

Research and Development Expenses

Research and development expenses represent costs of our product design and development activities, including employee compensation and benefits (including stock-based compensation), outside services, design tools, supplies, facility costs, depreciation and amortization of acquired developed technology. We expense all research and development costs as incurred.

Research and development expenses were $1,562 for the three months ended December 31, 2023 compared to $3,417 for the three months ended December 31, 2022, a decrease of $1,855 or 54%. The decrease principally reflects lower employee compensation and benefits and lower costs for outside services resulting from the cost reduction actions we initiated during the fourth quarter of our fiscal year ended September 30, 2023.

Selling, General and Administrative Expenses

Selling, general and administrative expenses primarily include employee compensation and benefits (including stock-based compensation) of executive and administrative staff including human resources, accounting, information technology, sales and marketing, outside professional and legal fees, insurance, advertising and promotional programs, travel and entertainment, and facility costs.

Selling, general and administrative expenses were $15,663 for the three months ended December 31, 2023 compared to $5,794 for the three months ended December 31, 2022, an increase of $9,869 or 170%. The increase principally reflects an $8,901 increase in stock-based compensation expense and increased costs for outside services, which were partly offset by lower employee compensation and benefits which resulted from the cost reduction actions we initiated during the fourth quarter of our fiscal year ended September 30, 2023. The increase in stock-based compensation expense related to certain awards whose vesting is contingent on both the completion of the Merger and the satisfaction of a service condition. Prior to the Merger, we did not recognize any expense for these awards because completion of the Merger and vesting of the awards was not probable. Upon completion of the Merger, we concluded that the vesting of these awards was probable, and we recognized stock-based compensation expense of $10,858 for the portion of the service period that had elapsed from the date of the awards through December 31, 2023. We will recognize the remaining $41,642 cost of these awards ratably over the period through their vesting dates, which extend to December 2027.

Interest Expense

Interest expense consists of cash and non-cash interest related to our related and unrelated party promissory notes, notes payable and convertible notes.

Interest expense was $857 for the three months ended December 31, 2023 compared to $83 for the three months ended December 31, 2022, an increase of $774. The increase principally reflects costs of $729K for the three months ended December 31, 2023 representing the value of warrants to purchase shares of our common stock that we issued in connection with borrowings we made during the period.

Change in Fair Value of Earn-Out Liability

In connection with the Merger, certain Legacy Mobix stockholders and certain holders of Legacy Mobix stock options will be entitled to receive an additional aggregate 3,500,000 shares of our Class A Common Stock based on the achievement of trading price targets following the Closing over a seven-year earnout period. We account for the earn-out shares as liability classified instruments because the events that determine the number of earn-out shares to which the earnout recipients will be entitled include events that are not solely indexed to our common stock and we remeasure the earn-out liability to its estimated fair value at the end of each reporting period. Additional information relating to the earn-out liability can be found in Note 3 of the notes to our unaudited condensed consolidated financial statements included herein.

We estimated the fair value the earn-out liability as of closing of the Merger at $33,559. As of December 31, 2023, none of the conditions for the issuance of any Earn-Out Shares had been achieved and we adjusted the carrying amount of the earn-out liability to its estimated fair value of $8,795. This decrease in the liability resulted in a non-cash gain of $24,764, principally due to the decrease in price of our Class A Common Stock between the Closing and December 31, 2023.

The fair value of the earn-out liability is based on a number of factors, including changes in the market price of our Class A Common Stock. We have experienced significant fluctuations in the market price of our Class A Common Stock in the period subsequent to the Closing, and may experience significant fluctuations in the future. Such price fluctuations will increase or decrease the value of the earn-out liability, and we will recognize corresponding losses or gains in our statements of operations and comprehensive income (loss), the amounts of which may be substantial.

Change in Fair Value of PIPE Make-Whole Liability

In connection with the Merger, we agreed to issue additional shares of our Class A Common Stock to the holders of 2,254,737 shares of our Class A Common Stock in the event that the volume-weighted average price per share of our Class A Common Stock during a specified period is less than $10.00 per share. In such a case, we would be obligated to issue up to 1,052,030 additional shares of our Class A Common Stock. We account for the make-whole shares as liability classified instruments because the events that determine the number of make-whole shares we will be obligated to issue are not solely indexed to our common stock and we remeasure the PIPE make-whole liability to its estimated fair value at the end of each reporting period. Additional information relating to the PIPE make-whole liability can be found in Note 3 of the notes to our unaudited condensed consolidated financial statements included in this prospectus.

We estimated the fair value the PIPE make-whole liability as of closing of the Merger at $2,071. As of December 31, 2023, the PIPE make-whole liability had not been settled and we adjusted the carrying amount of the make-whole liability to its estimated fair value of $4,975. This increase in the liability resulted in a non-cash loss of $2,904, principally due to the decrease in the price of our Class A Common Stock price between the Closing and December 31, 2023.

Future fluctuations in the market price of our Class A Common Stock will increase or decrease the value of the PIPE make-whole liability, and we will recognize corresponding losses or gains in our statements of operations and comprehensive income (loss), the amounts of which may be substantial.

Change in Fair Value Private Placement Warrants

In connection with the Merger, we assumed 3,000,000 warrants originally issued by Chavant (the “Private Placement Warrants”). Each warrant, as adjusted, entitles the holder to purchase one share of our Class A Common Stock at a price of $5.79 per share. The Private Placement Warrants are exercisable at any time commencing thirty days after the completion of the Merger and terminating five years after the completion of the Merger.

We concluded that the Private Placement Warrants do not meet the derivative scope exception because they contain provisions that affect the settlement amounts dependent upon the characteristics of the holder of the warrant, which is not an input into the pricing of a fixed-for-fixed option on equity shares. Therefore, the Private Placement Warrants are not considered indexed to our stock and must be classified as a liability. At the time of Closing, we estimated the aggregate fair value of the Private Placement Warrants and recognized a liability of $150. As of December 31, 2023, the Private Placement Warrants remained outstanding and we adjusted the carrying amount of the liability to its estimated fair value of $210. This increase in the fair value of the liability resulted in a non-cash loss of $60. Future fluctuations in the market price of our Class A Common Stock and other factors may increase or decrease the value of the Private Placement Warrants and we may be required to recognize similar losses or gains, the amounts of which may be substantial.

Change in Fair Value of SAFEs

We evaluated the SAFEs and concluded that the SAFEs are classified as liabilities in the condensed consolidated balance sheets. The SAFEs are initially recorded at their fair value and remeasured to fair value at each reporting date. We estimated the fair value of the SAFEs immediately prior to the Merger was $1,522 and for the three months ended December 31, 2023 we recognized a $10 loss for the increase in fair value of the SAFEs. In connection with the Merger, all of the outstanding SAFEs, representing an original purchase amount of $1,000, were converted into shares of our Class A Common Stock and the $1,522 fair value of the SAFEs was credited to equity, with no further gain or loss recognized. For the three months ended December 31, 2022, the estimated fair value of the SAFEs increased by $50, and we recognized a $50 loss. As of December 31 2023, no SAFEs remain outstanding.

Provision (Benefit) for Income Taxes

We account for income taxes using the asset and liability method whereby deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. The effect on deferred tax assets and liabilities of a change in tax laws is recognized in the results of operations in the period the new laws are enacted. We record a valuation allowance to reduce the carrying amounts of our deferred tax assets unless it is more likely than not that such assets will be realized.

For the three months ended December 31, 2023 we recognized an income tax benefit of $1,280 compared to a provision for income taxes of $31 for the three months ended December 31, 2022. In connection with our acquisition of EMI Solutions, we recognized an additional deferred tax liability of $1,386 associated with acquired intangible assets. Based on the availability of these tax attributes, we determined that we expect to realize a greater portion of our existing deferred tax assets and for the three months ended December 31, 2023 we recognized an income tax benefit of $1,280 for the resulting reduction in the valuation allowance on our deferred tax assets. For the three months ended December 31, 2022, we did not recognize any tax benefit related to our pretax book loss of $9,359 principally because we did not expect that the deferred tax asset arising from our net operating losses would be realized in the future.

Comparison of the Year Ended September 30, 2023, and 2022 (in thousands)

	Year Ended September 30,		Change
	2023	2022	$	%
Net revenue
Product sales	$1,224	$2,859	$(1,635)	(57)%
License revenue	—	450	(450)	(100)%
Total net revenue	1,224	3,309	(2,085)	(63)%
Cost and expenses
Cost of revenue	1,620	2,852	(1,232)	(43)%
Research and development	11,044	12,193	(1,149)	(9)%
Selling, general and administrative	24,104	11,978	12,126	101%
Loss from operations	(35,544)	(23,714)	(11,830)	50%
Interest expense	3,355	343	3,012	878%
Change in fair value of SAFEs	655	83	572	689%
Loss before income taxes	(39,554)	(24,140)	(15,414)	64%
Provision (benefit) for income taxes	67	(273)	291	(107)%
Net loss and comprehensive loss	$(39,621)	$(23,867)	$(15,705)	66%

Net Revenue

Total net revenue for the year ended September 30, 2023 was $1.2 million compared to $3.3 million for the year ended September 30, 2022, a decrease of $2.1 million, or 63%. The decrease in product sales resulted from supply chain constraints, including our capital liquidity constraints in our ability to prepay our suppliers as part of obtaining our inventory, that limited our ability to meet demand from our largest customer for the year ended September 30, 2023, relative to the year ended September 30, 2022. We are continuing to implement operational measures to minimize the turnaround time in fulfilling our orders.

During the year ended September 30, 2022, we granted a customer a perpetual, non-exclusive license to use certain of our patents and developed technology totaling $0.5 million in license revenue. No similar activity was recorded for the year ended September 30, 2023.

Cost of Revenue

Cost of revenue for the year ended September 30, 2023, was $1.6 million, compared to $2.9 million for the year ended September 30, 2022, a decrease of $1.3 million, or 43%. Cost of revenue decreased primarily due to the decrease in net revenues for the year ended September 30, 2023, relative to the year ended September 30, 2022. In addition, we incur certain fixed costs such as amortization of intangible assets and occupancy costs. These fixed costs result in additional reductions in our margin as a percentage of our net revenue, when a decline in net revenue exists.

Research and Development Expense

Research and development expense for the year ended September 30, 2023, was $11.0 million compared to $12.2 million for the year ended September 30, 2022, a decrease of $1.2 million, or 9%. The decrease was primarily driven by (i) a decrease in spending driven by the lack of working capital, (ii) lower salaries and benefits, (iii) lower outside research and development costs and lower costs of research and development tapeouts, and (iv) lower allocated occupancy and related costs. These decreases were partially offset by an increase in stock-based compensation expense. We expect research and development expense to increase as we grow the infrastructure needed to accomplish our expansion and introduce new products.

Selling, General and Administrative Expense

Selling, general and administrative expense for the year ended September 30, 2023, was $24.1 million compared to the $12.0 million for the year ended September 30, 2022, an increase of $12.1 million, or 101%. The net increase was primarily attributable to an increase in our stock-based compensation expense as well as an increase in acquisition-related costs relating to the Merger with Chavant. Additionally, we have incurred costs to support our growth and compliance, legal, and accounting costs necessary to operate as a public company. We expect these costs to continue to increase in the future.

Liquidity and Capital Resources

Our primary use of cash is to fund operating expenses, working capital requirements, debt service obligations, capital expenditures and other investments.

We have incurred operating losses and negative cash flows, primarily as a result of our ongoing investment in product development. We expect to continue to incur operating losses and negative cash flows from operations due associated with research and development expenses, sales, general, and administrative expenses and capital expenditures necessary to expand our operations, product offerings, and customer base with the ultimate goals of growing our business and achieving profitability in the future.

As of December 31, 2023, our cash balance was $14,796 compared to $89 at September 30, 2023. We had a working capital deficit of $5,575 as of December 31, 2023 compared to a working capital deficit of $19,593 at September 30, 2023.

Our debt consists of notes payable with an aggregate amount of $1,503, 7% promissory notes — related parties with an aggregate principal amount of $3,349 and a note payable — related party with a principal amount of $100. The notes payable and the note payable — related party mature at various dates through November 2024 and are unsecured. One of the notes requires weekly payments of $4; the remainder of the notes do not require any principal payments prior to maturity. The 7% promissory notes — related parties reached their maturity date of July 2023 and are currently due.

Our total liabilities as of December 31, 2023 were $37,090 compared to $21,789 as of September 30, 2023. The increase in our total liabilities is principally due to the amounts we recognized for the earn-out liability and the PIPE make-whole liability, which totaled $13,770 as of December 31, 2023. The related agreements provide that the settlement of those liabilities is through the issuance of shares of our Class A Common Stock; we do not expect to make any cash payments in settlement of the earn-out liability and the PIPE make-whole liability.

Other commitments include (i) non-cancelable operating leases for equipment, office facilities and other property containing future minimum lease payments totaling $1,987 payable over the next four years, (ii) unconditional purchase commitments of $984 for services which extend to various dates through September 30, 2024, and (iii) deferred purchase consideration of $2,045 related to our acquisition on EMI Solutions, payable at various dates through June 2025.

Cash Flows

The following table summarizes our unaudited condensed consolidated cash flows for the three months ended December 31, 2023 and 2022:

(dollars in thousands)	Three months ended December 31,		Change $
	2023	2022
Net cash used in operating activities	$(3,596)	$(5,472)	$1,876
Net cash used in investing activities	(115)	(6)	(109)
Net cash provided by financing activities	18,418	5,943	12,475
Net increase in cash	14,707	465	$14,242
Cash, beginning of period	89	178
Cash, end of period	$14,796	$643

Operating Activities

For the three months ended December 31, 2023, net cash used in operating activities was $3,596, which included the impact of our net income of $935, net non-cash credits of $5,298 and net decreases in working capital items of $767. The net non-cash credits principally consisted of the $24,764 gain on the change in fair value of the earn-out liability and a deferred income tax benefit of $1,280, partially offset by stock-based compensation expense of $12,705 for stock options and restricted stock units, $4,009 of Merger related transaction costs expensed, a $2,904 loss on the change in the fair value of the PIPE make-whole liability, $729 of expense for the issuance of warrants in connection with borrowings and $350 of depreciation and amortization expense.

For the three months ended December 31, 2022, net cash used in operating activities was $5,472, which included the impact of our net loss of $9,390, net non-cash charges of $4,235 and net increases in working capital items of $317. The net non-cash charges principally consisted of the $3,856 of stock-based compensation expense for stock options and restricted stock units and $324 of depreciation and amortization expense.

Investing Activities

Net cash used in investing activities for the three months ended December 31, 2023, of $115 consisted of payments or the acquisition EMI Solutions, net of acquired cash.

Net cash used in investing activities for the three months ended December 31, 2022 of $5 consisted of payments for the acquisition property and equipment.

Financing Activities

Net cash provided by financing activities for the three months ended December 31, 2023 of $18,418 consisted of the $21,014 proceeds from the Merger and PIPE, $3,286 in proceeds from the issuance of common stock, and $446 in proceeds from issuance of notes payable and convertible notes. These amounts were partially offset by the payment of merger-related transaction costs of $5,966 and $362 of principal payments on notes payable (including payments of $344 on notes payable — related parties).

Net cash provided by financing activities for the three months ended December 31, 2022 of $5,943 consisted of $5,108 in proceeds from the issuance of common stock and $900 in proceeds from the exercise of common stock warrants, offset by the payment of merger-related transaction costs of $65.

The following table summarizes our condensed cash flows for the years ended September 30, 2023, and 2022:

	Years Ended, September 30,		Change
(dollars in thousands)	2023	2022	$	%
Net cash used in operating activities	$(14,626)	$(16,458)	1,832	11%
Net cash (used in) provided by investing activities	(633)	244	(877)	(359)%
Net cash provided by financing activities	15,170	15,379	(209)	(1)%
Net decrease in cash	(89)	(835)	746	89%
Cash, beginning of period	178	1,013
Cash, end of period	89	178

Operating Activities

For the year ended September 30, 2023, net cash used in operating activities was $14.6 million, which included the impact of a net loss of $39.6 million. Non-cash items primarily consisted of $15.5 million of stock-based compensation expense for stock options and restricted stock units, $1.3 million of depreciation and amortization of intangible assets, $3.0 million of issuance of warrants in connections with note payable, and $0.7 million of change in fair value of SAFEs. The remainder of the activity was primarily associated with changes in working capital accounts.

For the year ended September 30, 2022, net cash used in operating activities was $16.5 million, which included the impact of a net loss of $23.9 million. Non-cash items primarily consisted of $3.3 million of stock-based compensation expense, $1.4 million of depreciation and amortization, $0.3 million of loss on disposal of property and equipment, and $0.1 million of changes in fair value of SAFEs, partially offset by a $0.3 million change in deferred income taxes. The remainder of the activity was associated with changes in working capital accounts.

Investing Activities

Net cash used in investing activities for the year ended September 30, 2023, of $0.6 million primarily consisted of payments for the acquisition of property and equipment.

Net cash provided by investing activities for the year ended September 30, 2022 of $0.2 million consisted of $0.3 million proceeds received from the sale of property and equipment, partially offset by $0.1 million in payments for the acquisition of property and equipment.

Financing Activities

Net cash provided by financing activities for the year ended September 30, 2023, of $15.2 million consisted of $13.5 million in proceeds received from the issuance of common stock, $0.9 million in proceeds from the exercise of common stock warrants, $2.9 million in proceeds from the issuance of notes payable, and $0.3 million in proceeds from the issuance of the convertible notes, partially offset by $0.9 million in transaction costs paid and $1.5 million in principal payments on notes payable.

Net cash provided by financing activities for the year ended September 30, 2022 of $15.4 million consisted of $9.8 million in proceeds received from issuance of common stock, $2.6 million in proceeds from the exercise of common stock warrants, $1.9 million in proceeds received from the issuance of SAFEs, $1.0 million in proceeds received from the issuance of promissory notes to related parties, $0.9 million in proceeds received from the issuance of convertible notes, and $0.2 million in proceeds received from the exercise of stock options, partially offset by $1.0 million in payments of promissory notes to related parties.

Going Concern

We incurred a loss from operations of $17,269 for the three months ended December 31, 2023 and we incurred losses from operations of $35,544 and $23,714 for the years ended September 30, 2023 and 2022, respectively. As of December 31, 2023, we had an accumulated deficit of $82,827. We have historically financed our operations through the issuance and sale of equity securities and the issuance of debt. We expect to continue to incur operating losses and negative cash flows from operations for the foreseeable future and will need to raise additional debt or equity financing to fund our continuing operations, product development plans and capital expenditure requirements, to service our debt obligations and to make strategic investments. We believe that there is substantial doubt concerning our ability to continue as a going concern as we currently do not have adequate liquidity to meet our operating needs and satisfy our obligations for at least the next twelve months.

While we will seek to raise additional capital, we cannot assure you that the necessary financing will be available on terms acceptable to us, or at all. If we raise funds by issuing equity securities, dilution to our existing stockholders may result. Any equity securities we issue may also provide for rights, preferences or privileges senior to those of holders of our common stock. If we raise funds by issuing debt securities, such debt securities would have rights, preferences and privileges senior to those of preferred and common stockholders. The terms of debt securities or borrowings may impose significant restrictions on our operations. The capital markets have in the past, and may in the future, experience periods of volatility that could impact the availability and cost of equity and debt financing. In addition, recent and potential future increases in federal fund rates set by the Federal Reserve, which serve as a benchmark for rates on borrowing, could adversely impact the cost or availability of debt financing.

If we are unable to obtain additional financing, or if such transactions are successfully completed but do not provide adequate financing, we may be required to reduce our operating expenditures, which could adversely affect our business prospects, or we may be unable to continue operations. The financial statements do not include any adjustments that might result from the outcome of these uncertainties. Accordingly, the financial statements have been prepared on a basis that assumes we will continue as a going concern and which contemplates the realization of assets and the satisfaction of liabilities and commitments in the ordinary course of business.

Critical Accounting Policies and Estimates

The preparation of our financial statements and related disclosures in accordance with U.S. GAAP requires that we make judgments, assumptions and estimates that affect the amounts reported in the unaudited condensed consolidated financial statements.

The methods, estimates and judgments we use in applying our accounting policies have a significant impact on the results that we report in our financial statements. Some of our accounting policies require that we make difficult and subjective judgments, often as a result of the need to make estimates regarding matters that are inherently uncertain. We base our estimates and judgments on historical experience, current economic and industry conditions and other factors that we believe to be reasonable under the circumstances. Actual results may differ from our estimates under different assumptions or conditions.

Our most critical accounting estimates include the assumptions we use in the determination of the fair value of the earn-out liability, the fair value of the PIPE make-whole liability, the fair value of common stock, stock-based compensation, the provision for income taxes, the accounting for business combinations and the subsequent measurement of definite-lived intangible assets.

Fair Value of Earn-Out Liability

We account for the earn-out shares as liability classified instruments because the events that determine the number of earn-out shares to which the earnout recipients will be entitled include events that are not solely indexed to our common stock and we remeasure the earn-out liability to its estimated fair value at the end of each reporting period.

We estimate the fair value of the earn-out liability using a Monte Carlo simulation model that utilizes significant assumptions, including volatility, expected term and risk-free rate that determine the probability of achieving the earn-out conditions.

The following table summarizes the assumptions used in estimating the fair value of the earn-out liability at the respective dates:

	December 21, 2023 (Closing)	December 31, 2023
Stock price	$10.66	$4.02
Expected volatility	50%	50%
Risk-free rate	3.9%	3.9%
Contractual term	8 years	8 years

Fair Value of PIPE Make-Whole Liability

We account for the make-whole shares as liability classified instruments because the events that determine the number of make-whole shares we will be obligated to issue are not solely indexed to our common stock and we remeasure the PIPE make-whole liability to its estimated fair value at the end of each reporting period.

We use a Monte Carlo simulation model that utilizes significant assumptions, including volatility, expected term and risk-free rate, to estimate the fair value of the PIPE make-whole liability. The following table summarizes the assumptions used in estimating the fair value of the PIPE make-whole liability at the respective dates:

	December 21, 2023 (Closing)	December 31, 2023
Stock price	$10.17	$6.18
Expected volatility	49%	49%
Risk-free rate	5.4%	5.4%
Contractual term	4 months	4 months

Fair Value of Common Stock

The fair value of our common stock affects the accounting for, and measurement of, a number of transactions, including awards of stock-based compensation, sales of our common and preferred stock or warrants to purchase our common stock and business combinations. For periods prior to the Merger, there was no public market for our common stock and we determined the fair value of our common stock considering a number of objective and subjective factors, including: third-party valuations of our common stock, the valuation of comparable companies, sales of our common stock to outside investors in arms-length transactions, our forecasted financial performance, operational developments and milestones, the lack of marketability of our underlying common stock, the likelihood of achieving a liquidity event, and the general and industry specific economic outlook, among other factors. We determined the fair value of our common stock in accordance with applicable elements of the American Institute of Certified Public Accountants guide, Valuation of Privately Held Company Equity Securities Issued as Compensation.

The assumptions underlying our valuations represented our best estimates, which involve inherent uncertainties and the application of judgment. As a result, if factors or expected outcomes had changed, or if we had used significantly different assumptions or estimates, our stock-based compensation expense and equity-based valuations or the value of the business we acquired could have been materially different. Subsequent to the Merger, we determine the fair value of our common stock based on quoted market prices.

Stock-Based Compensation

Our stock-based compensation awards include stock options and restricted stock units. In some cases, other equity transactions, such as the sale of warrants to purchase our common stock are accounted for as equity-classified awards granted to employees. In each case, we must determine the fair value of the equity-based awards.

We estimate the fair value of stock options and warrants to purchase our common stock using the Black-Scholes-Merton (“Black-Scholes”) option-pricing model. The Black-Scholes option pricing model considers several variables and assumptions in estimating the fair value of stock-based awards. These variables include:

•        the per share fair value of the underlying common stock;

•        the exercise price;

•        the risk-free interest rate;

•        the expected term;

•        expected stock price volatility over the expected term; and

•        the expected annual dividend yield.

We recognize the fair value of each stock option award as compensation expense on a straight-line basis over the requisite service period, which is typically four years. We have elected to account for forfeitures as they occur and initially record stock-based compensation expense assuming all option holders will complete the requisite service period. If an employee forfeits an award because they fail to complete the requisite service period, we will reverse previously recognized stock-based compensation expense in the period the award is forfeited.

Our restricted stock units entitle the holder to receive a number of shares of our common stock. The majority of our restricted stock units are subject to both service-based vesting conditions and performance conditions. We establish the fair value of each restricted stock unit based on the grant-date fair value of the underlying shares of our common stock. Our accounting for restricted stock units also requires that we evaluate the probability of achievement of applicable performance conditions. When we conclude that the achievement of a performance condition is not probable, we do not recognize any compensation cost for the restricted stock unit. We continually reevaluate the probability of achievement of performance conditions. If we subsequently determine the achievement of a performance condition is probable, we will be required to record a “catch-up” of previously unrecognized stock-based compensation expense, subject to any applicable time-based vesting.

We have also issued warrants to purchase common stock to employees and service providers in exchange for services to us and we determined that those warrants should be accounted for as equity-classified awards. We determined the fair value of these warrants at the date of issuance using the Black-Scholes option pricing model, based on the variables and assumptions discussed above, and recognized the fair value as stock-based compensation expense in our statements of operations and comprehensive loss.

We classify stock-based compensation expense in our statements of operations in the same manner in which the award recipient’s salary and related costs are classified or in which the award recipient’s service payments are classified. In future periods, we expect stock-based compensation expense to increase, due in part to our existing unrecognized stock-based compensation expense and as we grant additional stock-based awards to continue to attract and retain employees.

Provision for Income Taxes

We account for income taxes using the asset and liability method, whereby deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. We recognize the effect of a change in tax laws on deferred tax assets and liabilities in our results of operations in the period the new laws are enacted. We record a valuation allowance to reduce the carrying amounts of deferred tax assets unless it is more likely than not that such assets will be realized.

We recognize liabilities for uncertain tax positions based on a two-step process regarding recognition and measurement. We recognize a tax benefit only if it is more likely than not the tax position will be sustained on examination by the local taxing authorities based on the technical merits of the position. We measure the amount of tax benefits recognized in the financial statements from such positions based on the largest benefit greater than 50% likely to be realized upon ultimate settlement with the related tax authority. Changes in recognition or measurement of an uncertain tax position are reflected in our statements of operations in the period in which the change in estimate occurs, based on new information not previously available.

Business Combinations

We allocate the purchase price of an acquisition to the tangible and intangible assets acquired and the liabilities assumed based on their estimated fair values. The excess of the purchase price over the fair values of the net assets acquired is recorded as goodwill.

Accounting for business combinations requires that we make significant estimates and assumptions to determine the fair value of assets acquired and liabilities assumed at the acquisition date. Although we believe the assumptions and estimates we use to be reasonable and appropriate, they are inherently uncertain. Critical estimates in valuing certain acquired assets may include, but are not limited to, expected future cash flows including revenue growth rate assumptions from product sales, customer contracts and acquired technologies, the expected costs to develop acquired technology into commercially viable products and the estimated cash flows from the projects when completed, including assumptions associated with the technology migration curve and expected selling, general and administrative costs. We derive the discount rates used to discount expected future cash flows to present value using a weighted-average cost of capital analysis adjusted to reflect inherent risks. Unanticipated events and circumstances may occur that could affect either the accuracy or validity of these assumptions, estimates or actual results.

Definite-Lived Intangible Assets

We have acquisition-related intangible assets consisting of developed technology, customer relationships, tradenames and backlog. We record amortization expense associated with each definite-lived acquisition-related intangible asset based on its estimated useful life. We also review our acquisition-related intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. This includes our regular review of our operating performance for indicators of impairment. Factors considered important that could trigger an impairment review include a significant underperformance relative to expected historical or projected future operating results, or a significant change in the manner of the use of the acquisition-related intangible assets.

We perform impairment testing at the asset group level that represents the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities. Recoverability of the acquisition-related intangible asset is determined by comparing the forecasted undiscounted cash flows attributable to such acquisition-related intangible asset, including any cash flows upon their eventual disposition, to its carrying value. If the carrying value of the acquisition-related intangible asset exceeds the forecasted undiscounted cash flows, then the acquisition-related intangible asset is written down to its fair value.

Our impairment tests require that we apply judgment in estimating the amount and timing of future cash flows, discount rates, asset fair values and the expected useful lives of the acquisition-related intangible assets. To make these judgments, we may use internal undiscounted cash flow estimates, quoted market prices (if available) or other available data.

We did not record any impairment charges during the three months ended December 31, 2023 and 2022. However, future cash flows may vary from what was expected, or assumptions and estimates we use in the fair value calculations may change, including those assumptions relating to the duration and severity of supply chain disruptions causing delays in shipments in our connectivity business, changes to backlog with our largest customer or other factors. Any such changes in assumptions or estimates could change the estimates of future cash flows we use to estimate fair values and could result in a decline in the estimated fair value of related assets. Such a decline in our estimates of the fair values of assets may result in future impairment charges.

Emerging Growth Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act, and we will take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

Smaller Reporting Company

Additionally, we are a “smaller reporting company,” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of our common stock held by non-affiliates exceeds $250 million as of the last business day of our second fiscal quarter, or (ii) our annual revenue exceeded $100 million during such completed fiscal year and the market value of our common stock held by non-affiliates exceeds $700 million as of the last business day of our second fiscal quarter. If we continue to be a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from these certain reduced disclosure requirements that are available to smaller reporting companies.

Internal Control Over Financial Reporting

A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis. The material weaknesses are as follows:

•        We did not design and maintain an effective control environment commensurate with our financial reporting requirements. Specifically, we lacked a sufficient complement of personnel with an appropriate level of accounting knowledge, training and experience to appropriately analyze, record and disclose accounting matters timely and accurately. Additionally, our insufficient complement of personnel resulted in an inability to consistently establish appropriate authorities and responsibilities in pursuit of financial reporting objectives, as demonstrated by, among other things, insufficient segregation of duties in our finance and accounting functions.

•        We did not design and maintain an effective risk assessment process at a precise enough level to identify new and evolving risks of material misstatement in our financial statements. Specifically, changes to existing controls or the implementation of new controls have not been sufficient to respond to changes to our risks of material misstatement to financial reporting.

These material weaknesses contributed to the following additional material weaknesses:

•        We did not design and maintain formal accounting policies, procedures and controls to achieve complete, accurate and timely financial accounting, reporting and disclosures, including controls over (i) the preparation and review of account reconciliations and journal entries, (ii) maintaining appropriate segregation of duties, (iii) determining the appropriate grant date for stock options and evaluating the assumptions used within our Black-Scholes model to determine the fair value of option grants, and (iv) the review of the completeness and accuracy of the income tax provision and related disclosures. Additionally, we did not design and maintain controls over the classification and presentation of accounts and disclosures in our financial statements and to ensure revenue transactions are recorded in the correct period.

•        We did not design and maintain effective controls to identify and account for certain non-routine, unusual or complex transactions, including the proper application of U.S. GAAP of such transactions. Specifically, we did not design and maintain effective controls to (i) timely identify, account for and value business combinations and asset acquisitions, including the associated tax implications and (ii) timely identify, account for and value our financing arrangements.

•        We did not design and maintain effective controls to verify transactions are properly authorized, executed, and accounted for, including transactions related to incentive compensation arrangements.

These material weaknesses resulted in adjustments related to revenue, accrued expenses, general and administrative expenses, inventory, costs of products sold, the accounting for and classification of redeemable convertible preferred stock, founders preferred and common stock, stock-based compensation expense, other current assets, income tax expense and deferred tax liabilities, and related accounts to these adjustments, as well as the purchase price allocation for our business combination, in the annual audited financial statements as of and for the years ended September 30, 2022 and 2021 and adjustments related to stock-based compensation expense and accrued expenses and other current liabilities in the interim financial statements as of and for the three-months ended December 31, 2023.

•        We did not design and maintain effective information technology (“IT”) general controls for information systems that are relevant to the preparation of our financial statements. Specifically, we did not design and maintain (i) program change management controls to ensure that program and data changes are identified, tested, authorized and implemented appropriately, (ii) user access controls to ensure appropriate segregation of duties and to adequately restrict user and privileged access to appropriate personnel, (iii) computer operations controls to ensure that processing and transfer of data, and data backups and recovery are monitored, and (iv) program development controls to ensure that new software development is tested, authorized and implemented appropriately. These deficiencies did not result in a misstatement to our financial statements.

Additionally, these material weaknesses could result in a misstatement of substantially all of our accounts or disclosures that would result in a material misstatement to our annual or interim financial statements that would not be prevented or detected.

Remediation Plan

We have begun an implementation plan to remediate these material weaknesses, which will result in significant future costs for the Company.

Those remediation measures will include (i) hiring additional accounting and IT personnel to bolster our technical reporting, transactional accounting and IT capabilities; (ii) designing and implementing controls to formalize roles and review responsibilities and designing and implementing controls over segregation of duties; (iii) designing and implementing controls to identify and evaluate changes in our business and the impact on our internal control over financial reporting; (iv) designing and implementing controls over the proper authorization of transactions, (v) designing and implementing controls to identify, account for, and value non-routine, unusual or complex transactions; (vi) designing and implementing formal accounting policies, procedures and controls supporting our financial close process, including controls over account reconciliations and journal entries; (vii) designing and implementing controls over determining the appropriate grant date for stock options and evaluating the assumptions used within the Black-Scholes model; (viii) designing and implementing controls over the completeness and accuracy of the income tax provision and related disclosure; (ix) designing and implementing controls over the classification and presentation of accounts and disclosures in our financial statements and to ensure revenue transactions are recorded in the correct period; (x) implementing a more sophisticated IT system, and (xi) designing and implementing IT general controls.

The material weaknesses will not be considered remediated until our remediation plan has been fully implemented, the applicable controls operate for a sufficient period of time, and we have concluded, through testing, that the newly implemented and enhanced controls are operating effectively.

Notwithstanding the above, our management believes that the financial statements included in this prospectus present fairly in all material respects our financial position, results of operations and cash flows for the periods presented.

Recent Accounting Pronouncements

See Note 2 “Summary of Significant Accounting Policies” in the audited financial statements and the unaudited condensed consolidated financial statements included elsewhere in this prospectus for a discussion of accounting pronouncements recently adopted and recently issued accounting pronouncements not yet adopted and their potential impact to our financial statements.

BUSINESS

Company Overview

Based in Irvine, California, we are a fabless semiconductor company developing disruptive wireless mmWave 5G and C-Band solutions and selling connectivity and electromagnetic filtering products for next generation communications systems supporting aerospace, military, defense, medical and other markets requiring HiRel products. To enhance our product portfolio we also intend to pursue acquisitions of companies with existing revenue which can be scaled, and which possess technologies that offer disruptive or more efficient communications solutions, and which will also allow us to expand into strategically aligned industries. Our wireless mmWave 5G integrated circuits currently in development are designed to deliver significant advantages in performance, efficiency, size, and cost. Our True Xero AOC are designed to meet customer needs for high-quality active optical cable solutions at an affordable price. Our EMI filtering products are designed for, and are currently used in aerospace, military, defense and medical applications. These innovative technologies are designed for large and rapidly growing markets where there are increasing demands for higher performance communication systems which utilize an expanding mix of both wireless and connectivity technologies.

We were founded with the goal of simplifying the development and maximizing the performance of wireless mmWave 5G products by designing and developing high performance, cost-effective, and ultra-compact solutions used in wireless products. Since our inception, our corporate strategy has evolved to emphasize the pursuit of acquisitions in diverse industry sectors, including aerospace, military, defense, medical and HiRel technology, as part of our commitment to enhancing communication services. We have developed and acquired an extensive intellectual property portfolio comprised of patents and trade secrets that are critical to commercializing our communication products. In leveraging our proprietary technology, we aim to scale the growth of our product revenue by serving large and rapidly growing markets where we believe there are increasing demands for higher performance communication technologies, including both wireless and connectivity systems. We are actively pursuing customer engagements with manufacturers of wireless communications, aerospace, military, defense, medical and HiRel products.

In 2021, we completed the acquisition of substantially all the assets including intellectual property of Cosemi, an Irvine, California-based global supplier of high-speed connectivity solutions. Cosemi’s intellectual property portfolio included a broad range of hybrid active optical cables and optical engines that deliver optimal connectivity to a wide range of applications, including home entertainment, gaming, augmented reality and virtual reality, video conferencing, medical, mobile devices and monitors, among others. The acquisition of Cosemi built the foundation for our current connectivity business. We believe the patented cable technology and AOC chip solutions from Cosemi along with our innovative wireless technologies provide more opportunities in the wireless C-Band and mmWave 5G market as the need for faster, more reliable data transmission becomes ever more apparent, whether it is for the data center, infrastructure, home entertainment or consumer electronics market.

On December 18, 2023, we completed the acquisition of EMI Solutions when we acquired all of the issued and outstanding common shares of EMI Solutions. EMI Solutions is a manufacturer of electromagnetic interference filtering products for aerospace, military, defense and medical applications. We expect the acquisition of EMI Solutions to complement our existing product offerings, expand our customer base and allow us to deliver solutions that address a wider variety of applications and markets. Consideration for the acquisition of EMI Solutions consisted of 964,912 shares of Legacy Mobix common stock and $2,200 in cash. We valued the common stock at $8,856, based on the fair value of the Legacy Mobix common stock at the time of the acquisition. Additional details of our accounting for our acquisition of EMI Solutions are included in the notes to our unaudited condensed consolidated financial statements included elsewhere in this prospectus.

Our leadership team is comprised of industry veterans with prior experience at premier semiconductor and connectivity companies, including Microsemi Corporation (which was acquired by Microchip Technology Inc.), Skyworks Solutions, Inc., Maxim Integrated Products, Inc. (which was acquired by Analog Devices Inc.), Qorvo Inc. STMicroelectronics N.V, MaxLinear, Inc., Qualcomm Incorporated, Macom Technology Solutions Holdings, Inc., Skyworks Solutions, Inc., and Texas Instruments Incorporated, and our leadership team has significant experience and insight into growing advanced technology companies and executing strategic acquisitions to accelerate growth.

Our engineering team, which includes four PhDs, is highly skilled in radio frequency, analog and mixed-signal technologies and has prior experience spearheading developing radio frequency solutions that are widely used in existing wireless systems and devices.

Industry Overview

Wireless:    The demand for data has exploded with recent advancements in telecommunications technology. The evolution of wireless communications standards has enabled many data intensive applications, such as video streaming, online conferencing and social media. Future applications, including alternative reality (“AR”), virtual reality (“VR”), autonomous vehicles, and industrial Internet of Things (“IoT”) sensors, will compound the strain on the current generation of wireless networks, necessitating higher bandwidth and more efficient communication networks.

The next generation of wireless communications, including 5G and beyond, is expected to revolutionize the way data is transferred around the world. With data speeds up to 20 Gb/s coupled with ultra-low latency, or minimal delays in the transmission of data, the potential applications for 5G can be significantly more extensive than for earlier generations of wireless communications.

Wireless mmWave 5G technology uses radio waves on the electromagnetic spectrum that have a broader range of frequencies than earlier generations of wireless technology. Higher frequencies allow greater speeds, though over shorter distances, and mmWave 5G technology seeks to use a range of frequencies to enable faster speeds over long distances. Due to the complexities of the mmWave 5G frequencies in C-Band, substantially more complicated systems are required to be deployed to enable wireless mmWave 5G wireless technology. Wireless mmWave 5G devices will need multiple antennas and RF front-end devices in order to work seamlessly. Wireless mmWave 5G RF front-ends for mobile phones and all other wireless-enabled products will be driven by cost, power efficiency and available space within the unit. As a result, the semiconductor component solutions most desired are expected to be compact, low-cost and highly efficient. We believe that in order to commercialize wireless mmWave 5G front-ends for any wireless device successfully, the integrated circuits for mmWave 5G front-ends need to be highly integrated and manufactured in high volumes utilizing low-cost and readily available manufacturing processes, such as complementary metal-oxide semiconductor (“CMOS”) technology, to reduce per-unit cost.

In light of the challenges to widely applying wireless mmWave 5G technology, the C-Band presents a near-term solution opportunity, and we believe it can be a stepping-stone to mmWave 5G. Because C-Band has longer coverage ranges than mmWave, C-Band small cell and repeater networks can be used as a preinstalled base for future mmWave small cell and repeater networks, which would be deployed over much shorter distances. The combination of C-Band and mmWave 5G working together is expected to enable carriers to provide more stable Gigabit connections over a greater distance than mmWave alone.

Connectivity:    The demand for high bandwidth and low latency connections is expected to extend from wireless to wired connections for many current and next generation applications. Many professional audio/video (“Pro A/V”) systems, such as video conferencing, are capitalizing on the advantages of AOC connections to provide a high bandwidth, uncompressed high-definition signal with low latency over greater distances. We believe the push to include 5G connectivity in the Pro A/V and other markets of mission-critical applications, such as for autonomous vehicles and remote medicine, has already begun and will be a significant opportunity.

Electromagnetic Filtering:    The global EMI filter market is experiencing significant growth due to the increasing demand for noise reduction in electronic devices, including wireless mmWave 5g devices. The growing complexity of electronic systems and the proliferation of communication technologies are driving the market growth. Our EMI filtering devices are designed to reduce electromagnetic interference and allow for effective functioning of electronic communication systems. Furthermore, the rise in adoption of electric vehicles and renewable energy sources has led to greater demand for electromagnetic interference filters in the automotive and energy sectors. The increasing use of electronics in automotive applications, such as advanced driver-assistance systems and infotainment systems, has also fueled the market growth.

Our high-reliability EMI filters are designed to consistently meet or exceed performance requirements and are vitally important to any industry with a high cost of failure. For example, our military, aerospace, and healthcare customers utilize our products for the accurate transmission and reception of signals required to ensure soldier, aircraft and patient safety or achieve mission success. Currently, our EMI filtering products are widely used in various applications and industries, including aerospace, military, defense and healthcare.

Market Opportunity

As a global provider of a diverse portfolio of advanced capability products, we believe we are uniquely positioned to capitalize upon the strong growth trends within the wireless, connectivity, aerospace, military, defense and healthcare markets worldwide. Specifically, we are able to provide specialty products that safeguard communications and delivery of data to enhance the effectiveness of mission critical communications. We believe our technology, products, and acquisition strategy will serve as strong bases for growth in the markets we currently serve as well as enable us to penetrate new markets globally. We believe our ability to develop and produce market-leading products and services coupled with our deep knowledge of our customers and end markets will enable us to expand our domestic and international market share and continue to offer our customers high-value solutions.

Infrastructure — With higher frequencies being used for wireless 5G C-Band and mmWave 5G, carriers will need to deploy dense networks of small cells and repeaters in order to maintain coverage and quality of service. In densely populated urban areas with many obstacles and obstructions, small cells or repeaters will need to be installed as closely as every 100 meters. We believe this presents a significant opportunity for Mobix Labs as each small cell and/or repeater will require multiple chips to meet the necessary output power and coverage requirements, and Mobix Labs’ wireless mmWave 5G semiconductor chipset, referred to as Mobix Labs’ “True5G” chipset (which can be scaled) is designed to meet this need. Other types of infrastructure equipment, including Fixed Wireless Access (a technology that uses radio waves rather than cables to transmit data between fixed points), Distributed Antenna Systems (systems of separated antennas connected to a common source) and Remote Radio Heads (which are radio transceivers that connect to a base station through a wireless or electrical interface), will also require a high-speed, broadband wireline connections, creating an opportunity for AOCs as well.

Automotive — There is a group of emerging mission-critical applications that are expected to rely on the low latency capabilities of wireless mmWave 5G technology. For example, self-driving, autonomous vehicles require a reliable, high-bandwidth, high-speed signal with the lowest latency possible to enable communication with other vehicles and networks and decision-making in real-time. The universal frequency coverage of the Mobix Labs’ True5G chipset is designed to allow automotive system suppliers to develop a single SKU solution that can be installed on any car worldwide. Mobix Labs seeks to offer the ability to integrate 5G connectivity to existing systems through working with partners and system integrators for the automotive market. AOC connections are also being explored to provide high-speed, high-bandwidth and electromagnetic interference-free connectivity with low latency and much lighter weight when compared to existing copper cables.

Consumer Premise Equipment (“CPE”) — The high bandwidth and low latency capabilities of 5G technology have created opportunities in many existing and emerging markets beyond the traditional mobile handset and consumer electronics markets being served by 4G LTE. Data intensive applications from mobile high definition 4K and 8K streaming to wireless AR/VR are expected to drive the demand for high-performance, compact and cost-effective solutions that enable next generation connectivity, which creates opportunities for the application of Mobix Labs’ wireless solutions.

High Reliability/Military/Aerospace — High reliability markets, including the U.S. military, have expressed a need for high-speed, reliable and secure communications links for various applications, including the “Connected Soldier” and “Connected Battlefield” in the Internet of Military Things, which includes sensing and computing devices worn by soldiers, embedded in combat suits and helmets. 5G and AOC connectivity utilized in a private network are increasingly expected to allow the military to track, monitor and manage assets in the field in real time, enhancing market demand for high-performance, reliable and cost-effective solutions, which our products are designed to be.

Satellite Communications — With the release of the Apple iPhone 14 and its announced satellite backup, there is an industry push to converge broadband low earth orbit satellite communications (“LEO SATCOM”) with terrestrial 5G. LEO SATCOM applications can provide lower latency and greater global coverage compared to geosynchronous satellite applications. On the ground terminal side, having a broadband satellite connection as a backup will allow many devices from handsets and laptops to connected cars to have more stable connections. As the world becomes more and more connected, we believe Mobix Labs’ True5G chipset and LEO SATCOM connectivity will be an attractive solution for keeping consumers connected anywhere in the world.

Medical — Ultra-low latency connections in the medical industry are expected ultimately to allow doctors and surgeons to operate and treat patients remotely in true real time without any noticeable lag. Mobix Labs’ True5G with mmWave support is designed to enable these broadband connections with the low latency of 5G. We see opportunities to use Mobix Labs’ AOCs to connect surgical robots and cameras to a remote monitor. AOC technology allows signals to be transferred from the camera to the monitor with a fully uncompressed signal with low latency and be galvanically isolated (i.e., free from electromagnetic interference).

Products

Wireless:    Semiconductor components are the building blocks used in wireless systems and devices. These components are classified as either discrete devices or integrated circuits (also referred to as chips), in which a number of transistors and other elements are combined to form a more complicated electronic circuit. Our True5G chipset will feature a design which will minimize the number of semiconductor chips needed to enable 5G devices, and therefore we believe our product will reduce the cost of such devices.

Our True5G chipset solution is currently being developed and tested with certain potential customers. Although we have not yet sold any wireless mmWave 5G semiconductor products, we expect to commence sales of the True5G chipset products in the 2025 calendar year.

Connectivity:    We provide AOCs and related products (which we refer to as connectivity products) that offer the ability to extend high bandwidth signals with ultra-low latency from the wireless portion of a system to the wired portion. Our True Xero AOCs are designed to deliver fiber optic connectivity at an affordable price for a wide range of applications, including 5G infrastructure, autonomous vehicles, Pro A/V, AR/VR and remote medical systems, among others.

Electromagnetic Interference Filters.    Our EMI filters are crucial components utilized in various electronic systems to mitigate EMI and ensure the integrity and reliability of signal transmission. These filters are designed to selectively attenuate or block unwanted electromagnetic noise while allowing desired signals to pass through unaffected. Our EMI filter products are deployed in aerospace, military, defense, medical and healthcare products, and play a pivotal role in maintaining signal clarity, reducing signal distortion, and safeguarding against potential disruptions caused by external electromagnetic sources. By incorporating our EMI filters into electronic circuitry, our customers enhance the performance, efficiency, and overall functionality of their products, thereby meeting stringent regulatory standards and ensuring optimal operational reliability in diverse applications.

Competitive Strengths

•        Experienced and deep management team.    The Board and executive management team of our company possess comprehensive expertise in overseeing entities within the communications sectors, particularly in the semiconductor industry. Several members of our Board and management team have played pivotal roles in both the inception and ongoing leadership of the enterprises that today form the backbone of our organization. This depth of knowledge and leadership is anticipated to greatly enhance our ability to implement our strategic objectives efficiently and effectively.

•        Diversified business model.    Our broad portfolio of products serve the connectivity, aerospace, military, defense and healthcare markets, and address the needs of both commercial and government customers operating in domestic and international markets. In addition to broadening our addressable market, our strategy of serving both the commercial and government markets makes us less dependent upon government funding and commercial business cycles than businesses focused solely on either market. Similarly, by selling our products and services in various industries, we are less susceptible to economic and political uncertainties at any given time. As a result of this diversity, we believe that our future success is not dependent upon a single technology, product, service, customer, government program or geographic market.

•        Strong acquisition and integration track record.    Since our founding in 2020, we have strategically expanded our portfolio through the acquisition and integration of three businesses, each aimed at broadening our operational capabilities and enhancing our financial metrics. These strategic initiatives have been instrumental in optimizing operational efficiencies across each acquired entity, subsequently bolstering our financial performance. Our recent acquisition of EMI Solutions has allowed us to penetrate new markets within the defense, military, aerospace and healthcare sectors.

•        Superior, scalable wireless technology.    Our mmWave 5G chip designs are based on a CMOS process. Designing high-performance RF and mixed-signal/analog semiconductor chips in CMOS allows for higher levels of integration, which can lead to more compact products in a cost-effective manufacturing process. Due to the levels of integration afforded to us by designing in CMOS, we are able to design compact chips with frequency bands used worldwide in a form factor, or physical design specifications, similar to our competitors’ regional products. Additionally, our mmWave 5G chipset is a single SKU, scalable chipset that we believe will simplify manufacturers’ designs and accelerate our customers’ time to market.

•        U.S.-based supplier of connectivity products.    The majority of AOC suppliers today are based in China. We believe this creates concerns for certain U.S.-based customers with respect to overall quality and pricing due to global economic tensions and tariffs. We use a U.S.-based fabless company with manufacturing relationships in regions outside China, such as Taiwan, and with a focus on performance, quality and customization while maintaining competitive pricing in the AOC market. We believe that being able to provide a high-quality custom or semi-custom AOC solution enables Mobix Labs to serve the evolving needs of mission-critical applications in the automotive, medical and military markets.

•        Extensive patent and trade secret portfolio.    We believe our extensive intellectual property portfolio, comprising a combination of existing and pending patents and trade secrets, provides us with a significant competitive advantage in our wireless and connectivity products. The intellectual property and expertise we developed will allow us to meet the difficult system specifications associated with 5G in standard, bulk CMOS processes. We believe that our intellectual property portfolio, as well as our research and development capabilities, enable us to design solutions that can effectively solve our customers’ complex engineering challenges and capitalize on secular growth trends.

Company Strategy

•        Acquire and Integrate Our Acquisitions.    A key component of our growth strategy is to continually explore acquisition opportunities that can be accretive in both the short and long term or fill a potential technology gap. A critical element of our ability to execute on our acquisition strategy is the timely and successful integration of companies that we acquire, with the goal of quickly achieving sustained operational and financial benefits. We begin this integration process during the negotiation and due diligence processes for each acquisition.

Accelerate mmWave 5G technology development and innovation:    We are dedicated to developing innovative solutions for next generation telecommunications products. In this effort, we have developed our proprietary technology to design mmWave 5G mixed-signal/analog semiconductor chips based on a CMOS process, which we believe allows us to develop more efficient, cost-effective and compact products and solutions for 5G standards than our competitors. This technology is also designed to be the cornerstone for our potential products for future wireless communication standards, including 6G, enabling us to act quickly to capitalize upon future market opportunities.

•        Expand into new end markets and geographies:

•        Our products and solutions are designed to:

•        enable 5G devices to transmit and receive data at extremely high data rates which will surpass those currently available in the consumer market;

•        enable active optic cable connections to provide a high bandwidth, uncompressed high-definition signal with low latency systems over greater distances. We believe the push to include 5G connectivity in markets of mission-critical applications, such as for autonomous vehicles and remote medicine, has already begun and will be a significant opportunity for us; and

•        minimize electromagnetic interference in mission critical applications, including aerospace, military, defense and healthcare.

•        We believe our connectivity products have begun to gain traction in the North American Pro A/V market with opportunities for expansion into medical robotic surgery and other markets. We believe the global distribution and sales channels we have established provide additional opportunities to address several new markets from data centers to emerging 5G applications worldwide.

Manufacturing and Operations

We manufacture our products either at our own facilities or obtain manufacturing services from contract manufacturers. We currently manufacture a substantial portion of our products at our own facilities. This is intended to allow us to efficiently manage both our supply competitiveness and manufacturing utilization in order to minimize the risk associated with market fluctuations and maximize cash flow. Our internal manufacturing capabilities are focused on our EMI filtering products. Due the application of our EMI filtering products in national security technology, our EMI filtering products must be manufactured in the United States, with limited exceptions.

Our wireless mmWave 5G semiconductors are manufactured at Taiwan Semiconductor Manufacturing Company (“TSMC”), a multinational semiconductor contract manufacturing and design company, as the manufacturer of our mmWave 5G chipset currently in development. The manufacturing process used by TSMC is available from a variety of other semiconductor fabs around the world. However, given TSMC’s manufacturing capacity, we do not expect to need to engage any other manufacturer for our wireless mmWave 5G chipset while it is in development, nor do we expect to need to engage any other manufacturer after we commence sales.

Sales and Marketing

We sell our products directly to distributors, original design manufacturers and contract manufacturers through our global direct sales force. Our go-to-market strategy provides comprehensive customer coverage. We are customer and standard agnostic, allowing our solutions to be used globally and across multiple platforms and customers. We target innovative product suppliers and focus on communications technology using mission critical and HiRel applications.

We often work with customers that have a leading market share in a given application or solution. Given military, aerospace and healthcare product cycles, our products will typically be in production with customers for more than seven years with a single design. Through our customer collaboration, our team members are at times integrated into a customer’s technology selection and design processes.

Wireless:    Our go-to-market strategy is intended to provide comprehensive customer coverage through direct sales representatives, semiconductor component distributors and independent sales representative organizations. We currently have two direct sales representatives, including an employee and a contractor. We also maintain a network of distributors and independent sales representative organizations, primarily in the Asia-Pacific area. As is customary in the semiconductor industry, our distributors and independent sales representative organizations may also market other products that compete with ours.

The sales process of semiconductor components and solutions typically commences with identifying and qualifying prospective customers and programs. Component suppliers like Mobix Labs need to collaborate with the prospective customers to work through the design funnel until production of the customers’ products. During this process, component suppliers often provide technical support through the independent sales representative organizations that are concurrently providing pre-sales, post-sales and account management services to bring the customers’ products to market in a timely manner.

We are currently engaged with several top tier OEMs and ODMs that are focused on creating 5G wireless applications for various industries, including communication infrastructure and automotive. The independent sales representative organizations we work with provide lead generation, pre-sales support and customer service to our mutual customers. They also work closely with our marketing and design teams throughout the process of bringing our customers’ products to market. The independent sales representative organizations we work with have deep experience in creating market awareness, building a strong design pipeline and cultivating ongoing customer relationships to drive sales growth for wireless products. Our distributor partners can also provide product fulfillment and global supply chain support for our customers.

Connectivity:    For our connectivity business, we are engaged directly with our customers, which are often suppliers and distributors in the Pro-AV (professional audio-visual) and medical markets. See further information under “Customer Concentration” below. We provide standard and custom solutions to these customers that are marketed under their brand names.

Customer Concentration

Our primary customers are organizations that sell product solutions for aerospace, military, defense, healthcare, and professional audio video application. We have also engaged with several OEMs and ODMs in an effort to secure them as customers for our wireless mmWave 5G semiconductor chipsets when the products are available for sale. If they do purchase our wireless mmWave 5G semiconductors chipsets from us, we expect them to purchase these products on a purchase order basis when we complete development and commence sales, which is customary in the semiconductor industry.

Historically, we have generated substantially all of our revenues from the sale of our connectivity products since the commencement of our operations. Plantronics B.V., a global provider of video and phone solutions (which has been acquired by HP Inc.), has accounted for 79% and 73% of our net revenue for the years ended September 30, 2023 and 2022, respectively, and 55% of our net revenue for the three months ended December 31, 2023. Plantronics B.V. purchases our connectivity products on a purchase order basis. With the recent acquisition of EMI Solutions, a manufacturer of electromagnetic interference filtering products for aerospace, military, defense, and medical applications, we expect a more diversified customer concentration.

Competition

Wireless:    The 5G market presents a significant opportunity for many existing and emerging semiconductor companies. Large companies such as Qualcomm Incorporated, NXP Semiconductors, N.V., Qorvo, Inc., Skyworks Solutions, Inc., and Analog Devices Inc. have all offered products to address the RF and mixed-signal portion of the 5G radios for connected devices. There are also a number of smaller companies looking to capitalize on the 5G market as well. Unlike Mobix Labs, most of these suppliers offer various levels of integration and performance for these chips which are based on expensive compound semiconductors or multiple chip modules. We believe wireless mmWave 5G semiconductor solutions need to be highly integrated and manufactured in high volumes utilizing low-cost and readily available manufacturing processes, such as complementary metal-oxide semiconductor (“CMOS”) technology, such as that which we have developed and will be selling in our wireless mmWave 5G semiconductor products.

Connectivity:    There are many companies offering different connectivity solutions, including active optical cables, copper passive cables, copper active cables, HDBaseT or pure fiber optic cables. We believe that active optical cables offer advantages, including longer distances, a single cable, plug and play capability and thin, flexible and lightweight design. The majority of competing suppliers of AOC’s are based in China and offer solutions that we believe are often perceived in the market as being of lower quality and compete primarily on price.

Electromagnetic Interference filter technology.    Multiple companies vie to provide effective solutions for mitigating electromagnetic interference. Some of the key players include Schaffner Holding AG, Schurter (S) Pte Ltd, TE Connectivity Corporation, Astrodyne TDI Corp., TDK Corporation, and NXP Semiconductors N.V. However, we believe that only a limited number of companies, including us, are approved vendors for products incorporated into military, defense, aerospace, and healthcare solutions. Notwithstanding, many of our competitors and particularly those in the semiconductor industry have greater financial, manufacturing, technical, sales and marketing resources to develop and market products that compete with our products. Some of our competitors may have more advantageous supply or development relationships with our current and potential customers or suppliers.

Research and Development

At our core, we are a technology innovation company. We have invested a significant amount of time and expense into the design and development of our wireless mmWave 5G technology. We view our technology, whether internally developed or obtained by way of an acquisition of a business, as a competitive advantage. We devote substantial resources to acquire and develop technology to be incorporated within products used in the communications sector. We have committed, and plan to continue to commit, significant resources to technology and product innovation and development.

Intellectual Property

A key strength of business is our intellectual property portfolio and engineering experience, both of which guide product development activities and our approach to maintaining, protecting and enforcing our intellectual property. We rely on our proprietary technologies, trade secrets and know-how to give us a competitive advantage. We also have a number of intellectual property registrations (including issued patents and trademark registrations), but we do not rely on any particular patent or patents for our success and have instead relied on our know-how and trade secrets.

Our future success and competitive position depend in part upon our ability to obtain and maintain, protect and enforce our intellectual property and proprietary information. We rely primarily on patent, trademark, trade secret and similar laws, as well as nondisclosure and confidentiality, agreements, international treaties and other methods, to protect our intellectual property and proprietary information. In order to maintain, protect and enforce our intellectual property and proprietary information, we may be required to litigate or arbitrate to enforce our contract and intellectual property rights or to determine the validity and scope of proprietary rights of others.

Due to the competition in the industry in which we operate, there is frequent litigation related to allegations of infringement, misappropriation or other violations of intellectual property rights. From time to time we may receive inquiries from third parties related to their intellectual property rights and may become subject to litigation matters or disputes related to claims that we have infringed, misappropriated or violated their intellectual property rights, particularly as we expand our presence in the market and face increasing competition.

Government Regulations

We are subject to import/export controls, tariffs and other trade-related regulations and restrictions in the countries in which we do business. These controls, tariffs, regulations and restrictions (including those related to, or affected by, United States-China relations, as discussed in “Risk Factors — Risks Related to Our Business and Industry”) have had, and we believe may continue to have, a material impact on our business, including our ability to manufacture or sell products or source components.

Government regulations are subject to change in the future, and accordingly we are unable to assess the possible effect of compliance with future requirements or whether our compliance with such regulations will materially impact our business, results of operations or financial condition.

Human Capital

Our people are critical to success and the pursuit of our goals and growth strategy. We strive to attract and retain team members who are driven to innovate and who bring diverse perspectives and skills. As of February 29, 2024, we had a total of 39 employees in the United States. Among the 39 employees, five were primarily engaged in research and development, four were primarily engaged in sales and marketing, seventeen of them are primarily engaged in manufacturing, and thirteen were primarily engaged in general and administrative functions. None of our employees is covered by a collective bargaining agreement or represented by a labor union. Additionally, from time to time we utilize third-party contractors to supplement our workforce.

Facilities

Our headquarters, consisting of approximately 19,436 square feet of office space in Irvine, California, with ample storage and parking space, is leased through August 2027. We also lease a 6,149 square foot facility in Irvine, California which we use principally for the design and production of our electromagnetic interference filtering products. We believe that our current facilities are sufficient to support our operations and growth plans and that additional space, if needed, will be available on commercially reasonable terms.

Legal Proceedings

On June 16, 2023, the law firm Rutan & Tucker, LLP (“Rutan”) initiated a lawsuit in Orange County Superior Court in California against us to recover approximately $700,000 in legal fees allegedly owed to Rutan by Cosemi, its former client, and incurred prior to our acquisition of Cosemi. We intend to vigorously defend ourselves in this litigation. We are unable to predict the final outcome of this matter but does not believe that it will have a material impact on our results of operations or financial position as we had recorded the amount in accounts payable on our balance sheet as of September 30, 2023, and on our condensed consolidated balance sheet as of December 31, 2023.

From time to time, we have been, and may continue to be, subject to various claims, lawsuits and other legal and administrative proceedings that arise in the ordinary course of business. Some of these claims, lawsuits and other proceedings may range in complexity and result in substantial uncertainty, damages, fines, penalties, non-monetary sanctions or other relief. However, we do not consider any such claims, lawsuits, or proceedings currently pending, individually or in the aggregate, would be material to our business or likely to result in a material adverse effect on our future operating results, financial condition or cash flows.

MANAGEMENT

Executive Officers and Directors

The following sets forth certain information, as of the date of this prospectus, concerning each of our executive officers and directors.

Name	Age	Position
Executive Officers
Fabian Battaglia	60	Chief Executive Officer and Director
Keyvan Samini	57	President, Chief Financial Officer and Director
James Aralis	69	Chief Technology Officer
Non-Employee Directors
James Peterson	68	Director
David Aldrich	75	Director
Kurt Busch	53	Director
William Carpou	70	Director
Frederick Goerner	75	Director
Michael Long	65	Director

Fabian Battaglia.    Fabian Battaglia has served as our Chief Executive Officer since July 2020 and as a director since December 2023. From April 2007 to May 2018, he also served as Senior Vice President of Microsemi, now Microchip Technology Inc., a technology company specializing in semiconductor and systems solutions for communications, defense and security, aerospace and industrial markets. Mr. Battaglia studied at Lawrence Technological University in Michigan, graduating with a Bachelor of Science in electrical engineering. We believe that Mr. Battaglia is qualified to serve as a member of the Board because of his familiarity with the industry.

Keyvan Samini.    Keyvan Samini has served as our President since August 2022 and as a director since December 2023. He has also served as our Chief Financial Officer since September 2020 and as our General Counsel since August 2022. From June 2014 to March 2022, Mr. Samini served as Director of Pitchtime, Inc., a software development company dedicated to developing wireless communications technology to help businesses better communicate with customers from a single platform. He also served as Chief Executive Officer of Pitchtime, Inc. from 2016 to July 2020. Mr. Samini has also served in leadership positions at RFaxis, Inc., a company that developed disruptive semiconductor technology, from 2008 to 2016. Mr. Samini studied at the University of Wisconsin — Madison, graduating with a Bachelor of Science degree in economics and mathematics. He later earned his Master of Liberal Arts, Finance at Harvard University, Masters of Business Administration from University of Southern California Marshall School of Business and Juris Doctor from Ohio State University Moritz College of Law. We believe that Mr. Samini is qualified to serve as a member of the Board because of his extensive experience in the semiconductor and software industries, as well as his experience scaling growth in technology organizations and working with institutional investors in portfolio companies.

James Aralis.    James Aralis has served as our Chief Technology Officer since May 2022. Mr. Aralis has spent more than 40 years in the development of analog, digital, and mixed signal integrated circuits, systems, and software/firmware. Mr. Aralis has also contributed to the development of custom analog device and process technologies and CAD systems. From January 2007 to June 2018, he also served as Chief Technology Officer, as well as senior vice president of advanced development, of Microsemi, now Microchip Technology Inc., a technology company specializing in semiconductor and systems solutions for communications, defense and security, aerospace and industrial markets. Since retiring in June 2018, Mr. Aralis has spent his time consulting, advising and serving on boards of various companies and philanthropic organizations. Mr. Aralis studied at University of California, Los Angeles, graduating with a Bachelor of Science in Math Applied Science and Physics and a Master of Science in Electrical Engineering. Mr. Aralis holds numerous patents and publications and has given technical and keynote presentations in many conferences across the world. We believe that Mr. Aralis is qualified to serve as a member of the Board because of his experience in the industry, specifically with regard to the development of analog, digital and mixed signal integrated circuits, systems and software/firmware.

Non-Employee Directors

James Peterson.    James Peterson has served as a member of our Board since February 2021 and as the Executive Chairman of the Board since November 2021. From 2000 to 2018, Mr. Peterson served as Chief Executive Officer and Chairman of Microsemi Corporation, now Microchip Technology Inc., a technology company specializing in semiconductor and systems solutions for communications, defense and security, aerospace and industrial markets. We believe that Mr. Peterson is qualified to serve as a member of the Board because of his experience as a former president and chief executive officer of a previously publicly-traded company prominent in the semiconductor industry.

David Aldrich.    David Aldrich has served as a member of our Board since February 2021. Mr. Aldrich also currently serves on the Boards of Allegro MicroSystems Inc., indie Semiconductor and Belden. From 2002 to 2016, Mr. Aldrich was the Chief Executive Officer of Skyworks, a developer of high-performance mobile communications solutions. He later served as Chairman of Skyworks from 2018 to 2021. Mr. Aldrich studied at Providence College, graduating with a Bachelor of Arts degree in political science. He later earned his Masters of Business Administration from the University of Rhode Island. He is a past recipient of the Ernst & Young New England Entrepreneur of the Year Award in the semiconductor category and was named CEO of the Year by the Massachusetts Technology Leadership Council. We believe that Mr. Aldrich is qualified to serve as a member of the Board because of his various high-level positions at companies within the semiconductor and communications industry.

Kurt Busch.    Kurt Busch has served as a member of our Board since February 2021. Mr. Busch is also the co-Founder and Chief Executive Officer of Syntiant Corp., an AI company specializing in delivering end-to-end deep learning solutions for always-on applications. From November 2015 until April 2017, Mr. Busch served as the Chief Executive Officer at Busch Toschi, LLC, advising technology companies regarding sales, marketing, business development and strategic options. From August 2011 to 2015, Mr. Busch served as President, Chief Executive Officer and member of the Board at Lantronix, a global provider of secure data access and management solutions for Internet of Things and information technology. Mr. Busch has also served in leadership positions at Mindspeed Technologies, Inc. from October 2006 to August 2011. Mr. Busch studied at the University of California at Irvine, graduating with a Bachelor of Science degree in electrical and computer engineering and a Bachelor of Science degree in biological science. He later earned his Masters of Business Administration from Santa Clara University in 1998. In 2021, Mr. Busch was named Ernst & Young’s Entrepreneur of the Year 2021 Pacific Southwest — Orange County. We believe that Mr. Busch is qualified to serve as a member of the Board because of his extensive industry experience, coupled with his previous high-level positions in the industry.

William Carpou.    William Carpou has served as a member of our Board since June 2021. Since May 2015, Mr. Carpou has served as the Chief Executive Officer of Octane OC, a Californian-based nonprofit dedicated to connecting people and resources to drive technology industry growth. Mr. Carpou studied at Villanova University, graduating with a Bachelor of Science degree in marketing. We believe that Mr. Carpou is qualified to serve as a member of the Board because of his background in sales and private equity, as well as his extensive experiences working in various senior executive positions.

Frederick Goerner.    Frederick Goerner has served as a member of our Board since February 2021. From April 2011 to March 2018, Mr. Goerner served as Senior Vice President of Worldwide Sales of Microsemi Corporation, now Microchip Technology Inc., a technology company specializing in semiconductor and systems solutions for communications, defense and security, aerospace and industrial markets. Mr. Goerner also had leadership roles at Texas Instruments, Transdimension Inc. and Oxford Semiconductor Inc. Mr. Goerner studied at the University of Buffalo, graduating with a Bachelor of Science degree in electrical engineering. We believe that Mr. Goerner is qualified to serve as a member of the Board because of his experience in the industry, as well as his various leadership roles at different companies.

Michael Long.    Michael Long has served as a member of our Board since January 22, 2024. From May 2009 until May 2022 was the former chairman, president and chief executive officer of Arrow Electronics, Inc. (“Arrow”). Prior to being named chief executive officer in May 2009, Mr. Long served as president and chief operating officer of Arrow, with responsibility for all of the company’s operations and business units. Before that, Mr. Long served as senior vice president of Arrow and president of the company’s Global Components business with responsibility for overseeing Arrow’s semiconductor, passive, electromechanical and connector products and services businesses worldwide. Mr. Long had been employed by Arrow since 1991 when Arrow merged with Schweber Electronics, a company where he held various leadership roles from 1983 to 1990. In 1994, Mr. Long was president, Capstone Electronics, an Arrow company, and from 1995 to 1999, he was president of Gates/Arrow Distributing. From 1998 to 2005, Mr. Long was president and chief operating officer of Arrow North American Computer Products (now Arrow Enterprise Computing Solutions). Mr. Long also served as president of North America and Asia/Pacific components. Mr. Long holds a bachelor’s degree in business administration from the University of Wisconsin and attended the Milwaukee School of Engineering. He is active in the Young Presidents’ Organization, a global peer networking group. Mr. Long served on the board of directors of AmerisourceBergen from May 2006 until March 2023 and currently serves on the boards of the following nonprofit organizations: UC Health and the National Western Stock Show.

Corporate Governance

Classified Board of Directors

In accordance with our Certificate of Incorporation, as amended (the “Charter), the Board is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. Upon expiration of the term of a class of directors, directors for that class will be elected for three-year terms at the annual meeting of stockholders in the year in which that term expires. Each director’s term continues until the election and qualification of his or her successor or his or her earlier death, resignation or removal. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of an equal number of directors.

On December 18, 2023, (i) Fabian Battaglia, Kurt Busch and William Carpou were elected to serve as Class I directors with a term expiring at the Company’s 2024 annual meeting of stockholders, (ii) David Aldrich, Frederick Goerner and Keyvan Samini were elected to serve as Class II directors with a term expiring at the Company’s 2025 annual meeting of stockholders, and (iii) Dr. Jiong Ma and James Peterson were elected to serve as Class III directors with a term expiring at the Company’s 2026 annual meeting of stockholders, in each case, effective on December 21, 2023. On January 22, 2024, we and Dr. Ma entered into a Resignation and Release Agreement, pursuant to which Dr. Ma resigned from the Board as a director, effective January 22, 2024. We appointed Mr. Michael Long to serve as a Class III director of the Board for a term expiring at the 2026 annual meeting of stockholders.

Family Relationships

There are no family relationships among any of the executive officers or directors of the Board.

Director Independence

The Board has determined, based on information provided by each director concerning his background, employment and affiliations, that Messrs. Aldrich, Busch, Carpou, Goerner and Long do not have relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the Nasdaq listing standards. In making these determinations, the Board considered the current and prior relationships that each non-employee director has with the Company and all other facts and circumstances the Board deemed relevant in determining their independence, including the beneficial ownership of our securities by each non-employee director and the transactions described in the section titled “Certain Mobix Labs Relationships and Related Person Transactions.”

Committees of the Board of Directors

The Board currently has three standing committees: the audit committee, the compensation committee and a nominating committee. The Board has adopted a charter for each committee, each of which is available on the investor relations portion of our website. Members will serve on these committees until their resignation or until otherwise determined by the Board. The Board may establish other committees as it deems necessary or appropriate from time to time.

Audit Committee

The audit committee consists of Kurt Busch, William Carpou and Frederick Goerner, with Kurt Busch serving as chair and as the “audit committee financial expert” within the meaning of the SEC regulations. The Board determined that each of Messrs. Kurt Busch, William Carpou and Frederick Goerner meet the definition of “independent director” for purposes of serving on the audit committee under Rule 10A-3 of the Exchange Act and the Nasdaq listing standards and also meets the financial literacy requirements of the Nasdaq listing standards.

The primary functions of the audit committee include:

•        helping the Board oversee our corporate accounting and financial reporting processes;

•        managing the selection, engagement, qualifications, independence, and performance of a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

•        reviewing and discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;

•        obtaining and reviewing a report by the independent registered public accounting firm at least annually that describes our internal quality control procedures, any material issues with such procedures and any steps taken to deal with such issues when required by applicable law;

•        establishing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

•        overseeing our policies on risk assessment and risk management;

•        overseeing compliance with our code of business conduct and ethics;

•        reviewing related person transactions; and

•        approving or, as required, pre-approving audit and permissible non-audit services to be performed by the independent registered public accounting firm.

Compensation Committee

The compensation committee consists of Frederick Goerner, David Aldrich and William Carpou, with Frederick Goerner serving as chair. The Board determined that Frederick Goerner, David Aldrich and William Carpou each meet the definition of “independent director” for purposes of serving on the compensation committee under the Nasdaq listing standards, including the heightened independence standards for members of a compensation committee.

The primary purpose of our compensation committee is to discharge the responsibilities of the Board in overseeing our compensation policies, plans and programs and to review and determine the compensation to be paid to our executive officers, directors and other senior management, as appropriate. The principal functions of the compensation committee are expected to include, among other things:

•        reviewing, approving and determining, or making recommendations to the Board regarding, the compensation of our chief executive officer, other executive officers and senior management;

•        reviewing, evaluating and recommending to the Board succession plans for our executive officers;

•        reviewing and recommending to the Board the compensation paid to our non-employee directors;

•        administering our equity incentive plans and other benefit programs;

•        reviewing, adopting, amending and terminating incentive compensation and equity plans, severance agreements, profit sharing plans, bonus plans, change-of-control protections and any other compensatory arrangements for our executive officers and other senior management; and

•        reviewing and establishing general policies relating to compensation and benefits of our employees, including our overall compensation philosophy.

The charter also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser.

Nominating Committee

The nominating committee consists of Kurt Busch, Frederick Goerner and William Carpou, with Kurt Busch serving as chair. The Board determined that Kurt Busch, Frederick Goerner and William Carpou each meet the definition of “independent director” under the Nasdaq listing standards.

Our nominating committee is responsible for, among other things:

•        identifying and evaluating candidates, including the nomination of incumbent directors for reelection and nominees recommended by stockholders, to serve on the Board;

•        considering and making recommendations to the Board regarding the composition and chairmanship of the committees of the Board;

•        instituting plans or programs for the continuing education of the Board and the orientation of new directors;

•        developing and making recommendations to the Board regarding corporate governance guidelines and matters;

•        overseeing our corporate governance practices;

•        overseeing periodic evaluations of the Board’s performance, including committees of the Board; and

•        contributing to succession planning.

The nominating and corporate governance committee is governed by a charter that complies with the rules of Nasdaq.

Role of Board of Directors in Risk Oversight Process

Our Board has responsibility for the oversight of our risk management processes and, either as a whole or through its committees, regularly discusses with management our major risk exposures, their potential impact on our business and the steps we take to manage them. The risk oversight process includes receiving regular reports from board committees and members of senior management to enable our Board to understand our risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, cybersecurity, strategic and reputational risk. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, our full Board is regularly informed of such risks through committee reports and otherwise. While the Board oversees our risk management, management is responsible for day-to-day risk management processes.

Compensation Committee Interlocks and Insider Participation

None of the Company’s executive officers currently serve, or in the past year have served, as members of the Board or compensation committee of any entity that has one or more executive officers serving on the Board.

Code of Business Conduct and Ethics

We have a code of business conduct and ethics that applies to all of our executive officers, directors and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The code of business conduct and ethics is available on the investor relations portion of our website. We intend to make any legally required disclosures regarding amendments to, or waivers of, provisions of our code of business conduct and ethics on our website rather than by filing a Current Report on Form 8-K.

Limitation on Liability and Indemnification of Officers and Directors

The Bylaws provide that our directors and officers will be indemnified and advanced expenses by the Company to the fullest extent permitted by applicable law. In addition, the Charter provides that our directors and officers will not be liable to the Company or its stockholders for monetary damages for breaches of their fiduciary duty as directors and officers, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL.

The Bylaws also permit the Company to purchase and maintain insurance on behalf of any director, officer, employee or agent of the Company for any liability arising out of his or her status as such, regardless of whether the DGCL would permit indemnification.

These provisions may discourage stockholders from bringing a lawsuit against the Company’s directors or officers for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit the Company and its stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent the Company pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification and advancement provisions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Company’s directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

EXECUTIVE AND DIRECTOR COMPENSATION

Introduction

Unless the context otherwise requires, this section presents the executive compensation of Legacy Mobix prior to the Closing. All share and per share amounts presented in this section are shown on a pre-Merger basis.

The following tables and accompanying narrative set forth information about the compensation for the fiscal years ended as of September 30, 2023 and 2022 provided to our principal executive officer and the other executive officers (other than the principal executive officer) who were serving as executive officers as of September 30, 2023. These individuals, and who are referred to in this section as “named executive officers,” and their positions were as follows:

•        Fabian Battaglia: Chief Executive Officer and Director

•        Keyvan Samini: President, Chief Financial Officer, General Counsel and Director

•        James Aralis: Chief Technology Officer

This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs.

Summary Compensation Table

The following table sets forth information concerning the compensation of the named executive officers for the fiscal years ended September 30, 2023 and 2022.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Fabian Battaglia	2023	390,000	—	—	—	13,050	403,050
Chief Executive Officer and Director	2022	390,000	—	0	—	17,400	407,400
Keyvan Samini	2023	360,000	—	—	—	11,250	371,250
Chief Financial and Operating Officer, General Counsel and Director	2022	360,000	—	0	—	15,000	375,000
James Aralis(4)	2023	192,000	—	—	769	—	192,769
Chief Technology Officer	2022	63,000	—	—	93,954	33,300	190,254

____________

(1)      Amounts reported in the “Stock Awards” column reflect the aggregate grant date fair value of 2,000,000 RSUs awarded to each of Messrs. Battaglia and Samini during the fiscal year ended September 30, 2022 based upon the probable outcome of performance conditions and computed in accordance with the provisions of Financial Accounting Standards Board Accounting Standards Codification (“ASC”) Topic 718. The aggregate grant date fair value of each such RSU award was $0 as achievement of the performance criteria was deemed not probable on the grant date. The value of the RSUs awarded to each of Messrs. Battaglia and Samini assuming achievement of the performance conditions was $13,680,000. The RSU grants were subsequently amended by the Restricted Stock Unit Term Sheets dated November 15, 2022 and were cancelled in accordance with the cancellation and termination agreements effective as of March 26, 2023. As discussed below under “Post-Closing Executive Compensation,” in exchange, Messrs. Battaglia and Samini received a commitment from us to issue one-half of that number of RSUs over three years, beginning on the first anniversary of the Closing Date. See Note 15 to our consolidated financial statements included elsewhere in this prospectus regarding assumptions underlying the valuation of equity awards.

(2)      Amounts reflect the aggregate grant-date fair value of options granted pursuant to the 2020 Key Employee Equity Incentive Plan, as discussed below, computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named executive officers. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. We provide information regarding the assumptions used to calculate the value of all option awards made to named executive officers in Note 15 to our audited financial statements included elsewhere in this prospectus.

(3)      In fiscal 2023, for Messrs. Battaglia and Samini, includes auto and mobile phone allowances. For Mr. Aralis, consists of the aggregate grant-date fair value of Legacy Mobix options granted to Mr. Aralis for service as a member of our board of advisors during the fiscal year ended September 30, 2022 prior to May 18, 2022, when he commenced serving as our Chief Technology Officer.

(4)      James Aralis commenced serving as our Chief Technology Officer as of May 18, 2022.

Narrative Disclosure to Summary Compensation Table

For the fiscal years ended September 30, 2023 and 2022, the compensation program for our named executive officers consisted of base salary, cash bonus, equity awards, and certain standard employee benefits.

Employment Agreements

Mr. Battaglia entered into an amended and restated executive employment agreement to serve as our Chief Executive Officer, effective as of September 5, 2020 (the “Battaglia Prior Employment Agreement”). Pursuant to the Battaglia Prior Employment Agreement, Mr. Battaglia was entitled to receive a base salary of $390,000 per year and was also eligible to receive performance-based cash bonuses up to 100% of his base salary, the amount and terms of which would be in the discretion of the Board. Additionally, on August 11, 2020, Mr. Battaglia was granted stock options to purchase 323,529 shares of our common stock.

In connection with the execution of the Business Combination Agreement, on November 15, 2022, Mr. Battaglia entered into a binding Executive Employment Term Sheet, which amended the Battaglia Prior Employment Agreement. The Executive Employment Term Sheet was subsequently amended effective from March 26, 2023, the material terms of which are described below.

Mr. Samini entered into an amended and restated executive employment agreement to serve as our Chief Financial and Operating Officer, effective as of September 5, 2020 (the “Samini Prior Employment Agreement”). Pursuant to the Samini Prior Employment Agreement, Mr. Samini was entitled to receive a base salary of $360,000 per year and was also eligible to receive performance-based cash bonuses up to 100% of his base salary, the amount and terms of which shall be in the discretion of the Board. Additionally, on August 11, 2020, Mr. Samini was granted stock options to purchase 323,529 shares of common stock.

In connection with the execution of the Business Combination Agreement, on November 15, 2022, Mr. Samini entered into a binding Executive Employment Term Sheet, which amended the Samini Prior Employment Agreement. The Executive Employment Term Sheet was subsequently amended effective from March 26, 2023, the material terms of which are described below.

Mr. Aralis entered into an employment agreement with Mobix Labs to serve as its Chief Technology Officer, effective as of May 18, 2022 (the “Aralis Employment Agreement”). Pursuant to his employment agreement, Mr. Aralis was entitled to receive a base salary of $120,000 per year, which was based on one day per week, and any month which exceeded more than four days was compensated at a secondary rate of $2,000 per day.

The narrative below summarizes the payments and benefits that each named executive officer was eligible to receive on an annualized basis for the fiscal years ended September 30, 2023 and 2022 based on the Battaglia Prior Employment Agreement, the Samini Prior Employment Agreement and the Aralis Employment Agreement.

Base Salary

The base salary for each named executive officer was set at a level that is commensurate with the executive’s duties and authorities, contributions, prior experience and sustained performance. The annual base salary earned by the named executive officers for each of the fiscal years ended September 30, 2023 and 2022 is set forth in the summary compensation table above under the column heading “Salary.”

Equity Compensation

Although we do not have a formal policy with respect to the grant of equity incentive awards to our executive officers, we believe that equity grants provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. In addition, we believe that equity grants promote executive retention because they incentivize executive officers to remain in our employment during the vesting period. Accordingly, our Board periodically reviews the equity incentive compensation of our named executive officers and grant equity incentive awards to them from time to time. On May 5, 2022, the following RSUs were granted to the following directors and executive officers: (i) James Peterson in the amount of 1,000,000 RSUs; (ii) Frederick Goerner in the amount of 1,000,000 RSUs; (iii) Fabian Battaglia in the amount of 2,000,000 RSUs; and (iv) Keyvan Samini in the amount of 2,000,000 RSUs. These RSUs originally vested upon the satisfaction of both time-based vesting requirements and performance conditions. These RSUs were amended on November 15, 2022 to provide for a three-year vesting schedule, with one-third of the total RSUs vesting on each anniversary of the closing of the Merger. These RSUs were subsequently cancelled, effective March 26, 2023. As discussed below under “Post-Closing Executive Compensation” and “Director Compensation,” in exchange, Messrs. Peterson, Goerner, Battaglia and Samini received a commitment from us to issue one-half of that number of RSUs over three years, beginning on the first anniversary of the Closing Date, referred to as “Post-Closing RSUs.”

2020 Key Employee Equity Incentive Plan

General.    On August 10, 2020, the 2020 Key Employee Equity Incentive Plan (the “2020 Mobix Key Employee Plan”) was adopted. The 2020 Mobix Key Employee Plan provided for the grant of incentive stock options to key employees (the “Key Employees”), including: (a) an officer whose base compensation is equal to or greater than $250,000; (b) a 5% owner of our company; and (c) a 1% owner of our company having annual compensation of more than $150,000. The 2020 Mobix Key Employee Plan was terminated effective as of the Closing. Following the Closing, no additional stock awards will be granted under the 2020 Mobix Key Employee Plan, although all outstanding stock awards granted under the 2020 Mobix Key Employee Plan prior to the Closing were assumed by us and continue to be subject to the terms and conditions as set forth in the agreements evidencing such stock awards and the terms of the 2020 Mobix Key Employee Plan.

Share Reserve.    We reserved an aggregate of 1,500,000 shares of Class A Common Stock under the 2020 Mobix Key Employee Plan. As of December 31, 2023, 1,499,998 shares of Class A Common Stock were subject to outstanding option awards.

2020 Equity Incentive Plan

General.    On August 10, 2020, the 2020 Equity Incentive Plan (the “2020 Plan”). The 2020 Plan provides for the grant of incentive stock options to our employees (and employees of any parent or majority-owned subsidiary), and for the grant of non-statutory stock options and restricted stock to employees and consultants (and employees and consultants of any parent or majority-owned subsidiary). The 2020 Plan was terminated effective upon the Closing. Following the Closing, no additional stock awards will be granted under the 2020 Plan, although all outstanding stock awards granted under the 2020 Plan prior to the Closing were assumed by us and continue to be subject to the terms and conditions as set forth in the agreements evidencing such stock awards and the terms of the 2020 Plan.

Share Reserve.    We reserved an aggregate of 1,850,000 shares of Class A Common Stock under the 2020 Plan. As of December 31, 2023, 1,186,047 shares of Class A Common Stock were subject to outstanding option awards.

2022 Incentive Compensation Plan

General.    On May 3, 2022, the 2022 Equity Incentive Plan (the “2022 Plan”) was adopted. The 2022 Plan provided for the grant of incentive stock options to our employees (and employees of any parent or majority-owned subsidiary), and for the grant of stock appreciation rights (“SARs”), restricted stock and restricted stock units to our directors, employees and consultants (and employees and consultants of any parent or majority-owned subsidiary). The 2022 Plan was terminated effective as of the Closing. Following the Closing, no additional stock awards will be granted under the 2022 Plan, although all outstanding awards granted under the 2022 Plan prior to the Closing were assumed by us and continue to be subject to the terms and conditions as set forth in the agreements evidencing such awards and the terms of the 2022 Plan.

Share Reserve.    We reserved an aggregate of 15,000,000 shares of Class A Common Stock under the 2022 Plan. As of December 31, 2023, options to purchase 2,722,856 shares of Class A Common Stock were outstanding, and (ii) RSUs representing 104,746 shares of Class A Common Stock were outstanding.

Benefits and Perquisites

In the fiscal years ended September 30, 2023 and 2022, we provided benefits to our named executive officers on the same basis as provided to all of its employees, including medical, dental, vision, life and AD&D, and short- and long-term disability insurance, vacation and paid holidays. The named executive officers are also eligible to participate in our 401(k) plan.

Outstanding Equity Awards at 2023 Fiscal Year-End

The following table presents, for each of our named executive officers, information regarding outstanding equity awards as of September 30, 2023.

	Option Awards
Name	Award Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price	Option Expiration Date
Fabian Battaglia	August 11, 2020	205,882	(1)			$0.01	8/11/2030
	August 11, 2020	117,647	(2)			$0.01	8/11/2030
	May 5, 2022
Keyvan Samini	August 11, 2020	205,882	(1)			$0.01	8/11/2030
	August 11, 2020	117,647	(2)			$0.01	8/11/2030
	May 5, 2022
James Aralis	May 1, 2022	10,000	(3)			$6.84	4/4/2032
	May 15, 2022	8,889		17,778	(4)	$6.84	4/4/2032
	April 15, 2023			183	(5)	$6.84	4/4/2032

____________

Note: The numbers of shares in the table above have been adjusted to give effect to the 1:17 reverse stock split on February 5, 2021.

(1)      This option covering 205,882 shares of Class A Common Stock was granted under the 2020 Key Employee Equity Incentive Plan. This option is subject to a 14-month vesting schedule, with 10% of the total shares vesting on January 15, 2021, and 10% of the total shares vesting on each monthly anniversary thereafter, subject to the holder’s continuous service through each vesting date.

(2)      This option covering 117,647 shares of Class A Common Stock was granted under the 2020 Key Employee Equity Incentive Plan. This option is subject to a 14-month vesting schedule, with 10% of the total shares vesting on January 15, 2021, and 10% of the total shares vesting on each monthly anniversary thereafter, subject to the holder’s continuous service through each vesting date.

(3)      This option covering 10,000 shares of Class A Common Stock was granted under the 2022 Incentive Compensation Plan. This option is subject to a one-year vesting schedule, with 40% of the total shares vesting immediately, and 5% of the total shares vesting on each monthly anniversary thereafter, subject to the holder’s continuous service through each vesting date.

(4)      This option covering 26,667 shares of Class A Common Stock was granted on May 18, 2022 under the 2022 Incentive Compensation Plan. This option is subject to a four-year vesting schedule, with one-fourth of the total shares vesting on the annual anniversary of May 18, 2022, and 1/48th of the total shares vesting on each monthly anniversary thereafter, subject to the holder’s continuous service through each vesting date.

(5)      This option covering 183 shares of Class A Common Stock was granted on April 15, 2023 under the 2022 Incentive Compensation Plan. This option is subject to vest upon a change of control or 12 months from the date of grant if the Merger was not consummated.

Post-Closing Executive Compensation.

Employment Arrangements for our Chief Executive Officer and President and Chief Financial Officer

Fabian Battaglia

We are a party to an Employment Term Sheet with Mr. Battaglia, pursuant to which he serves as our Chief Executive Officer with an initial term of two years, effective November 15, 2022, which will automatically renew for additional consecutive one-year terms unless either party provides the other party with 180 days’ notice of the intent not to renew prior to the expiration of the applicable terms.

Under his Employment Term Sheet, Mr. Battaglia is entitled to receive a base salary of $390,000 per year and is also eligible to receive performance-based cash bonuses up to 100% of his base salary, the amount and terms of which shall be in the discretion of the Board. In addition, Mr. Battaglia will be granted, on the first, second and third anniversaries of December 21, 2023, RSUs with respect to 333,333 shares of Class A Common Stock, which will vest on the first anniversary of the applicable grant date, subject to his continuous service to Mobix Labs through the applicable grant dates and vesting dates. The RSUs will become fully vested in the event of a change of control, or if Mr. Battaglia’s employment is terminated either without cause or by him for Good Reason (as defined in the Employment Term Sheet).

If we terminate Mr. Battaglia’s employment without cause, or Mr. Battaglia resigns for Good Reason, Mr. Battaglia is entitled to (i) two times the amount of his base compensation and two times the amount of the target bonus amount in which termination occurs, payable in equal installments over 24 months, and (ii) subject to Mr. Battaglia’s election of COBRA continuation coverage, reimbursement for up to 24 months of subsidized COBRA benefits or if earlier, on the date on which he becomes covered under another group health plan. However, if we terminate Mr. Battaglia’s employment without cause, or Mr. Battaglia resigns for Good Reason during the period commencing 60 days prior to and ending 12 months following a change in control, the severance amount described immediately above shall be increased to three times (and paid in a lump sum payment), and the COBRA reimbursement will increase to 36 months.

Keyvan Samini

We are a party to an Employment Term Sheet with Mr. Samini, pursuant to which he serves as our President, and Chief Financial Officer with an initial term of two years, effective November 15, 2022, which will automatically renew for additional consecutive one-year terms unless either party provides the other party with 180 days’ notice of the intent not to renew prior to the expiration of the applicable terms.

Under his Employment Term Sheet, Mr. Samini is entitled to receive a base salary of $360,000 per year and is also eligible to receive performance-based cash bonuses up to 100% of his base salary, the amount and terms of which shall be in the discretion of the Board. In addition, Mr. Samini will be granted, on the first, second and third anniversaries of December 21, 2023, RSUs with respect to 333,333 shares of Class A Common Stock, which will vest on the first anniversary of the applicable grant date, subject to his continuous service to us through the applicable grant dates and vesting dates. The RSUs will become fully vested in the event of a change of control, or if Mr. Samini’s employment is terminated either without cause or by him for Good Reason (as defined in the Employment Term Sheet).

If we terminate Mr. Samini’s employment without cause, or Mr. Samini resigns for Good Reason, Mr. Samini is entitled to (i) two times the amount of Mr. Samini’s base compensation and two times the amount of the target bonus amount in which termination occurs, payable in equal installments over 24 months, and (ii) subject to Mr. Samini’s election of COBRA continuation coverage, reimbursement for up to 24 months of subsidized COBRA benefits or if earlier, on the date on which Mr. Samini becomes covered under another group health plan. However, if we terminate Mr. Samini’s employment without cause, or Mr. Samini resigns for Good Reason during the period commencing 60 days prior to and ending 12 months following a change in control, the severance amount described immediately above shall be increased to three times (and paid in a lump sum payment), and the COBRA reimbursement will increase to 36 months.

Equity and Cash Awards

On January 22, 2024, the Compensation Committee approved a cash award of $450,000 and, subject to stockholder approval of Mobix Labs stockholders, a grant of 2,550,000 restricted stock awards to each of Messrs. Battaglia and Samini in consideration of their efforts in connection with the public listing of our shares on Nasdaq. Subject to obtaining stockholder approval, each of the foregoing restricted stock awards will be made pursuant to a separate award agreement between us and the recipient.

The RSAs will vest over a period of one year, at the end of each calendar month and will not be delivered until such time as determined by the Board.

2023 Equity Incentive Plan

Description of the Mobix Labs, Inc. 2023 Equity Incentive Plan

Set forth below is a summary of the material features of the 2023 Equity Incentive Plan.

Purpose

The 2023 Equity Incentive Plan is intended to (i) attract and retain the best available personnel to ensure our success and accomplish our goals; (ii) incentivize employees, directors and independent contractors with long-term equity-based compensation to align their interests with our stockholders, and (iii) promote the success of our business.

Types of Stock Awards

The 2023 Equity Incentive Plan permits the grant of incentive stock options, nonstatutory stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”) stock bonus awards, and other stock-based awards (all such types of awards, collectively, “stock awards”), as well as the grant of dividend equivalents.

Share Reserve

Number of Shares

Subject to adjustments as set forth in the 2023 Equity Incentive Plan, the maximum aggregate number of shares of Class A Common Stock that may be issued under the 2023 Equity Incentive Plan is 2,290,183. The shares may be authorized, but unissued, or reacquired Class A Common Stock. Furthermore, subject to adjustments as set forth in the 2023 Equity Incentive Plan, in no event shall the maximum aggregate number of shares that may be issued under the 2023 Equity Incentive Plan pursuant to incentive stock options exceed 2,290,183.

The number of shares available for issuance under the 2023 Equity Incentive Plan will be increased on the first day of each fiscal year beginning with the 2024 fiscal year through and including the first day of the 2033 fiscal year, in each case, in an amount equal to the lesser of (a) 5% of the total number of shares of Class A Common Stock that are issued and outstanding on the first day of the applicable fiscal year, and (b) such smaller number of shares determined by our Board.

2023 Employee Stock Purchase Plan

Set forth below is a summary of the material features of the 2023 Employee Stock Purchase Plan.

Purpose

The 2023 Employee Stock Purchase Plan provides a means by which eligible employees and/or eligible service providers of either us or our affiliate may be given an opportunity to purchase shares of Class A Common Stock. The 2023 Employee Stock Purchase Plan permits us to grant a series of purchase rights to eligible employees and/or eligible service providers. By means of the 2023 Employee Stock Purchase Plan, we will seek to retain and assist our affiliates in retaining the services of such eligible employees and eligible service providers, to secure and retain the services of new eligible employees and eligible service providers and to provide incentives for such persons to exert maximum efforts for our success and that of our affiliates.

Stock Subject to Employee Stock Purchase Plan

Subject to adjustments as provided in the 2023 Employee Stock Purchase Plan, the maximum number of shares of Class A Common Stock that may be issued under the 2023 Employee Stock Purchase Plan will be equal to 858,935, plus the number of shares of Class A Common Stock that are automatically added on the first day of each fiscal year beginning with the 2023 fiscal year through and including the first day of the 2032 fiscal year, in each case, in an amount equal to 1% of the total number of shares of Class A Common Stock issued and outstanding on the first day of applicable fiscal year, unless the Board determines that there will be no increase in the share reserve or that the increase in the share reserve for the applicable fiscal year will be a lesser number of shares of Class A Common Stock than would otherwise occur. If any purchase right granted under the 2023 Employee Stock Purchase Plan terminates without having been exercised in full, the shares of Class A Common Stock not purchased under such purchase right will again become available for issuance under the 2023 Employee Stock Purchase Plan.

Benefits and Perquisites

We provide benefits to our named executive officers on the same basis as provided to all of our employees, including medical, dental, vision, life and AD&D, and short- and long-term disability insurance, vacation and paid holidays. The named executive officers are also eligible to participate in our 401(k) plan.

Director Compensation

In 2021, we entered into board of directors agreements with our non-employee directors, including James Peterson, David Aldrich, Kurt Busch, William Carpou and Frederick Goerner. Under these agreements, we agreed to issue to each director an option to purchase 20,000 shares of Class A Common Stock. The option is subject to a one-year vesting schedule, with 8,000 shares vesting immediately, and the remaining 12,000 shares vesting at the rate of 1,000 shares per month over the 12 consecutive months thereafter, subject to the holder’s continuous service through each vesting date. We also agreed to reimburse the director for any reasonable costs and expenses incurred in connection with the director’s services requested by us and performed by the director. Each agreement will automatically renew on the date of director’s reelection unless the Board determines not to renew the agreement, or until a director’s earlier resignation, removal or death.

Historically, we issued options on an annual basis for each of our non-employee directors. Our non-employee directors have not received any cash compensation for their services as directors and have instead, from time to time, been compensated with awards of options or RSUs in amounts determined by our Board. During the fiscal year ended September 30, 2023, none of the members of the Board received any compensation for their service as a director.

In connection with the Closing, we amended the Board agreement with each of Mr. Peterson and Mr. Goerner. The amendment provides that the director will be granted, on the first, second and third anniversaries of December 21, 2023, RSUs with respect to 166,666 shares of Class A Common Stock, which will vest on the first anniversary of the applicable grant date, subject to his continuous service to Mobix Labs through the applicable grant dates and vesting dates. The RSUs will become fully vested in the event of a change of control, or if the director’s service is terminated either without cause or by him for Good Reason (as defined in the 2022 Plan).

On January 22, 2024, the Board approved non-employee director compensation that is designed to retain competent and experienced persons to serve as members of the Board. Non-employee directors will be entitled to receive an annual cash retainer, which will be payable quarterly and pro-rated for partial quarters, of $200,000 and reimbursement for expenses incurred for attending Board meetings. Non-employee Board members will also be entitled to receive awards under the 2023 Equity Incentive Plan annually and upon their initial appointment to the Board as follows:

•        A one-time grant of 20,000 RSUs to the current non-employee directors;

•        Annual awards of 20,000 RSUs at the next Board meeting occurring after December 21, 2024; and

•        Upon initial election or appointment to the Board, a pro-rated amount of 20,000 RSUs for the partial year.

These RSUs will vest monthly over a period of one year, subject to the director’s continuous service, and will not be delivered until such time as determined by the Board.

In addition, the Board approved, subject to approval of our stockholders, the grant of RSUs to the following non-employee directors who were influential in the public listing of our shares on Nasdaq:

•        James Peterson 1,050,000 RSUs

•        Frederick Goerner 1,050,000 RSUs

•        David Aldrich 50,000 RSUs

•        Kurt Busch 50,000 RSUs

•        William Carpou 50,000 RSUs

DESCRIPTION OF SECURITIES

The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities. The full text of our Charter and amendment to the Charter, which together are referred to as the Charter, and Bylaws is included as Exhibit 3.1, Exhibit 3.2, and Exhibit 3.3 respectively, to the registration statement of which this prospectus forms a part and is incorporated herein by reference. We urge you to read our Charter and Bylaws in their entirety for a complete description of the rights and preferences of our securities.

Authorized and Outstanding Stock

Our Charter authorizes three hundred million (300,000,000) shares, consisting of three (3) classes: (i) two-hundred and eighty-five million (285,000,000) shares of Class A Common Stock, $0.00001 par value per share, (ii) five million (5,000,000) shares of Class B Common Stock, $0.00001 par value per share, and (iii) ten million (10,000,000) shares of Preferred Stock, $0.00001 par value per share.

As of March 28, 2024, there were 23,591,830 shares of Class A Common Stock outstanding, 2,254,901 shares of Class B Common Stock outstanding and no shares of Preferred Stock outstanding.

Voting Power

Holders of Class A Common Stock and holders of Class B Common Stock vote together as a single class on all matters submitted to a vote of the stockholders except as otherwise required by applicable law or the rules or regulations of any stock exchange applicable to Mobix Labs or by or pursuant to the Charter. Holders of Class A Common Stock are entitled to one (1) vote for each share of Class A Common Stock held of record by such holder on all matters to be voted on by stockholders except as otherwise required by applicable law or the rules or regulations of any stock exchange applicable to Mobix Labs or by or pursuant to the Charter. Holders of Class B Common Stock are entitled to ten (10) votes for each share of Class B Common Stock held of record by such holder on all matters to be voted on by stockholders except as otherwise required by applicable law or the rules or regulations of any stock exchange applicable to Mobix Labs or by or pursuant to the Charter.

Dividends and Distribution Rights

Subject to applicable law and the rights, if any, of any holders of any outstanding series of Preferred Stock, holders of Common Stock are entitled to receive dividends or distributions when, as and if declared by the Board in its discretion, payable either in cash, in property or in shares of capital stock. Generally, the holders of Common Stock share in such dividends or distributions ratably in proportion to the number of shares held by them; except that if a dividend or distribution is proposed to be declared and paid or set apart for payment to the holders of Class A Common Stock in shares of Class A Common Stock or rights to acquire shares of Class A Common Stock or to the holders of Class B Common Stock shares of Class B Common Stock or rights to acquire Class B Common Stock, a dividend or distribution of an equal number of shares of Class B Common Stock or rights to acquires Class B Common Stock shall be declared and paid or set apart for payment to the holders of Class B Common Stock or a dividend or distribution of an equal number of shares of Class A Common Stock or rights to acquire shares of Class A Common Stock shall be declared and paid or set apart for payment to the holders of Class A Common Stock, respectively.

Liquidation, Dissolution and Winding Up

Subject to applicable law and the rights, if any, of any holders of any outstanding series of Preferred Stock, in the event of any liquidation, dissolution or winding up, the holders of outstanding shares of Common Stock are entitled to receive pro rata Mobix Labs’ remaining assets available for distribution, ratably in proportion to the number of shares of Common Stock held by them.

Conversion

Each outstanding share of Class B Common Stock may, at the option of the holder thereof at any time upon written notice to Mobix Labs, be converted into one (1) fully-paid and non-assessable share of Class A Common Stock. Each outstanding share of Class B Common Stock will be automatically, without further action by the holder thereof, converted into one (1) fully-paid and non-assessable share of Class A Common Stock upon the transfer of such share of Class B Common Stock other than to a “permitted transferee” or (b) at 5:00 p.m. New York City time on the first trading day (on the primary stock exchange on which Mobix Labs shares are then listed) after the seventh anniversary date of the Closing Date. “Permitted Transferees” for this purpose means (1) the other holders of Class B Common Stock immediately following the Closing, (2) their immediate family members, (3) entities controlled directly or indirectly by them or their immediate family members, and (4) individual retirement accounts for their exclusive benefit or the benefit of their immediate family members or any trust forming part of the a stock bonus, pension or profit-sharing plan for the exclusive benefit of the employer’s employees or their beneficiaries under Section 401 of the Code in which they or their immediate family members are participants, subject to them or their immediate family members having sole decision making authority as to the Class B Common Stock in such account or trust, including as to the voting of such Class B Common Stock.

Preemptive or Other Rights

Holders of Common Stock will not be entitled to preemptive rights, and Common Stock is not subject to redemption or sinking fund provisions.

Election of Directors

The Charter and the Bylaws provide, except for those directors, if any, elected by the holders of any series of Preferred Stock then outstanding pursuant to the Charter, establish a classified board of directors that is divided into three (3) classes designated as Class I, Class II and Class III, as nearly equal in number as possible, with staggered three-year terms and with each class containing (for so long as there are three Class B Directors then in office) not more than one Class B Director. Only the directors in one class are elected at each annual meeting of Mobix Labs’ stockholders, with the directors in the other classes continuing for the remainder of their respective three-year terms. For so long as any shares of Class B Common Stock remain outstanding, the holders of a majority of the voting power of the shares of Class B Common Stock then outstanding voting as a separate class are entitled to (i) elect three Class B Directors, (ii) remove from office any Class B Director, and (iii) fill any vacancy caused by the death, resignation, disqualification, removal or other cause of any Class B Director.

Mobix Labs’ stockholders will not have the ability to cumulate votes for the election of directors. The Bylaws provide that, other than with respect to Class B Directors or the directors elected by any series of Preferred Stock then outstanding pursuant to the Charter, at all meetings of stockholders held for the election of directors at which a quorum is present, a majority of the votes cast will be sufficient to elect directors; provided, however, that where one or more stockholders have (a) nominated one or more individuals to the Board in compliance with the Bylaws, and such nominees for election exceeds the number of open seats, and (b) not withdrawn such nomination on or prior to the tenth (10th) day preceding the date on which Mobix Labs first gives notice to stockholders of such meeting of stockholders for the election of directors, a plurality of the votes cast will be sufficient to elect.

Preferred Stock

The Charter expressly authorizes the Board to provide for one or more series of Preferred Stock and pursuant to which the Board is authorized to establish the number of shares to be included in each such series, to fix the designation, powers (including voting powers), preferences and relative, participating, optional or other rights (and the qualifications, limitations or restrictions thereof) of the shares of each such series, in each case without further vote or action by the stockholders. The Charter provides that the number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the then outstanding shares of capital stock entitled to vote, without the separate vote of the holders of outstanding shares of Preferred Stock voting as a single class. The Charter provides that except as may otherwise be provided by applicable law or the rules or regulations of any stock exchange applicable to Mobix Labs or by or pursuant to the provisions of the Charter, no holder of any series of Preferred Stock is entitled to any voting powers. The Board is able to, without stockholder approval, create and issue series of Preferred Stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the Common Stock and could have anti-takeover effects. The ability of the Board to issue Preferred Stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change of control of Mobix Labs or the removal of existing management.

As of the date of this prospectus, there is no Preferred Stock outstanding.

Warrants

As of March 28, 2024 there were 6,000,000 Public Warrants and 3,000,000 Private Placement Warrants outstanding.

Public Warrants

Each whole Public Warrant entitles the registered holder to purchase one (1) share of Class A Common Stock at a price of $5.79 per share, subject to adjustment as discussed below, at any time commencing January 20, 2024, provided that a registration statement under the Securities Act covering shares of Class A Common Stock issuable upon exercise of the Public Warrants is then effective and a current prospectus relating thereto is available (or holders are permitted to exercise their Public Warrants on a cashless basis under the circumstances specified in the Warrant Agreement) and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder. The Public Warrants will expire on December 21, 2028, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any shares of Class A Common Stock pursuant to the exercise of a Public Warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A Common Stock underlying the Public Warrants is then effective and a prospectus relating thereto is current, subject to us satisfying its obligations described below with respect to registration. No Public Warrant will be exercisable and we will not be obligated to issue shares of Class A Common Stock upon exercise of a Public Warrant unless the shares of Class A Common Stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt from registration or qualification under the securities laws of the state of residence of the registered holder of the Public Warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Public Warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless, in which case the purchaser of a Unit containing such Public Warrants will have paid the full purchase price for the Unit solely for the shares of Class A Common Stock underlying such Unit. In no event will we be required to net cash settle any Public Warrant.

We registered the shares of Class A Common Stock issuable upon exercise of the Public Warrants in the registration statement relating to the Merger. However, because the Public Warrants will be exercisable until their expiration date of December 21, 2028, in order to comply with the requirements of Section 10(a)(3) of the Securities Act following the consummation of an initial business combination, we will use our best efforts to file with the SEC a registration statement registering, under the Securities Act, the issuance of the shares of Class A Common Stock issuable upon exercise of the Public Warrants. We will use our best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Public Warrants in accordance with the provisions of the Warrant Agreement. If any such registration statement has not been declared effective by the 60th business day following the closing of the Merger, holders of the Public Warrants will have the right, during the period beginning on the 61st business day after the Closing and ending upon such registration statement being declared effective by the SEC, and during any other period when we fail to have maintained an effective registration statement covering the shares of Class A Common Stock issuable upon exercise of the Public Warrants, to exercise such warrants on a “cashless basis,” by exchanging the Public Warrants (in accordance with Section 3(a)(9) of the Securities Act (or any successor rule) or another exemption). Notwithstanding the above, if the shares of Class A Common Stock are at the time of any exercise of a Public Warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act (or any successor rule), we may, at our option, require holders of Public Warrants who exercise their Public Warrants to exercise such Public Warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act (or any successor rule) and (i) in the event we so elect, we will not be required to file or maintain in effect a registration statement for the registration, under the Securities Act, of the shares of Class A Common Stock issuable upon exercise of the Public Warrants or (ii) if we do not so elect, we agree to use our best efforts to register or qualify for sale the shares of Class A Common Stock issuable upon exercise of the Public Warrants under the applicable blue sky laws of the state of residence of the exercising Public Warrant holder to the extent an exemption is not available.

Redemption of Public Warrants for Cash

We may redeem the Public Warrants in whole and not in part;

•        at a price of $0.01 per warrant;

•        at any time after the Public Warrants become exercisable;

•        upon not less than 30 days’ prior written notice of redemption to each warrant holder;

•        if, and only if, the reported last sale price of the shares of Class A Common Stock equals or exceeds $9.06 per share (as adjusted for share subdivisions, share capitalizations, reorganizations, recapitalizations and the like and for certain issuances of shares of Class A Common Stock and equity-linked securities for capital raising purposes in connection with the closing of our initial business combination), for any 20 trading days within a 30-day trading period commencing after the Public Warrants become exercisable and ending on the third business day prior to the notice of redemption to warrant holders; and

•        if, and only if, there is a current registration statement in effect with respect to the shares of Class A Common Stock underlying such Public Warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption, except if the Public Warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act.

We have established the penultimate item of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the Public Warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the Public Warrants, each Public Warrant holder will be entitled to exercise his, her or its Public Warrant prior to the scheduled redemption date. Any such exercise would not be done on a “cashless” basis and would require the exercising warrant holder to pay the exercise price for each Public Warrant being exercised. However, the price of the Ordinary Share may fall below the $9.06 redemption trigger price (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a Public Warrant as described under the heading “— Anti-dilution Adjustments” below) as well as the $9.06 (for whole shares) warrant exercise price after the redemption notice is issued. As of the date of this prospectus, the trading price of the shares of Class A Common Stock on Nasdaq has not achieved the $9.06 threshold that would allow us to redeem the Public Warrants.

Redemption Procedures and Cashless Exercise

If we call the Public Warrants for redemption as described above, the Board will have the option to require any holder that wishes to exercise its Public Warrant to do so on a “cashless basis,” by surrendering the Public Warrants for that number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number shares of Class A Common Stock underlying the warrants, multiplied by the excess of the “fair market value” (defined below), over the exercise price of the warrants by (y) the fair market value. “Fair market value” means the average reported closing price of the shares of Class A Common Stock as reported during the ten (10) trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of the Public Warrants. If our Board takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Class A Common Stock to be received upon exercise of the Public Warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the Public Warrants. If we call the Public Warrants for redemption and our Board does not take advantage of this option, the Sponsor and its permitted transferees would still be entitled to exercise their Private Placement Warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their Public Warrants on a cashless basis, as described in more detail below.

A holder of a Public Warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (as specified by the holder) of the shares of Class A Common Stock outstanding immediately after giving effect to such exercise.

Anti-Dilution Adjustments

If the number of outstanding shares of Class A Common Stock is increased by a share capitalization payable in shares of Class A Common Stock, or by a split-up of shares of Class A Common Stock or other similar event, then, on the effective date of such share capitalization, split-up or similar event, the number of shares of Class A Common Stock issuable on exercise of each Public Warrant will be increased in proportion to such increase in the outstanding shares of Class A Common Stock.

In addition, if we, at any time while the Public Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of the shares of Class A Common Stock on account of such shares of Class A Common Stock (or other shares of our share capital into which the warrants are convertible), other than (a) as described above, (b) any cash dividend or cash distribution which, when combined on a per share basis with the per share amounts of all other cash dividends and cash distributions paid on the shares of Class A Common Stock during the 365-day period ending on the date of declaration of such dividend or distribution (as adjusted to appropriately reflect any other adjustments and excluding cash dividends or cash distributions that resulted in an adjustment to the exercise price or to the number of shares of Class A Common Stock issuable on exercise of each Public Warrant), but only with respect to the amount of the aggregate cash dividends or cash distributions equal to or less than $0.50 per share (c) to satisfy the redemption rights of the holders of the shares of Class A Common Stock in connection with a proposed initial business combination, (d) to satisfy the redemption rights of the holders of the shares of Class A Common Stock in connection with a shareholder vote to amend the Existing Charter to modify the substance or timing of our obligation to redeem 100% of the Class A Common Stock if the Company does not complete the initial business combination within the period set forth in the Existing Charter or with respect to any other provisions relating to shareholders’ rights or pre-initial business combination activity or (e) in connection with the redemption of the Public Shares upon our failure to complete an initial business combination, then the Public Warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value (as determined by our Board in good faith) of any securities or other assets paid on each Ordinary Share in respect of such event.

If the number of outstanding shares of Class A Common Stock is decreased by a consolidation, combination, reverse share split or reclassification of shares of Class A Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of shares of Class A Common Stock issuable on exercise of each Public Warrant will be decreased in proportion to such decrease in outstanding shares of Class A Common Stock.

Whenever the number of shares of Class A Common Stock purchasable upon the exercise of the Public Warrants is adjusted, as described above, the Public Warrant exercise price will be adjusted (to the nearest cent) by multiplying such Public Warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A Common Stock purchasable upon the exercise of the Public Warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Class A Common Stock so purchasable immediately thereafter.

In addition, if (x) we issued additional shares of Class A Common Stock or equity-linked securities for capital raising purposes in connection with the Closing at an issue price or effective issue price of less than $9.20 per share (with such issue price or effective issue price to be determined in good faith by our Board and, in the case of any such issuance to the Sponsor and the officers and directors of Chavant (collectively, the “Initial Shareholders”) or their affiliates, without taking into account any shares issued to the Sponsor prior to the consummation of the Chavant IPO (the “Founder Shares”) held by such shareholders or their affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represented more than 60% of the total equity proceeds, and interest thereon, available for funding the initial business combination on the date of Closing (net of redemptions), and (z) the volume weighted average trading price of the shares of Class A Common Stock during the ten (10) trading day period starting on the trading day prior to the Closing

Date (such price, the “Market Value”) was below $9.20 per share, the exercise price of the Public Warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, the $18.00 per share redemption trigger described under “— Redemption of Warrants for Cash” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price. As a result of the issuances of shares under the PIPE Subscription Agreements and other agreements in connection with the Closing, we adjusted the exercise price of the Warrants from $11.50 to $5.79 per share and adjusted the redemption trigger price from $18.00 to $9.06 per share.

In case of any reclassification or reorganization of the outstanding shares of Class A Common Stock (other than those described above or that solely affects the par value of such shares of Class A Common Stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of the outstanding shares of Class A Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of Mobix Labs as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Public Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of Class A Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Public Warrants would have received if such holder had exercised their Public Warrants immediately prior to such event.

Other Matters

The Public Warrants were issued in registered form under the Warrant Agreement between Continental Stock Transfer & Trust Company, as warrant agent, and the Company. You should review a copy of the Warrant Agreement, which is filed as an exhibit to the registration statement, for a complete description of the terms and conditions applicable to the Public Warrants. The Warrant Agreement provides that the terms of the Public Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision or mistake, and that all other modifications or amendments will require the vote or written consent of the holders of at least 50% of the then-outstanding Public Warrants, and, solely with respect to any amendment to the terms of the Private Placement Warrants, a majority of the then-outstanding Private Placement Warrants.

The Public Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The Public Warrant holders do not have the rights or privileges of holders of shares of Class A Common Stock and any voting rights until they exercise their Public Warrants and receive shares of Class A Common Stock. After the issuance of shares of Class A Common Stock upon exercise of the Public Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the Public Warrants. If, upon exercise of the Public Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares of Class A Common Stock to be issued to the Public Warrant holder.

The Warrant Agreement provides that any dispute, controversy, or claim, whether in contract of tort, arising or relating to the Warrant Agreement or the enforcement, breach, termination, or validity thereof, shall be submitted to final and binding arbitration in Orange County, California before one neutral and impartial arbitrator, in accordance with the laws of the state of New York. As a result, warrant holders will not be able to pursue litigation in federal or state court against us and instead will be required to pursue such claims through a final and binding arbitration proceeding.

Private Placement Warrants

The Private Placement Warrants are identical to the Public Warrants, except that the Private Placement Warrants and shares of Class A Common Stock issuable upon the exercise of the Private Placement Warrants are not transferable, assignable or salable until January 20, 2024, subject to certain limited exceptions. Additionally, the Private Placement Warrants are exercisable on a cashless basis and are non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by us and exercisable by such holders on the same basis as the Public Warrants. As of the date of this registration statement, the initial purchasers of the Private Placement Warrants (or their permitted transferees) continue to hold all of the Private Placement Warrants.

PIPE Warrants

On December 18, 2023, Chavant entered into a subscription agreement with Sage Hill Investors, LLC (“Sage Hill”) (the “Sage Hill PIPE Subscription Agreement”) pursuant to which Sage Hill purchased 1,500,000 shares of Class A Common Stock in cash at a price of $10.00 per share for an aggregate purchase price of $15,000,000, on the terms and subject to the conditions set forth in the Sage Hill PIPE Subscription Agreement. In connection with the execution of the Sage Hill PIPE Subscription Agreement, Legacy Mobix issued to Sage Hill a warrant to purchase 1,500,000 shares of common stock of Legacy Mobix at an exercise price of $0.01 per share (the “Sage Hill Warrant”). We assumed the Sage Hill Warrant in the Merger. Under the terms of the Sage Hill Warrant, Sage Hill will not be entitled to exercise any portion of such warrant without the prior approval of our stockholders. If stockholder approval is obtained, the Sage Hill Warrant will be exercisable to purchase 1,500,000 shares of Class A Common Stock at an exercise price of $0.01.

On December 20, 2023, Chavant entered into a subscription agreement with Joseph J. Gebbia (“Gebbia”) (the “Gebbia PIPE Subscription Agreement”) pursuant to which Gebbia purchased 75,000 shares of our Class A Common Stock in cash at a price of $10.00 per share for an aggregate purchase price of $750,000, on the terms and subject to the conditions set forth in the Gebbia PIPE Subscription Agreement. In connection with the execution of the Gebbia PIPE Subscription Agreement, Legacy Mobix issued to Gebbia a warrant to purchase 150,000 shares of common stock of Legacy Mobix at an exercise price of $0.01 per share (the “Gebbia Warrant”). We assumed the Gebbia Warrant in the Merger. Under the terms of the Gebbia Warrant, Gebbia will not be entitled to exercise any portion of such warrant without the prior approval of our stockholders. If stockholder approval is obtained, the Gebbia Warrant will be exercisable to purchase 150,000 shares of Class A Common Stock at an exercise price of $0.01.

On December 20, 2023, Chavant entered into a subscription agreement with Steven Wright Owens, Jr. (“Owens”) (the “Owens PIPE Subscription Agreement”) pursuant to which Owens purchased 50,000 shares of our Class A Common Stock in cash at a price of $10.00 per share for an aggregate purchase price of $500,000, on the terms and subject to the conditions set forth in the Owens PIPE Subscription Agreement. In connection with the execution of the Owens PIPE Subscription Agreement, Legacy Mobix issued to Owens a warrant to purchase 150,000 shares of common stock of Legacy Mobix at an exercise price of $0.01 per share (the “Owens Warrant,” and collectively with the Sage Hill Warrant and the Gebbia Warrant, the “PIPE Warrants”). Under the terms of the Owens Warrant, Owens will not be entitled to exercise any portion of such warrant without the prior approval of our stockholders. If stockholder approval is obtained, the Owens Warrant will be exercisable for 150,000 shares of Class A Common Stock at an exercise price of $0.01.

Listing of Securities

Mobix Labs’ Common Stock is currently listed on The Nasdaq Global Market, under the symbol “MOBX” and the Public Warrants are currently listed on The Nasdaq Capital Market under the symbol “MOBXW”.

Transfer Agent and Registrar

The transfer agent and registrar for the Common Stock and warrant agent for the Warrants is Continental Stock Transfer & Trust Company.

Anti-Takeover Effects of Provisions of the Charter, the Bylaws and the DGCL

Certain provisions of the Charter, the Bylaws, and the DGCL could make it more difficult to acquire Mobix Labs by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of Mobix Labs to first negotiate with the Board. Mobix Labs believes that the benefits of these provisions outweigh the disadvantages of discouraging certain takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms and enhance the ability of the Board to maximize stockholder value. However, these provisions may delay, deter or prevent a merger or acquisition of Mobix Labs that a stockholder might consider is in their best interest or in Mobix Labs’ best interests, including transactions that might result in a premium over the prevailing market price of Class A Common Stock. For additional information, see the section titled “Risk Factors — Delaware law and Mobix Labs’ governing documents contain certain provisions, including anti-takeover provisions, , that limit the ability of stockholders to take certain actions and that could delay or discourage takeover attempts that stockholders may consider favorable.”

Classified Board of Directors

The Charter and the Bylaws provide that, except for those directors, if any, elected by the holders of any series of Preferred Stock then outstanding pursuant to the Charter, the Board will be divided into three (3) classes of directors, designated as Class I, Class II and Class III, with the classes to be as nearly equal in number as possible, and with each class being elected to a staggered three-year term and with each class containing (for so long as there are three Class B Directors then in office) not more than one Class B Director. As a result, approximately one-third of the Board will be elected each year. The classification of directors will have the effect of making it more difficult and time-consuming for stockholders to change the composition of the Board. The holders of the Class B Common Stock, voting as a separate class, are entitled to elect up to three members of the Board at any given time.

Authorized but Unissued Shares

The authorized but unissued shares of Common Stock and, once created by the Board in accordance with the Charter, authorized but unissued shares of one or more series of Preferred Stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of Nasdaq. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock and, once created by the Board in accordance with the Charter, authorized but unissued shares of one or more series of Preferred Stock could make more difficult or discourage an attempt to obtain control of Mobix Labs by means of a proxy contest, tender offer, merger or otherwise.

Stockholder Action; Special Meetings of Stockholders

The Charter provides that, except as otherwise provided by or pursuant to the Charter (including, without limitation, as to the holders of Class B Common Stock, consenting separately as a single class), Mobix Labs’ stockholders may not take action by written consent, but may only take action at annual or special meetings of stockholders. Any action to be taken at any meeting of the holders of shares of Class B Common Stock may be taken without a meeting, without prior notice and without a vote, if a consent or consents, setting forth the action so taken, is signed by the holders of shares of Class B Common Stock then outstanding having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of Class B Common Stock then outstanding were present and voted and is delivered to Mobix Labs in accordance with the DGCL.

Further, the Charter provides that solely the Chairperson of the Board, the Chief Executive Officer of Mobix Labs, the President of Mobix Labs, or the Board acting pursuant to a resolution adopted by a majority of the whole board may call special meetings of stockholders, and that the Board will call a special meeting of stockholders upon the written request (made in accordance with the Charter and the Bylaws) of the holders of not less than ten percent of the voting power of the outstanding shares of capital stock of Mobix Labs generally entitled to vote on the nomination, question or business for which such special meeting is requested to be called. These provisions might delay the ability of stockholders to force consideration of a proposal or for stockholders controlling a majority of Mobix Labs capital stock to take any action, including the removal of directors.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

The Bylaws provide that stockholders seeking to bring business before Mobix Labs’ annual meeting of stockholders (other than business required by or pursuant to the Charter to be voted on by the holders of a class of capital stock of Mobix Labs, separately as a single class, or by the holders of a series of Preferred Stock, separately as a single class), or to nominate candidates for election as directors at its annual meeting of stockholders, must provide timely notice. To be timely, a stockholder’s notice will need to be delivered to the Secretary of Mobix Labs at Mobix Labs’ principal executive offices not less than 90 days nor more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting, provided, however, that in the event that no annual meeting was held during the preceding year or the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, to be timely, a stockholder’s notice must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the 90th day prior to such annual meeting or, if later, the 10th day following the day on which public announcement of the date of such annual meeting was first made by Mobix Labs. The Bylaws also specify certain requirements as to the form and content of a stockholders’ notice. These provisions may preclude Mobix Labs’ stockholders from bringing matters before its annual meeting of stockholders or from making nominations for directors at its annual meeting of stockholders.

Supermajority Requirements for the Amendment of the Charter and the Bylaws

The Bylaws provide that the Bylaws may be amended or repealed by the Board or by the affirmative vote of the holders of at least 66⅔% in voting power of the then outstanding shares of capital stock of Mobix Labs entitled to vote, voting together as a single class. In addition, the Charter provides that the affirmative vote of the holders of at least 66⅔% of the voting power of the then outstanding shares of capital stock of Mobix Labs generally entitled to vote, voting together as a single class, will be required to amend certain provisions of the Charter, including provisions relating to the classified board, the size of the board, removal of directors, special meetings of stockholders, actions by written consent, and exculpation of directors and officers.

Directors Removed Only for Cause

The Charter provides that, subject to the rights of the holders of any series of Preferred Stock provided by or pursuant to the Charter, no director may be removed from the Board except for cause and only by the affirmative vote of the holders of at least a majority of the voting power of the then outstanding shares of capital stock of Mobix Labs entitled to vote at an election of directors, voting together as a single class.

Board Vacancies

The Charter provides that, subject to applicable law and the rights, if any, of the holders of any class of capital stock of Mobix Labs then outstanding to elect one or more directors or the holders of any series of Preferred Stock then outstanding to elect one or more preferred directors, newly created directorships resulting from an increase in the authorized number of directors or any vacancies on the board of directors will be filled solely and exclusively by a majority of the directors then in office, even if less than a quorum, or by the sole remaining director. Any director so elected will hold office until the expiration of the term of office of the director whom he or she has replaced and until his or her successor will be elected and qualified, subject to such director’s earlier death, resignation, disqualification or removal. No decrease in the number of directors will shorten the term of any incumbent director.

In addition, for so long as any shares of Class B Common Stock remain outstanding, only the holders of a majority of the voting power of the shares of Class B Common Stock then outstanding, voting or consenting as a single class, will be entitled to remove from office any Class B Director and fill any vacancy of any Class B Director.

These provisions prevent a stockholder from increasing the size of the Board and then gaining control of the board by filling the resulting vacancies with its own nominees. This makes it more difficult to change the composition of the Board, but promotes continuity of directors.

Exclusive Forum Selection

The Charter provides, unless Mobix Labs consents in writing to the selection of an alternative forum and to the fullest extent permitted by law, that the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware lacks jurisdiction, any state or federal court located within the State of Delaware) will be the sole and exclusive forum for: (a) any derivative action or proceeding brought on behalf of Mobix Labs, (b) any action asserting a claim of breach of fiduciary duty owed by any director, officer or employee of Mobix Labs to Mobix Labs or the Mobix Labs stockholders, (c) any civil action to interpret, apply or enforce any provision of the DGCL, (d) any civil action to interpret, apply, enforce or determine the validity of the provisions of the Charter or the Bylaws or (e) any action asserting a claim governed by the internal affairs doctrine, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. However, such forum selection provisions will not apply to the resolution of any complaint asserting a cause of action arising under the Securities Act or any action asserting claims arising under the Exchange Act.

The Charter also provides that, unless Mobix Labs consents in writing to the selection of an alternative forum, the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all claims brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, both state and federal courts have jurisdiction to entertain such claims. As noted above, the Charter provides that the federal district courts of the United States will have exclusive jurisdiction over any action asserting a cause of action arising under the Securities Act. Accordingly, there is uncertainty as to whether a court would enforce such provision. Mobix Labs stockholders will not be deemed to have waived Mobix Labs’ compliance with the federal securities laws and the rules and regulations thereunder.

Section 27 of the Exchange Act creates exclusive United States federal jurisdiction over all claims brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As noted above, the Charter provides that the choice of forum provision does not apply to any action asserting claims arising under the Exchange Act. Accordingly, actions by Mobix Labs stockholders asserting claims arising under the Exchange Act or the rules and regulations thereunder must be brought in United States federal court. Mobix Labs stockholders will not be deemed to have waived Mobix Labs’ compliance with the federal securities laws and the regulations promulgated thereunder.

Any person or entity purchasing or otherwise acquiring any interest in shares of Mobix Labs’ capital stock will be deemed to have notice of and consented to the forum selection provisions in the Charter.

The choice of forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with Mobix Labs or its directors, officers, or other employees, which may discourage such lawsuits against Mobix Labs and its directors, officers, and other employees. Alternatively, if a court were to find the choice of forum provisions contained in the Charter to be inapplicable or unenforceable in an action, Mobix Labs may incur additional costs associated with resolving such action in other jurisdictions, which could harm its business, results of operations, and financial condition.

Section 203 of the Delaware General Corporation Law

Mobix Labs is subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a Delaware corporation that is listed on a national securities exchange or held of record by more than 2,000 stockholders from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that such stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner as summarized below. A “business combination” includes, among other things, certain mergers, asset or stock sales or other transactions together resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation’s outstanding voting stock. Under Section 203 of the DGCL, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•        before the stockholder became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•        upon the consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding those shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or

•        at or after the time the stockholder became an interested stockholder, the business combination was approved by the board of directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least 66⅔% of the outstanding voting stock which is not owned by the interested stockholder.

Under certain circumstances, Section 203 of the DGCL will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period. This provision may encourage companies interested in acquiring Mobix Labs to negotiate in advance with the Board because the stockholder approval requirement would be avoided if the Board approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. Section 203 of the DGCL also may have the effect of preventing changes in the Board and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

Limitation on Liability and Indemnification of Directors and Officers

The Bylaws provide that Mobix Labs’ directors and officers will be indemnified and advanced expenses by Mobix Labs to the fullest extent permitted by applicable law. In addition, the Charter provides that Mobix Labs’ directors and officers will not be liable to Mobix Labs or its stockholders for monetary damages for breaches of their fiduciary duty as directors and officers, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL.

The Bylaws will also permit Mobix Labs to purchase and maintain insurance on behalf of any director, officer, employee or agent of Mobix Labs for any liability arising out of his or her status as such, regardless of whether the DGCL would permit indemnification.

These provisions may discourage stockholders from bringing a lawsuit against Mobix Labs directors or officers for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit Mobix Labs and its stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent Mobix Labs pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification and advancement provisions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Mobix Labs’ directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore unenforceable.

SECURITIES ACT RESTRICTIONS ON RESALE OF SECURITIES

Rule 144

A person who has beneficially owned restricted Class A Common Stock or Public Warrants of Mobix Labs for at least six months would be entitled to sell such securities, provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as Mobix Labs was required to file reports) preceding the sale.

Persons who have beneficially owned restricted Class A Common Stock or Public Warrants of Mobix Labs for at least six months but who are our affiliates at the time of, or any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

•        1% of the then outstanding shares of Class A Common Stock or Public Warrants; or

•        the average weekly trading volume of Class A Common Stock or Public Warrants of Mobix Labs, as applicable, during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

Sales by affiliates of Mobix Labs under Rule 144 are also subject to certain requirements relating to manner of sale, notice and the availability of current public information about Mobix Labs.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination-related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•        the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•        the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•        the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•        at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC, which was filed on December 28, 2023, reflecting its status as an entity that is not a shell company.

Upon the Closing, we are no longer a shell company; accordingly, once the conditions listed above are satisfied, Rule 144 will become available for the resale of the above-noted restricted securities.

Amended and Restated Registration Rights and Lock-Up Agreement

In connection with the Closing, an Amended and Restated Registration Rights and Lock-Up Agreement was entered into by Mobix Labs, and the Holders.

Pursuant to the terms of the Amended and Restated Registration Rights and Lock-Up Agreement, Mobix Labs is obligated, within 45 days of the consummation of Closing to file a registration statement to register the resale of certain securities of Mobix Labs held by the Holders and to use reasonable best efforts to cause the registration statement to become effective as soon as reasonably practical after the initial filing of the registration statement. The Amended and Restated Registration Rights and Lock-Up Agreement also provides the Holders with “piggy-back” registration rights, subject to certain requirements and customary conditions.

Subject to certain exceptions, the Amended and Restated Registration Rights and Lock-Up Agreement further provides the Founder Equityholders and Legacy Mobix Holders shall not transfer their Common Stock until (a) with respect to 50% of such shares, for a period ending on the earlier of the one-year anniversary of the Closing Date and the date on which the VWAP of the Class A Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period following the Closing or (b) with respect to the remaining 50% of such shares, for a period ending on the earlier of the one-year anniversary of the Closing Date and the date on which the VWAP of the Class A Common Stock equals or exceeds $15.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period following the Closing.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to the Company regarding the beneficial ownership of shares of Class A Common Stock and Class B Common Stock by:

•        each person who is the beneficial owner of more than 5% of issued and outstanding shares of Class A Common Stock and Class B Common Stock;

•        each of the Company’s named executive officers and directors; and

•        all of the Company’s executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. In computing the number of shares of Class A Common Stock and Class B Common Stock beneficially owned by a person and the percentage ownership, the Company deemed outstanding shares of Class A Common Stock and Class B Common Stock subject to options and warrants held by that person that are currently exercisable or exercisable within 60 days of March 28, 2024. The Company did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Class A Common Stock and Class B Common Stock beneficially owned by them.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Mobix Labs, Inc., 15420 Laguna Canyon Rd. Suite 100, Irvine, CA 92618.

The percentage ownership of Class A Common Stock and Class B Common Stock is based on 23,591,830 shares of Class A Common Stock and 2,254,901 shares of Class B Common Stock, respectively, outstanding as of March 28, 2024.

Name and Address of Beneficial Owner	Number of Shares of Mobix Labs Class A Common Stock(1)%		Number of Shares of Mobix Labs Class B Common Stock	%	% of Total Voting Power
Directors and Executive Officers
Fabian Battaglia(2)	766,733	3.2%	125,000	5.5%	4.4%
Keyvan Samini(3)	766,733	3.2%	125,000	5.5%	4.4%
James Aralis(4)	59,493	*	—	—	*
James Peterson(5)	3,886,486	15.4%	1,449,275	64.3%	39.8%
David Aldrich(5)	169,628	*	—	—	*
Kurt Busch(5)	153,416	*	—	—	*
William Carpou(5)	173,369	*	—	—	*
Frederick Goerner	634,252	2.6%	217,391	9.6%	6.1%
Michael Long	610,035	2.6%	—	—	1.3%
All Directors and Executive Officers as a Group (nine individuals)	7,220,145	27.0%	1,916,666	85.0%	57.2%
Five Percent and Greater Holders
Jiong Ma(6)	2,635,653	10.6%	—	—	5.7%
Chavant Capital Partners LLC(5)	1,394,101	5.9%	—	—	3.0%
Sage Hill Investors, LLC(6)	1,500,000	6.4%	—	—	3.3%

____________

*        Less than one percent

(1)      The number of shares of Class A Common Stock beneficially owned by each person or entity includes any shares of Class B Common Stock (which is convertible for Class A Common Stock) beneficially owned by such person or entity.

(2)      Includes 318,204 shares of Class A Common Stock and 125,000 shares of Class B Common Stock held of record by The Battaglia Trust. Fabian Battaglia is Trustee of The Battaglia Trust and may be deemed to have voting and investment power over securities held thereby. Includes options to purchase 323,529 shares of Class A Common Stock exercisable within 60 days of the date of this prospectus.

(3)      Includes (i) 171,146 shares of Class A Common Stock and 125,000 shares of Class B Common Stock held of record by The KSSF Trust, dated November 27, 2012 (the “KSSF Trust”), (2) 73,529 shares of Class A Common Stock held of record by The KSLI Trust, dated December 7, 2012 (the “KSLI Trust”), (iii) 73,529 shares of Class A Common Stock held of record by The SSLI Trust dated December 7, 2012 (“SSLI Trust”). Keyvan Samini is Trustee of The KSSF Trust and The SSLI Trust, and may be deemed to have voting and investment power over securities held thereby. Keyvan Samini’s spouse is the Trustee of The KSLI Trust and may be deemed to have voting and investment power over securities held thereby. Includes options to purchase 323,529 shares of Class A Common Stock exercisable within 60 days of the date of this prospectus.

(4)      Includes options to purchase 36,850 shares of Class A Common Stock exercisable within 60 days of the date of this prospectus.

(5)      Includes options to purchase 153,416 shares of Class A Common Stock exercisable within 60 days of the date of this prospectus.

(6)      Includes 1,241,552 Private Placement Warrants held directly by Dr. Ma and 1,394,101 shares of Class A Common Stock held by the Sponsor. Dr. Ma is the sole member of Chavant Manager LLC, the manager of the Sponsor, and has voting and investment discretion with respect to the shares of Class A Common Stock held of record by the Sponsor. The Sponsor is expected to distribute shares of Class A Common Stock that it holds to its members, subject to applicable lock-up restrictions and applicable law. In any such distribution, Dr. Ma or her controlled affiliates are expected to receive (i) 724,600 shares of Class A Common Stock representing Founder Shares held by the Sponsor (including 40,000 Founder Shares held by the Sponsor that may be allocated by Dr. Ma in her discretion) following the expiration of the Founder Share Lock-Up and (ii) approximately 71,358 shares of Class A Common Stock that are not subject to a lock-up (representing shares received by the Sponsor pursuant to the Sponsor PIPE Subscription Agreement and the Sponsor Warrant). Chavant Capital Partners LLC is the record holder of the shares reported herein. Dr. Ma disclaims any beneficial ownership of the shares held by the Sponsor, except to the extent of her pecuniary interest therein. The business address of the Sponsor is 445 Park Avenue, 9th Floor, New York, NY 10022.

(7)      Includes 1,500,000 shares of Class A Common Stock issued to Sage Hill at the Closing pursuant to the Sage Hill PIPE Subscription Agreement. The business address of Sage Hill is 1307 Carter Street, Chattanooga, TN 37402. In addition, the amount shown in the table does not reflect an additional 1,500,000 shares of Class A Common Stock issuable upon exercise of the Sage Hill Warrant, as the exercise of the Sage Hill Warrant is subject to stockholder approval.

SELLING STOCKHOLDER

This prospectus relates to the offer and sale by B. Riley Principal Capital II of up to 9,500,000 shares of our Class A Common Stock that have been and may be issued by us to B. Riley Principal Capital II under the Purchase Agreement. For additional information regarding the shares of our Class A Common Stock included in this prospectus, see the section titled “Committed Equity Facility” above. We are registering the shares of our Class A Common Stock included in this prospectus pursuant to the provisions of the Registration Rights Agreement we entered into with B. Riley Principal Capital II on March 18, 2024 in order to permit the Selling Stockholder to offer the shares included in this prospectus for resale from time to time. Except for the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement and as set forth in the section titled “Plan of Distribution (Conflict of Interest)” in this prospectus, B. Riley Principal Capital II has not had any material relationship with us within the past three years.

The table below presents information regarding the Selling Stockholder and the shares of our Class A Common Stock that may be resold by the Selling Stockholder from time to time under this prospectus. This table is prepared based on information supplied to us by the Selling Stockholder and reflects holdings as of March 28, 2024. The number of shares in the column “Maximum Number of Shares of Class A Common Stock to be Offered Pursuant to this Prospectus” represents all of the shares of our Class A Common Stock being offered for resale by the Selling Stockholder under this prospectus. The Selling Stockholder may sell some, all or none of the shares being offered for resale in this offering. We do not know how long the Selling Stockholder will hold the shares before selling them and, except as set forth in the section titled “Plan of Distribution (Conflict of Interest)” in this prospectus, we are not aware of any existing arrangements between the Selling Stockholder and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares of our Class A Common Stock being offered for resale by this prospectus.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes shares of our Class A Common Stock with respect to which the Selling Stockholder has sole or shared voting and investment power. The percentage of shares of our Class A Common Stock beneficially owned by the Selling Stockholder prior to the offering shown in the table below is based on an aggregate of 23,591,830 shares of our Class A Common Stock outstanding on March 28, 2024. Because the purchase price to be paid by the Selling Stockholder for shares of our Class A Common Stock, if any, that we may elect to sell to the Selling Stockholder in one or more VWAP Purchases and one or more Intraday VWAP Purchases from time to time under the Purchase Agreement will be determined on the applicable Purchase Dates therefor, the actual number of shares of our Class A Common Stock that we may sell to the Selling Stockholder under the Purchase Agreement may be fewer than the number of shares being offered for resale under this prospectus. The fourth column assumes the resale by the Selling Stockholder of all of the shares of our Class A Common Stock being offered for resale pursuant to this prospectus.

	Number of Shares of Class A Common Stock Beneficially Owned Prior to Offering		Maximum Number of Shares of Class A Common Stock to be Offered Pursuant to this Prospectus	Number of Shares of Class A Common Stock Beneficially Owned After Offering(3)
Name of Selling Stockholder	Number(1)	Percent(2)		Number	Percent
B. Riley Principal Capital II, LLC(4)	0	—	9,500,000	0	—

__________

(1)      In accordance with Rule 13d-3(d) under the Exchange Act, we have excluded from the number of shares beneficially owned prior to the offering all of the shares that B. Riley Principal Capital II may be required to purchase under the Purchase Agreement, because the issuance of such shares is solely at our discretion and is subject to conditions contained in the Purchase Agreement, the satisfaction of which are entirely outside of B. Riley Principal Capital II’s control, including the registration statement that includes this prospectus becoming and remaining effective. Furthermore, the Market Open Purchases and the Intraday Purchases of our Class A Common Stock under the Purchase Agreement are subject to certain agreed upon maximum amount limitations set forth in the Purchase Agreement. Also, the Purchase Agreement prohibits us from issuing and selling any shares of our Class A Common Stock to B. Riley Principal Capital II to the extent such shares, when aggregated with all other shares of our Class A Common Stock then beneficially owned by B. Riley Principal Capital II, would cause B. Riley Principal Capital II’s beneficial ownership of our Class A Common Stock to exceed the 4.99% Beneficial Ownership Limitation. The Purchase Agreement also prohibits us from issuing or selling shares of our Class A Common Stock under the Purchase Agreement in excess of the 19.99% Exchange Cap, unless we obtain stockholder approval to do so, or unless the average price for all shares of our Class A Common Stock purchased by B. Riley Principal Capital II under the Purchase Agreement equals or exceeds $2.10 per share, such that the Exchange Cap limitation would not apply under applicable Nasdaq rules. Neither the Beneficial Ownership Limitation nor the Exchange Cap (to the extent applicable under Nasdaq) may be amended or waived under the Purchase Agreement.

(2)      Applicable percentage ownership is based on 23,591,830 shares of our Class A Common Stock outstanding as of March 28, 2024.

(3)      Assumes the sale of all shares of our Class A Common Stock being offered for resale pursuant to this prospectus.

(4)      The business address of B. Riley Principal Capital II, LLC (“BRPC II”) is 11100 Santa Monica Blvd., Suite 800, Los Angeles, California 90025. BRPC II’s principal business is that of a private investor. BRPC II is a wholly-owned subsidiary of B. Riley Principal Investments, LLC (“BRPI”). As a result, BRPI may be deemed to indirectly beneficially own the securities of the company held of record by BRPC II. B. Riley Financial, Inc. (“BRF”) is the parent company of BRPC II and BRPI. As a result, BRF may be deemed to indirectly beneficially own the securities of the company held of record by BRPC II and indirectly beneficially owned by BRPI. Bryant R. Riley is the Co-Chief Executive Officer and Chairman of the Board of Directors of BRF. As a result, Bryant R. Riley may be deemed to indirectly beneficially own the securities of the company held of record by BRPC II and indirectly beneficially owned by BRPI. Each of BRF, BRPI and Bryant R. Riley expressly disclaims beneficial ownership of the securities of the company held of record by BRPC II, except to the extent of its/his pecuniary interest therein. We have been advised that none of BRF, BRPI or BRPC II is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or an independent broker-dealer; however, each of BRF, BRPI, BRPC II and Bryant R. Riley is an affiliate of B. Riley Securities, Inc. (“BRS”), a registered broker-dealer and FINRA member, and Bryant R. Riley is an associated person of BRS. BRS will act as an executing broker that will effectuate resales of our Class A Common Stock that have been and may be acquired by BRPC II from us pursuant to the Purchase Agreement to the public in this offering. See “Plan of Distribution (Conflict of Interest)” for more information about the relationship between BRPC II and BRS.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions Policy

The Board has adopted a written related party transactions policy that requires that related party transactions (as defined below) be reviewed and, if appropriate, approved by the Board’s audit committee, subject to certain exceptions. Our related party transactions policy is designed to minimize potential conflicts of interest arising from any dealings we may have with our affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time.

A “related party transaction” is a transaction, arrangement or relationship in which the Company or any of its subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related party had, has or will have a direct or indirect material interest. A “related party” means:

•        any person who is, or at any time during the applicable period was, one of the Company’s executive officers or one of the Company’s directors;

•        any person who is known by the Company to be the beneficial owner of more than 5% of the Company’s voting securities; and

•        any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, executive officer or a beneficial owner of more than 5% of the Company’s voting securities, and any person (other than a domestic employee) sharing the household of such director, executive officer or beneficial owner of more than 5% of the Company’s voting securities.

Pre-Merger Related Party Transactions

Promissory Note

On August 6, 2020, Legacy Mobix borrowed a total of $250,000 from Mr. Giuseppe Battaglia, who is the brother of Mr. Fabian Battaglia, the Company’s Chief Executive Officer, under an unsecured promissory note bearing interest at 12%, compounded annually, through its September 7, 2020 maturity date. On September 3, 2020, the note was converted into a subscription agreement whereby Mr. Giuseppe Battaglia received 490,196 shares (28,835 shares after giving effect to a 1:17 reverse stock split on February 1, 2021) for his loan of $250,000.

On December 8, 2021, Legacy Mobix borrowed a total of $525,000 from Mr. Giuseppe Battaglia under an unsecured promissory note bearing interest at 6%, compounded annually, through its February 21, 2022 maturity date. This note has been fully repaid.

On April 22, 2022, Legacy Mobix borrowed a total of $400,000 from Mr. Giuseppe Battaglia, under an unsecured promissory note bearing interest at 18%, compounded annually, through its June 30, 2022 maturity date. The proceeds from the note were used for general corporate purposes. As of December 31, 2023, the principal balance and interest were paid off in full.

Additionally, on August 3, 2023, Legacy Mobix issued a promissory note having a principal balance of $100,000 to Mr. James Peterson, the company’s director. The note, which matured on August 22, 2023, did not bear interest and was unsecured. In connection with the note, Legacy Mobix agreed to issue the purchaser warrants to purchase 2,924 shares of Legacy Mobix Common Stock at an exercise price of $6.84 per share.

Equity Financing

In February 2021, in connection with the offer and sale of Legacy Mobix Series A Preferred Stock, Legacy Mobix issued 1,449,276 shares of Legacy Mobix Series A Preferred Stock at a purchase price of $1.38 per share for an aggregate purchase price of approximately $2,000,001 and an option (the “Peterson Option”) to purchase an aggregate of 1,796,408 shares of the Legacy Mobix Common Stock at a purchase price of $1.67 per share to Mr. James Peterson, the company’s director. Additionally, Legacy Mobix issued 217,392 shares of Legacy Mobix

Series A Preferred Stock at a purchase price of $1.38 per share for an aggregate purchase price of approximately $300,001 and an option (the “Goerner Option”) to purchase an aggregate of 239,521 shares of Legacy Mobix Common Stock at a purchase price of $1.67 per share to Mr. Frederick Goerner, the company’s director.

In multiple closings in 2021, Legacy Mobix entered into various subscription agreements pursuant to which Legacy Mobix issued an aggregate of: (i) 2,059,566 shares of Legacy Mobix Common Stock for an aggregate purchase price of $4,100,001 to Mr. Peterson, which included the exercise of the Peterson Option, and (ii) 263,445 shares of Legacy Mobix Common Stock for an aggregate purchase price of $500,002 to Mr. Goerner, which included the exercise of the Goerner Option.

In 2022, Legacy Mobix entered into subscription agreements with Mr. Elijah Gautney, Mr. Peterson’s son, and Mr. Peterson. Pursuant to each of these subscription agreements, Legacy Mobix issued 14,619 and 153,508 shares of Legacy Mobix Common Stock at a purchase price of $6.84 per share for an aggregate purchase price of $99,993.96 and $1,049,994.72 to Mr. Gautney and Mr. Peterson, respectively.

Additionally, in 2022, Legacy Mobix entered into subscription agreements with each of Mr. Don Goerner, Mr. Jason Goerner and Ms. Sara Van Klaveren, who are the brother, son and daughter, respectively, of a Legacy Mobix’s director, Mr. Frederick Goerner. Pursuant to each of these subscription agreements, Legacy Mobix issued 1,000 shares of Legacy Mobix Common Stock to each of Mr. Don Goerner, Mr. Jason Goerner and Ms. Sara Van Klaveren at a purchase price of $6.84 per share for an aggregate purchase price of $68,400 for each of them.

Stockholder Agreements

In connection with the subscription agreements entered into by Mr. Peterson and Mr. Goerner, Legacy Mobix entered into a stockholder agreement and a voting agreement with each of Mr. James Peterson and Mr. Goerner. The stockholder agreement provided for customary rights of first refusal and co-sale in respect of certain sales of Legacy Mobix Common Stock. The parties to the voting agreement agreed to vote in a certain way on certain matters, including but not limited to, the election of directors of Legacy Mobix and to increase the number of authorized shares of capital stock as approved by the Legacy Mobix Board. Both the stockholder agreement and voting agreement also provided for certain drag-along rights in connection with the sale of Legacy Mobix. All of these rights and the respective agreements terminated in connection with the Closing.

SAFE Agreement

In April 2022, Legacy Mobix entered into a SAFE agreement with Mr. James Aralis pursuant to which Legacy Mobix received funding of $150,000 in exchange for agreement to issue Mr. Aralis shares of Legacy Mobix Capital Stock upon the occurrence of certain events. The number of shares issuable upon conversion is dependent upon a number of factors, including the prices at which Legacy Mobix may sell its equity securities in the future, the Legacy Mobix’s capitalization and the occurrence of certain events. The SAFE also requires cash settlement by Legacy Mobix in certain circumstances, such as in the event of a liquidation or dissolution of Legacy Mobix.

Indemnification

Legacy Mobix has entered into indemnification agreements with Mr. Fabian Battaglia, its Chief Executive Officer and Mr. Keyvan Samini, its Chief Financial Officer, and Mobix Labs entered into new indemnification agreements, with each of its directors and executive officers. The indemnification agreements provide that Mobix Labs will indemnify each of its directors and executive officers against any and all expenses incurred by that director or executive officer because of his or her status as a director or officer of Mobix Labs, to the fullest extent permitted by Delaware law, the Charter and the Bylaws.

The Charter of Mobix Labs contains a provision limiting the liability of directors and certain officers of Mobix Labs for monetary damages for breach of fiduciary duty, and the Bylaws provide that Mobix Labs will indemnify each of its present and former directors and officers in those capacities or for serving other business enterprises at its request, to the fullest extent permitted under Delaware law. In addition, the Bylaws provide that, to the fullest extent permitted by Delaware law, Mobix Labs will advance all expenses incurred by its present and former directors and officers in connection with a legal proceeding involving his or her status as a director or officer of Mobix Labs, except that present directors or officers shall undertake to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

Guarantee of Loan

On October 19, 2023, Legacy Mobix borrowed $150,000 from an unrelated finance company, which loan is secured by substantially all assets of Legacy Mobix and is guaranteed by Keyvan Samini, the President, Chief Financial Officer, General Counsel and a director of Mobix Labs. The loan matures in November 2024, with principal and interest payable in weekly installments. Legacy Mobix is obligated to pay a finance charge of $66,000 over the term of the loan.

Subscription Agreement

On December 19, 2023, Chavant entered into a subscription agreement with Michael Long, who was appointed as a director of Mobix Labs on January 22, 2024, pursuant to which Mr. Long agreed to purchase, in a private placement that closed substantially concurrently with the Closing, 300,000 shares of Class A Common Stock at a price of $10.00 per share for an aggregate purchase price of $3,000,000, on the terms and subject to the conditions set forth in the subscription agreement. Mobix Labs has agreed to register for resale the shares received by Mr. Long pursuant to the subscription agreement and upon exercise of the warrant. Pursuant to the subscription agreement, Mobix Labs agreed to issue additional shares of Class A Common Stock to Mr. Long in the event that the Adjustment Period VWAP during the Adjustment Period is less than $10.00 per share. In such case, Mr. Long will be entitled to receive a number of shares of Class A Common Stock equal to the product of (x) the number of shares of Class A Common Stock issued to him at the closing of the subscription and held by him through the end of the Adjustment Period multiplied by (y) a fraction, (A) the numerator of which is $10.00 minus the Adjustment Period VWAP and (B) the denominator of which is the Adjustment Period VWAP (the “Make-Whole Shares”). In the event that the Adjustment Period VWAP is less than $7.00, the Adjustment Period VWAP will be deemed to be $7.00.

In connection with the execution of the subscription agreement, Legacy Mobix issued to Mr. Long a warrant to purchase 100,000 shares of Mobix Labs Stock at an exercise price of $0.01 per share, exercisable upon the closing of the subscription agreement. The warrant was exercised at the closing of the subscription agreement and, following net settlement into 99,900 shares of Mobix Labs Stock, converted into 99,900 shares of Class A Common Stock in connection with the Closing.

Pre-Merger Related Party Transactions of Chavant

Founder Shares

On April 7, 2021, Chavant issued 2,875,000 Founder Shares to the Sponsor, for which the Sponsor paid $25,000. The Sponsor agreed to forfeit up to 375,000 Founder Shares to the extent that the over-allotment option was not exercised in full by the underwriters. On June 25, 2021, the Sponsor sold an aggregate of 422,581 of such Founder Shares to the underwriters for a purchase price of $3,675. On July 19, 2021, Chavant reduced the offering size of the Chavant IPO and 575,000 Founder Shares were surrendered to Chavant for cancellation for no consideration, resulting in 2,300,000 Founder Shares outstanding. On September 5, 2021, the underwriters’ over-allotment option expired unexercised, resulting in the forfeiture of an additional 300,000 Founder Shares. As a result, a total of 2,000,000 Founder Shares remained outstanding, which represented 20% of the issued and outstanding Ordinary Shares. All share and per share amounts were retroactively restated.

Chavant’s Initial Shareholders agreed, subject to limited exceptions, not to transfer, assign or sell any of their Founder Shares until the earlier to occur of: (i) one year after the completion of the initial Transaction or (ii) the date following the completion of the initial Transaction on which the Company completes a liquidation, merger, share exchange or other similar transaction that results in all of the shareholders having the right to exchange their Ordinary Shares for cash, securities or other property. Notwithstanding the foregoing, if the closing price of the Ordinary Shares equals or exceeds $12.00 per share (as adjusted for share subdivisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Transaction, the Founder Shares will be released from the lockup. In connection with the Closing, the Amended and Restated Registration Rights Agreement superseded the foregoing arrangements.

Private Placement Warrants

Simultaneously with the closing of the Chavant IPO, pursuant to a Private Placement Warrants Purchase Agreement, dated July 19, 2021, by and between the Company and the Sponsor, and another Private Placement Warrants Purchase Agreement, dated July 19, 2021, by and between the Company and the Representatives’ designees, the Company completed the private sale of 3,400,000 Private Placement Warrants to the Sponsor and the Representatives’ designees at a purchase price of $1.00 per Private Warrant, generating gross proceeds to the Company of $3,400,000. The Private Placement Warrants are identical to the Public Warrants included as part of the 8,000,000 units sold in the Chavant IPO, except that the Private Placement Warrants, so long as they are held by the initial purchasers or their permitted transferees, (i) are not redeemable by the Company, (ii) may not (including the Ordinary Shares issuable upon exercise of the warrants), subject to certain limited exceptions, be transferred, assigned or sold until 30 days after the completion of the Company’s initial business combination, (iii) may be exercised on a cashless basis and (iv) are entitled to registration rights. No underwriting discounts and commissions were paid with respect to such sale. The issuance of the Private Placement Warrants was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

Registration Rights

On the Closing Date, in connection with the Closing and as contemplated by the Business Combination Agreement, the Company, the Sponsor, the Representatives and their designees, certain equityholders of Chavant (collectively with the Sponsor, the “Founder Equityholders”) and certain equityholders of Mobix Labs (the “Legacy Mobix Holders” and, together with the Founder Equityholders and certain other holders, the “Holders”) entered into the Amended and Restated Registration Rights and Lock-Up Agreement, pursuant to which, among other things, the Company is obligated to file a registration statement to register the resale of certain securities of Mobix Labs held by the Holders and to use reasonable best efforts to cause the registration statement to become effective as soon as reasonably practical after the initial filing of the registration statement. The Amended and Restated Registration Rights and Lock-Up Agreement also provides the Holders with “piggy-back” registration rights, subject to certain requirements and customary conditions.

Subject to certain exceptions, the Amended and Restated Registration Rights and Lock-Up Agreement further provides the Founder Equityholders and Legacy Mobix Holders shall not transfer their Common Stock until (a) with respect to 50% of such shares, for a period ending on the earlier of the one-year anniversary of the Closing Date and the date on which the VWAP of the Class A Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period following the Closing or (b) with respect to the remaining 50% of such shares, for a period ending on the earlier of the one-year anniversary of the Closing Date and the date on which the VWAP of the Class A Common Stock equals or exceeds $15.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period following the Closing.

Administrative Services

The Company paid the Sponsor $10,000 per month for office space, and secretarial and administrative services provided to members of the Company’s management team prior to the Closing. Upon completion of the Merger, the Company ceased paying these monthly fees.

For the nine months ended September 30, 2023 and 2022, the Company incurred expenses of $90,000 and $90,000 under the administrative services agreement, respectively, of which $150,000 and $80,000 were included in accrued expenses as of September 30, 2023 and December 31, 2022, respectively.

Related Party Notes

On April 7, 2021, the Company issued an unsecured promissory note to the Sponsor, pursuant to which the Company could borrow up to an aggregate principal amount of $200,000 to cover formation and operating expenses related to the Chavant IPO. The outstanding balance of $129,602 as of June 30, 2021 was repaid on July 22, 2021. On June 20, 2022, the Company issued an unsecured convertible promissory note in the aggregate principal amount of $360,000 to the Sponsor under which the Company may draw down Working Capital Loans from time to time prior to the maturity date up to such aggregate principal amount. On July 18, 2022, the Company issued an additional unsecured convertible promissory note in the aggregate principal amount of $490,000 to the Sponsor under which the Company may draw down Working Capital Loans from time to time prior to the maturity date up to such aggregate principal amount. On January 6, 2023, the Company issued an unsecured convertible promissory note in the aggregate principal amount of $300,000 to the Sponsor, under which the Company was permitted to draw down Working Capital Loans from time to time prior to the maturity date up to such aggregate principal amount. The Company drew down the full amount of the Working Capital Loans under such promissory note. As of September 30, 2023, the Company had drawn down $1,150,000 under the Working Capital Loans. The Chairman of the Board or an entity affiliated with him and another existing investor in the Sponsor and/or persons affiliated with such investor provided the funds to the Sponsor for the foregoing Working Capital Loans. On June 22, 2023, the Company issued an unsecured non-convertible note in the aggregate principal amount of up to $500,000 to its Sponsor under which the Company was permitted to draw down Working Capital Loans from time to time prior to the maturity date up to such aggregate principal amount. The Chairman of the Board or an entity affiliated with him and the Chief Executive Officer of the Company provided or will provide the funds to the Sponsor for the Working Capital Loans under this unsecured non-convertible promissory note. As of November 1, 2023, the Company had drawn down an aggregate of $1,550,000 of Working Capital Loans under the promissory notes issued to the Sponsor (of which $100,000 was received on November 2, 2023).

Sage Hill PIPE Subscription Agreement and Sage Hill Warrant

On December 18, 2023, Chavant entered into the Sage Hill PIPE Subscription Agreement with Sage Hill, pursuant to which Sage Hill agreed to purchase, in a private placement that closed substantially concurrently with the Closing, 1,500,000 shares of Class A Common Stock in cash at a price of $10.00 per share for an aggregate purchase price of $15,000,000, on the terms and subject to the conditions set forth in the Sage Hill PIPE Subscription Agreement. Pursuant to the Sage Hill Subscription Agreement, Chavant agreed to issue additional shares of Class A Common Stock to Sage Hill in the event that the volume weighted average price per share of the Class A Common Stock during the 30-day period (the “Adjustment Period”) commencing on the date that is 30 days after the date on which a resale registration statement is declared effective (the “Adjustment Period VWAP”) is less than $10.00 per share. In such case, Sage Hill will be entitled to receive a number of shares of Class A Common Stock equal to the product of (x) the number of shares of Class A Common Stock issued to Sage Hill at the closing of the subscription and held by Sage Hill through the end of the Adjustment Period multiplied by (y) a fraction, (A) the numerator of which is $10.00 minus the Adjustment Period VWAP and (B) the denominator of which is the Adjustment Period VWAP (the “Make-Whole Shares”). In the event that the Adjustment Period VWAP is less than $7.00, the Adjustment Period VWAP will be deemed to be $7.00.

In connection with the execution of the Sage Hill PIPE Subscription Agreement, Mobix Labs issued to Sage Hill a warrant to purchase 1,500,000 shares of Mobix Labs Stock at an exercise price of $0.01 per share, exercisable upon the closing of the Sage Hill PIPE Subscription Agreement and stockholder approval (the “Sage Hill Warrant”). The Sage Hill Warrant remains outstanding, and stockholder approval for the exercise of the Sage Hill Warrant is expected to be obtained in 2024.

Sponsor PIPE Subscription Agreement, Sponsor Warrant and Sponsor Letter Agreement

On December 19, 2023, Chavant entered into the subscription agreement (the “Sponsor PIPE Subscription Agreement”) with the Sponsor pursuant to which the Sponsor agreed to purchase, in a private placement that closed substantially concurrently with the Closing, 199,737 shares of Class A Common Stock at a price of $10.00 per share for an aggregate purchase price of $1,997,370 paid through the forgiveness of the Forgiven Chavant Obligations (as defined below), on the terms and subject to the conditions set forth in the Sponsor PIPE Subscription Agreement and the Sponsor Letter Agreement described below. Pursuant to the Sponsor PIPE Subscription Agreement, Chavant agreed to issue additional shares of Class A Common Stock to the Sponsor in the event that the Adjustment Period VWAP during the Adjustment Period is less than $10.00 per share. In such case, the Sponsor will be entitled to receive a number of shares of Class A Common Stock equal to the product of (x) the number of shares of Class A Common Stock issued to the Sponsor at the closing of the subscription and held by the Sponsor through the end of the Adjustment Period multiplied by (y) a fraction, (A) the numerator of which is $10.00 minus the Adjustment Period VWAP and (B) the denominator of which is the Adjustment Period VWAP (the “Make-Whole Shares”). In the event that the Adjustment Period VWAP is less than $7.00, the Adjustment Period VWAP will be deemed to be $7.00.

In connection with the execution of the Sponsor PIPE Subscription Agreement, Legacy Mobix issued to the Sponsor a warrant to purchase 272,454 shares of Mobix Labs Stock at an exercise price of $0.01 per share, exercisable upon the closing of the Sponsor PIPE Subscription Agreement (the “Sponsor Warrant”). The Sponsor Warrant was exercised at the closing of the Sponsor PIPE Subscription Agreement and, following net settlement into 272,182 shares of Mobix Labs Stock, converted into 272,182 shares of Class A Common Stock in connection with the Closing.

On December 20, 2023, Chavant also entered into a Sponsor Letter Agreement with the Sponsor (the “Sponsor Letter Agreement”). Pursuant to the Sponsor Letter Agreement, as consideration for the 199,737 shares issued pursuant to the Sponsor PIPE Subscription Agreement, the Sponsor agreed to forgive, effective upon the Closing, approximately $1,997,370 of aggregate outstanding obligations of Chavant owed to the Sponsor, consisting of (i) $1,150,000 aggregate principal amount of working capital loans outstanding under Chavant’s convertible promissory notes issued to the Sponsor, (ii) $610,000 aggregate principal amount of working capital loans outstanding under Chavant’s non-convertible promissory notes issued to the Sponsor (the accrued interest under which was forgiven), (iii) an estimated additional $40,000 in aggregate principal amount of working capital loans incurred to pay additional expenses in connection with the Closing, (iv) approximately $165,000 of outstanding reimbursement obligations owed to the Sponsor by Chavant for administrative services, as described above and (v) approximately $32,370 of reimbursement obligations owed to Dr. Jiong Ma, the Chief Executive Officer of Chavant, by Chavant for certain operating expenses of Chavant paid by Dr. Ma (collectively, the “Forgiven Chavant Obligations”).

In addition, pursuant to the Sponsor Letter Agreement, the Sponsor agreed to forfeit (1) 658,631 Founder Shares that it held (“Sponsor Forfeited Founder Shares”) and (2) 400,000 Private Placement Warrants that it held (“Sponsor Forfeited Private Placement Warrants”), in each case upon the Closing.

The forfeiture of the Sponsor Forfeited Founder Shares reduced the number of Founder Shares held by the Sponsor, which are subject to the lock-up agreement applicable to the Founder Equityholders as set forth in the Amended and Restated Registration Rights and Lock-Up Agreement (the “Founder Share Lock-Up”), to 922,182 Founder Shares. Mobix Labs expects that the Sponsor will distribute these Founder Shares to its members following the Closing and the expiration of the Founder Share Lock-Up. In such distributions, (1) Dr. Ma or her controlled affiliate is expected to receive (i) 724,600 shares of Class A Common Stock representing Founder Shares (including 40,000 Founder Shares held by the Sponsor that may be allocated by Dr. Ma in her discretion), and (2) Dr. André-Jacques Auberton-Hervé, Chavant’s Chairman, or his controlled affiliate is expected to receive (i) 197,582 shares of Class A Common Stock representing Founder Shares. The forfeiture of the Sponsor Forfeited Private Placement Warrants reduced the number of Private Placement Warrants held by the Sponsor to 2,394,332 Private Placement Warrants. None of the Private Placement Warrants are subject to the Founder Share Lock-Up, and the Sponsor distributed these Private Placement Warrants to its members on December 21, 2023 following the Closing. In such distribution, (ii) Dr. Ma or her controlled affiliate received 1,241,552 Private Placement Warrants, and (ii) Dr. Auberton-Hervé or his controlled affiliate received 358,324 Private Placement Warrants. In addition, the shares of Class A Common Stock the Sponsor received upon the Closing pursuant to the Sponsor PIPE Subscription Agreement and the conversion of the Sponsor Warrant, as described above, are not subject to the Founder Share Lock-Up. Mobix Labs expects that the Sponsor will distribute those shares to its members after the Closing. In such distribution, (1) Dr. Ma or her controlled affiliate is expected to receive approximately 71,399 shares of Class A Common Stock (reflecting $140,000 of non-convertible debt that Dr. Ma had funded or would fund to the Sponsor in respect of working capital loans to Chavant, Dr. Ma’s pro rata share in amount of approximately $130,000 of the outstanding reimbursement obligations owed to the Sponsor for administrative services, and the outstanding reimbursement obligations of $32,370 owed to Dr. Ma, as described above, each forgiven pursuant to the Sponsor Letter Agreement) and (2) Dr. Auberton-Hervé or his controlled affiliate is expected to receive approximately 343,384 shares of Class A Common Stock (reflecting $1.4 million of convertible and non-convertible debt that Dr. Auberton-Hervé had funded to the Sponsor in respect of working capital loans to Chavant and Dr. Auberton-Hervé’s pro rata share of the outstanding reimbursement obligations owed to the Sponsor for administrative services, each forgiven pursuant to the Sponsor Letter Agreement).

PLAN OF DISTRIBUTION (CONFLICT OF INTEREST)

The shares of our Class A Common Stock offered by this prospectus are being offered by the Selling Stockholder, B. Riley Principal Capital II, LLC. The shares may be sold or distributed from time to time by the Selling Stockholder directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the shares of our Class A Common Stock offered by this prospectus could be effected in one or more of the following methods:

•        ordinary brokers’ transactions;

•        transactions involving cross or block trades;

•        through brokers, dealers, or underwriters who may act solely as agents;

•        “at the market” into an existing market for our Class A Common Stock;

•        in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;

•        in privately negotiated transactions; or

•        any combination of the foregoing.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.

B. Riley Principal Capital II is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

B. Riley Principal Capital II has informed us that it presently anticipates using, but is not required to use, B. Riley Securities, Inc. (“BRS”), a registered broker-dealer and FINRA member and an affiliate of B. Riley Principal Capital II, as a broker to effectuate resales, if any, of our Class A Common Stock that it may acquire from us pursuant to the Purchase Agreement, and that it may also engage one or more other registered broker-dealers to effectuate resales, if any, of such Class A Common Stock that it may acquire from us. Such resales will be made at prices and at terms then prevailing or at prices related to the then current market price. Each such registered broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. B. Riley Principal Capital II has informed us that each such broker-dealer it engages to effectuate resales of our Class A Common Stock on its behalf, excluding BRS, may receive commissions from B. Riley Principal Capital II for executing such resales for B. Riley Principal Capital II and, if so, such commissions will not exceed customary brokerage commissions.

B. Riley Principal Capital II is an affiliate of BRS, a registered broker-dealer and FINRA member, which will act as an executing broker that will effectuate resales of our Class A Common Stock that may be acquired by B. Riley Principal Capital II from us pursuant to the Purchase Agreement to the public in this offering. Because B. Riley Principal Capital II will receive all the net proceeds from such resales of our Class A Common Stock made to the public through BRS, BRS is deemed to have a “conflict of interest” within the meaning of FINRA Rule 5121. Consequently, this offering will be conducted in compliance with the provisions of FINRA Rule 5121, which requires that a “qualified independent underwriter,” as defined in FINRA Rule 5121, participate in the preparation of the registration statement that includes this prospectus and exercise the usual standards of “due diligence” with respect thereto. Accordingly, we have engaged Seaport Global Securities LLC, a registered broker-dealer and FINRA member (“Seaport”), to be the qualified independent underwriter in this offering and, in such capacity, participate in the preparation of the registration statement that includes this prospectus and exercise the usual standards of “due diligence” with respect thereto. B. Riley Principal Capital II has agreed to pay Seaport a cash fee of $50,000 upon the completion of this offering as consideration for its services and to reimburse Seaport up to $5,000 for expenses incurred in connection with acting as the qualified independent underwriter in this offering. In accordance with FINRA Rule 5110, such cash fee and expense reimbursement to be paid to Seaport for acting as the qualified independent underwriter in this offering are deemed to be underwriting compensation in connection with sales of our Class A Common Stock by B. Riley Principal Capital II to the public. Seaport will receive no other compensation for acting as the qualified independent underwriter in this offering. In accordance with FINRA Rule 5121, BRS is not permitted to sell shares of our Class A Common Stock in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

Except as set forth above, we know of no existing arrangements between the Selling Stockholder and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares of our Class A Common Stock offered by this prospectus.

Brokers, dealers, underwriters or agents participating in the distribution of the shares of our Class A Common Stock offered by this prospectus may receive compensation in the form of commissions, discounts, or concessions from the purchasers, for whom the broker-dealers may act as agent, of the shares sold by the Selling Stockholder through this prospectus. The compensation paid to any such particular broker-dealer by any such purchasers of shares of our Class A Common Stock sold by the Selling Stockholder may be less than or in excess of customary commissions. Neither we nor the Selling Stockholder can presently estimate the amount of compensation that any agent will receive from any purchasers of shares of our Class A Common Stock sold by the Selling Stockholder.

We may from time to time file with the SEC one or more supplements to this prospectus or amendments to the registration statement of which this prospectus forms a part to amend, supplement or update information contained in this prospectus, including, if and when required under the Securities Act, to disclose certain information relating to a particular sale of shares offered by this prospectus by the Selling Stockholder, including with respect to any compensation paid or payable by the Selling Stockholder to any brokers, dealers, underwriters or agents that participate in the distribution of such shares by the Selling Stockholder, and any other related information required to be disclosed under the Securities Act.

We will pay the expenses incident to the registration under the Securities Act of the offer and sale of the shares of our Class A Common Stock covered by this prospectus by the Selling Stockholder.

As consideration for B. Riley Principal Capital II’s commitment to purchase shares of Class A Common Stock at our direction upon the terms and subject to the conditions set forth in the Purchase Agreement, we agreed to pay B. Riley Principal Capital II the Cash Commitment Fee, which represents 1.5% of B. Riley Principal Capital II’s $100,000,000 total aggregate purchase commitment under the Purchase Agreement. B. Riley Principal Capital II will withhold 30% in cash from the total aggregate purchase price in connection with any Market Open Purchases and Intraday Purchases under the Purchase Agreement until B. Riley Principal Capital II has received the entire Cash Commitment Fee. If we do not pay the Cash Commitment Fee in full on the earlier of (i) the termination of the Purchase Agreement pursuant to Section 8.2 of the Purchase Agreement and (ii) December 15, 2024, then we must pay B. Riley Principal Capital II, in cash, the difference between (A) the Cash Commitment Fee and (B) the amount of cash withholdings already withheld by B. Riley Principal Capital II in connection with any Market Open Purchases and Intraday Purchases and any other cash payments made by us to B. Riley Principal Capital II that were applied to the Commitment Fee that did not result from any cash withholding(s) by the Selling Stockholder as set forth in the immediately preceding clause or from any agreements entered into between us and the Selling Stockholder prior to the date of the Purchase Agreement.

In addition, we have agreed to reimburse B. Riley Principal Capital II for the reasonable legal fees and disbursements of B. Riley Principal Capital II’s legal counsel in an amount not to exceed (i) $75,000 upon the execution of the Purchase Agreement and Registration Rights Agreement and (ii) $5,000 per fiscal quarter, in each case in connection with the transactions contemplated by this Agreement and the Registration Rights Agreement. In accordance with FINRA Rule 5110, these reimbursed fees and expenses are deemed to be underwriting compensation in connection with sales of our Class A Common Stock by B. Riley Principal Capital II to the public. Moreover, in accordance with FINRA Rule 5110, the 3.0% fixed discount to current market prices of our Class A Common Stock reflected in the purchase prices payable by B. Riley Principal Capital II for our Class A Common Stock that we may require it to purchase from us from time to time under the Purchase Agreement is deemed to be underwriting compensation in connection with sales of our Class A Common Stock by B. Riley Principal Capital II to the public.

We also have agreed to indemnify B. Riley Principal Capital II and certain other persons against certain liabilities in connection with the offering of shares of our Class A Common Stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. B. Riley Principal Capital II has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by B. Riley Principal Capital II specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

We estimate that the total expenses for the offering will be approximately $326,300.

B. Riley Principal Capital II has represented to us that at no time prior to the date of the Purchase Agreement has B. Riley Principal Capital II, its sole member, any of their respective officers, or any entity managed or controlled by B. Riley Principal Capital II or its sole member, engaged in or effected, in any manner whatsoever, directly or indirectly, for its own account or for the account of any of its affiliates, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our Class A Common Stock or any hedging transaction, which establishes a net short position with respect to our Class A Common Stock. B. Riley Principal Capital II has agreed that during the term of the Purchase Agreement, none of B. Riley Principal Capital II, its sole member, any of their respective officers, or any entity managed or controlled by B. Riley Principal Capital II or its sole member, will enter into or effect, directly or indirectly, any of the foregoing transactions for its own account or for the account of any other such person or entity.

We have advised the Selling Stockholder that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the Selling Stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.

This offering will terminate on the date that all shares of our Class A Common Stock offered by this prospectus have been sold by the Selling Stockholder.

Our Class A Common Stock is currently listed on Nasdaq under the symbol “MOBX”.

B. Riley Principal Capital II and/or one or more of its affiliates has provided, currently provides and/or from time to time in the future may provide various investment banking and other financial services for us and/or one or more of our affiliates that are unrelated to the transactions contemplated by the Purchase Agreement and the offering of shares for resale by B. Riley Principal Capital II to which this prospectus relates, for which investment banking and other financial services they have received and may continue to receive customary fees, commissions and other compensation from us, aside from any discounts, fees and other compensation that B. Riley Principal Capital II has received and may receive in connection with the transactions contemplated by the Purchase Agreement, (i) the 3.0% fixed discount to current market prices of our Class A Common Stock reflected in the purchase prices payable by B. Riley Principal Capital II for our Class A Common Stock that we may require it to purchase from us from time to time under the Purchase Agreement, and (ii) our reimbursement of up to an aggregate of $135,000 of B. Riley Principal Capital II’s legal fees ($75,000 upon execution of the Purchase Agreement and $5,000 per fiscal quarter for the maximum three year term of the Purchase Agreement) in connection with the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement.

LEGAL MATTERS

Greenberg Traurig, P.A. has passed upon the validity of the Class A Common Stock offered by this prospectus and certain other legal matters related to this prospectus.

EXPERTS

The financial statements of Mobix Labs Operations, Inc. (formerly known as Mobix Labs, Inc.) as of September 30, 2023 and September 30, 2022 and for the years then ended included in this prospectus have been so included in reliance on the report (which contains an explanatory paragraph relating to Mobix Labs Operations, Inc.’s ability to continue as a going concern as described in Note 1 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of EMI Solutions as of June 30, 2023 and June 30, 2022 and for the years then ended included in this prospectus have been so included in reliance on the report of Macias Gini & O’Connell LLP, an independent public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of Class A Common Stock offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to the Company, the Class A Common Stock, reference is made to the registration statement and the exhibits and any schedules filed therewith.

Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance, if such contract or document is filed as an exhibit, reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each statement being qualified in all respects by such reference.

The SEC maintains a website at www.sec.gov, from which interested persons can electronically access the registration statement, including the exhibits and any schedules thereto and which contains the periodic reports, proxy and information statements and other information that we file electronically with the SEC.

We are subject to the information reporting requirements of the Exchange Act and we are required to file reports, proxy statements and other information with the SEC. These reports, proxy statements, and other information are available for inspection and copying at the SEC’s website referred to above. We also maintain a website at https://www.investors.mobixlabs.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

INDEX TO FINANCIAL STATEMENTS

Page
Mobix Labs Operations, Inc. (f/k/a Mobix Labs, Inc.) Audited Financial Statements, Years Ended September 30, 2023 and 2022
Report of Independent Registered Public Accounting Firm	F-2
Balance Sheets as of September 30, 2023 and 2022	F-3
Statements of Operations and Comprehensive Loss for the years ended September 30, 2023 and 2022	F-4
Statements of Redeemable Convertible Preferred Stock and Stockholders’ Deficit for the years ended September 30, 2023 and 2022	F-5
Statements of Cash Flows for the years ended September 30, 2023 and 2022	F-6
Notes to Financial Statements	F-7

Mobix Labs, Inc. Unaudited Condensed Consolidated Financial Statements, Three Months Ended December 31, 2023 and 2022
Balance Sheets as of December 31, 2023 and September 30, 2023 (unaudited)	F-36
Statements of Operations and Comprehensive Income (Loss) for the three months ended December 31, 2023 and 2022 (unaudited)	F-38
Statements of Redeemable Convertible Preferred Stock and Stockholders’ Equity (Deficit) for the three months ended December 31, 2023 and 2022 (unaudited)	F-39
Statements of Cash Flows for the three months ended December 31, 2023 and 2022 (unaudited)	F-40
Notes to Financial Statements (unaudited)	F-42

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of Mobix Labs, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Mobix Labs Operations, Inc. (formerly known as Mobix Labs, Inc.) (the “Company”) as of September 30, 2023 and 2022, and the related statements of operations and comprehensive loss, of redeemable convertible preferred stock and stockholders’ deficit and of cash flows for the years then ended, including the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of September 30, 2023 and 2022, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred operating losses and negative cash flows that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits of these financial statements in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

Irvine, California

December 28, 2023, except for the effects of the reverse recapitalization discussed in Note 1 to the financial statements, as to which the date is April 1, 2024

We have served as the Company’s auditor since 2022.

MOBIX LABS OPERATIONS, INC.
(formerly known as Mobix Labs, Inc.)

BALANCE SHEETS
(in thousands, except share and per share amounts)

	As of September 30,
	2023	2022
ASSETS
Current assets
Cash	$89	$178
Accounts receivable, net	53	444
Receivable for issuance of common stock	—	117
Inventory	319	570
Prepaid expenses and other current assets	369	667
Total current assets	830	1,976

Property and equipment, net	1,859	1,763
Intangible assets, net	5,287	6,128
Goodwill	5,217	5,217
Operating lease right-of-use assets	1,030	—
Deferred transaction costs	4,125	—
Other assets	400	400
Total assets	$18,748	$15,484

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable	$8,995	$5,095
Accrued expenses and other current liabilities	4,519	2,753
Loss contingency	—	8,434
Notes payable	1,286	—
Notes payable – related parties	3,793	3,693
Simple agreements for future equity (“SAFEs”)	1,512	1,983
Operating lease liabilities, current	318	—
Total current liabilities	20,423	21,958

Convertible notes, noncurrent	—	625
Deferred tax liability	86	20
Operating lease liabilities, noncurrent	1,280	—
Total liabilities	21,789	22,603

Commitments and contingencies (Note 12)	—	—

Redeemable convertible preferred stock
Founders Convertible Preferred Stock, $0.00001 par value, 600,000 shares authorized; 588,235 shares issued and outstanding at September 30, 2023 and 2022	—	—
Series A Convertible Preferred Stock, $0.00001 par value, 2,000,000 shares authorized; 1,666,666 shares issued and outstanding at September 30, 2023 and 2022; liquidation preference of $2,300 at September 30, 2023 and 2022	2,300	2,300

Stockholders’ deficit
Common stock, $0.00001 par value, 57,400,000 shares authorized; 16,692,175 and 11,868,397 shares issued and outstanding at September 30, 2023 and 2022, respectively	—	—
Additional paid-in capital	78,421	34,722
Accumulated deficit	(83,762)	(44,141)
Total stockholders’ deficit	(5,341)	(9,419)
Total liabilities, redeemable convertible preferred stock and stockholders’ deficit	$18,748	$15,484

See accompanying notes to financial statements.

MOBIX LABS OPERATIONS, INC.
(formerly known as Mobix Labs, Inc.)

STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(in thousands, except share and per share amounts)

	Year ended September 30,
	2023	2022
Net revenue
Product sales	$1,224	$2,859
License revenue	—	450
Total net revenue	1,224	3,309

Costs and expenses
Cost of revenue	1,620	2,852
Research and development	11,044	12,193
Selling, general and administrative	24,104	11,978
Loss from operations	(35,544)	(23,714)

Interest expense	3,355	343
Change in fair value of SAFEs	655	83
Loss before income taxes	(39,554)	(24,140)
Provision (benefit) for income taxes	67	(273)
Net loss and comprehensive loss	$(39,621)	$(23,867)
Net loss per common share, basic and diluted	$(2.71)	$(2.25)
Weighted-average common shares outstanding, basic and diluted	14,612,600	10,620,614

See accompanying notes to financial statements.

MOBIX LABS OPERATIONS, INC.
(formerly known as Mobix Labs, Inc.)

STATEMENTS OF REDEEMABLE CONVERTIBLE PREFERRED STOCK
AND STOCKHOLDERS’ DEFICIT
(in thousands, except share and per share amounts)

	Founders Redeemable Convertible Preferred Stock		Series A Redeemable Convertible Preferred Stock		Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Deficit
	Shares	Amount	Shares	Amount	Shares	Amount
Balance at September 30, 2021	588,235	$—	1,666,666	$2,300	8,689,413	$—	$20,211	$(20,274)	$(63)

Common stock issued for acquisition of business	—	—	—	—	1,266,892	—	—	—	—
Issuance of common stock	—	—	—	—	1,460,644	—	9,764	—	9,764
Conversion of note to common stock	—	—	—	—	45,548	—	312	—	312
Exercise of stock options	—	—	—	—	166,666	—	145	—	145
Issuance of common stock upon exercise of warrants	—	—	—	—	239,234	—	1,000	—	1,000
Stock-based compensation	—	—	—	—	—	—	3,290	—	3,290
Net loss	—	—	—	—	—	—	—	(23,867)	(23,867)
Balance at September 30, 2022	588,235	$—	1,666,666	$2,300	11,868,397	$—	$34,722	$(44,141)	$(9,419)

Issuance of common stock	—	—	—	—	1,958,312	—	13,396	—	13,396
Issuance of common stock upon exercise of warrants	—	—	—	—	1,218,461	—	909	—	909
Issuance of common stock in settlement of loss contingency	—	—	—	—	1,233,108	—	8,434	—	8,434
Issuance of common stock to service providers	—	—	—	—	55,091	—	377	—	377
Conversion of notes to common stock	—	—	—	—	187,971	—	943	—	943
Conversion of SAFEs to common stock	—	—	—	—	170,835	—	1,126	—	1,126
Issuance of warrants to service providers	—	—	—	—	—	—	10	—	10
Issuance of warrants in connection with notes payable	—	—	—	—	—	—	3,028	—	3,028
Stock-based compensation	—	—	—	—	—	—	15,476	—	15,476
Net loss	—	—	—	—	—	—	—	(39,621)	(39,621)
Balance at September 30, 2023	588,235	$—	1,666,666	$2,300	16,692,175	$—	$78,421	$(83,762)	$(5,341)

See accompanying notes to financial statements.

MOBIX LABS OPERATIONS, INC.
(formerly known as Mobix Labs, Inc.)

STATEMENTS OF CASH FLOWS
(in thousands)

	Year ended September 30,
	2023	2022
Operating activities
Net loss	$(39,621)	$(23,867)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	449	528
Amortization of intangible assets	841	840
Loss on disposal of property and equipment	2	330
Issuance of warrants in connection with notes payable, charged to interest expense	2,983	—
Change in fair value of SAFEs	655	83
Deferred income taxes	66	(274)
Other non-cash items	(119)	50
Stock-based compensation	15,476	3,290
Changes in operating assets and liabilities:
Accounts receivable	385	(44)
Inventory	251	(338)
Prepaid expenses and other current assets	298	(476)
Other assets	—	(200)
Accounts payable	1,390	2,010
Accrued expenses and other current liabilities	2,318	1,610
Net cash used in operating activities	(14,626)	(16,458)

Investing activities
Acquisition of property and equipment	(633)	(56)
Proceeds from sale of property and equipment	—	300
Net cash provided by (used in) investing activities	(633)	244

Financing activities
Proceeds from issuance of common stock	13,513	9,847
Proceeds from exercise of common stock warrants	909	2,600
Proceeds from exercise of stock options	—	145
Proceeds from issuance of notes payable	2,156	—
Proceeds from issuance of notes payable – related parties	730	1,006
Proceeds from issuance of convertible notes	250	925
Proceeds from issuance of SAFEs	—	1,900
Principal payments on notes payable	(825)	—
Principal payments on notes payable – related parties	(630)	(1,044)
Merger-related transaction costs paid	(933)	—
Net cash provided by financing activities	15,170	15,379

Net decrease in cash	(89)	(835)
Cash, beginning of period	178	1,013
Cash, end of period	$89	$178

Supplemental cash flow information
Cash paid for interest	$58	$187
Cash paid for income taxes	—	—

Non-cash investing and financing activities:
Deferred merger-related transaction costs	$3,192	$—
Conversion of notes to common stock	943	312
Conversion of SAFEs to common stock	1,126	—
Issuance of warrants in connection with notes payable, recorded as debt discount	790	—
Issuance of common stock and warrants to service providers	387	—
Issuance of common stock for receivable	—	117

See accompanying notes to financial statements.

MOBIX LABS OPERATIONS, INC.
(formerly known as Mobix Labs, Inc.)
NOTES TO FINANCIAL STATEMENTS
(in thousands, except share and per share amounts)

Note 1 — Nature of the Business and Basis of Presentation

Mobix Labs Operations, Inc. (formerly known as Mobix Labs, Inc.) (“Mobix Labs” or the “Company”) was incorporated in the state of Delaware on July 31, 2020. Based in Irvine, California, Mobix Labs is a fabless semiconductor company delivering disruptive wireless and connectivity solutions for next generation communication systems, including C-Band and mmWave 5G and high bandwidth cable applications. The Company’s True5G integrated circuits currently in development are designed to deliver significant advantages in performance, efficiency, size and cost. The Company’s True Xero active optical cables (“AOCs”), which have been in production for several years, are designed to meet customer needs for high-quality AOC solutions at an affordable price. These innovative technologies are designed for large and rapidly growing markets where there are increasing demands for higher performance communication systems which utilize an expanding mix of both wireless and connectivity technologies.

On December 21, 2023, (the “Closing Date”), Chavant Capital Acquisition Corp. (“Chavant”) consummated the merger pursuant to the Business Combination Agreement, dated November 15, 2022 (as amended, supplemented or otherwise modified, the “Business Combination Agreement”), by and among Chavant, CLAY Merger Sub II, Inc., a Delaware corporation and newly formed, wholly-owned direct subsidiary of Chavant (“Merger Sub”), and Mobix Labs, Inc. (“Legacy Mobix”), a Delaware corporation, pursuant to which, among other things, Merger Sub merged with and into Legacy Mobix, with Legacy Mobix surviving the merger as a wholly-owned direct subsidiary of Chavant (together with the other transactions related thereto, the “Merger”). In connection with the consummation of the Merger (the “Closing”), Chavant changed its name from “Chavant Capital Acquisition Corp.” to “Mobix Labs, Inc.” and Legacy Mobix changed its name from “Mobix Labs, Inc.” to “Mobix Labs Operations, Inc.” As a result of the Merger, the Company raised gross proceeds of $21,014, including the contribution of $1,264 of cash held in Chavant’s trust account and the $19,750 private investment in public equity (“PIPE”) at $10.00 per share of Chavant’s Class A Common Stock. The common stock and public warrants of the combined company began trading on The Nasdaq Stock Market LLC under the symbols “MOBX” and “MOBXW,” respectively, on December 22, 2023.

The Merger was accounted for as a reverse recapitalization of the Company because Legacy Mobix has been determined to be the accounting acquirer under ASC Topic 805 — Business Combinations. Under this method of accounting, Chavant is treated as the “acquired” company for financial reporting purposes. This determination was primarily based on holders of Legacy Mobix capital stock comprising a relative majority of the voting power of the Company upon consummation of the Merger and having the ability to nominate the majority of the governing body of the Company, Legacy Mobix senior management comprising the senior management of the Company, and Legacy Mobix operations comprising the ongoing operations of the Company. Accordingly, for accounting purposes, the financial statements of the Company represent a continuation of the financial statements of Legacy Mobix with the Merger being treated as the equivalent of Legacy Mobix issuing shares for the net assets of Chavant, accompanied by a recapitalization. All issued and outstanding securities of Chavant upon Closing were treated as issuances of securities of the Company upon the consummation of the Merger. All of Legacy Mobix’s 18,134,258 issued and outstanding shares of common stock were cancelled and converted into the same number of shares of the Company’s Class A Common Stock. See Note 18 — Subsequent Events for additional information about the Merger and related transactions.

Basis of Presentation

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and include the accounts of Mobix Labs. The Company’s fiscal year ends on September 30.

Going Concern

The financial statements have been prepared assuming the Company will continue as a going concern. Since inception, the Company has incurred operating losses and negative cash flows, primarily as a result of its ongoing investment in product development. For the fiscal years ended September 30, 2023 and 2022, the Company incurred net losses of $39,621 and $23,867, respectively, and as of September 30, 2023 the Company had an accumulated

MOBIX LABS OPERATIONS, INC.
(formerly known as Mobix Labs, Inc.)
NOTES TO FINANCIAL STATEMENTS
(in thousands, except share and per share amounts)

Note 1 — Nature of the Business and Basis of Presentation (cont.)

deficit of $83,762. The Company has historically financed its operations through the sale of shares of its common stock or redeemable convertible preferred stock and the issuance of debt. After considering the effects of debt and equity transactions completed from October 1, 2023 through December 28, 2023, as well as proceeds associated with the merger transaction with Chavant (all as discussed in Note 18), the Company expects to continue to incur operating losses and negative cash flows from operations for the foreseeable future and will need to raise additional debt or equity financing to fund its operations and satisfy its obligations. Management believes that there is substantial doubt concerning the Company’s ability to continue as a going concern as the Company currently does not have adequate liquidity to meet its operating needs and satisfy its obligations for at least twelve months from the date of issuance of these financial statements.

While the Company will seek to raise additional capital, there can be no assurance the necessary financing will be available on terms acceptable to the Company, or at all. If the Company raises funds by issuing equity securities, dilution to existing stockholders may result. Any equity securities issued may also provide for rights, preferences or privileges senior to those of holders of common stock. If the Company raises funds by issuing debt securities, such debt securities would have rights, preferences and privileges senior to those of preferred and common stockholders. The terms of debt securities or borrowings may impose significant restrictions on the Company’s operations. The capital markets have in the past, and may in the future, experience periods of volatility that could impact the availability and cost of equity and debt financing. In addition, recent and potential future increases in federal fund rates set by the Federal Reserve, which serve as a benchmark for rates on borrowing, could adversely impact the cost or availability of debt financing.

If the Company is unable to obtain additional financing, or if such transactions are successfully completed but do not provide adequate financing, the Company may be required to reduce its operating expenditures, which could adversely affect its business prospects, or the Company may be unable to continue operations. The financial statements do not include any adjustments that might result from the outcome of these uncertainties. Accordingly, the financial statements have been prepared on a basis that assumes the Company will continue as a going concern and which contemplates the realization of assets and the satisfaction of liabilities and commitments in the ordinary course of business.

Note 2 — Summary of Significant Accounting Policies

Use of Estimates

The preparation of the Company’s financial statements requires the Company to make estimates and assumptions that affect the reported amounts of certain assets and liabilities; the reported amounts of revenues and expenses for the periods covered and certain amounts disclosed in the notes to the financial statements. These estimates and assumptions are based on management’s best estimates and judgment. Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors, including the current economic environment, which management believes to be reasonable under the circumstances. The Company adjusts such estimates and assumptions when facts and circumstances dictate. Changes in those estimates resulting from continuing changes in the economic environment will be reflected in the financial statements in future periods. As future events and their effects cannot be determined with precision, actual results could differ materially from those estimates and assumptions. Areas that could require significant estimates and assumptions by the Company include, but are not limited to:

•        valuation of stock-based compensation and equity-based awards;

•        valuation of common stock;

•        impairments of goodwill and long-lived assets;

MOBIX LABS OPERATIONS, INC.
(formerly known as Mobix Labs, Inc.)
NOTES TO FINANCIAL STATEMENTS
(in thousands, except share and per share amounts)

Note 2 — Summary of Significant Accounting Policies (cont.)

•        the fair value of the Simple Agreements for Future Equity;

•        purchase price allocation and valuations of net assets acquired in business combinations; and,

•        provisions for income taxes and related valuation allowances and tax uncertainties.

Cash

As of September 30, 2023 and 2022, the Company’s cash balance consisted of demand deposits held at large financial institutions. The Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents. The Company had no cash equivalents as of September 30, 2023 and 2022. The amount of deposits maintained at any financial institution may exceed federally insured limits. The Company places its cash with high credit quality financial institutions and has not experienced any losses on its deposits of cash.

Accounts Receivable, net

Accounts receivable are recorded at the invoiced amount and do not bear interest. The Company maintains an allowance for doubtful accounts, which is based on the Company’s assessment of the collectability of accounts. The Company regularly reviews the adequacy of the allowance for doubtful accounts by considering the age of each outstanding invoice and the collection history of each customer and other relevant factors to determine the appropriate amount of allowance for doubtful accounts. Accounts receivable deemed uncollectible are charged against the allowance for doubtful accounts when identified. The allowance for doubtful accounts as of September 30, 2023 and 2022 and bad debt expense for the years ended September 30, 2023 and 2022 were not material.

Inventory

Inventory is stated at the lower of cost, determined on a first-in, first-out basis, or net realizable value. Inventory costs consist of materials purchase costs, outside manufacturing costs, inbound freight and receiving costs, and capitalized overhead. The Company records an inventory reserve for losses associated with excess and obsolete items, based on available information and the Company’s current expectations of future demand, product obsolescence and market conditions. Any provision for excess and obsolete inventory is charged to cost of revenue and is a permanent reduction of the carrying value of inventory.

Property and Equipment, net

The Company’s property and equipment primarily consists of laboratory equipment, computer hardware, equipment, furniture and fixtures and leasehold improvements. Property and equipment are recorded at cost less accumulated depreciation and any accumulated impairment losses. Depreciation and amortization are computed using the straight-line method over the assets’ estimated useful lives. Major improvements are capitalized, while routine maintenance and repairs which do not significantly improve or extend the useful life of an asset are expensed when incurred. Upon the sale or retirement of assets, costs and the related accumulated depreciation and amortization are removed from the accounts and any gain or loss is included in the statements of operations and comprehensive loss.

Deferred Transaction Costs

The Company capitalizes certain legal, accounting, and other third-party fees that are directly related to a planned equity financing, including the Merger, until such financing is consummated. After consummation of an equity financing, these costs are recorded as a reduction of the proceeds received as a result of the financing. Should a planned equity financing be abandoned, terminated or significantly delayed, the deferred transaction costs would be immediately written off to operating expenses.

MOBIX LABS OPERATIONS, INC.
(formerly known as Mobix Labs, Inc.)
NOTES TO FINANCIAL STATEMENTS
(in thousands, except share and per share amounts)

Note 2 — Summary of Significant Accounting Policies (cont.)

Intangible Assets, net

The Company’s intangible assets consist of acquired developed technology and customer relationships having finite lives ranging from seven to ten years. The Company amortizes intangible assets over their useful lives on a straight-line basis, which the Company believes approximates the pattern in which the economic benefits of the intangible assets are expected to be utilized. To the extent that an acquired developed technology is incorporated in, or used to produce, a product the Company currently produces and sells, the related amortization expense is included in cost of revenue in the statements of operations and comprehensive loss. Amortization expense on other acquisition-related intangible assets is included in operating expenses.

Impairment of Long-Lived Assets

The Company reviews its long-lived assets, consisting of property and equipment and intangible assets, for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. The Company regularly reviews its operating performance for indicators of impairment. Factors considered important that could trigger an impairment review include a significant underperformance relative to expected historical or projected future operating results, or a significant change in the manner of the use of the assets. The Company performs impairment testing at the asset group level that represents the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities. Recoverability of these assets is determined by comparing the forecasted undiscounted cash flows attributable to such assets including any cash flows upon their eventual disposition to their carrying value. If the carrying value of the assets exceeds the forecasted undiscounted cash flows, then the assets are written down to their fair value. The Company did not record any impairment losses on long-lived assets for the years ended September 30, 2023 and 2022.

Goodwill

Goodwill represents the excess of the fair value of purchase consideration of an acquired business over the fair value of the identifiable net assets acquired. Goodwill is not amortized but is tested for impairment at a reporting unit level on an annual basis on July 31, or more frequently if circumstances change or an event occurs that would more likely than not reduce the fair value of a reporting unit below its carrying amount.

Significant judgment may be required when goodwill is assessed for impairment. Qualitative factors may be assessed to determine whether it is more likely than not that the fair value of the reporting unit is less than its carrying amount. If the assessment of all relevant qualitative factors indicates that it is more likely than not that the fair value of a reporting unit is greater than its carrying amount, a quantitative goodwill impairment test is not necessary. If the assessment of all relevant qualitative factors indicates that it is more likely than not that the fair value of a reporting unit is less than its carrying amount, the Company will perform a quantitative goodwill impairment test. The quantitative impairment test for goodwill consists of a comparison of the fair value of a reporting unit with its carrying value, including the goodwill allocated to that reporting unit. If the carrying value of a reporting unit exceeds its fair value, the Company will recognize an impairment loss equal to the amount of the excess, limited to the amount of goodwill allocated to that reporting unit. Application of the impairment test requires judgment, including the identification of reporting units, assignment of assets and liabilities to reporting units and the determination of fair value of each reporting unit. The Company performed its annual qualitative impairment test and determined it was not more likely than not that the fair value of its reporting unit was less than its carrying amount. The Company did not record any goodwill impairment losses for the years ended September 30, 2023 and 2022.

Business Combinations

The Company allocates the purchase price of an acquisition to the tangible assets acquired, liabilities assumed, and intangible assets acquired, based on their estimated fair values. The excess of the purchase price over the fair values of these net assets acquired is recorded as goodwill.

MOBIX LABS OPERATIONS, INC.
(formerly known as Mobix Labs, Inc.)
NOTES TO FINANCIAL STATEMENTS
(in thousands, except share and per share amounts)

Note 2 — Summary of Significant Accounting Policies (cont.)

Accounting for business combinations requires that management make significant estimates and assumptions to determine the fair value of assets acquired and liabilities assumed at the acquisition date. Although management believes the assumptions and estimates to be reasonable and appropriate, they are inherently uncertain. Critical estimates in valuing certain acquired assets include, but are not limited to, expected future cash flows including revenue growth rate assumptions from product sales, customer contracts and acquired technologies, expected costs to develop acquired technology into commercially viable products, and estimated cash flows from the projects when completed, including assumptions associated with the technology migration curve. The discount rates used to discount expected future cash flows to present value are typically derived from a weighted-average cost of capital analysis and are adjusted to reflect inherent risks. Unanticipated events and circumstances may occur that could affect either the accuracy or validity of such assumptions, estimates or actual results.

Fair Value Measurements

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants at the measurement date. The Company uses a three-tiered hierarchy for inputs used in measuring fair value that emphasizes the use of observable inputs over the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are market participant assumptions based on market data obtained from sources independent of the Company. Unobservable inputs are the Company’s own assumptions of what market participants would use in pricing an asset or liability based on the best information available in the circumstances. The financial and nonfinancial assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurement.

As a basis for considering such assumptions, a three-tier hierarchy is used in management’s determination of fair value based on the reliability and observability of inputs as follows:
Level 1	—	Observable inputs that include quoted prices in active markets for identical assets or liabilities.
Level 2	—

Observable inputs other than quoted prices in active markets for identical assets and liabilities, quoted prices for identical or similar assets or liabilities in inactive markets, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3	—	Unobservable pricing inputs that are generally less observable from objective sources, such as discounted cash flow models or valuations.

The Company’s non-financial assets, including property and equipment, intangible assets and goodwill, are measured at estimated fair value on a nonrecurring basis. These assets are adjusted to fair value only when an impairment is recognized, or in the event an asset is held for sale.

Simple Agreements for Future Equity (SAFEs)

The Company has issued SAFEs to certain investors. The SAFEs provide for automatic conversion into shares of the Company’s common stock or preferred stock upon the occurrence of certain events. The number of shares issuable upon conversion is dependent upon a number of factors, including the prices at which the Company may sell its equity securities in the future, the Company’s capitalization and the occurrence of certain events. The SAFEs also require cash settlement by the Company in certain circumstances, such as in the event of a liquidation or dissolution of the Company. The Company performs an assessment of the specific terms of the SAFEs under the applicable authoritative guidance in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 480, Distinguishing Liabilities from Equity (“ASC 480”). The Company evaluated the SAFEs and concluded that the SAFEs are classified as liabilities in the balance sheets. The Company initially records the SAFEs at their fair value and remeasures the SAFEs to fair value at each reporting date.

MOBIX LABS OPERATIONS, INC.
(formerly known as Mobix Labs, Inc.)
NOTES TO FINANCIAL STATEMENTS
(in thousands, except share and per share amounts)

Note 2 — Summary of Significant Accounting Policies (cont.)

The Company estimates the fair value of the SAFEs using a probability weighted expected return method (“PWERM”). The PWERM is a scenario-based analysis that estimates the value of the SAFEs based on the probability weighted present value of expected future investment returns, considering each of the possible outcomes available to the Company. The Company classifies the SAFEs as Level 3 financial instruments due to the judgment required to develop the assumptions used and the significance of those assumptions to the fair value measurement.

Fair Value of Common Stock

As there was no public market for the Company’s common stock prior to the Closing, the Company determined the fair value of shares of its common stock considering a number of objective and subjective factors, including: third-party valuations of its common stock, the valuation of comparable companies, sales of the Company’s common stock to outside investors in arms-length transactions, the Company’s forecasted financial performance, operational developments and milestones, the lack of marketability of the underlying common stock, the likelihood of achieving a liquidity event, and the general and industry specific economic outlook, among other factors. The fair value of the Company’s common stock was determined in accordance with applicable elements of the American Institute of Certified Public Accountants guide, Valuation of Privately Held Company Equity Securities Issued as Compensation.

Fair Value of Warrants

The Company accounts for warrants to purchase its common stock as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in ASC 480 and ASC Topic 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the liability classification requirements pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own stock, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent period end date while the warrants are outstanding.

Net Loss Per Share

Basic and diluted net loss per share attributable to common stockholders is presented in conformity with the two-class method required for participating securities. Under the two-class method, net loss is attributed to common stockholders and participating securities according to dividends declared or accumulated and participation rights in undistributed earnings. The two-class method requires income available to common stockholders for the period to be allocated between common and participating securities based upon their respective rights to receive dividends as if all income for the period had been distributed. The Company considers both series of redeemable convertible preferred stock to be participating securities.

Under the two-class method, the net loss attributable to common stockholders is not allocated to the Founders or Series A Redeemable Convertible Preferred Stock as the holders of those securities do not have a contractual obligation to share in the Company’s losses. Basic net loss per share attributable to common stockholders is computed by dividing the net loss attributable to common stockholders by the weighted-average number of shares of common stock outstanding during the period. For a period in which the Company reports a net loss, diluted net loss per common share attributable to common stockholders is the same as basic net loss per common share attributable to common stockholders because potentially dilutive common shares are not assumed to have been issued if their effect is antidilutive.

Stock-Based Compensation

The Company estimates the fair value of stock option awards using the Black-Scholes-Merton (“Black- Scholes”) option-pricing model. The fair value of each stock option award is recognized as compensation expense on a straight-line basis over the requisite service period, which is typically four years. The Company has elected to account for forfeitures

MOBIX LABS OPERATIONS, INC.
(formerly known as Mobix Labs, Inc.)
NOTES TO FINANCIAL STATEMENTS
(in thousands, except share and per share amounts)

Note 2 — Summary of Significant Accounting Policies (cont.)

as they occur and initially records stock-based compensation expense assuming all option holders will complete the requisite service period. If an employee forfeits an award because they fail to complete the requisite service period, the Company will reverse previously recognized stock-based compensation expense in the period the award is forfeited.

The Black-Scholes model considers several variables and assumptions in estimating the fair value of stock-based awards. These variables include:

•        the per share fair value of the underlying common stock;

•        the exercise price;

•        the risk-free interest rate;

•        the expected term;

•        expected stock price volatility over the expected term; and,

•        the expected annual dividend yield.

The expected term represents the period over which the stock-based award is expected to remain outstanding and is estimated based on historical experience of similar awards, vesting schedules and expectations of future employee behavior. The risk-free interest rate is based on the yield available on U.S. Treasury zero-coupon issues similar in duration to the expected term of the stock-based award. Because the Company’s common stock is not publicly traded, the Company estimates expected stock price volatility based on the historical volatility of the stock prices of similar publicly traded peer companies. The Company estimates the expected annual dividend yield will be zero because the Company does not currently expect to declare dividends on its common stock.

Stock-based compensation awards also include restricted stock units (“RSUs”). RSUs entitle the holder to receive a number of shares of the Company’s common stock, generally subject to service-based vesting conditions and, in some cases, other conditions. The Company establishes the fair value of each RSU based on the grant date fair value of the underlying shares of its common stock. The Company recognizes stock-based compensation expense for RSUs over the requisite service period, as applicable, or upon determination that the satisfaction of performance-based criteria is probable.

Segment Information

Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. The Company’s chief operating decision maker is its Chief Executive Officer, who makes resource allocation decisions and assesses performance based on financial information presented on an aggregate basis. Accordingly, the Company has determined that it operates in a single operating segment and, therefore, one reportable segment.

Comprehensive Loss

Comprehensive loss includes the Company’s net loss as well as other changes in stockholders’ equity that result from transactions and economic events other than those with stockholders. There were no differences between the Company’s net loss and comprehensive loss for the years ended September 30, 2023 and 2022.

Income Taxes

The Company accounts for income taxes using the asset and liability method whereby deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. The effect on deferred tax assets

MOBIX LABS OPERATIONS, INC.
(formerly known as Mobix Labs, Inc.)
NOTES TO FINANCIAL STATEMENTS
(in thousands, except share and per share amounts)

Note 2 — Summary of Significant Accounting Policies (cont.)

and liabilities of a change in tax laws is recognized in the results of operations in the period the new laws are enacted. The Company establishes a valuation allowance when necessary to reduce the carrying amount of its deferred tax assets when it is more likely than not that the deferred tax assets will not be realized. In evaluating the Company’s ability to realize deferred tax assets, the Company considers all available positive and negative evidence, including historical operating results, ongoing tax planning, and forecasts of future taxable income on a jurisdiction-by-jurisdiction basis. Based on the level of historical losses, the Company has established a valuation allowance to reduce its net deferred tax assets to the amount that is more likely than not to be realized.

The Company recognizes liabilities for uncertain tax positions based on a two-step process regarding recognition and measurement. The Company recognizes a tax benefit only if it is more likely than not the tax position will be sustained on examination by the local taxing authorities based on the technical merits of the position. Then the Company measures the tax benefits recognized in the financial statements from such positions based on the largest amount that is greater than 50% likely to be realized upon ultimate settlement with the related tax authority. The changes in recognition or measurement are reflected in the period in which the change in judgment occurs based on new information not previously available.

Revenue Recognition

The Company accounts for revenue from contracts with customers in accordance with ASC Topic 606, Revenue from Contracts with Customers (“ASC 606”). The Company derives its revenues primarily from product sales to equipment manufacturers. The Company recognizes product revenue when it satisfies performance obligations under the terms of its contracts and upon transfer of control when title transfers (either upon shipment to or receipt by the customer, as determined by the contractual shipping terms of the contract) net of accruals for estimated sales returns and allowances. Such sales returns and allowances were not material for the years ended September 30, 2023 and 2022. Sales and other taxes the Company collects, if any, are excluded from revenue. The Company does not have material variable consideration, and the Company’s revenue arrangements do not contain significant financing components. Payment terms are principally net 30 days to net 45 days.

The Company generally offers a limited warranty to customers covering a period of twelve months which obligates the Company to repair or replace defective products. The warranty is not sold separately and does not represent a separate performance obligation. Therefore, the Company accounts for such warranties under ASC Topic 460, Guarantees, and the estimated costs of warranty claims are accrued as cost of revenue in the period the related revenue is recorded. The Company accrues for warranty and indemnification issues if a loss is probable and can be reasonably estimated. Warranty and indemnification expenses have historically been insignificant.

The Company has agreements with certain distributors which include certain rights of return and pricing programs, including stock rotation and price protection which could affect the transaction price. Sales returns, stock rotation and price protection have historically been insignificant.

The Company includes shipping and handling fees billed to customers as part of net sales. The Company includes shipping and handling costs associated with outbound freight in cost of revenue.

There were no material contract assets or contract liabilities recorded on the balance sheet in any of the periods presented. All incremental customer contract acquisition costs are expensed as incurred as the amortization period of the asset that the Company otherwise would have recognized is one year or less in duration.

In October 2021, the Company entered into a license agreement with a customer, wherein the Company granted the customer a perpetual, non-exclusive license to use certain of its patents and developed technology. As consideration for the license, the customer paid the Company a license fee of $450. The Company does not have any ongoing development, support or other performance obligations under the license agreement. Consequently, the Company concluded that its performance obligation under the license agreement was satisfied and recognized the $450 consideration as license revenue during the year ended September 30, 2022.

MOBIX LABS OPERATIONS, INC.
(formerly known as Mobix Labs, Inc.)
NOTES TO FINANCIAL STATEMENTS
(in thousands, except share and per share amounts)

Note 2 — Summary of Significant Accounting Policies (cont.)

Cost of Revenue

Cost of revenue includes costs of materials, contract manufacturing services, including costs associated with the assembly, testing, packaging and shipping of products, inbound freight, amortization of acquired developed technology, inventory obsolescence charges and other product-related costs. Cost of revenue also includes employee compensation and benefits (including stock-based compensation) of employees engaged in the sourcing of products, facility-related expenses, depreciation, and an allocation of corporate costs.

Advertising Expense

Advertising costs include spending for items such as marketing and promotional items, trade shows, sponsorships, and other programs. The Company expenses advertising costs as incurred. Advertising expenses were $175 and $281 for the years ended September 30, 2023 and 2022, respectively.

Research and Development Expense

Research and development expenses consist of costs incurred to perform product design and development activities including employee compensation and benefits (including stock-based compensation), design tools, supplies, facility-related expenses, depreciation, amortization of acquired developed technology, allocation of corporate costs and costs of outside contractors. The Company expenses all research and development costs as incurred.

Selling, General and Administrative Expense

Selling, general and administrative expenses consist of employee compensation and benefits (including stock-based compensation) of sales, marketing, executive and administrative staff including human resources, accounting, information technology and executive management, outside audit and tax fees, insurance costs, patent costs, outside legal fees, business consulting fees, advertising and promotion programs, travel and entertainment, outside service costs and facility-related costs.

Accounting Pronouncements Recently Adopted

The Company is an “emerging growth company,” as defined in the Securities Act. Under the Jumpstart Our Business Startups Act of 2012, an emerging growth company has the option to adopt new or revised accounting guidance either (i) within the same periods as otherwise applicable to public business entities, or (ii) within the same time periods as non-public business entities, including early adoption when permissible. With the exception of accounting guidance the Company elected to early adopt, when permissible, the Company has elected to adopt new or revised accounting guidance within the same time periods as non-public business entities, as indicated below.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) (“ASU 2016-02”) and has since issued several updates, amendments and technical improvements to ASU 2016-02, to provide guidance on the accounting for leasing transactions. The standard requires that the lessee recognize a lease liability along with a right-of-use (“ROU”) asset for all leases with a term longer than one year. ASU 2016-02 requires a modified retrospective transition approach to each lease that existed at the date of initial application as well as leases entered into after that date. The standard also requires additional disclosures about leasing arrangements related to discount rates, lease terms, and the amount, timing, and uncertainty of cash flows arising from leases. The Company adopted this new guidance effective October 1, 2022, using the modified retrospective method, and recognized ROU assets and lease liabilities of $1,169 and $1,862, respectively, on its balance sheet. See Note 11 — Leases for additional information and disclosures related to the adoption of this standard.

MOBIX LABS OPERATIONS, INC.
(formerly known as Mobix Labs, Inc.)
NOTES TO FINANCIAL STATEMENTS
(in thousands, except share and per share amounts)

Note 2 — Summary of Significant Accounting Policies (cont.)

In November 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes (“ASU 2019-12”), which simplifies the accounting for income taxes by removing certain exceptions to the general principles in Topic 740 and also improves consistent application of and simplification of GAAP for other areas of Topic 740 by clarifying and amending existing guidance. The Company adopted ASU 2019-12 as of October 1, 2022, with no impact on its financial position or results of operations.

Recently Issued Accounting Pronouncements Not Yet Adopted

In June 2016, the FASB issued ASU 2016-13, Financial Instruments — Credit Losses (Topic 326) (“ASU 2016-13”), which provides guidance on measurement of credit losses on financial instruments. This ASU adds a current expected credit loss impairment model to GAAP that is based on expected losses rather than incurred losses whereby a broader range of reasonable and supportable information is required to be utilized in order to derive credit loss estimates. The Company is required to adopt this guidance for its fiscal year beginning October 1, 2023, including interim periods within that fiscal year. The Company does not expect adoption of ASU 2016-13 will have a significant impact on its financial position or results of operations.

In October 2021, the FASB issued ASU 2021-08, Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers (“ASU 2021-08”). ASU 2021-08 requires that an entity recognize and measure contract assets and contract liabilities acquired in a business combination in accordance with ASC 606 as if the acquiring entity had originated the contracts. The Company is required to adopt this guidance for its fiscal year beginning October 1, 2024, including interim periods within that fiscal year. The Company is currently evaluating the impact of this new standard on its financial statements.

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures (“ASU 2023-07”). ASU 2023-07 expands segment disclosures by requiring disclosure of significant segment expenses that are regularly provided to the chief operating decision maker and included within each reported measure of segment profit or loss, an amount and description of its composition for other segment items, and interim disclosures of a reportable segment’s profit or loss and assets. The disclosures required under ASU 2023-07 are also required for public entities with a single reportable segment. The ASU is effective for the Company’s fiscal year beginning October 1, 2024 and for interim periods within the Company’s fiscal year beginning October 1, 2025, with early adoption permitted. The Company does not expect adoption of ASU 2023-07 will have a significant impact on its financial position or results of operations.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (“ASU 2023-09”). ASU 2023-09 requires disaggregated information about a reporting entity’s effective tax rate reconciliation as well as information on income taxes paid. The ASU is effective for the Company’s fiscal year beginning October 1, 2025. The guidance will be applied on a prospective basis with the option to apply the standard retrospectively. Early adoption is permitted. The Company does not expect adoption of ASU 2023-09 will have a significant impact on its financial position or results of operations.

Note 3 — Inventory

Inventory consists of the following:

	September 30,
	2023	2022
Raw materials	$265	$404
Finished goods	54	166
Total inventory	$319	$570

MOBIX LABS OPERATIONS, INC.
(formerly known as Mobix Labs, Inc.)
NOTES TO FINANCIAL STATEMENTS
(in thousands, except share and per share amounts)

Note 4 — Property and Equipment, net

Property and equipment, net consists of the following:

	Estimated Useful Life (years)	September 30,
		2023	2022
Equipment and furniture	5 – 7	$858	$895
Laboratory equipment	5	601	601
Leasehold improvements	Shorter of estimated useful life or remaining lease term	850	894
Construction in progress		584	—
Property and equipment, gross		2,893	2,390
Less: Accumulated depreciation		(1,034)	(627)
Property and equipment, net		$1,859	$1,763

Depreciation expense for the years ended September 30, 2023 and 2022 was $449 and $528, respectively.

Note 5 — Intangible Assets, net

Intangible assets, net consist of the following:

	Estimated Useful Life (years)	September 30, 2023			September 30, 2022
		Gross	Accumulated Amortization	Net	Gross	Accumulated Amortization	Net
Developed technology	7 – 10	$7,289	$(2,238)	$5,051	$7,289	(1,428)	$5,861
Customer relationships	10	300	(64)	236	300	(33)	267

The Company recorded amortization expense related to intangible assets of $841 and $840 during the years ended September 30, 2023 and 2022, respectively. The weighted-average remaining lives of developed technology and customer relationships as of September 30, 2023 were 6.4 years and 7.9 years, respectively.

Estimated future amortization expense for intangible assets by fiscal year as of September 30, 2023 is as follows:

Years ending September 30,
2024	$840
2025	840
2026	840
2027	840
2028	806
Thereafter	1,121
Total	$5,287

Note 6 — Goodwill

As of September 30, 2023 and 2022, the total carrying amount of goodwill was $5,217. The Company performed its annual goodwill assessment as of July 31, 2023 and 2022. The Company assessed all relevant qualitative factors to determine whether it was more likely than not that the fair value of the reporting unit was less than its carrying amount. Based on this assessment, the Company concluded that it was more likely than not that the fair value of the reporting unit was greater than its carrying amount, and that a quantitative goodwill impairment test was not necessary. The Company recorded no impairment charges on goodwill for the years ended September 30, 2023 and 2022.

MOBIX LABS OPERATIONS, INC.
(formerly known as Mobix Labs, Inc.)
NOTES TO FINANCIAL STATEMENTS
(in thousands, except share and per share amounts)

Note 6 — Goodwill (cont.)

There were no changes in the carrying amount of goodwill during the years ended September 30, 2023 and 2022.

Note 7 — Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities consist of the following:

	September 30,
	2023	2022
Accrued compensation and benefits	$2,841	$613
Deferred rent	—	634
Accrued professional fees	273	494
Accrued interest	304	59
Deferred revenue	138	35
Other	963	918
Total accrued expenses and other current liabilities	$4,519	$2,753

Note 8 — Net Loss Per Share

For periods in which the Company reports a net loss, diluted net loss per common share is the same as basic net loss per common share, because all potentially dilutive securities are anti-dilutive. The following table shows the calculation of the Company’s net loss per common share — basic and diluted:

	Year ended September 30,
	2023	2022
Numerator:
Net loss	$(39,621)	$(23,867)

Denominator:
Weighted-average common shares outstanding – basic and diluted	14,612,600	10,620,614

Net loss per common share – basic and diluted	$(2.71)	$(2.25)

The following table shows potentially dilutive securities not included in the computation of the Company’s net loss per common share:

	Year ended September 30,
	2023	2022
Restricted stock units	209,494	10,984,241
Stock options	5,905,684	5,754,052
Convertible preferred stock (on an as-converted basis)	2,254,901	2,254,901
Common stock warrants	700,388	200,000
Convertible notes	—	129,482
	9,070,467	19,322,676

MOBIX LABS OPERATIONS, INC.
(formerly known as Mobix Labs, Inc.)
NOTES TO FINANCIAL STATEMENTS
(in thousands, except share and per share amounts)

Note 9 — Debt

Debt consists of the following:

	September 30,
	2023	2022
Notes payable	$1,286	$—
7% promissory notes – related parties	3,349	3,349
Notes payable – related parties	444	344
SAFEs	1,512	1,983
Convertible notes	—	625
Total debt	6,591	6,301
Less: Amounts classified as current	(6,591)	(5,676)
Noncurrent portion	$—	$625

Notes Payable

During the year ended September 30, 2023, the Company entered into eight promissory notes payable having an aggregate principal amount of $2,156 with unrelated investors to meet its working capital needs. Four notes bear interest at rates ranging from 6.0% to 8.0% per annum, while the remaining notes bear no interest. The notes mature at various dates from January 2023 to March 2024, are unsecured and do not require any principal payments prior to maturity.

In connection with the issuance of each of the notes, the Company issued the purchasers warrants to purchase an aggregate of 239,464 shares of its common stock at exercise prices ranging from $0.01 to $3.00 per share. The warrants have contractual terms of one to twelve months and are immediately exercisable. The Company evaluated the additional warrants and determined that they met all the requirements for equity classification under ASC 815. The Company accounted for each of the warrants as a detachable warrant at its fair value, using the relative fair value method. The portion of the proceeds allocated to the warrants of $790 was recorded as an increase to additional paid-in capital and as a discount to notes payable on the balance sheet. The Company is amortizing the discount over the term of the related notes using the effective interest method. The Company valued each of the warrants at the time of issuance using the Black-Scholes option pricing model with the following ranges of assumptions: expected volatility of 52.7% to 54.1%; no expected dividend yield; risk-free interest rate of 3.6% to 5.5%; and a contractual term of one to twelve months.

Two of the notes, having an aggregate principal amount of $825, also provide that in the event the Company fails to pay the principal amount on the respective maturity dates, the Company must issue the purchasers as additional consideration warrants to purchase additional shares of its common stock for each seven-day period thereafter until such time as the principal is repaid in full. Because the Company repaid the principal of both notes in full after their respective maturity dates, the Company was required to issue the purchasers additional warrants to purchase an aggregate of 385,000 shares of its common stock. The Company evaluated the additional warrants and determined that they met all the requirements for equity classification under ASC 815. The aggregate fair value of the additional warrants of $2,238 is included in interest expense in the statement of operations and comprehensive loss. The Company valued each of the warrants at the time of issuance using the Black-Scholes option pricing model with the following ranges of assumptions: expected volatility of 52.7% to 54.1%; no expected dividend yield; risk-free interest rate of 3.6% to 5.4%; and a contractual term of six to twelve months.

Another of the notes, having an aggregate principal amount of $531, also provides that in the event the Company fails to pay the principal amount by its October 5, 2023 maturity date, the Company must issue the purchaser as additional consideration a warrant to purchase 28,000 shares of its common stock for the first calendar month, and warrants to purchase an additional 25,000 shares for each successive calendar month, during which the note remains unpaid. The Company did not repay the note by its maturity date and the Company is currently

MOBIX LABS OPERATIONS, INC.
(formerly known as Mobix Labs, Inc.)
NOTES TO FINANCIAL STATEMENTS
(in thousands, except share and per share amounts)

Note 9 — Debt (cont.)

obligated to issue the purchaser warrants to purchase an aggregate of 78,000 shares of its common stock. The warrants are immediately exercisable, have an exercise price of $0.01 per share, and expire at such time as the related note is repaid in full.

As of September 30, 2023, promissory notes payable having a remaining principal balance of $1,331 were outstanding and are included in “Notes payable” at a carrying amount of $1,286 (net of unamortized discount of $45) in the balance sheet.

7% Promissory Notes — Related Parties

The Company has two outstanding promissory notes with related parties having an aggregate remaining principal amount of $3,349, which the Company assumed in 2020 as part of an asset acquisition. The promissory notes bear interest at 7% per annum, are unsecured and do not require principal payments prior to the maturity date. The notes had an initial maturity date of August 2022, but were amended in May 2022 to extend their maturity to July 2023. The Company made principal payments of $0 and $332 on these notes during the years ended September 30, 2023 and 2022. The 7% promissory notes are included in “Notes payable — related parties” in the balance sheets. Subsequent to September 30, 2023, the Company has not made any principal payments on these notes, and the $3,349 principal remains outstanding.

Notes Payable — Related Parties

During the year ended September 30, 2022, the Company entered into six short-term notes payable with related parties to meet its working capital needs. The aggregate original principal amount of the notes was $1,056, and cash proceeds to the Company were $1,006 after discounts of $50. The notes have varying maturity dates and bear interest at rates from 2% to 18%. The Company made principal payments of $0 and $712 on these notes during the years ended September 30, 2023 and 2022 and as of September 30, 2023, one note having a principal balance of $344 remains outstanding.

During the year ended September 30, 2023, the Company issued and repaid a promissory note having a principal amount of $100 to an officer and director of the Company. Also during the year ended September 30, 2023, the Company issued and repaid five promissory notes, each having a principal amount of $106, to an employee. The Company also issued a promissory note having a principal amount of $100 to a director of the Company. The note matured on August 22, 2023 and remains outstanding. The note does not bear interest and is unsecured. In connection with the note, the Company issued the purchaser a warrant to purchase 2,924 shares of the Company’s common stock at a price of $6.84 per share. The warrant is immediately exercisable and has a one-year term. The Company evaluated the warrant and determined that it met all the requirements for equity classification under ASC 815. The Company accounted for the warrant as a detachable warrant at its fair value, using the relative fair value method. The portion of the proceeds allocated to the warrant was recorded as an increase to additional paid-in capital and as a discount to notes payable — related parties on the balance sheet. The Company amortized the discount over the term of the note using the effective interest method. The Company valued the warrant using the Black-Scholes option pricing model with the following assumptions: expected volatility of 54.1%; no expected dividend yield; risk-free interest rate of 5.4%; and a contractual term of twelve months.

As of September 30, 2023, two notes having an aggregate principal balance of $444 remain outstanding and are included in “Notes payable — related parties” in the balance sheet.

SAFEs

During the year ended September 30, 2022, the Company entered into simple agreements for future equity with certain investors in exchange for cash proceeds of $1,900. Certain SAFEs, representing a purchase amount of $900, are automatically convertible into shares of the Company’s common stock upon the occurrence of the

MOBIX LABS OPERATIONS, INC.
(formerly known as Mobix Labs, Inc.)
NOTES TO FINANCIAL STATEMENTS
(in thousands, except share and per share amounts)

Note 9 — Debt (cont.)

Company’s next equity financing of not less than $5,000. These SAFEs are convertible at prices per share equal to discounts of 20% to 25% from the lowest per share purchase price of the Company’s equity securities in the financing. In the event of a dissolution prior to conversion, the Company must pay the holder of these SAFEs an amount equal to the purchase amount. In this case, the rights of the SAFE holders are senior to the Company’s capital stock and pari passu with any convertible debt of the Company.

The remainder of the SAFEs, representing a purchase amount of $1,000, are automatically convertible into shares of the Company’s preferred stock upon the occurrence of the Company’s next round of preferred stock financing. The conversion price of the preferred stock to be issued in exchange for the SAFEs would be equal to the greater of (i) the lowest price per share for preferred stock sold to investors in the initial closing of the equity financing, or (ii) the number of shares equal to the value of the SAFE, subject to a post money valuation cap of $175,000. If there is a liquidity event, including a change in control, a direct listing or an initial public offering, these SAFEs will be entitled to receive a portion of the proceeds equal to the greater of (i) the purchase amount or (ii) the amount payable on the number of shares of common stock equal to the purchase amount divided by the quotient obtained by dividing $175,000 by the Company’s total capitalization, including all shares and convertible securities (on an as-converted to common stock basis). In the event of a dissolution or liquidation of the Company, the holders of these SAFEs will be entitled to receive a cash-out amount equal to their original purchase price, which right is junior to the payment of the Company’s outstanding indebtedness and on par with the rights of other SAFEs and preferred stock.

In each case, the SAFEs do not bear interest and have no maturity date. Holders of the SAFEs have no voting rights.

The Company initially recorded the SAFEs at their fair value of $1,900 and remeasures the SAFEs to fair value at each reporting date. For the years ended September 30, 2023 and 2022, the Company recorded increases in the fair value of the SAFEs of $655 and $83, respectively. The change in fair value of the SAFEs is reported in “Change in fair value of SAFEs” in the statements of operations and comprehensive loss.

As of September 30, 2022, none of the SAFEs had been converted into shares of the Company’s common stock or preferred stock. During the year ended September 30, 2023, SAFEs having an original purchase amount of $900 were converted into 170,835 shares of the Company’s common stock, in accordance with the original terms of the agreements. These SAFEs were remeasured to fair value immediately prior to conversion, with the change in fair value reported in “Change in fair value of SAFEs” in the statement of operations and comprehensive loss. Upon conversion, the $1,126 carrying amount of these SAFEs was credited to equity, with no gain or loss recognized. As of September 30, 2023, $1,000 original purchase amount of SAFEs remain outstanding and are carried at their estimated fair value of $1,512 in the balance sheet.

Convertible Notes

During the year ended September 30, 2022, the Company issued an aggregate principal amount of $925 of convertible notes to several unaffiliated investors. The convertible notes mature five years from the date of issuance, bear interest at 5% per annum and are unsecured. The principal amount of each convertible note and any accrued interest thereon may be converted into the Company’s common stock, at prices of $5.02 to $6.84 per share, at the election of the holder at any time prior to maturity. The notes are mandatorily convertible into common stock in the event the Company consummates a private placement for an aggregate offering amount of at least $20,000 or upon the change in control of the Company. The Company determined that the convertible notes do not contain any embedded derivatives.

During the year ended September 30, 2023, the Company issued a convertible note having a principal amount of $250 to an unaffiliated investor. The convertible note matures one year from the date of issuance, bears interest at 9% per annum and is unsecured. The principal amount of the convertible note and any accrued interest thereon may be converted into common stock, at a price of $5.00 per share, at the election of the holder at any time prior to maturity. The convertible note is mandatorily convertible into common stock immediately prior to the closing of a

MOBIX LABS OPERATIONS, INC.
(formerly known as Mobix Labs, Inc.)
NOTES TO FINANCIAL STATEMENTS
(in thousands, except share and per share amounts)

Note 9 — Debt (cont.)

business combination (as defined in the note) including the proposed merger with Chavant. The convertible note is also mandatorily convertible into common stock in the event the Company consummates a private placement, in a single transaction or series of related transactions, for an aggregate offering amount of at least $5,000.

During the year ended September 30, 2022, the holder of one convertible note elected to convert the note having a $300 principal amount, together with accrued interest thereon, into 45,548 shares of the Company’s common stock based on the conversion price of $6.84 per share. During the year ended September 30, 2023, all $875 principal amount of outstanding convertible notes, together with accrued interest thereon, were converted into 187,971 shares of the Company’s common stock, representing conversion prices of $5.00 to $5.02 per share. As each conversion was pursuant to the original terms of the note, the Company reclassified the carrying value of the notes and accrued interest into equity, with no gain or loss recognized.

Note 10 — Fair Value Measurements

The Company’s financial instruments consist mainly of cash, accounts receivable, accounts payable and debt. The carrying amounts of the Company’s cash, accounts receivable and accounts payable approximate their fair value due to the short-term nature of these instruments.

The Company believes the carrying value of the notes payable, the 7% promissory notes — related parties and the notes payable — related parties — each of which mature within one year — approximates fair value due to the short duration of these notes. The Company estimated the fair value of its convertible notes based on a discounted cash flow approach using market interest rates of instruments with similar terms and maturities and an estimate for the Company’s standalone credit risk. The Company classifies its convertible notes as Level 3 financial instruments due to the judgment required to develop assumptions of the Company’s standalone credit risk and the significance of those assumptions to the fair value measurement. The aggregate carrying value of debt approximates its fair value as of September 30, 2023 and 2022.

During the years ended September 30, 2023 and 2022, the Company measured the SAFEs at fair value on a recurring basis. The Company classified the SAFEs as Level 3 financial instruments due to the judgment required to develop the assumptions used and the significance of those assumptions to the fair value measurement. No financial instruments were classified as Level 1 or Level 2 and measured at fair value on a recurring basis during the years ended September 30, 2023 and 2022, and no financial instruments were transferred into or out of Level 3.

The following table provides a reconciliation of the balance of financial instruments measured at fair value on a recurring basis using Level 3 inputs:

	Year ended September 30,
	2023	2022
Balance, beginning of period	$1,983	$—
Issuance of SAFEs	—	1,900
Change in fair value of SAFEs included in net loss	655	83
Conversion of SAFEs to common stock	(1,126)	—
Balance, end of period	$1,512	$1,983

Note 11 — Leases

The Company has entered into operating leases for office space. The leases have remaining terms ranging from nine months to 3.9 years and expire at various dates through August 2027. The leases do not contain residual value guarantees or restrictive covenants. The lease covering the Company’s 19,436 square foot headquarters in

MOBIX LABS OPERATIONS, INC.
(formerly known as Mobix Labs, Inc.)
NOTES TO FINANCIAL STATEMENTS
(in thousands, except share and per share amounts)

Note 11 — Leases (cont.)

Irvine, California provides the Company an option to extend the lease for one additional five-year term, with rent at the then prevailing market rate. The lease requires a security deposit of $400, which is recorded in other assets on the Company’s balance sheets.

ASC 842 Adoption

The Company adopted ASC 842 using the modified retrospective method on October 1, 2022. The Company determines if an arrangement is a lease at its inception. ROU assets and liabilities are recognized at the lease commencement date based on the present value of lease payments over the lease term. The Company uses its estimated incremental borrowing rate in determining the present value of lease payments considering the term of the lease, which is derived from information available at the lease commencement date. The lease term includes renewal options when it is reasonably certain that the option will be exercised and excludes termination options. To the extent that the Company’s agreements have variable lease payments, the Company includes variable lease payments that depend on an index or a rate and excludes those that depend on facts or circumstances occurring after the commencement date, other than the passage of time. The Company’s office leases require the payment of common area maintenance charges, which are non-lease costs and are excluded from the measurement of the ROU assets and lease liabilities. Lease expense for these leases is recognized on a straight-line basis over the lease term.

The Company has elected the package of practical expedients permitted under the transition guidance, which does not require reassessment of prior conclusions related to contracts containing a lease, lease classification and initial direct lease costs. As an accounting policy election, the Company also excluded short-term leases (having a term of twelve months or less) from recognition as liabilities and accounted for non-lease and lease components in a contract as a single lease component for certain asset classes.

Effective October 1, 2022, the Company recorded the impact on its balance sheet from the recognition of ROU assets and lease liabilities of $1,169 and $1,862, respectively. Liabilities for unamortized tenant improvement allowances and deferred rent totaling $693, previously recognized on the Company’s balance sheet as of September 30, 2022, reduced the amount recognized as an ROU asset.

The following lease costs are included in the statement of operations and comprehensive loss for the year ended September 30, 2023:

Year ended September 30, 2023
Operating lease cost	$396
Short-term lease cost	266
Total lease cost	$662

Cash paid for amounts included in the measurement of operating lease liabilities for the year ended September 30, 2023 was $530. As of September 30, 2023, the weighted-average remaining lease term was 3.9 years, and the weighted-average discount rate was 15.6%. The Company did not obtain any ROU assets in exchange for new operating or financing lease liabilities during the year ended September 30, 2023. There were no leases that had not yet commenced as of September 30, 2023 that will create significant additional rights and obligations for the Company.

MOBIX LABS OPERATIONS, INC.
(formerly known as Mobix Labs, Inc.)
NOTES TO FINANCIAL STATEMENTS
(in thousands, except share and per share amounts)

Note 11 — Leases (cont.)

The following table reconciles the undiscounted cash flows to the operating lease liabilities recorded on the balance sheet as of September 30, 2023:

Years ending September 30,
2024	$537
2025	526
2026	545
2027	516
Total minimum lease payments	2,124
Less: imputed interest	(526)
Present value of future minimum lease payments	1,598
Less: current obligations under leases	(318)
Long-term lease obligations	$1,280

Supplemental Information for Comparative Periods

Lease cost for the year ended September 30, 2022 was $565. As of September 30, 2022 (prior to the adoption of ASC 842) minimum lease payments under operating leases with non-cancelable terms in excess of one year were as follows:

Years ending September 30,
2023	$530
2024	537
2025	526
2026	545
2027	515
Total	$2,653

Note 12 — Commitments and Contingencies

Noncancelable Purchase Commitments

The Company has unconditional purchase commitments for services which extend to various dates through September 30, 2024. Future minimum payments under these unconditional purchase commitments as of September 30, 2023 totaled $1,353.

Loss Contingency

In fiscal year 2021, the Company recognized a liability for a contingent loss related to a business acquisition. The Company estimated the amount of the liability at $8,434, which is included in “Loss contingency” in the balance sheet as of September 30, 2022. In January 2023, the Company issued 1,233,108 shares of its common stock in settlement of this liability.

Litigation

From time to time, the Company may become subject to legal proceedings, claims and litigation arising in the ordinary course of business. The Company does not believe it is currently a party to any material legal proceedings, nor is the Company aware of any other pending or threatened litigation that the Company believes would have a material adverse effect on the Company’s business, operating results, cash flows or financial condition should such litigation be resolved unfavorably.

MOBIX LABS OPERATIONS, INC.
(formerly known as Mobix Labs, Inc.)
NOTES TO FINANCIAL STATEMENTS
(in thousands, except share and per share amounts)

Note 12 — Commitments and Contingencies (cont.)

Indemnifications

In the ordinary course of business, the Company often includes standard indemnification provisions in its arrangements with customers, suppliers and vendors. Pursuant to these provisions, the Company may be obligated to indemnify such parties for losses or claims suffered or incurred in connection with its service, breach of representations or covenants, intellectual property infringement or other claims made against such parties. These provisions may limit the time within which an indemnification claim can be made. The Company has not in the past incurred significant expense defending against third party claims, nor has it incurred significant expense under its standard service warranties or arrangements with its customers, suppliers and vendors. Accordingly, the Company has not recognized any liabilities for these indemnification provisions as of September 30, 2023 and 2022.

Note 13 — Income Taxes

Substantially all of the Company’s pretax income was generated in the United States. The provision for income taxes consists of the following:

	Year ended September 30,
	2023	2022
Current
Federal	$—	$—
State	1	1
Total current	1	1

Deferred
Federal	66	(274)
State	—	—
Total deferred	66	(274)
Provision (benefit) for income taxes	$67	$(273)

The provision for income taxes differs from the amount computed by applying the U.S. federal statutory rate of 21% to the Company’s loss before income taxes as follows:

	Year ended September 30,
	2023	2022
Income tax benefit computed at the U.S. federal statutory rate	$(8,306)	$(5,070)
State and local income tax benefits, net of federal benefit	(1,498)	(481)
Change in valuation allowance	7,936	4,856
Non-deductible transaction costs	635	351
Fair value of warrants issued to lenders	470	—
Research and development credits	58	(58)
State tax rate change	(22)	(148)
Other	794	277
Provision (benefit) for income taxes	$67	$(273)

MOBIX LABS OPERATIONS, INC.
(formerly known as Mobix Labs, Inc.)
NOTES TO FINANCIAL STATEMENTS
(in thousands, except share and per share amounts)

Note 13 — Income Taxes (cont.)

Deferred tax liabilities, net consist of the following:

	September 30,
	2023	2022
Deferred tax assets:
Net operating losses	$8,268	$4,953
Section 174 capitalized costs	2,832	1,548
Stock-based compensation	3,632	620
Research and development credits	—	398
Lease liabilities	376	—
Interest limitation	—	134
Accrued liabilities	581	135
Other	137	24
Total gross deferred tax assets	15,826	7,812
Valuation allowance	(14,287)	(6,351)
Net deferred tax assets	1,539	1,461

Deferred tax liabilities:
Intangible asset amortization	(1,245)	(1,399)
Fixed asset depreciation	(137)	(44)
Operating lease ROU assets	(243)	—
Other	—	(38)
Total gross deferred tax liabilities	(1,625)	(1,481)
Deferred tax liabilities, net	$(86)	$(20)

During the years ended September 30, 2023 and 2022, the Company increased the valuation allowance by $7,936 and $4,856, respectively, which primarily related to increases in net deferred tax assets from current year activity that the Company expects will not be realized in the future. As of September 30, 2023, the Company has accumulated federal and state net operating losses (“NOLs”) of $29,979 and $31,574, respectively. The federal NOLs may be carried forward indefinitely and the state NOLs begin to expire in 2035.

The Company’s ability to carry forward its NOLs and research credits may be subject to significant limitations under Section 382 of the Internal Revenue Code of 1986, as amended (“Section 382”). The federal net operating losses have an indefinite carryforward period but are available to offset only 80% of future taxable income. The Company’s ability to use its federal NOL carryforwards may be further limited if it experiences an “ownership change” as defined in Section 382.

The Company has unrecognized tax benefits of $2,080 as of September 30, 2023 and 2022. There were no changes in the Company’s unrecognized tax benefits during the fiscal years ended September 30, 2023 and 2022. The Company records interest and penalties related to unrecognized tax benefits in the provision (benefit) for income taxes in the statements of operations and comprehensive loss. As of September 30, 2023 and 2022, no accrued interest or penalties are recorded on the balance sheets, and the Company has not recorded any related expenses. The Company does not expect a significant change in its uncertain tax positions within the next twelve months.

The Company files U.S. federal and California state income tax returns. The Company has historically filed returns on a calendar year basis and has changed its tax year to match its fiscal year. As of September 30, 2023, the U.S. federal and state tax returns are open to examination for calendar years 2020 through 2022.

MOBIX LABS OPERATIONS, INC.
(formerly known as Mobix Labs, Inc.)
NOTES TO FINANCIAL STATEMENTS
(in thousands, except share and per share amounts)

Note 13 — Income Taxes (cont.)

The Tax Cuts and Jobs Act (“TCJA”) requires that, starting in 2022, taxpayers capitalize expenditures that qualify as Section 174 costs and recover them over five years for domestic expenditures, and fifteen years for expenditures attributed for foreign research. As of September 30, 2023, the Company has capitalized $13,486 of costs under this provision.

In 2020, the Coronavirus Aid, Relief, and Economic Security (“CARES”) Act was enacted. The CARES Act has not had any significant impact on the Company’s provision (benefit) for income taxes for any of the periods presented.

Note 14 — Equity

Common Stock

The Company is authorized to issue 57,400,000 shares of common stock. The common stock is entitled to one vote per share. Holders of common stock are entitled to receive any dividends as may be declared from time to time by the board of directors. Common stock is subordinate to the Series A Redeemable Convertible Preferred Stock and pari passu with Founders Redeemable Convertible Preferred Stock with respect to rights upon liquidation of the Company. The common stock is not redeemable at the option of the holders.

During the year ended September 30, 2023, the Company sold 1,958,312 shares of its common stock at various dates in private placements for net proceeds of $13,396. In connection with the issuance of these shares, the Company also granted two investors warrants to purchase an aggregate of 605,000 shares of the Company’s common stock at a price of $0.01 per share. The warrants are immediately exercisable and have terms ranging from one to two years. The Company determined the warrants to be free-standing equity instruments with no subsequent remeasurement. The Company determined the amount recognized within additional paid-in capital by allocating the proceeds received among the shares of common stock and the warrant issued based on their relative fair values. During the year ended September 30, 2023, one of these investors exercised a warrant to purchase 560,000 shares of the Company’s common stock, for proceeds of $6.

During the year ended September 30, 2022, the Company sold 1,460,644 shares of its common stock at various dates in private placements for net proceeds of $9,764. Also during the year ended September 30, 2022, the Company issued 1,266,892 shares of its common stock as consideration for the fiscal 2021 acquisition of certain assets of Cosemi Technologies, Inc. (“Cosemi”).

The Company typically sells shares of its common stock to investors pursuant to a subscription agreement. In some cases, shares of common stock are issued before the cash investment is received. In such cases, the Company recognizes a receivable for issuance of common stock in the balance sheets. As of September 30, 2023 and 2022, the Company had receivables of $0 and $117, respectively, for the issuance of common stock to unaffiliated investors. The receivables for issuance of common stock as of September 30, 2022 were collected in October and November 2022, in each case prior to the issuance of the financial statements.

As of September 30, 2023, the number of shares of common stock available for issuance under the Company’s amended and restated articles of incorporation were as follows:

Authorized number of shares of common stock	57,400,000
Common stock outstanding	16,692,175
Reserve for conversion of Founders Redeemable Convertible Preferred Stock	600,000
Reserve for conversion of Series A Redeemable Convertible Preferred Stock	2,000,000
Reserve for exercise of common stock warrants	700,388
Stock options and RSUs outstanding under equity incentive plans	6,115,178
Awards available for grant under equity incentive plans	12,068,156
Common stock available for issuance	19,224,103

MOBIX LABS OPERATIONS, INC.
(formerly known as Mobix Labs, Inc.)
NOTES TO FINANCIAL STATEMENTS
(in thousands, except share and per share amounts)

Note 14 — Equity (cont.)

Redeemable Convertible Preferred Stock

The Company is authorized to issue an aggregate of 2,600,000 shares of redeemable convertible preferred stock, of which 600,000 shares are designated as Founders Redeemable Convertible Preferred Stock and 2,000,000 shares are designated as Series A Redeemable Convertible Preferred Stock.

Significant rights and preferences of the redeemable convertible preferred stock are as follows:

Dividends — The holders of redeemable convertible preferred stock are entitled to receive, on a pari passu and pro rata basis with the common stock, such dividends as may be declared by the board of directors, out of any assets of the Company legally available.

Liquidation rights — In the event of the voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of Series A Redeemable Convertible Preferred Stock shall be entitled to be paid out of the assets and funds of the Company available for distribution to stockholders, before any payment shall be made to the holders of common stock and Founders Redeemable Convertible Preferred Stock, an amount equal to the greater of the Series A original issue price of $1.38 per share, or such amount as would have been payable had all shares of redeemable convertible preferred stock been converted into common stock immediately prior to such liquidation, dissolution or winding up. After the payment of all preferential amounts required to be paid to the holders of Series A Redeemable Convertible Preferred Stock, the remaining assets and funds of the Company available for distribution to stockholders shall be distributed to the holders of the Founders Redeemable Convertible Preferred Stock and common stock on a pari passu and pro rata basis based on the number of shares held by each holder as if all such shares had been converted to common stock.

Conversion — Each share of redeemable convertible preferred stock is convertible at any time, at the option of the holder, into such number of common stock shares as determined by dividing the original issuance price for a share by the conversion price then in effect. Each share of Founders Redeemable Convertible Preferred Stock and Series A Redeemable Convertible Preferred Stock would convert into common stock on a one-for-one basis.

Each share of Series A Redeemable Convertible Preferred Stock shall automatically be converted into shares of common stock at the then effective conversion rate upon (i) the closing of the sale of the Company’s common stock in an underwritten public offering registered under the Securities Act of 1933 other than a registration relating solely to a transaction under Rule 145 under such Act; (ii) election by a majority of the then-outstanding shares of Series A Redeemable Convertible Preferred Stock; or (iii) certain transfer of shares of Series A Redeemable Convertible Preferred Stock, but only with respect to such transferred shares.

Voting — Each holder of shares of redeemable convertible preferred stock is entitled to ten votes and shall have voting rights and powers equal to the voting rights and powers of the common stock. The Company’s board of directors is comprised of seven directors, of which four shall be elected by the holders of the Founders Redeemable Convertible Preferred Stock and three of which shall be elected by the holders of the redeemable convertible preferred stock and common stock voting together as a single class.

Redemption — In the event any subsequent class or series of capital stock of the Company is redeemable, the Series A Redeemable Convertible Preferred Stock and Founders Redeemable Convertible Preferred Stock shall be redeemable at the same time, upon the same terms and conditions and on a pari passu basis along with such subsequent class or series. The Company determined such potential redemption is not solely within the Company’s control. As a result, all shares of Series A Redeemable Convertible Preferred Stock and Founders Redeemable Convertible Preferred Stock have been classified outside of stockholders’ deficit on the balance sheets. The carrying values of the Company’s Series A Redeemable Convertible Preferred Stock and Founders

MOBIX LABS OPERATIONS, INC.
(formerly known as Mobix Labs, Inc.)
NOTES TO FINANCIAL STATEMENTS
(in thousands, except share and per share amounts)

Note 14 — Equity (cont.)

Redeemable Convertible Preferred Stock have not been accreted to their redemption values as these events are not considered probable of occurring. Subsequent adjustments of the carrying values to redemption values will be made only if and when it becomes probable the preferred shares will become redeemable.

The numbers of shares of the Company’s redeemable convertible preferred stock outstanding and the related conversion prices and liquidation preferences as of September 30, 2023 are as follows:

	Shares Authorized	Shares Issued and Outstanding	Issuance Price Per Share	Per Share Conversion Price	Aggregate Liquidation Preference	Carrying Value
Founders Redeemable Convertible Preferred Stock	600,000	588,235	$0.00001	$0.00001	$—	$—
Series A Redeemable Convertible Preferred Stock	2,000,000	1,666,666	$1.38	$1.38	2,300	2,300
Total	2,600,000	2,254,901			$2,300	$2,300

Warrants

In September 2022, the Company issued a warrant to purchase 200,000 shares of its common stock at $3.00 per share in connection with a sale of shares of the Company’s common stock to an outside investor. The warrant is immediately exercisable and expires one year from the issuance date. The Company determined the warrant to be a free-standing equity instrument with no subsequent remeasurement. The Company determined the amount recognized within additional paid-in capital by allocating the proceeds received among the shares of common stock and the warrant issued based on their relative fair values. The Company valued the warrant using the Black-Scholes option pricing model with the following assumptions: expected volatility of 51.9%; no expected dividend yield; risk-free interest rate of 3.3%; and a contractual term of one year. The warrant was cancelled in October 2022.

In October and December 2022, the Company issued warrants to purchase an aggregate of 300,000 shares of its common stock at $3.00 per share to non-service providers. In December 2022, the holders exercised these warrants and purchased 300,000 shares of the Company’s common stock for cash proceeds of $900.

In December 2022, the Company issued a warrant to purchase 400,000 shares of its common stock at $3.00 per share to a service provider. The Company valued the warrant using the Black-Scholes option pricing model with the following assumptions: expected volatility of 52.7%; no expected dividend yield; risk-free interest rate of 3.6%; and a contractual term of one year. The $1,598 fair value of the warrant was recognized in selling, general and administrative expenses in the statements of operations and comprehensive loss. Effective March 2023, the warrant was cancelled.

In May 2023, the Company issued a service provider a warrant to purchase 500,000 shares of its common stock at $0.01 per share. The warrant is immediately exercisable and has a two-year term. The Company valued the warrant using the Black-Scholes option pricing model with the following assumptions: expected volatility of 53.8%; no expected dividend yield; risk-free interest rate of 4.1%; and a contractual term of two years. The $3,415 fair value of the warrant was recognized in selling, general and administrative expenses in the statements of operations and comprehensive loss. In June 2023, the service provider partially exercised the warrant and purchased 260,000 shares of the Company’s common stock for proceeds to the Company of $3.

In September 2023, the Company issued a service provider a warrant to purchase 50,000 shares of its common stock at $0.01 per share. The warrant is immediately exercisable and has a one-year term. The Company valued the warrant using the Black-Scholes option pricing model with the following assumptions: expected volatility of 54.1%;

MOBIX LABS OPERATIONS, INC.
(formerly known as Mobix Labs, Inc.)
NOTES TO FINANCIAL STATEMENTS
(in thousands, except share and per share amounts)

Note 14 — Equity (cont.)

no expected dividend yield; risk-free interest rate of 5.4%; and a contractual term of one year. The $406 fair value of the warrant was recognized in selling, general and administrative expenses in the statements of operations and comprehensive loss.

As of September 30, 2023, warrants to purchase an aggregate of 700,388 shares of the Company’s common stock at prices per share ranging from $0.01 to $6.84 were outstanding. The warrants expire at various dates through May 2025.

Note 15 — Equity Incentive Plans

The Company has three stock-based compensation plans, the 2020 Key Employee Equity Incentive Plan and the 2020 Equity Incentive Plan (each adopted in fiscal year 2020) and the 2022 Incentive Compensation Plan (adopted in fiscal year 2022). The plans provide for the issuance of awards covering an aggregate of up to 18,350,000 shares of common stock subject, in the case of the 2022 Incentive Compensation Plan, to an annual increase as defined in the plan. As of September 30, 2023, the Company had two types of stock-based compensation awards outstanding under these plans — RSUs and stock options.

Restricted Stock Units

The Company granted RSUs under two different RSU agreements (“Agreement I” and “Agreement II”).

RSUs granted under Agreement I include two vesting schedules where 50% of the awards vest upon the closing of two acquisitions where the Company acquires at least a majority of the voting power or purchases substantially all of the assets of the target and 50% vest upon the satisfaction of revenue performance conditions. All shares granted under Agreement I vest upon a change in control. Through September 30, 2023, the Company had not recognized any stock-based compensation expense for these awards, as achievement of the performance conditions was determined not to be probable. In the period in which the achievement of performance conditions becomes probable, the Company would recognize stock-based compensation expense for those RSUs. All outstanding awards granted under Agreement I were cancelled during the year ended September 30, 2023.

RSUs granted under Agreement II vest at the earlier of (i) a service-based component beginning after a change of control, or (ii) service-based vesting subject to a 50% cliff after 10 to 14.5 months. Because the qualifying change of control had not occurred and, therefore, cannot be considered probable, for the years ended September 30, 2023 and 2022, the Company recognized $4,833 and $372, respectively, of stock-based compensation expense related to the service-based vesting. RSUs granted under Agreement II are recognized as expense following the vesting schedule with the achievement of a change in control re-assessed and updated on a quarterly basis, or more frequently as changes in facts and circumstances warrant. Each of the RSUs outstanding as of September 30, 2023 were granted under Agreement II.

A summary of activity in the Company’s RSUs for the year ended September 30, 2023 is as follows:

	Number of units	Weighted-Average Grant Date Fair Value per Unit
Outstanding at September 30, 2022	10,984,241	$6.84
Cancelled	(10,774,747)	$6.84
Outstanding at September 30, 2023	209,494	$6.84

No RSUs vested during the years ended September 30, 2023 or 2022. Unrecognized compensation expense related to RSUs was $847 as of September 30, 2023 and is expected to be recognized over a weighted-average period of 1.3 years.

MOBIX LABS OPERATIONS, INC.
(formerly known as Mobix Labs, Inc.)
NOTES TO FINANCIAL STATEMENTS
(in thousands, except share and per share amounts)

Note 15 — Equity Incentive Plans (cont.)

In November 2022, the Company and certain of its officers and key employees agreed to enter into amended RSU agreements relating to an aggregate of 10,000,000 RSUs. Under the amended RSU agreements, one-third of the RSUs will vest on each of the first, second and third anniversaries of the closing of the merger with Chavant. The RSUs will also be subject to acceleration upon the occurrence of certain events, including a change in control of the Company or a termination of employment either by the Company without cause, or by the holder of the RSUs for good reason, as defined in the agreements. The modification of awards did not result in stock-based compensation expense as the vesting conditions of the awards were not yet probable.

In March 2023, the Company and certain of its officers and key employees agreed to forfeit the 10,000,000 RSUs in Mobix Labs. The RSUs to these officers and key employees were replaced with a commitment from Mobix Labs and Chavant, contingent upon closing of the merger, to issue 5,000,000 RSUs of Chavant (or its successor) over three years, beginning on the first anniversary of the closing of the merger with Chavant. This modification to the RSUs did not result in stock-based compensation expense as the vesting conditions of the awards are not yet probable. In addition, certain other employees agreed to forfeit 670,000 RSUs with no current replacement award. As a result, the Company recognized $3,203 of stock-based compensation expense in the year ended September 30, 2023.

Stock Options

Stocks options granted under the Company’s stock-based compensation plans may be Incentive Stock Options (“ISOs”) or Non-Statutory Stock Options (“NSOs”). ISOs may be granted only to employees and NSOs may be granted to employees and consultants. The types of awards granted to consultants do not vary in characteristics from those granted to employees. The term of each option which is stated in the grant recipient’s option agreement cannot exceed ten years from the date of grant. The exercise price is determined by the Company’s board of directors. If granted to an employee (other than employee who owns stock representing more than 10% of the voting power of all classes of stock), the option exercise price cannot be less than the fair market value of the stock on the date of grant as determined by the Company’s board of directors. Vesting requirements for options granted under the plans are determined by the board of directors. Options granted generally vest over periods of one to four years. Certain awards require the performance of one year of service before vesting commences, with a specified percentage of the award vesting after one year of service, and the remainder vesting ratably over the remaining vesting period. Stock option activity for the year ended September 30, 2023 is as follows:

	Number of Options	Weighted-Average Exercise Price per Share	Weighted-Average Remaining Contractual Term (years)
Outstanding at September 30, 2022	5,754,052	$4.16
Granted	780,506	$6.84
Forfeited	(628,874)	$6.37
Outstanding at September 30, 2023	5,905,684	$4.28	7.5
Exercisable at September 30, 2023	4,226,353	$3.39	7.1

Unrecognized stock-based compensation expense related to stock options, totaling $5,401 as of September 30, 2023, is expected to be recognized over a weighted-average period of 2.3 years. The aggregate intrinsic value of stock options outstanding and stock options exercisable as of September 30, 2023 was $22,661 and $19,981, respectively. The total intrinsic value of options exercised during the years ended September 30, 2023 and 2022, was $0 and $998, respectively. The total fair value of options that vested within the years ended September 30, 2023 and 2022 was $4,880 and $2,253, respectively.

MOBIX LABS OPERATIONS, INC.
(formerly known as Mobix Labs, Inc.)
NOTES TO FINANCIAL STATEMENTS
(in thousands, except share and per share amounts)

Note 15 — Equity Incentive Plans (cont.)

The weighted-average grant date fair value of options granted during the years ended September 30, 2023 and 2022 was $3.61 and $3.40, respectively. The fair value of stock options granted was estimated with the following assumptions:

	Years ended September 30,
	2023		2022
	Range		Range
	Low	High	Low	High
Expected volatility	52.4%	54.4%	50.5%	50.9%
Expected dividend yield	0%	0%	0%	0%
Risk-free interest rate	3.6%	4.2%	1.0%	3.6%
Expected term (years)	4.6	5.8	4.1	6.1

The statements of operations and comprehensive loss include stock-based compensation expense as follows:

	Year ended September 30,
	2023	2022
Cost of revenues	$31	$14
Research and development	1,842	759
Selling, general and administrative	13,603	2,517
Total stock-based compensation expense	$15,476	$3,290

Note 16 — Concentrations

Concentration of Credit Risk

The Company maintains its cash in accounts with major financial institutions within the United States, generally in the form of demand deposits. Deposits in these institutions may exceed federally insured limits. The Company places its cash with high credit quality financial institutions and has not experienced any losses on its deposits of cash.

Significant Customers

For the year ended September 30, 2023, two customers accounted for 93% of the Company’s revenues. For the year ended September 30, 2022, two customers accounted for 86% of the Company’s revenues. As of September 30, 2023, two customers had balances due that represented 97% of the Company’s total accounts receivable. As of September 30, 2022, two customers had balances due that represented 76% of the Company’s total accounts receivable.

MOBIX LABS OPERATIONS, INC.
(formerly known as Mobix Labs, Inc.)
NOTES TO FINANCIAL STATEMENTS
(in thousands, except share and per share amounts)

Note 17 — Geographical Information

Revenues by Geographic Region

The Company’s revenue by geographic region, based on ship-to location for product sales or the invoiced address of license revenue, are summarized as follows:

	Year ended September 30,
	2023	2022
United States	$674	$1,841
Czech Republic	223	764
Thailand	300	677
Other	27	27
Total net revenue	$1,224	$3,309

Long-Lived Assets

Substantially all of the Company’s long-lived assets are located in the United States.

Note 18 — Subsequent Events

The Company evaluated subsequent events through December 28, 2023, the date at which the financial statements were available to be issued.

Issuances of Common Stock and Warrants

Subsequent to September 30, 2023, the Company sold 480,271 shares of its common stock at various dates in private placements for net proceeds of $3,285. In connection therewith, the Company also issued one investor a warrant to purchase an aggregate of 27,413 shares of its common stock at an exercise price of $0.01 per share. The warrants are immediately exercisable and have a one-year term.

Issuances of Notes Payable

In October 2023, the Company entered into a $150 loan agreement with an unrelated financing company. The loan matures in November 2024, with principal and interest payable in weekly installments. The Company is obligated to pay a finance charge of $66 over the term of the loan. The Company may prepay the loan at any time, including a finance charge of at least $49. The Company’s obligation under the loan is secured by substantially all of the Company’s assets and is guaranteed by an officer and director of the Company.

Issuance of Convertible Notes

In October 2023, the Company issued convertible notes having an aggregate principal amount of $200 to unaffiliated investors. The convertible notes mature in February 2024, bear interest at 16% per annum, are unsecured and have a conversion price of $6.84 per share. The principal amount of the convertible notes and any accrued interest thereon may be converted into shares of the Company’s common stock, at the election of each holder, at any time prior to maturity. At the maturity date, each holder may require the Company to repay the outstanding principal and interest under the note in cash. Absent such a demand by the holders, all principal and interest under the notes will automatically convert into common stock. In connection with the issuance of the convertible notes, the Company issued the investors warrants to purchase an aggregate of 4,000 shares of its common stock at an exercise price of $0.01 per share. The warrants are immediately exercisable and have a one-year term.

MOBIX LABS OPERATIONS, INC.
(formerly known as Mobix Labs, Inc.)
NOTES TO FINANCIAL STATEMENTS
(in thousands, except share and per share amounts)

Note 18 — Subsequent Events (cont.)

Issuance of Stock-Based Compensation Awards

Subsequent to September 30, 2023, the Company granted 12,200 stock options to an employee and an advisor with a weighted-average exercise price of $6.84 per share.

Acquisition of EMI Solutions, Inc.

On December 19, 2023, the Company completed the acquisition of EMI Solutions, Inc. (“EMI”) when the Company acquired all of the issued and outstanding common shares of EMI. EMI is a manufacturer of electromagnetic interference filtering products for military and aerospace applications. Consideration for the acquisition consisted of 964,912 shares of the Company’s common stock and $2,200 in cash. Of the cash portion of the consideration, $155 was paid at closing, with the remainder payable at specified dates following the merger with Chavant, or on the twenty-four month anniversary of the closing. The acquisition will be accounted for as a business combination under ASC 805, Business Combinations, with the primary assets acquired consisting of customer relationships and acquired technology. The preliminary purchase price assessment remains an ongoing process and is subject to change for up to one year after the closing date of the acquisition.

Merger with Chavant Capital Acquisition Corp.

On December 21, 2023, Chavant consummated the previously announced Merger pursuant to the Business Combination Agreement pursuant to which, among other things, Merger Sub merged with and into Mobix Labs, with Mobix Labs surviving the merger as a wholly-owned direct subsidiary of Chavant. In connection with the consummation of the Merger Chavant changed its name from “Chavant Capital Acquisition Corp.” to “Mobix Labs, Inc.” and Mobix Labs changed its name from “Mobix Labs, Inc.” to “Mobix Labs Operations, Inc.” As a result of the Merger, the Company raised gross proceeds of $21,063, including the contribution of $1,263 of cash held in Chavant’s trust account and the $19,750 PIPE at $10.00 per share of Chavant’s Class A Common Stock.

In connection with the Closing, and pursuant to the terms of the Business Combination Agreement, (i) each outstanding share of common stock of Mobix Labs converted into the right to receive shares of Class A Common Stock, par value $0.00001 per share (“Class A Common Stock”); (ii) each share of preferred stock of Mobix Labs, which included Series A Redeemable Convertible Preferred Stock and Founders Redeemable Convertible Preferred Stock issued and outstanding immediately prior to the Closing, converted into the right to receive shares of Class B Common Stock, par value $0.00001 per share (“Class B Common Stock”); (iii) each outstanding stock option and warrant of Mobix Labs was assumed by Chavant and converted into an option or warrant to purchase shares of Class A Common Stock; (iv) each outstanding unvested RSU of Mobix Labs was assumed by Chavant and converted into an RSU covering shares of Class A Common Stock; and (v) each outstanding convertible instrument of Mobix Labs, including SAFEs and promissory notes that were convertible into Mobix Labs common stock or preferred stock, converted into the right to receive shares of Class A Common Stock.

In addition, in connection with the Closing, the Company entered into subscription agreements with certain accredited investors and Chavant Capital Partners LLC (“Sponsor”), the Sponsor, pursuant to which, substantially concurrently with the closing of the merger and on the terms and subject to the conditions of each such subscription agreement: (i) an investor agreed to purchase 1,500,000 shares of Class A Common Stock at a price of $10.00 per share for an aggregate amount of $15,000 in cash, (ii) the Sponsor agreed to purchase 199,737 shares of Class A Common Stock at a price of $10.00 per share for an aggregate amount of approximately $2,000, paid through the forgiveness of certain outstanding indebtedness and reimbursement obligations owed by the Company to the Sponsor and its members, and (iii) other investors agreed to purchase a total of 475,000 shares of Class A Common Stock at a price of $10.00 per share for an aggregate amount of $4,750 in cash (the “PIPE Investments”). The terms of the PIPE Investments also includes the issuance of additional shares of Class A Common Stock in the event the volume weighted average price (“VWAP”) per share of the Class A Common Stock during the 30-day period as defined within the relevant agreements is less than $10.00.

MOBIX LABS OPERATIONS, INC.
(formerly known as Mobix Labs, Inc.)
NOTES TO FINANCIAL STATEMENTS
(in thousands, except share and per share amounts)

Note 18 — Subsequent Events (cont.)

Moreover, pursuant to a non-redemption agreement dated December 20, 2023 a shareholder agreed with Chavant to withdraw its election to redeem 73,706 Ordinary Shares of Chavant. In consideration of the non-redemption of such shares, Mobix Labs issued to the shareholder 202,672 warrants, each warrant exercisable to the purchase one share of common stock, $0.00001 par value per share, of Mobix Labs, and such warrants converted into 202,489 shares of Class A Common Stock upon the closing of the merger.

In addition to the consideration paid at Closing, certain Mobix Labs stockholders and certain holders of Mobix Labs in-the-money vested options and Mobix Labs options that are not Mobix Labs in-the-money vested options (the “Earnout Recipients”) will be entitled to receive an additional aggregate 3,500,000 shares of Class A Common Stock issuable as earnout shares (the “Earnout Shares”) based on the achievement of trading price targets following the Closing and subject to the terms provided in the Business Combination Agreement. The Earnout Shares have a seven-year “Earnout Period,” commencing on the date that is the one year anniversary of the Closing, pursuant to which up to 1,750,000 shares of Class A Common Stock will be distributed to the Earnout Recipients if the VWAP of the Class A Common Stock exceeds $12.50 for any twenty trading days within a period of thirty consecutive trading days during the Earnout Period and an additional 1,750,000 shares of Class A Common Stock will be distributed to the Earnout Recipients if the VWAP of the Class A Common Stock exceeds $15.00 for any twenty trading days within a period of thirty consecutive trading days during the Earnout Period.

MOBIX LABS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands, except share and per share amounts)

	December 31, 2023	September 30, 2023
ASSETS
Current assets
Cash	$14,796	$89
Accounts receivable, net	302	53
Inventory	422	319
Prepaid expenses and other current assets	349	369
Total current assets	15,869	830

Property and equipment, net	1,858	1,859
Intangible assets, net	11,550	5,287
Goodwill	10,759	5,217
Operating lease right-of-use assets	990	1,030
Deferred transaction costs	—	4,125
Other assets	430	400
Total assets	$41,456	$18,748

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Accounts payable	$6,000	$8,995
Accrued expenses and other current liabilities	8,545	4,519
Deferred purchase consideration	1,622	—
Notes payable	1,503	1,286
Notes payable – related parties	3,449	3,793
Simple agreements for future equity (“SAFEs”)	—	1,512
Operating lease liabilities, current	325	318
Total current liabilities	21,444	20,423

Earnout liability	8,795	—
PIPE make-whole liability	4,975	—
Deferred tax liability	192	86
Operating lease liabilities, noncurrent	1,196	1,280
Other noncurrent liabilities	488	—
Total liabilities	37,090	21,789

Commitments and contingencies (Note 14)

Redeemable convertible preferred stock
Founders Convertible Preferred Stock, $0.00001 par value, no shares authorized, issued or outstanding at December 31, 2023; 600,000 shares authorized, 588,235 shares issued and outstanding at September 30, 2023	—	—
Series A Convertible Preferred Stock, $0.00001 par value, no shares authorized, issued or outstanding at December 31, 2023; 2,000,000 shares authorized, 1,666,666 shares issued and outstanding at September 30, 2023; liquidation preference of $2,300 at September 30, 2023	—	2,300

MOBIX LABS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS — (Continued)

(unaudited, in thousands, except share and per share amounts)

	December 31, 2023	September 30, 2023
Stockholders’ equity (deficit)
Legacy Mobix common stock, $0.00001 par value, no shares authorized, issued or outstanding at December 31, 2023; 57,400,000 shares authorized, 16,692,175 issued and outstanding at September 30, 2023	—	—
Class A common stock, $0.00001 par value, 285,000,000 shares authorized; 23,544,492 and no shares issued and outstanding at December 31, 2023 and September 30, 2023, respectively	—	—
Class B common stock, $0.00001 par value, 5,000,000 shares authorized; 2,254,901 and no shares issued and outstanding at December 31, 2023 and September 30, 2023, respectively	—	—
Additional paid-in capital	87,193	78,421
Accumulated deficit	(82,827)	(83,762)
Total stockholders’ equity (deficit)	4,366	(5,341)
Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$41,456	$18,748

See accompanying notes to condensed consolidated financial statements.

MOBIX LABS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE INCOME (LOSS)
(unaudited, in thousands, except share and per share amounts)

	Three months ended December 31,
	2023	2022
Net revenue
Product sales	$285	$679

Costs and expenses
Cost of revenue	329	694
Research and development	1,562	3,417
Selling, general and administrative	15,663	5,794
Loss from operations	(17,269)	(9,226)

Interest expense	857	83
Change in fair value of earnout liability	(24,764)	—
Change in fair value of PIPE make-whole liability	2,904	—
Change in fair value of private warrants	60	—
Change in fair value of SAFEs	10	50
Merger-related transaction costs expensed	4,009	—
Loss before income taxes	(345)	(9,359)
Provision (benefit) for income taxes	(1,280)	31
Net income (loss) and comprehensive income (loss)	$935	$(9,390)

Net income (loss) per common share:
Basic	$0.04	$(0.76)
Diluted	$0.04	$(0.76)
Weighted-average common shares outstanding:
Basic	18,617,656	12,379,480
Diluted	23,316,071	12,379,480

See accompanying notes to condensed consolidated financial statements.

MOBIX LABS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF REDEEMABLE
CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)
(unaudited, in thousands, except share and per share amounts)

	Founders Redeemable Convertible Preferred Stock		Series A Redeemable Convertible Preferred Stock		Contingently Redeemable Common Stock		Legacy Common Stock		Class A Common Stock		Class B Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity (Deficit)
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balance at September 30, 2023	588,235	$—	1,666,666	$2,300	—	$—	16,692,175	$—	—	$—	—	$—	$78,421	$(83,762)	$(5,341)
Issuance of common stock	—	—	—	—	—	—	482,171	—	—	—		—	3,286	—	3,286
Issuance of contingently redeemable common stock for acquisition of EMI Solutions, Inc.	—	—	—	—	964,912	8,856	—	—	—	—	—	—	—	—	—
Lapse of redemption feature on common stock	—	—	—	—	(964,912)	(8,856)	964,912	—	—	—	—	—	8,856	—	8,856
Issuance of warrants in connection with notes payable	—	—	—	—	—	—	—	—	—	—	—	—	107	—	107
Stock-based compensation	—	—	—	—	—	—	—	—	—	—	—	—	12,705	—	12,705
Reverse recapitalization transactions, net (Note 3)	(588,235)	—	(1,666,666)	(2,300)	—	—	(18,139,258)	—	22,901,838	—	2,254,901	—	(16,182)	—	(16,182)
Issuance of common stock upon exercise of stock options	—	—	—	—	—	—	—	—	168,235	—	—	—	—	—	—
Issuance of common stock upon exercise of warrants	—	—	—	—	—	—	—	—	369,671	—	—	—	—	—	—
Issuance of common stock upon vesting of RSUs	—	—	—	—	—	—	—	—	104,748	—	—	—	—	—	—
Net income	—	—	—	—	—	—	—	—	—	—	—	—	—	935	935
Balance at December 31, 2023	—	$—	—	$—	—	$—	—	$—	23,544,492	$—	2,254,901	$—	$87,193	$(82,827)	$4,366

Balance at September 30, 2022	588,235	$—	1,666,666	$2,300	—	$—	11,868,397	$—	—	$—	—	$—	$34,722	$(44,141)	$(9,419)
Issuance of common stock	—	—	—	—	—	—	773,889	—	—	—	—	—	5,295	—	5,295
Issuance of common stock upon exercise of warrants	—	—	—	—	—	—	300,000	—	—	—	—	—	900	—	900
Stock-based compensation	—	—	—	—	—	—	—	—	—	—	—	—	3,856	—	3,856
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	—	(9,390)	(9,390)
Balance at December 31, 2022	588,235	$—	1,666,666	$2,300	—	$—	12,942,286	$—	—	$—	—	$—	$44,773	$(53,531)	$(8,758)

See accompanying notes to condensed consolidated financial statements.

MOBIX LABS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	Three months ended December 31,
	2023	2022
Operating activities
Net income (loss)	$935	$(9,390)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation	113	113
Amortization of intangible assets	237	211
Issuance of warrants in connection with notes payable, charged to interest expense	729	—
Change in fair value of earnout liability	(24,764)	—
Change in fair value of PIPE make-whole liability	2,904	—
Change in fair value of private warrants	60	—
Change in fair value of SAFEs	10	50
Merger-related transaction costs expensed	4,009	—
Stock-based compensation	12,705	3,856
Deferred income taxes	(1,280)	—
Other non-cash items	(21)	5
Changes in operating assets and liabilities, net of acquisition of business:
Accounts receivable	136	5
Inventory	52	191
Prepaid expenses and other current assets	27	105
Accounts payable	525	(768)
Accrued expenses and other current liabilities	27	150
Net cash used in operating activities	(3,596)	(5,472)

Investing activities
Acquisition of EMI Solutions, Inc., net of cash acquired	(110)	—
Acquisition of property and equipment	(5)	(6)
Net cash used in investing activities	(115)	(6)

Financing activities
Proceeds from issuance of common stock	3,286	5,108
Proceeds from exercise of common stock warrants	—	900
Proceeds from issuance of notes payable	246	—
Proceeds from issuance of convertible notes	200	—
Principal payments on notes payable	(18)	—
Principal payments on notes payable – related parties	(344)	—
Proceeds from the merger and PIPE	21,014	—
Merger-related transaction costs paid	(5,966)	(65)
Net cash provided by financing activities	18,418	5,943

Net increase in cash	14,707	465
Cash, beginning of period	89	178
Cash, end of period	$14,796	$643

MOBIX LABS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS — (Continued)
(unaudited, in thousands)

	Three months ended December 31,
	2023	2022
Supplemental cash flow information
Cash paid for interest	$80	$—
Cash paid for income taxes	—	—

Non-cash investing and financing activities:
Unpaid Merger-related transaction costs	$2,504	$1,013
Contingently redeemable convertible stock issued for acquisition of EMI Solutions, Inc.	8,856	—
Deferred purchase consideration for acquisition of EMI Solutions, Inc.	1,886	—
Conversion of SAFEs to common stock	1,522	—
Issuance of warrants in connection with notes payable, recorded as debt discount	107	—

See accompanying notes to condensed consolidated financial statements.

MOBIX LABS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited, in thousands, except share and per share amounts)

Note 1 — Company Information

Mobix Labs, Inc. (“Mobix Labs” or the “Company”), a Delaware corporation based in Irvine, California, is a fabless semiconductor company delivering mmWave 5G and C-Band wireless solutions and delivering connectivity and filtering products for next generation communication systems supporting the aerospace, military, and high reliability markets. The Company’s integrated circuits currently in development are designed to deliver advantages in performance, efficiency, size, and cost. The Company’s True Xero active optical cables are designed to meet customer needs for high-quality active optical cable solutions at an affordable price. The Company’s electromagnetic filtering products, which were acquired in the EMI Solutions, Inc. (“EMI”) acquisition, are designed for, and are currently used in military and aerospace applications. These technologies are designed for large and rapidly growing markets where there are increasing demands for higher performance communication and filtering systems which utilize an expanding mix of both wireless and connectivity technologies.

On December 21, 2023, (the “Closing Date”), Chavant Capital Acquisition Corp. (“Chavant”) consummated the merger pursuant to the Business Combination Agreement, dated November 15, 2022 (as amended, supplemented or otherwise modified, the “Business Combination Agreement”), by and among Chavant, CLAY Merger Sub II, Inc., a Delaware corporation and newly formed, wholly-owned direct subsidiary of Chavant (“Merger Sub”), and Mobix Labs, Inc. (“Legacy Mobix”), a Delaware corporation, pursuant to which, among other things, Merger Sub merged with and into Legacy Mobix, with Legacy Mobix surviving the merger as a wholly-owned direct subsidiary of Chavant (together with the other transactions related thereto, the “Merger”). In connection with the consummation of the Merger (the “Closing”), Chavant changed its name from “Chavant Capital Acquisition Corp.” to “Mobix Labs, Inc.” and Legacy Mobix changed its name from “Mobix Labs, Inc.” to “Mobix Labs Operations, Inc.” As a result of the Merger, the Company raised gross proceeds of $21,014, including the contribution of $1,264 of cash held in Chavant’s trust account and the $19,750 private investment in public equity (“PIPE”) at $10.00 per share of Chavant’s Class A Common Stock. The common stock and public warrants of the combined company began trading on The Nasdaq Stock Market LLC under the symbols “MOBX” and “MOBXW”, respectively, on December 22, 2023.

Throughout the notes to the condensed consolidated financial statements, unless otherwise noted or otherwise suggested by context, the “Company” refers to Legacy Mobix prior to the consummation of the Merger, and to the Company after the consummation of the Merger.

Going Concern

The condensed consolidated financial statements have been prepared assuming the Company will continue as a going concern. Since inception, the Company has incurred operating losses and negative cash flows from operations, primarily as a result of its ongoing investment in product development. For the three months ended December 31, 2023 and 2022, the Company incurred losses from operations of $17,269 and $9,226, respectively, and as of December 31, 2023 the Company had an accumulated deficit of $82,827. The Company has historically financed its operations through the issuance and sale of equity securities and the issuance of debt. The Company expects to continue to incur operating losses and negative cash flows from operations for the foreseeable future and will need to raise additional debt or equity financing to fund its operations and satisfy its obligations. Management believes that there is substantial doubt concerning the Company’s ability to continue as a going concern as the Company currently does not have adequate liquidity to meet its operating needs and satisfy its obligations for at least twelve months from the date of issuance of these condensed consolidated financial statements.

While the Company will seek to raise additional capital, there can be no assurance the necessary financing will be available on terms acceptable to the Company, or at all. If the Company raises funds by issuing equity securities, dilution to existing stockholders may result. Any equity securities issued may also provide for rights, preferences or privileges senior to those of holders of common stock. If the Company raises funds by issuing debt securities, such debt securities would have rights, preferences and privileges senior to those of preferred and common stockholders. The terms of debt securities or borrowings may impose significant restrictions on the

MOBIX LABS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited, in thousands, except share and per share amounts)

Note 1 — Company Information (cont.)

Company’s operations. The capital markets have in the past, and may in the future, experience periods of volatility that could impact the availability and cost of equity and debt financing. In addition, recent and potential future increases in federal fund rates set by the Federal Reserve, which serve as a benchmark for rates on borrowing, could adversely impact the cost or availability of debt financing.

If the Company is unable to obtain additional financing, or if such transactions are successfully completed but do not provide adequate financing, the Company may be required to reduce its operating expenditures, which could adversely affect its business prospects, or the Company may be unable to continue operations. The condensed consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties. Accordingly, the condensed consolidated financial statements have been prepared on a basis that assumes the Company will continue as a going concern and which contemplates the realization of assets and the satisfaction of liabilities and commitments in the ordinary course of business.

Note 2 — Summary of Significant Accounting Policies

Basis of Presentation

The Merger was accounted for as a reverse recapitalization of the Company because Legacy Mobix has been determined to be the accounting acquirer under ASC Topic 805 — Business Combinations. Under this method of accounting, Chavant is treated as the “acquired” company for financial reporting purposes. This determination was primarily based on holders of Legacy Mobix capital stock comprising a relative majority of the voting power of the Company upon consummation of the Merger and having the ability to nominate the majority of the governing body of the Company, Legacy Mobix senior management comprising the senior management of the Company, and Legacy Mobix operations comprising the ongoing operations of the Company. Accordingly, for accounting purposes, the financial statements of the Company represent a continuation of the financial statements of Legacy Mobix with the Merger being treated as the equivalent of Legacy Mobix issuing shares for the net assets of Chavant, accompanied by a recapitalization. The net assets of Chavant were recognized as of the Closing at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Merger are presented as those of Legacy Mobix and the accumulated deficit of Legacy Mobix has been carried forward after Closing. All issued and outstanding securities of Chavant upon Closing were treated as issuances of securities of the Company upon the consummation of the Merger.

The condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) for interim financial information and include the accounts of Mobix Labs, Inc. and its subsidiaries. The Company’s fiscal year ends on September 30. Certain information and disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted. Accordingly, these condensed consolidated financial statements should be read in conjunction with the Company’s audited financial statements as of and for the year ended September 30, 2023 and the related notes which provide a more complete discussion of the Company’s accounting policies and certain other information. The September 30, 2023 condensed consolidated balance sheet was derived from the Company’s audited financial statements. These unaudited condensed consolidated financial statements have been prepared on the same basis as the annual financial statements and, in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary for a fair statement of the Company’s condensed financial position as of December 31, 2023 and its results of operations and cash flows for the three months ended December 31, 2023 and 2022. The results of operations for the three months ended December 31, 2023 are not necessarily indicative of the results to be expected for the fiscal year ending September 30, 2024 or for any other future annual or interim period.

MOBIX LABS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited, in thousands, except share and per share amounts)

Note 2 — Summary of Significant Accounting Policies (cont.)

Principles of Consolidation

The condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of the Company’s condensed consolidated financial statements requires the Company to make estimates and assumptions that affect the reported amounts of certain assets and liabilities; the reported amounts of revenues and expenses for the periods covered and certain amounts disclosed in the notes to the condensed consolidated financial statements. These estimates and assumptions are based on management’s best estimates and judgment. Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors, including the current economic environment, which management believes to be reasonable under the circumstances. The Company adjusts such estimates and assumptions when facts and circumstances dictate. Changes in those estimates resulting from continuing changes in the economic environment will be reflected in the financial statements in future periods. As future events and their effects cannot be determined with precision, actual results could differ materially from those estimates and assumptions. Areas requiring significant estimates and assumptions by the Company include, but are not limited to:

•        valuation of stock-based compensation and equity-based awards;

•        valuation of common stock for periods prior to the Merger;

•        impairment assessments of goodwill and long-lived assets;

•        measurement of the earnout liability, the PIPE make-whole liability and other liabilities carried at fair value;

•        purchase price allocation and valuations of net assets acquired in business combinations; and,

•        provisions for income taxes and related valuation allowances and tax uncertainties.

Cash

As of December 31, 2023 and September 30, 2023, the Company’s cash balance consisted of demand deposits held at large financial institutions. The Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents. The Company had no cash equivalents as of December 31, 2023 or September 30, 2023. The amount of deposits maintained at any financial institution may exceed federally insured limits. The Company places its cash with high credit quality financial institutions and has not experienced any losses on its deposits of cash.

Accounts Receivable, net

Accounts receivable are recorded at the invoiced amount and do not bear interest. For trade accounts receivable from customers, the Company performs ongoing credit evaluations of its customers and maintains an allowance for expected credit losses. The allowance for expected credit losses represents the Company’s best estimate based on current and historical information, and reasonable and supportable forecasts of future events and circumstances. Accounts receivable deemed uncollectible are charged against the allowance for expected credit losses when identified. The allowance for expected credit losses as of December 31, 2023 and September 30, 2023 and bad debt expense for the three months ended December 31, 2023 and 2022 were not material.

MOBIX LABS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited, in thousands, except share and per share amounts)

Note 2 — Summary of Significant Accounting Policies (cont.)

Inventory

Inventory is stated at the lower of cost, determined on a first-in, first-out basis, or net realizable value. Inventory costs consist of materials purchase costs, outside manufacturing costs, inbound freight and receiving costs, and capitalized overhead. The Company records an inventory reserve for losses associated with excess and obsolete items, based on available information and the Company’s current expectations of future demand, product obsolescence and market conditions. Any provision for excess and obsolete inventory is charged to cost of sales and is a permanent reduction of the carrying value of inventory.

Intangible Assets, net

The Company’s intangible assets principally consist of acquired developed technology and customer relationships and have finite lives ranging from one to fifteen years. The Company amortizes intangible assets over their useful lives on a straight-line basis, which the Company believes approximates the pattern in which the economic benefits of the intangible assets are expected to be utilized. To the extent that an acquired developed technology is incorporated in, or used to produce, a product the Company currently produces and sells, the related amortization expense is included in cost of revenue in the statements of operations and comprehensive loss. Amortization expense on other acquisition-related intangible assets is included in operating expenses.

Impairment of Long-Lived Assets

The Company reviews its long-lived assets, consisting of property and equipment and intangible assets, for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. The Company did not record any impairment losses on long-lived assets for the three months ended December 31, 2023 and 2022.

Goodwill

Goodwill represents the excess of the fair value of purchase consideration of an acquired business over the fair value of the identifiable net assets acquired. Goodwill is not amortized but is tested for impairment at a reporting unit level on an annual basis on July 31, or more frequently if circumstances change or an event occurs that would more likely than not reduce the fair value of a reporting unit below its carrying amount. The Company did not record any goodwill impairment losses for the three months ended December 31, 2023 and 2022.

Business Combinations

The Company allocates the purchase price of an acquisition to the tangible assets acquired, liabilities assumed, and intangible assets acquired, based on their estimated fair values. The excess of the purchase price over the fair values of the net assets acquired is recorded as goodwill.

Accounting for business combinations requires that management make significant estimates and assumptions to determine the fair value of assets acquired and liabilities assumed at the acquisition date. Although management believes the assumptions and estimates to be reasonable and appropriate, they are inherently uncertain. Critical estimates in valuing certain acquired assets may include, but are not limited to, expected future cash flows including revenue growth rate assumptions from product sales, customer contracts and acquired technologies, expected costs to develop acquired technology into commercially viable products, estimated cash flows from the projects when completed, including assumptions associated with the technology migration curve and expected selling, general and administrative costs. The discount rates used to discount expected future cash flows to present value are typically derived from a weighted-average cost of capital analysis and are adjusted to reflect inherent risks. Unanticipated events and circumstances may occur that could affect either the accuracy or validity of such assumptions, estimates or actual results.

MOBIX LABS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited, in thousands, except share and per share amounts)

Note 2 — Summary of Significant Accounting Policies (cont.)

Fair Value Measurements

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants at the measurement date. The Company uses a three-tiered hierarchy for inputs used in measuring fair value that emphasizes the use of observable inputs over the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are market participant assumptions based on market data obtained from sources independent of the Company. Unobservable inputs are the Company’s own assumptions of what market participants would use in pricing an asset or liability based on the best information available in the circumstances. The financial and nonfinancial assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurement.

As a basis for considering such assumptions, a three-tier hierarchy is used in management’s determination of fair value based on the reliability and observability of inputs as follows:
Level 1	—	Observable inputs that include quoted prices in active markets for identical assets or liabilities.
Level 2	—

Observable inputs other than quoted prices in active markets for identical assets and liabilities, quoted prices for identical or similar assets or liabilities in inactive markets, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3	—	Unobservable pricing inputs that are generally less observable from objective sources, such as discounted cash flow models or valuations.

Net Income (Loss) Per Share

Basic and diluted net income (loss) per share attributable to common stockholders is presented in conformity with the two-class method required for participating securities. Under the two-class method, net income (loss) is attributed to the Class A and Class B common stock and other participating securities according to dividends declared or accumulated and participation rights in undistributed earnings. Basic net income (loss) per share is computed by dividing the net income (loss) by the weighted-average number of shares of common stock outstanding during the period. Diluted net income per share is computed using the weighted-average number of shares and the effect of potentially dilutive securities outstanding during the period. For a period in which the Company reports a net loss, diluted net loss per share is the same as basic net loss per share because potentially dilutive common shares are not assumed to have been issued if their effect is antidilutive. See Note 18, Net Income (Loss) Per Share.

Comprehensive Income (Loss)

Comprehensive income (loss) includes the Company’s net income (loss) as well as other changes in stockholders’ equity that result from transactions and economic events other than those with stockholders. There were no differences between the Company’s net income (loss) and comprehensive income (loss) for the three months ended December 31, 2023 and 2022.

Accounting Pronouncements Recently Adopted

The Company is an “emerging growth company,” as defined in the Securities Act. Under the Jumpstart Our Business Startups Act of 2012, an emerging growth company has the option to adopt new or revised accounting guidance either (i) within the same periods as otherwise applicable to public business entities, or (ii) within the same time periods as non-public business entities, including early adoption when permissible. With the exception of accounting guidance the Company elected to early adopt, when permissible, the Company has elected to adopt new or revised accounting guidance within the same time periods as non-public business entities.

MOBIX LABS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited, in thousands, except share and per share amounts)

Note 2 — Summary of Significant Accounting Policies (cont.)

In June 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-13, Financial Instruments — Credit Losses (Topic 326) (“ASU 2016-13”), which provides guidance on measurement of credit losses on financial instruments. This ASU adds a current expected credit loss impairment model to GAAP that is based on expected losses rather than incurred losses whereby a broader range of reasonable and supportable information is required to be utilized in order to derive credit loss estimates. The Company adopted this guidance on a modified retrospective basis on October 1, 2023, with no material impact to the condensed consolidated financial statements.

In October 2021, the FASB issued ASU 2021-08, Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers (“ASU 2021-08”). ASU 2021-08 requires that an entity recognize and measure contract assets and contract liabilities acquired in a business combination in accordance with ASC 606 as if the acquiring entity had originated the contracts. The Company adopted this guidance on a prospective basis to business combinations occurring on or after October 1, 2023, with no material impact on its financial position or results of operations.

Recently Issued Accounting Pronouncements Not Yet Adopted

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures (“ASU 2023-07”). ASU 2023-07 expands segment disclosures by requiring disclosure of significant segment expenses that are regularly provided to the chief operating decision maker and included within each reported measure of segment profit or loss, an amount and description of its composition for other segment items, and interim disclosures of a reportable segment’s profit or loss and assets. The disclosures required under ASU 2023-07 are also required for public entities with a single reportable segment. The ASU is effective for the Company’s fiscal year beginning October 1, 2024 and for interim periods within the Company’s fiscal year beginning October 1, 2025, with early adoption permitted. The Company does not expect adoption of ASU 2023-07 will have a material impact on its financial position or results of operations.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (“ASU 2023-09”). ASU 2023-09 requires disaggregated information about a reporting entity’s effective tax rate reconciliation as well as information on income taxes paid. The ASU is effective for the Company’s fiscal year beginning October 1, 2025. The guidance will be applied on a prospective basis with the option to apply the standard retrospectively. Early adoption is permitted. The Company does not expect adoption of ASU 2023-09 will have a material impact on its financial position or results of operations.

Note 3 — Reverse Recapitalization

As discussed in Note 1, Company Information, the Closing of the Merger occurred on December 21, 2023. In the Merger, as provided for in the Business Combination Agreement:

•        All of Legacy Mobix’s 18,134,258 issued and outstanding shares of common stock were cancelled and converted into the same number of shares of the Company’s Class A Common Stock;

•        All of Legacy Mobix’s Founders Redeemable Convertible Preferred Stock and Series A Redeemable Convertible Preferred Stock, totaling 2,254,901 shares, was converted into the same number of shares of the Company’s Class B Common Stock;

•        All of Legacy Mobix’s convertible notes were converted into shares of Legacy Mobix common stock immediately prior to Closing and pursuant to their terms, totaling 30,045 shares, which were then cancelled and converted into the same number of shares of the Company’s Class A Common Stock;

MOBIX LABS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited, in thousands, except share and per share amounts)

Note 3 — Reverse Recapitalization (cont.)

•        All of Legacy Mobix’s SAFEs were converted into 150,953 shares of the Company’s Class A Common Stock;

•        All of Legacy Mobix’s stock options and warrants were assumed by the Company and converted into the same number of stock options or warrants to purchase shares of the Company’s Class A Common Stock, with no change to their exercise prices, vesting conditions or other terms; and

•        All of Legacy Mobix’s restricted stock units (“RSUs”) were assumed by the Company and converted into an RSU covering the same number of shares of the Company’s Class A Common Stock.

The other related events that occurred in connection with the Closing include the following:

•        The Company entered into the PIPE Subscription Agreements, as described below;

•        The Company entered into the Sponsor PIPE Subscription Agreement, Sponsor Warrant and Sponsor Letter Agreement, as described below;

•        The Company entered into a non-redemption agreement with a shareholder, as described below;

•        The Company entered into an amendment to its Business Combination Marketing Agreement, as described below;

•        The Company assumed the 6,000,000 public warrants (“Public Warrants”) and 3,400,000 private placement warrants (“Private Warrants”) originally issued by Chavant in 2021 in connection with its initial public offering, as described in Note 4, Warrants;

•        The Company adopted the 2023 Employee Stock Purchase Plan and the 2023 Equity Incentive Plan, as described in Note 17, Equity Incentive Plans;

•        The Company adopted an amended and restated certificate of incorporation and amended and restated bylaws; and

•        The Company entered into indemnification agreements with each of its directors and officers.

PIPE Subscription Agreements

In connection with the Merger, Chavant entered into the PIPE Subscription Agreements with certain accredited investors and pursuant to which the investors agreed to purchase an aggregate of 1,975,000 shares of Class A Common Stock of Chavant at a price of $10.00 per share for an aggregate amount of $19,750 in cash. The number of shares purchased by the PIPE investors is subject to adjustment through the issuance of additional shares of Class A Common Stock in the event that the volume weighted average price (“VWAP”) of the Class A Common Stock is less than $10.00 over a specified period. See “Make-Whole Shares,” below.

The PIPE investors also received warrants to purchase 1,950,000 shares of Class A Common Stock at an exercise price of $0.01 per share, of which warrants to purchase 200,000 shares are immediately exercisable and warrants to purchase 1,750,000 shares are exercisable upon obtaining stockholder approval, which is expected to be obtained in 2024.

Sponsor PIPE Subscription Agreements, Sponsor Warrant and Sponsor Letter Agreement

On December 19, 2023, Chavant entered into the Sponsor PIPE Subscription Agreement with the Sponsor pursuant to which the Sponsor agreed to purchase, in a private placement that closed substantially concurrently with the Closing, 199,737 shares of Class A Common Stock at a price of $10.00 per share. The aggregate purchase price

MOBIX LABS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited, in thousands, except share and per share amounts)

Note 3 — Reverse Recapitalization (cont.)

of $1,997 was paid through the forgiveness of certain obligations of Chavant. The number of shares purchased by the Sponsor is subject to adjustment through the issuance of additional shares of Class A Common Stock in the event that the VWAP of the Class A Common Stock is less than $10.00 over a specified period. See “Make-Whole Shares,” below.

In connection with the execution of the Sponsor PIPE Subscription Agreement, Legacy Mobix Labs issued to the Sponsor a warrant to purchase 272,454 shares of Legacy Mobix Labs Stock at an exercise price of $0.01 per share, exercisable upon the closing of the Sponsor PIPE Subscription Agreement (the “Sponsor Warrant”). The Sponsor Warrant was exercised at the closing of the Sponsor PIPE Subscription Agreement and, following net settlement into 272,182 shares of Legacy Mobix Labs Stock, converted into 272,182 shares of Class A Common Stock of the Company in connection with the Closing.

On December 20, 2023, Chavant also entered into a Sponsor Letter Agreement with the Sponsor pursuant to which, as consideration for the 199,737 shares issued pursuant to the Sponsor PIPE Subscription Agreement described above, the Sponsor agreed to forgive approximately $1,997 of aggregate outstanding obligations of Chavant. In addition, the Sponsor agreed to forfeit 658,631 Founder Shares and 400,000 Private Warrants that it held, in each case upon the Closing.

Non-Redemption Agreement

On December 20, 2023, Chavant and Mobix Labs entered into a non-redemption agreement with a shareholder of Chavant, pursuant to which the shareholder agreed to withdraw its redemption of 73,706 ordinary shares of Chavant (“Ordinary Shares”) prior to the Merger. In consideration therefor, Mobix Labs issued the shareholder a warrant to purchase 202,692 shares of Legacy Mobix common stock at an exercise price of $0.01 per share, exercisable upon the Closing. The warrant was exercised at the Closing and, following net settlement into 202,489 shares of Legacy Mobix Common Stock, converted into 202,489 shares of Class A Common Stock of the Company in connection with the Closing.

Amendment to Business Combination Marketing Agreement

On December 21, 2023, Chavant entered into an amendment to the Business Combination Marketing Agreement, dated as of July 19, 2021 between Chavant and certain advisors wherein the parties agreed to resolve their differences with respect to marketing fees contemplated by the agreement and the advisors agreed to receive, in lieu of any cash payment of fees or reimbursement of expenses, an aggregate of 280,000 shares of Class A Common Stock. The number of shares is subject to adjustment through the issuance of additional shares of Class A Common Stock in the event that the VWAP of the Class A Common Stock is less than $10.00 over a specified period. See “Make-Whole Shares,” below.

Earnout Shares

In addition to the consideration paid at Closing, certain Legacy Mobix stockholders and certain holders of Legacy Mobix stock options (the “Earnout Recipients”) will be entitled to receive an additional aggregate 3,500,000 shares of Class A Common Stock issuable as earnout shares (the “Earnout Shares”) based on the achievement of trading price targets following the Closing and subject to the terms provided in the Business Combination Agreement. The Earnout Shares have a seven-year “Earnout Period,” commencing on the date that is the one year anniversary of the Closing, pursuant to which up to 1,750,000 shares of Class A Common Stock will be distributed to the Earnout Recipients if the VWAP of the Class A Common Stock exceeds $12.50 for any twenty trading days within a period of thirty consecutive trading days during the Earnout Period and an additional 1,750,000 shares of Class A Common Stock will be distributed to the Earnout Recipients if the VWAP of the Class A Common Stock exceeds $15.00 for any twenty trading days within a period of thirty consecutive trading days during the Earnout Period.

MOBIX LABS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited, in thousands, except share and per share amounts)

Note 3 — Reverse Recapitalization (cont.)

The Earnout Shares are accounted for as liability classified instruments because the events that determine the number of Earnout Shares to which the Earnout Recipients will be entitled include events that are not solely indexed to the Company’s common stock. At the time of Closing, the Company estimated the aggregate fair value of its liability for the Earnout Shares using a Monte Carlo simulation model and recorded a liability of $33,559. As of December 31, 2023, none of the conditions for the issuance of any Earnout Shares had been achieved and the Company adjusted the carrying amount of the liability to its estimated fair value of $8,795. The gain resulting from the $24,764 decrease in the fair value of the liability, which is primarily the result of a decrease in the Company’s stock price between the Closing and December 31, 2023, is included in “Change in fair value of earnout liability” in the condensed consolidated statements of operations and comprehensive income (loss).

Make-Whole Shares

Pursuant to the PIPE Subscription Agreements, the Sponsor PIPE Subscription Agreement and the Amendment to Business Combination Marketing Agreement described above, Chavant agreed to issue additional shares of its Class A Common Stock (the “Make-Whole Shares”) to the PIPE Investors, the Sponsor and certain advisors with respect to 2,454,737 shares of the Company’s Class A Common Stock in the event that the VWAP per share of the Class A Common Stock during the thirty-day period (the “Adjustment Period”) commencing on the date that is thirty days after the date on which the PIPE resale registration statement is declared effective (the “Adjustment Period VWAP”) is less than $10.00 per share. In such case, the PIPE Investors will be entitled to receive a number of Make-Whole Shares equal to the number of shares of Class A Common Stock issued to the PIPE Investor multiplied by a fraction, the numerator of which is $10.00 minus the Adjustment Period VWAP and the denominator of which is the Adjustment Period VWAP. In the event that the Adjustment Period VWAP is less than $7.00, the Adjustment Period VWAP will be deemed to be $7.00.

The Make-Whole Shares are accounted for as liability classified instruments because the events that determine the number of Make-Whole Shares issuable include events that are not solely indexed to the Company’s common stock. At the time of Closing, the Company estimated the aggregate fair value of its liability for the Make-Whole Shares using a Monte Carlo simulation model and recorded a liability of $2,071. As of December 31, 2023, the Make-Whole Shares had not been issued and the Company adjusted the carrying amount of the liability to its estimated fair value of $4,975. The loss resulting from the $2,904 increase in the fair value of the liability is included in “Change in fair value of PIPE make-whole liability” in the condensed consolidated statements of operations and comprehensive income (loss).

See Note 12, Fair Value Measurements, for additional information on the Company’s measurements with respect to the financial instruments issued in connection with the foregoing agreements.

Legacy Mobix incurred $6,363 of transaction costs in connection with the Merger, which was determined to be a capital-raising transaction for Legacy Mobix. At the time of the Closing, the Company allocated this amount between the equity-classified instruments and liability-classified instruments, based on their relative fair values, and recorded the $2,354 of costs associated with equity-classified instruments as a reduction of additional paid-in capital and charged the remaining $4,009 of costs associated with liability-classified instruments to expense. The Company also recognized a liability for unpaid transaction costs of Chavant totaling $3,090, which the Company recorded as a reduction of the proceeds of the Merger at the time of the Closing.

MOBIX LABS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited, in thousands, except share and per share amounts)

Note 3 — Reverse Recapitalization (cont.)

The following tables reconcile elements of the Merger to the Company’s condensed consolidated financial statements, and should be read in conjunction with the footnotes referenced above:

Shares
Chavant public shares, net of redemptions	111,005
Chavant founder shares, net of shares forfeited	1,341,369
PIPE investors’ shares	1,975,000
Settlement of PIPE warrant	199,800
Sponsor PIPE subscription	199,737
Settlement of Sponsor Warrant	272,182
Settlement of warrant to non-redeeming shareholder	202,489
Amendment to Business Combination Marketing Agreement	280,000
Total Chavant shares outstanding immediately prior to the Merger	4,581,582

Legacy Mobix rollover shares	18,139,258
Conversion of Legacy Mobix convertible notes	30,045
Conversion of Legacy Mobix SAFEs	150,953
Total number of Class A common shares issued in the Merger	22,901,838

Closing proceeds:
Proceeds from Chavant trust fund	$1,264
Proceeds from PIPE investment	19,750

Closing disbursements:
Legacy Mobix Merger-related transaction costs	(3,747)
Chavant Merger-related transaction costs	(2,219)
Net cash proceeds from the Merger at Closing	15,048

Mobix Merger-related transaction costs paid prior to closing	(983)
Net cash proceeds	14,065

Non-cash activity:
Conversion of Legacy Mobix convertible notes to Class A Common Stock	206
Conversion of Legacy Mobix SAFEs to Class A Common Stock	1,522
Conversion of Legacy Mobix redeemable convertible preferred stock to Class B Common Stock	2,300
Unpaid Merger-related transaction costs assumed from Chavant	(871)
Unpaid Merger-related transaction costs of Legacy Mobix	(1,633)
Merger-related transaction costs expensed	4,009

Liability-classified instruments:
Fair value of earnout liability	(33,559)
Fair value of PIPE make-whole liability	(2,071)
Fair value of Private Warrants	(150)
Net equity impact of the Merger	$(16,182)

MOBIX LABS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited, in thousands, except share and per share amounts)

Note 4 — Warrants

Public and Private Warrants

In connection with its initial public offering, Chavant issued 6,000,000 Public Warrants and 3,400,000 Private Warrants (of which 400,000 Private Warrants were subsequently forfeited by the Sponsor), each of which entitles the holder to purchase one share of the Company’s Class A Common Stock at a price of $11.50 per share, subject to adjustments. The Public Warrants and Private Warrants are exercisable at any time commencing thirty days after the completion of the Merger and terminating five years after the completion of the Merger. The Company may redeem the Public Warrants at a price of $0.01 per warrant if the last reported sale of the Company’s Class A Common Stock equals or exceeds $18.00 per share for any twenty trading days within a thirty-day period after the Public Warrants become exercisable.

The Private Warrants are identical to the Public Warrants, except that the Private Warrants and shares of Class A Common Stock issuable upon the exercise of the Private Warrants are not transferable, assignable or salable until thirty days after the completion of the Merger, subject to certain limited exceptions. Additionally, the Private Warrants are exercisable on a cashless basis and are non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Private Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

Both the Public Warrants and Private Warrants are subject to adjustment if the Company issues additional equity securities for capital raising purposes at price (the “Newly Issued Price”) below specified levels; if the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds available for funding Merger at the Closing; and, if the VWAP of the Company’s Class A Common Stock during a specified period (“Market Value”) is below $9.20 per share. In such event, the exercise price of the warrants will be adjusted to be equal to 115% of the Market Value and the $18.00 per share redemption trigger price will be adjusted to be equal to 180% of the Newly Issued Price.

As a result of the issuances of shares under the PIPE Subscription Agreement and other agreements in connection with the Merger, the Company adjusted the exercise price of the warrants from $11.50 to $5.79 per share and adjusted the redemption trigger price from $18.00 to $9.06 per share.

Upon the Closing, the Company concluded that the Public Warrants meet the derivative scope exception for contracts in the Company’s own stock and recorded the Public Warrants in stockholders’ equity. The Company concluded that the Private Warrants do not meet the derivative scope exception and are accounted for as liabilities. Specifically, the Private Warrants contain provisions that affect the settlement amounts dependent upon the characteristics of the holder of the warrant, which is not an input into the pricing of a fixed-for-fixed option on equity shares. Therefore, the Private Warrants are not considered indexed to the Company’s stock and must be classified as a liability. At the time of Closing, the Company estimated the aggregate fair value of the Private Warrants using the Black-Scholes option-pricing model and recognized a liability of $150. As of December 31, 2023, the warrants remained outstanding and the Company adjusted the carrying amount of the liability to its estimated fair value of $210. The loss resulting from the $60 increase in the fair value of the liability is included in “Change in fair value of private warrants” in the condensed consolidated statements of operations and comprehensive income (loss).

PIPE Warrants

In connection with the PIPE Subscription Agreements, the Company issued the investors warrants to purchase shares of common stock at an exercise price of $0.01 per share. The Company evaluated these warrants and concluded that they meet the derivative scope exception for contracts in the Company’s own stock. Consequently, the PIPE warrants were recorded in stockholders’ equity.

MOBIX LABS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited, in thousands, except share and per share amounts)

Note 4 — Warrants (cont.)

Legacy Mobix Warrants

In connection with the Merger, all of Legacy Mobix’s outstanding warrants were assumed by the Company and converted into the same number of warrants to purchase shares of the Company’s Class A Common Stock, with no change to their exercise prices or other terms. Subsequent to the Merger, warrants to purchase an aggregate of 373,031 shares were exercised and converted into 369,671 shares of Class A Common Stock, with no cash proceeds to the Company.

During the three months ended December 31, 2023, Legacy Mobix issued warrants to purchase an aggregate of 51,020 shares of its common stock at $0.01 in connection with borrowings. See Note 11, Debt.

Also during the three months ended December 31, 2023, Legacy Mobix granted warrants to purchase an aggregate of 27,413 shares of common stock at a price of $0.01 per share to investors in connection with the sale of shares of its common stock. See Note 16, Equity.

As of December 31, 2023, the Company is obligated to issue warrants to purchase 130,000 shares of its Class A Common Stock at $0.01 per share to a service provider, in respect of services rendered to Legacy Mobix prior to the Merger. In addition, as described in Note 11, Debt, during the three months ended December 31, 2023 Legacy Mobix failed to repay the principal amount of a note payable by its maturity date and is obligated to issue warrants to purchase 78,000 shares of its Class A Common Stock at $0.01 per share to the lender as additional consideration. As of December 31, 2023, the Company has recorded a liability of $633 in the condensed consolidated balance sheet for the estimated fair value of these warrants. The Company valued the warrants using a probability-weighted expected return model.

In October and December 2022, the Company issued warrants to purchase an aggregate of 300,000 shares of its common stock at $3.00 per share to non-service providers. In December 2022, the holders exercised these warrants and purchased 300,000 shares of the Company’s common stock for cash proceeds of $900.

In December 2022, the Company issued a warrant to purchase 400,000 shares of its common stock at $3.00 per share to a service provider. The Company recognized the $1,598 fair value of the warrant in selling, general and administrative expenses in the condensed consolidated statements of operations and comprehensive income (loss) for the three months ended December 31, 2022. Effective March 2023, the warrant was cancelled.

See Note 12, Fair Value Measurements, for additional information on the Company’s measurements with respect to the warrants issued in connection with the foregoing transactions.

Note 5 — Acquisition of EMI

On December 18, 2023, the Company completed the acquisition of EMI when the Company acquired all of the issued and outstanding common shares of EMI, which is accounted for as a business combination. EMI is a manufacturer of electromagnetic interference filtering products for military and aerospace applications. The Company believes the acquisition of EMI will complement its existing product offerings, expand its customer base and allow it to deliver solutions that address a wider variety of applications and markets.

Consideration for the acquisition consisted of 964,912 shares of the Company’s common stock with an estimated fair value of $8,856 and $2,200 in cash. Of the cash portion of the consideration, $155 was paid at the time of the consummation of the acquisition and $1,000 is payable within thirty days following the Closing of the Merger, with the remainder payable in equal quarterly installments of $174 beginning March 31 2024.

The EMI merger agreement provided that, in the event that Legacy Mobix did not complete an initial public offering (including the Merger) within twenty-four months following the completion of the acquisition of EMI, the sellers could require the Company to pay all unpaid cash consideration and provided the sellers a “put right” wherein the sellers could require that the Company repurchase the 964,912 shares of common stock for a cash amount equal to $6.84 per share. The Company evaluated the terms of the related agreement and concluded that the shares of common stock issued as consideration were contingently redeemable common stock, and required recognition as temporary equity, because the events that determine whether the Company will be required to repurchase

MOBIX LABS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited, in thousands, except share and per share amounts)

Note 5 — Acquisition of EMI (cont.)

the 964,912 shares of its common stock for cash are not within the Company’s control. At the time of completion of the acquisition, the Company estimated the fair value of the contingently redeemable common stock at $8,856, based upon the fair value of the Legacy Mobix common stock, adjusted to include the fair value of the put right. The Company estimated the fair value of the put right using the Black-Scholes option pricing model with the following assumptions: expected volatility of 55.0%; no expected dividend yield; risk-free interest rate of 4.5%; and a contractual term of two years. The Company included this amount as part of the value of the purchase consideration. After the closing of the Merger with Chavant on December 21, 2023, the common stock was no longer contingently redeemable, and the Company reclassified the value of the contingently redeemable common stock to permanent equity at its carrying value of $8,856, with no gain or loss recognized.

The following table summarizes the amount of the aggregate purchase consideration and the preliminary allocation to the tangible and identifiable intangible assets acquired and liabilities assumed based on their estimated fair values, of which the valuation of intangible assets is subject to finalization:

Purchase consideration:
Contingently redeemable common stock issued to seller	$8,856
Cash consideration (at present value)	2,041
$10,897
Allocation:
Cash	$45
Accounts receivable	387
Inventory	155
Other current assets	7
Property and equipment	107
Other assets	30
Intangible asset – customer relationships	6,100
Intangible asset – backlog	300
Intangible asset – trade name	100
Goodwill	5,542
Accounts payable	(227)
Accrued expenses	(263)
Deferred tax liability	(1,386)
$10,897

The Company estimated the useful life of customer relationships is fifteen years, the useful life of the trade name is two years and the useful life of the backlog is one year. The goodwill is primarily attributed to expected synergies for the combined operations and is not deductible for income tax purposes.

The operating results of EMI are included in the Company’s condensed consolidated financial statements for periods subsequent to the acquisition date. The amounts of revenues and net income (loss) of EMI included in the Company’s condensed consolidated statement of operations and comprehensive income (loss) for the three months ended December 31, 2023 were not material. The following table shows unaudited pro forma revenues and net income (loss) of the Company, as if the acquisition of EMI had been completed as of October 1, 2022. The unaudited pro forma information is presented for informational purposes only and is not necessarily indicative of future operations or results had the acquisition occurred on October 1, 2022.

	Three months ended December 31,
	2023	2022
Revenues	$1,052	$1,233
Net income (loss)	944	(9,732)

MOBIX LABS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited, in thousands, except share and per share amounts)

Note 6 — Inventory

Inventory consists of the following:

	December 31, 2023	September 30, 2023
Raw materials	$370	$265
Finished goods	52	54
Total inventory	$422	$319

Note 7 — Property and Equipment, net

Property and equipment, net consists of the following:

	Estimated Useful Life (years)	December 31, 2023	September 30, 2023
Equipment and furniture	5 – 7	$929	$858
Laboratory equipment	5	601	601
Leasehold improvements	Shorter of estimated useful life or remaining lease term	891	850
Construction in progress		584	584
Property and equipment, gross		3,005	2,893
Less: Accumulated depreciation		(1,146)	(1,034)
Property and equipment, net		$1,858	$1,859

Depreciation expense for the three months ended December 31, 2023 and 2022 was $113 and $113, respectively.

Note 8 — Intangible Assets, net

Intangible assets, net consist of the following:

	Estimated Useful Life (years)	December 31, 2023			September 30, 2023
		Gross	Accumulated Amortization	Net	Gross	Accumulated Amortization	Net
Developed technology	7 – 10	$7,289	$(2,441)	$4,848	$7,289	$(2,238)	$5,051
Customer relationships	10 – 15	6,400	(85)	6,315	300	(64)	236
Trade names	2	100	(2)	98	—	—	—
Backlog	1	300	(11)	289	—	—	—
		$14,089	$(2,539)	$11,550	$7,589	$(2,302)	$5,287

The Company recorded amortization expense related to intangible assets of $237 and $211 during the three months ended December 31, 2023 and 2022, respectively. The weighted-average remaining lives of intangible assets as of December 31, 2023 were developed technology 6.1 years; customer relationships 14.7 years; trade names 2.0 years; and backlog 1.0 years.

Estimated future amortization expense for intangible assets by fiscal year as of December 31, 2023 is as follows:

Years ending September 30,
2024 (remaining nine months)	$1,198
2025	1,361
2026	1,257
2027	1,247
2028	1,213
Thereafter	5,274
Total	$11,550

MOBIX LABS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited, in thousands, except share and per share amounts)

Note 9 — Goodwill

The following table summarizes changes in the carrying amount of goodwill during the three months ended December 31, 2023. There were no changes in the carrying amount of goodwill during the three months ended December 31, 2022.

Balance at September 30, 2023	$5,217
Acquisition of EMI	5,542
Balance at December 31, 2023	$10,759

Note 10 — Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities consist of the following:

	December 31, 2023	September 30, 2023
Accrued compensation and benefits	$2,778	$2,841
Liability for issuance of warrants	633	—
Accrued professional fees	1,008	273
Accrued interest	333	304
Deferred revenue	91	138
Unpaid Merger-related transaction costs	2,238	—
Other	1,464	963
Total accrued expenses and other current liabilities	$8,545	$4,519

Note 11 — Debt

Debt consists of the following:

	December 31, 2023	September 30, 2023
Notes payable	$1,503	$1,286
7% promissory notes – related parties	3,349	3,349
Notes payable – related parties	100	444
SAFEs	—	1,512
Total debt	4,952	6,591
Less: Amounts classified as current	(4,952)	(6,591)
Noncurrent portion	$—	$—

Notes Payable

During the three months ended December 31, 2023, the Company entered into two promissory notes payable having an aggregate principal amount of $250 with unrelated investors to meet its working capital needs. The notes bear interest at rates ranging from 6% to 76% per annum. One note having an original principal amount of $150 matures in November 2024, requires weekly principal payments of $4 and is guaranteed by an officer and director of the Company. The other note, having a principal amount of $100, is unsecured, matured in January 2024 and was repaid by the Company in February 2024.

In connection with the issuance of one of the notes, the Company issued the purchaser a warrant to purchase an aggregate of 47,020 shares of its common stock at $0.01. The warrant has a contractual term of twelve months and is immediately exercisable. The Company evaluated the warrant and determined that it met all the requirements for equity classification under ASC 815. The Company accounted for the warrant as a detachable warrant at its fair value, using the relative fair value method. The portion of the proceeds allocated to the warrant of $79 was recorded

MOBIX LABS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited, in thousands, except share and per share amounts)

Note 11 — Debt (cont.)

as an increase to additional paid-in capital and as a discount to notes payable on the condensed consolidated balance sheet. The Company is amortizing the discount over the term of the related note using the effective interest method. The Company valued the warrant at the time of issuance using the Black-Scholes option pricing model with the following assumptions: expected volatility of 55.6%; no expected dividend yield; risk-free interest rate of 5.3%; and a contractual term of twelve months.

One outstanding note, issued in September 2023 and having a principal amount of $531, provides that in the event the Company fails to pay the principal amount by its October 5, 2023 maturity date, the Company must issue the purchaser as additional consideration a warrant to purchase 28,000 shares of its common stock for the first calendar month, and warrants to purchase an additional 25,000 shares for each successive calendar month, during which the note remains unpaid. The Company did not repay the note by its maturity date and the Company is currently obligated to issue the purchaser warrants to purchase an aggregate of 78,000 shares of its common stock. The warrants are immediately exercisable and have an exercise price of $0.01 per share. In January 2024, the Company repaid this note in full.

As of December 31, 2023, promissory notes payable having a remaining principal balance of $1,559 were outstanding and are included in “Notes payable” at a carrying amount of $1,503 (net of unamortized discount of $56) in the condensed consolidated balance sheet.

7% Promissory Notes — Related Parties

The Company has two outstanding promissory notes with related parties having an aggregate remaining principal amount of $3,349, which the Company assumed in 2020 as part of an asset acquisition. The promissory notes bear interest at 7% per annum, are unsecured and do not require principal payments prior to the maturity date. The notes had an initial maturity date of August 2022, but were amended in May 2022 to extend their maturity to July 2023. The 7% promissory notes are included in “Notes payable — related parties” in the condensed consolidated balance sheet. Subsequent to December 31, 2023, the Company has not made any principal payments on these notes, and the $3,349 principal remains outstanding.

Notes Payable — Related Parties

During the three months ended December 31, 2023, the Company repaid one note having a principal balance of $344. As of December 31, 2023, one note having an aggregate principal balance of $100 remained outstanding and is included in “Notes payable — related parties” in the condensed consolidated balance sheet.

SAFEs

In connection with the Merger, all of the outstanding SAFEs, representing an original purchase amount of $1,000, were converted into 150,953 shares of the Company’s Class A Common Stock and the $1,512 carrying amount of these SAFEs was credited to equity, with no gain or loss recognized. As of December 31, 2023, no SAFEs remain outstanding.

The Company remeasures the SAFEs to fair value at each reporting date. For the three months ended December 31, 2023 and 2022, the Company recorded increases in the fair value of the SAFEs of $10 and $50, respectively. The change in fair value of the SAFEs is reported in “Change in fair value of SAFEs” in the condensed consolidated statements of operations and comprehensive income (loss).

Convertible Notes

During the three months ended December 31, 2023, the Company issued convertible notes having an aggregate principal amount of $200 to unaffiliated investors. The convertible notes matured in February 2024, bore interest at 16% per annum, were unsecured and had a conversion price of $6.84 per share. The principal amount of the convertible notes and any accrued interest thereon was convertible into shares of the Company’s common stock, at the election of each holder, at any time prior to maturity. In connection with the issuance of the convertible notes,

MOBIX LABS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited, in thousands, except share and per share amounts)

Note 11 — Debt (cont.)

the Company issued the investors warrants to purchase an aggregate of 4,000 shares of Legacy Mobix common stock at an exercise price of $0.01 per share. The warrants are immediately exercisable and have a one-year term. In connection with the Merger, all outstanding convertible notes were converted into 30,045 shares of the Company’s Class A Common Stock and the $206 carrying amount of the notes and accrued interest thereon was credited to equity, with no gain or loss recognized. As of December 31, 2023, no convertible notes remain outstanding.

Note 12 — Fair Value Measurements

The carrying amounts of the Company’s cash, accounts receivable and accounts payable approximate their fair value due to the short-term nature of these instruments. The Company believes the aggregate carrying value of debt approximates its fair value as of December 31, 2023 and September 30, 2023 because the notes payable, the 7% promissory notes — related parties, the notes payable — related parties and the convertible notes each mature or converted within one year of the respective balance sheet dates.

Fair Value Hierarchy

Liabilities measured at fair value on a recurring basis as of December 31, 2023 are as follows:

	Level 1	Level 2	Level 3	Total
Earnout liability	$—	$—	$8,795	$8,795
PIPE make-whole liability	—	—	4,975	4,975
Private Warrants and other warrants	—	—	843	843
Total	$—	$—	$14,613	$14,613

The Company classifies the earnout liability, the PIPE make-whole liability, the Private Warrants and other warrants and the SAFEs as Level 3 financial instruments due to the judgment required to develop the assumptions used and the significance of those assumptions to the fair value measurement. No financial instruments were transferred between levels of the fair value hierarchy during the three months ended December 31, 2023 or December 31, 2022. The following table provides a reconciliation of the balance of financial instruments measured at fair value on a recurring basis using Level 3 inputs:

	Earnout Liability	PIPE Make-Whole Liability	Private Warrants and Other Warrants	SAFEs
Three months ended December 31, 2023:
Balance, September 30, 2023	$—	$—	$—	$1,512
Liabilities recognized	33,559	2,071	783	—
Conversion to Class A Common Stock in the Merger	—	—	—	(1,522)
Change in fair value included in net income (loss)	(24,764)	2,904	60	10
Balance, December 31, 2023	$8,795	$4,975	$843	$—
SAFEs
Three months ended December 31, 2022:
Balance, September 30, 2022	$1,983
Issuance of SAFEs	—
Change in fair value included in net income (loss)	50
Balance, December 31, 2022	$2,033

MOBIX LABS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited, in thousands, except share and per share amounts)

Note 12 — Fair Value Measurements (cont.)

Earnout Liability

The Company estimates the fair value of the earn-out liability using a Monte Carlo simulation model that utilizes significant assumptions, including volatility, expected term and risk-free rate that determine the probability of achieving the earnout conditions. The following table summarizes the assumptions used in estimating the fair value of the earnout liability at the respective dates:

	December 21, 2023 (Closing)	December 31, 2023
Stock price	$10.66	$4.02
Expected volatility	50%	50%
Risk-free rate	3.9%	3.9%
Contractual term	8 years	8 years

PIPE Make-Whole Liability

The Company uses a Monte Carlo simulation model that utilizes significant assumptions, including volatility, expected term and risk-free rate, to estimate the fair value of the PIPE make-whole liability. The following table summarizes the assumptions used in estimating the fair value of the PIPE make-whole liability at the respective dates:

	December 21, 2023 (Closing)	December 31, 2023
Stock price	$10.17	$6.18
Expected volatility	49%	49%
Risk-free rate	5.4%	5.4%
Contractual term	4 months	4 months

Note 13 — Leases

The Company has entered into operating leases for office space. The leases have remaining terms ranging from six months to 3.7 years and expire at various dates through August 2027. The leases do not contain residual value guarantees or restrictive covenants. The lease covering the Company’s 19,436 square foot headquarters in Irvine, California provides the Company an option to extend the lease for one additional five-year term, with rent at the then prevailing market rate. The lease requires a security deposit of $400, which is recorded in other assets in the condensed consolidated balance sheets. The following lease costs are included in the condensed consolidated statement of operations and comprehensive income (loss):

	Three months ended December 31,
	2023	2022
Operating lease cost	$100	$101
Short-term lease cost	2	80
Total lease cost	$102	$181

Cash paid for amounts included in the measurement of operating lease liabilities for the three months ended December 31, 2023 and 2022 was $136 and $132, respectively. As of December 31, 2023, the weighted-average remaining lease term was 3.6 years, and the weighted-average discount rate was 15.6%. The Company did not obtain any right-of-use assets in exchange for new operating or financing lease liabilities during the three months ended December 31, 2023. There were no leases that had not yet commenced as of December 31, 2023 that will create significant additional rights and obligations for the Company.

MOBIX LABS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited, in thousands, except share and per share amounts)

Note 13 — Leases (cont.)

The following table reconciles the undiscounted cash flows to the operating lease liabilities recorded on the condensed consolidated balance sheet as of December 31, 2023:

Years ending September 30,
2024 (remaining nine months)	$401
2025	526
2026	545
2027	515
Total minimum lease payments	1,987
Less: imputed interest	(466)
Present value of future minimum lease payments	1,521
Less: current obligations under leases	(325)
Long-term lease obligations	$1,196

Note 14 — Commitments and Contingencies

Noncancelable Purchase Commitments

The Company has unconditional purchase commitments for services which extend to various dates through September 2024. Future minimum payments under these unconditional purchase commitments as of December 31, 2023 totaled $984.

Loss Contingency

In fiscal year 2021, the Company recognized a liability for a contingent loss related to a business acquisition. The Company estimated the amount of the liability at $8,434, which was accrued in the condensed consolidated balance sheet as of September 30, 2022. In January 2023, the Company issued 1,233,108 shares of its common stock in settlement of this liability.

Litigation

From time to time, the Company may become subject to legal proceedings, claims and litigation arising in the ordinary course of business. The Company does not believe it is currently a party to any material legal proceedings, nor is the Company aware of any other pending or threatened litigation that the Company believes would have a material adverse effect on the Company’s business, operating results, cash flows or financial condition should such litigation be resolved unfavorably.

Indemnifications

In the ordinary course of business, the Company often includes standard indemnification provisions in its arrangements with customers, suppliers and vendors. Pursuant to these provisions, the Company may be obligated to indemnify such parties for losses or claims suffered or incurred in connection with its service, breach of representations or covenants, intellectual property infringement or other claims made against such parties. These provisions may limit the time within which an indemnification claim can be made. The Company has not in the past incurred significant expense defending against third party claims, nor has it incurred significant expense under its standard service warranties or arrangements with its customers, suppliers and vendors. Accordingly, the Company has not recognized any liabilities for these indemnification provisions as of December 31, 2023 or September 30, 2023.

MOBIX LABS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited, in thousands, except share and per share amounts)

Note 15 — Income Taxes

The Company recorded a provision (benefit) for income taxes of $(1,280) and $31 for the three months ended December 31, 2023 and 2022, respectively. The provision (benefit) for income taxes for the three months ended December 31, 2023 and 2022 was calculated using the discrete year-to-date method. In connection with the acquisition of EMI, the Company recognized an additional deferred tax liability of $1,386 associated with acquired intangible assets. Based on the availability of these tax attributes, the Company determined that it expects to realize a greater portion of its existing deferred tax assets and for the three months ended December 31, 2023 the Company recognized an income tax benefit of $1,280 for the resulting reduction in the valuation allowance on its deferred tax assets. For the three months ended December 31, 2022, the Company’s provision for income taxes differs from an amount calculated based on statutory tax rates principally due to the Company recording a valuation allowance against the net operating losses it generated during the period. The Company establishes a valuation allowance when necessary to reduce the carrying amount of its deferred tax assets when it is more likely than not that the deferred tax assets will not be realized. In evaluating the Company’s ability to realize deferred tax assets, the Company considers all available positive and negative evidence, including historical operating results, potential limitations on the Company’s ability to carry forward net operating losses, ongoing tax planning, and forecasts of future taxable income on a jurisdiction-by-jurisdiction basis. Based on these factors, the Company has established a valuation allowance to reduce its net deferred tax assets to the amount that is more likely than not to be realized.

Note 16 — Equity

In connection with the Merger, the Company adopted its amended and restated certificate of incorporation and amended and restated bylaws. The amended and restated certificate of incorporation authorizes the issuance of preferred stock, Class A Common Stock and Class B Common Stock.

Common Stock

The Company is authorized to issue 285,000,000 shares of Class A Common Stock and 5,000,000 shares of Class B Common Stock. Holders of Class A and Class B common stock are each entitled to receive ratably any dividends or distributions as may be declared from time to time by the board of directors. Each class of common stock is subordinate to the Company’s preferred stock with respect to rights upon liquidation of the Company. Neither class of common stock is redeemable at the option of the holders. The holders of Class A and Class B common stock are entitled to vote together as a single class, with each holder of outstanding shares of Class A Common Stock entitled to one vote for each share of Class A Common Stock and each holder of outstanding shares of Class B Common Stock entitled to ten votes for each share of Class B Common Stock. Holders of shares of Class B Common Stock may elect at any time to convert each outstanding share of Class B Common Stock into one share of Class A Common Stock. Shares of Class B Common Stock are also subject to automatic conversion into shares of Class A Common Stock upon the occurrence of certain events or, if not previously converted, upon the seventh anniversary of the Closing.

During the three months ended December 31, 2023, Legacy Mobix sold 482,171 shares of its common stock at various dates in private placements for net proceeds of $3,286. In connection with the issuance of these shares, Legacy Mobix also granted one investor a warrant to purchase 27,413 shares of common stock at a price of $0.01 per share. The warrant is immediately exercisable and has a term of one year. The Company determined the warrant to be a freestanding equity instrument with no subsequent remeasurement. The Company determined the amount recognized within additional paid-in capital by allocating the proceeds received among the shares of common stock and the warrant issued based on their relative fair values.

During the three months ended December 31, 2022, the Company sold 773,889 shares of its common stock at various dates in private placements for net proceeds of $5,295.

MOBIX LABS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited, in thousands, except share and per share amounts)

Note 16 — Equity (cont.)

As of December 31, 2023, the number of shares of Class A Common Stock available for issuance under the Company’s amended and restated articles of incorporation were as follows:

Authorized number of shares of Class A Common Stock	285,000,000
Class A Common Stock outstanding	23,544,492
Reserve for conversion of Class B Common Stock	2,254,901
Reserve for exercise of the Public Warrants and Private Warrants	9,000,000
Reserve for exercise of other common stock warrants outstanding or issuable	3,295,020
Shares issuable under PIPE make-whole provision	1,052,030
Reserve for earnout shares	3,500,000
Stock options and RSUs outstanding	9,513,647
Awards available for grant under 2023 Equity Incentive Plan	2,290,183
Awards available for grant under 2023 Employee Stock Purchase Plan	858,935
Common stock available for issuance	229,690,792

Preferred Stock

In connection with the Merger, all outstanding shares of Legacy Mobix Founders Redeemable Convertible Preferred Stock and Series A Redeemable Convertible Preferred Stock were cancelled and converted into 2,254,901 shares of the Company’s Class B Common Stock.

The amended and restated certificate of incorporation authorizes the Company to issue 10,000,000 shares of preferred stock, par value $0.00001, and the Company’s board of directors is authorized to designate one or more series of preferred stock, to fix the number of shares constituting any such series of preferred stock, and the powers, preferences and rights of any such series of preferred stock. Through December 31, 2023, the board of directors had not designated any such series of preferred stock and the Company had not issued any shares of preferred stock. As of December 31, 2023 no shares of preferred stock were outstanding.

The Company has never declared or paid any dividends on any class of its equity securities, and does not expect to do so in the near future.

Note 17 — Equity Incentive Plans

In connection with the Merger, the Company adopted of 2023 Equity Incentive Plan, which provides for the issuance of stock options, restricted stock awards, RSUs and other stock-based compensation awards to employees, directors, officers, consultants or others who provide services to the Company. The specific terms of such awards are to be established by the board of directors or a committee thereof. The Company has reserved 2,290,183 shares of its Class A Common Stock for issuance under the terms of the 2023 Equity Incentive Plan. As of December 31, 2023, the Company had not issued any awards under this plan.

Also in connection with the Merger, the Company adopted the 2023 Employee Stock Purchase Plan to assist eligible employees in acquiring stock ownership in the Company. Under the 2023 Employee Stock Purchase Plan, eligible employees may elect to enroll in the plan, designate a portion of eligible compensation to be withheld by the Company during an offering period, and purchase shares of the Company’s Class A Common Stock at the end of such offering period. The price of the shares purchased shall not be less than 85% of the fair market value of a share on the enrollment date or on the purchase date, whichever is lower. The Company has reserved 858,935 shares of its Class A Common Stock for issuance under the terms of the 2023 Employee Stock Purchase Plan. As of December 31, 2023, the Company had not commenced any offering period nor sold any shares under this plan.

Prior to the Merger, Legacy Mobix had three equity incentive plans which provided for the issuance of stock-based compensation awards and immediately prior to the Merger, Legacy Mobix RSUs and stock options were outstanding under these plans. Under the terms of the 2023 Equity Incentive Plan, no further awards may be made under the Legacy Mobix equity incentive plans.

MOBIX LABS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited, in thousands, except share and per share amounts)

Note 17 — Equity Incentive Plans (cont.)

Restricted Stock Units

In connection with the Merger, all of Legacy Mobix’s RSUs were assumed by the Company and converted into an RSU covering the same number of shares of the Company’s Class A Common Stock.

In November 2022, Legacy Mobix and certain of its officers and key employees agreed to enter into amended RSU agreements relating to an aggregate of 10,000,000 RSUs and in March 2023 and May 2023, Legacy Mobix and certain of its officers and key employees agreed to forfeit the 10,000,000 RSUs. The RSUs to these officers and key employees were replaced with a commitment from the Company, contingent upon closing of the Merger, to issue an aggregate of 5,000,000 RSUs (of which 1,000,000 were modified to common stock warrants upon the holder’s termination of employment) over three years, beginning on the first anniversary of the Closing of the Merger. Because the vesting of these awards is subject to both a service condition and a performance condition (completion of the Merger), the Company determined that vesting of the awards was not probable and did not recognize any stock-based compensation expense for these awards prior to the Closing.

Upon Closing, the performance condition was satisfied, and vesting of the awards is subject only to a service condition. As a result, the Company is required to recognize the value of these awards over the requisite service period. During the three months ended December 31, 2023, the Company recognized stock-based compensation expense of $10,858 relating to these RSUs and warrants, which includes a catch-up for the portion of the service period completed prior to the performance condition being satisfied.

A summary of activity in the Company’s RSUs for the three months ended December 31, 2023 is as follows:

	Number of units	Weighted-Average Grant Date Fair Value per Unit
Outstanding at September 30, 2023	209,494	$6.84
Performance-based RSUs	4,000,000	$10.58
Vested	(104,748)	$6.84
Cancelled	—	$—
Outstanding at December 31, 2023	4,104,746	$10.48

No RSUs vested during the three months years ended December 31, 2022. Unrecognized compensation expense related to RSUs was $33,628 as of December 31, 2023 and is expected to be recognized over a weighted-average period of 3.9 years.

Stock Options

In connection with the Merger, all Legacy Mobix stock options were assumed by the Company and converted into the same number of stock options of the Company, with no change to their exercise prices, vesting conditions or other terms. Stock option activity for the three months ended December 31, 2023 is as follows:

	Number of Options	Weighted-Average Exercise Price per Share	Weighted-Average Remaining Contractual Term (years)
Outstanding at September 30, 2023	5,905,684	$4.28
Granted	32,200	$6.84
Exercised	(390,440)	$5.80
Expired	(138,543)	$5.99
Outstanding at December 31, 2023	5,408,901	$4.14	7.4
Exercisable at December 31, 2023	4,055,326	$3.29	7.0

MOBIX LABS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited, in thousands, except share and per share amounts)

Note 17 — Equity Incentive Plans (cont.)

The terms of stock option awards permit a “net share settlement” for exercises of stock options, at the Company’s discretion. Stock options exercised during the three months ended December 31, 2023 include options to purchase an aggregate of 390,440 shares which were exercised and settled for 168,235 shares of Class A Common Stock, with no cash proceeds to the Company.

Unrecognized stock-based compensation expense related to stock options, totaling $4,963 as of December 31, 2023, is expected to be recognized over a weighted-average period of 2.3 years. The aggregate intrinsic value of stock options outstanding and stock options exercisable as of December 31, 2023 was $7,587 and $7,587, respectively. The total intrinsic value of options exercised during the three months ended December 31, 2023 and 2022, was $1,639 and $0, respectively. The total fair value of options that vested during the three months ended December 31, 2023 and 2022 was $903 and $785, respectively.

The weighted-average grant date fair value of options granted during the three months ended December 31, 2023 and 2022 was $3.50 and $3.60, respectively. The fair value of stock options granted was estimated with the following assumptions:

	Three months ended December 31,
	2023		2022
	Range		Range
	Low	High	Low	High
Expected volatility	54.8%	55.6%	52.4%	53.6%
Expected dividend yield	0%	0%	0%	0%
Risk-free interest rate	3.9%	4.4%	3.6%	4.2%
Expected term (years)	4.5	5.3	5.0	5.8

The condensed consolidated statements of operations and comprehensive income (loss) include stock-based compensation expense as follows:

	Three months ended December 31,
	2023	2022
Cost of revenue	$—	$11
Research and development	501	542
Selling, general and administrative	12,204	3,303
Total stock-based compensation expense	$12,705	$3,856

Note 18 — Net Income (Loss) Per Share

The Company computes net income (loss) per share of Class A and Class B Common Stock using the two-class method. Basic net income (loss) per share is computed using the weighted-average number of shares outstanding during the period. Diluted net income (loss) per share is computed using the weighted-average number of shares and the effect of potentially dilutive securities outstanding during the period. Potentially dilutive securities consist of stock options, warrants, RSUs and other contingently issuable shares. The dilutive effect of outstanding stock options, warrants, RSUs and other contingently issuable shares is reflected in diluted earnings per share by application of the more dilutive of (a) the two-class method or (b) the if-converted method and treasury stock method, as applicable. The computation of the diluted net income (loss) per share of Class A Common Stock assumes the conversion of Class B Common Stock, while the diluted net income (loss) per share of Class B Common Stock does not assume the conversion of those shares. In periods where the Company has a net loss, the

MOBIX LABS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited, in thousands, except share and per share amounts)

Note 18 — Net Income (Loss) Per Share (cont.)

weighted-average number of shares used in the computation of diluted net loss per share is the same as for basic net loss per share due to the fact that when a net loss exists, dilutive securities are not included in the computation as their impact is anti-dilutive.

	Three months ended December 31,
	2023		2022
	Class A	Class B	Common Stock
Basic net income (loss) per share:
Numerator:
Allocation of net income (loss)	$834	$101	$(9,390)
Denominator:
Weighted-average shares outstanding	18,617,656	2,254,901	12,379,480
Basic net income (loss) per share	$0.04	$0.04	$(0.76)

Diluted net income (loss) per share:
Numerator:
Allocation of net income (loss)	$834	$101	$(9,390)
Reallocation of net income as a result of conversion of Class B to Class A Common Stock	101	—	—
Reallocation of net income	—	(11)	—
Allocation of net income (loss)	935	90	(9,390)

Denominator:
Number of shares used in basic earnings per share calculation	18,617,656	2,254,901	12,379,480
Conversion of Class B to Class A Common Stock	2,254,901	—	—
Dilutive effect of stock options, warrants and RSUs	2,443,514	—	—
Number of shares used in per share computation	23,316,071	2,254,901	12,379,480
Diluted net income (loss) per share	$0.04	$0.04	$(0.76)

For the purposes of applying the if converted method or treasury stock method for calculating diluted earnings per share, the Public Warrants, Private Placement Warrants, the Make-Whole Shares, and stock options result in anti-dilution. Therefore, these securities are not included in the computation of diluted net income (loss) per share. The Earnout Shares were not included for purposes of calculating the number of diluted shares outstanding because the number of dilutive shares is based on a conversion contingency associated with the VWAP of the Class A Common Stock which had not been met, and the contingency was not resolved, during the periods presented herein. The potential shares of Class A Common Stock that were excluded from the computation of diluted net income (loss) per share attributable to stockholders for the periods presented because including them would have an antidilutive effect were as follows:

	Three months ended December 31,
	2023	2022
Public Warrants and Private Warrants	9,000,000	—
Make-whole shares	1,052,030	—
Earnout shares	3,500,000	—
RSUs	—	10,984,241
Stock options	1,690,476	6,400,758
Convertible preferred stock (on an as-converted basis)	—	2,254,901
Common stock warrants	—	400,000
Convertible notes	—	131,072
	15,242,506	20,170,972

MOBIX LABS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited, in thousands, except share and per share amounts)

Note 19 — Concentrations

For the three months ended December 31, 2023, two customers accounted for 67% of the Company’s revenues. For the three months ended December 31, 2022, one customer accounted for 86% of the Company’s revenues. No other customer accounted for more than 10% of revenues in the respective periods. As of December 31, 2023, one customer had a balance due that represented 17% of the Company’s total accounts receivable. As of September 30, 2023, two customers had balances due that represented 97% of the Company’s total accounts receivable.

Note 20 — Geographical Information

Revenues by Geographic Region

The Company’s revenues by geographic region, based on ship-to location, are summarized as follows:

	Three months ended December 31,
	2023	2022
United States	$268	$279
Czech Republic	17	185
Thailand	—	213
Other	—	2
Total net revenue	$285	$679

Long-Lived Assets

Substantially all of the Company’s long-lived assets are located in the United States.

Note 21 — Subsequent Events

Workforce reduction

In January 2024, the Company reduced its workforce by approximately 35%, consisting of employees previously placed on temporary furlough during the fourth quarter of fiscal year 2023.

Committed Equity Facility

On March 18, 2024, the Company entered into a Purchase Agreement (“Purchase Agreement”) and a related Registration Rights Agreement with B. Riley Principal Capital II (“B. Riley”) which provides the Company the right, in its sole discretion, and subject to the satisfaction of the conditions set forth therein, to sell to B. Riley up to 9,500,000 newly issued shares of its Class A Common Stock (subject to certain limitations) from time to time. Any sales of Class A Common Stock pursuant to the Purchase Agreement, and the timing of any sales, are solely at the Company’s option, and the Company is under no obligation to sell any securities to B. Riley. The per share purchase price that B. Riley will pay for shares of Class A Common Stock will be determined by reference to the volume weighted average price of the Class A Common Stock measured over the regular trading session or intraday period of the trading session on Nasdaq on the date of each purchase, in each case as defined in the Purchase Agreement.

As consideration for B. Riley’s commitment to purchase shares of the Company’s Class A Common Stock, the Company agreed to pay a cash commitment fee in the amount of $1,500. B. Riley will withhold 30% in cash from the total aggregate purchase price until B. Riley has received the entire cash commitment fee. If any portion of the commitment fee remains unpaid on the earlier of the termination of the agreement or December 15, 2024, then the Company must pay B. Riley the remainder of commitment fee in cash. The Company also agreed to reimburse B. Riley for reasonable legal fees and disbursements in an amount not to exceed $75 upon the execution of the Purchase Agreement and Registration Rights Agreement and $5 per fiscal quarter. The Company

MOBIX LABS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited, in thousands, except share and per share amounts)

Note 21 — Subsequent Events (cont.)

is also obligated to file a registration statement with the Securities and Exchange Commission to register under the Securities Act, the offer and resale by B. Riley of up to 9,500,000 shares of Class A Common Stock that the Company may elect to sell to B. Riley pursuant to the Purchase Agreement.

The amount and timing of the proceeds the Company receives from the sale of sales of Class A Common Stock pursuant to the Purchase Agreement, if any, will depend on a number of factors, including the numbers of shares the Company may elect to sell, the timing of such sales, the future market price of the Company’s Class A Common stock and the payment of the cash commitment fee.

Independent Auditors’ Report

To the Stockholders of
EMI Solutions, Inc.

Opinion

We have audited the financial statements of EMI Solutions, Inc., which comprise the balance sheets as of June 30, 2023 and 2022, and the related statements of operations, shareholders’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of EMI Solutions, Inc. as of June 30, 2023 and 2022, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of EMI Solutions, Inc. and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about EMI Solution, Inc.’s ability to continue as a going concern for one year after the date that the financial statements are issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

•        Exercise professional judgment and maintain professional skepticism throughout the audit.

•        Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•        Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of EMI Solutions, Inc.’s internal control. Accordingly, no such opinion is expressed.

•        Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•        Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about EMI Solutions, Inc.’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control — related matters that we identified during the audit.

/s/ MACIAS GINI & O’CONNELL LLP
Irvine, California
October 31, 2023

EMI SOLUTIONS, INC.
BALANCE SHEETS

	As of June 30,
	2023	2022
ASSETS
Current assets:
Cash	$74,582	$4,254
Accounts receivable	260,553	338,660
Loan receivable – shareholder	55,577	55,577
Prepaid expenses	—	9,641
Total current assets	390,712	408,132
Property, plant and equipment, net	117,537	91,177
Operating lease right-of-use assets	57,261	—
Other assets	30,000	30,000
Total assets	$595,510	$529,309

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$83,407	$103,894
Accrued expenses	83,835	113,349
Line of credit	—	640
Loans payable – related party	82,890	65,000
Operating lease liabilities, current	57,861	—
Total current liabilities	307,993	282,883
Commitment and contingencies (Note 9)
Shareholders’ equity:
Common stock, no par value; 1,000,000 shares authorized, 1,000 shares issued and outstanding at June 30, 2023 and 2022	2,016	2,016
Retained earnings	285,501	244,410
Total shareholders’ equity	287,517	246,426
Total liabilities and shareholders’ equity	$595,510	$529,309

The accompanying notes are an integral part of these financial statements.

EMI SOLUTIONS, INC.
STATEMENTS OF OPERATIONS

	Year Ended June 30,
	2023	2022
Net revenues	$2,572,533	$2,388,900
Cost of goods sold	1,639,892	1,486,319
Gross profit	932,641	902,581
Operating Expenses:
Selling, general and administrative	1,175,185	1,060,686
Depreciation	19,985	15,941
Total operating expenses	1,195,170	1,076,627
Operating loss	(262,529)	(174,046)
Other income:
Other income, net	4,876	3,693
Employee retention tax credits	299,544	—
Total other income, net	304,420	3,693
Income (loss) before provision for income taxes	41,891	(170,353)
Provision for income taxes	800	800
Net income (loss)	$41,091	$(171,153)

The accompanying notes are an integral part of these financial statements.

EMI SOLUTIONS, INC.
STATEMENTS OF SHAREHOLDERS’ EQUITY

	Common Stock		Retained Earnings	Total Shareholders’ Equity
	Shares	Amount
Balance, June 30, 2021	1,000	$2,016	$415,563	$417,579
Net loss	—	—	(171,153)	(171,153)
Balance, June 30, 2022	1,000	2,016	244,410	246,426
Net income	—	—	41,091	41,091
Balance, June 30, 2023	1,000	$2,016	$285,501	$287,517

The accompanying notes are an integral part of these financial statements.

EMI SOLUTIONS, INC.
STATEMENTS OF CASH FLOWS

	Year Ended June 30,
	2023	2022
Operating Activities:
Net income (loss)	$41,091	$(171,153)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	19,985	15,941
Realized gains on sales of equity securities	—	(21,658)
Change in unrealized gains on equity securities	—	17,675
Other noncash charges, net	600	1,944
Changes in operating assets and liabilities:
Account receivables, net	78,107	(149,445)
Prepaid expenses and other current assets	9,641	3
Accounts payable	(20,487)	62,277
Accrued expenses	(29,514)	19,868
Net cash provided by (used in) operating activities	99,423	(224,548)
Investing Activities:
Proceeds from sale of equity securities	—	92,821
Purchases of property and equipment	(46,345)	(1,076)
Net cash provided by (used in) investing activities	(46,345)	91,745
Financing Activities:
Borrowings from related party	17,890	18,000
Payments from shareholder	—	56,390
Net borrowings (payments) under line of credit	(640)	607
Net cash provided by financing activities	17,250	74,997
Net increase (decrease) in cash	70,328	(57,806)
Cash, beginning of year	4,254	62,060
Cash, end of year	$74,582	$4,254
Supplemental Cash Flow Disclosure:
Cash paid for interest	$—	$—
Cash paid for income taxes	$800	$800

The accompanying notes are an integral part of these financial statements.

EMI SOLUTIONS, INC.
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2023 AND 2022

NOTE 1 — NATURE OF BUSINESS AND RECENT DEVELOPMENTS

EMI Solutions, Inc., a California corporation, (the “Company”) is a leading small business manufacturer of electromagnetic interference (“EMI Solutions”) filtering products for the military and aerospace supply chain, as well as for a variety of commercial applications. The Company’s products include EMI Solutions filter modules, filtered connectors, flexfilter inserts, feed-through filters and cable assemblies. The Company is headquartered in Irvine, California.

Merger with Mobix Labs, Inc.

In September 2022, the Company entered into an agreement with Mobix Labs, Inc. (“Mobix”) pursuant to which the Mobix would acquire all of the issued and outstanding common shares of EMI Solutions. Consideration for the acquisition is expected to consist of 964,912 shares of Mobix common stock and $2,200,000 in cash. Of the cash portion of the consideration, $155,000 is payable at the time of closing, with the remainder payable at specified dates following Mobix’s previously announced merger with Chavant Capital Acquisition Corp., or on the twenty-four month anniversary of the closing of Mobix’s acquisition of the Company. The Company’s and Mobix’s obligations to complete the transaction are subject to the completion of due diligence and the satisfaction of certain conditions specified in the agreement. The termination date under the merger agreement was March 31, 2023. However, the Company and Mobix are in negotiations to extend the termination date under the merger agreement from March 31, 2023 to January 31, 2024.

COVID-19 Pandemic

The World Health Organization declared a global emergency on March 11, 2020 with respect to the outbreak of a novel strain of coronavirus, or COVID-19 pandemic. There are many uncertainties regarding the current global COVID-19 pandemic. The Company is closely monitoring the impact of the pandemic on all aspects of its business, including the impact on its employees, suppliers, vendors and business partners. Management continues to evaluate the impact of the COVID-19 pandemic and has concluded that, while it is reasonably possible that the virus could have a negative effect on the Company’s financial position and results of its operations, there has been no material adverse impact on the Company in fiscal years ended 2023 or 2022.

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Company’s fiscal year ends on June 30. In the opinion of the Company’s management, the accompanying financial statements contain all necessary adjustments and all disclosures to present fairly its financial position and the results of its operations and cash flows for the periods presented.

Use of Estimates

The preparation of the Company’s financial statements requires the Company to make estimates, judgments and assumptions that affect the reported amounts of certain assets and liabilities; the reported amounts of revenues and expenses for the periods covered and certain amounts disclosed in the notes to the financial statements. These estimates and assumptions are based on management’s best estimates and judgment. Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors which management believes to be reasonable under the circumstances. The Company adjusts such estimates and assumptions when facts and circumstances dictate. Changes in those estimates resulting from continuing changes in the economic environment will be reflected in the financial statements in future periods. As future events and their effects cannot be determined with precision, actual results may differ materially from those estimates and assumptions.

EMI SOLUTIONS, INC.
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2023 AND 2022

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

Cash

At June 30, 2023 and 2022, the Company’s cash balance consisted of cash on hand and demand deposits held at large financial institutions. The Company does not believe it is exposed to any significant credit risk on its cash balances. The Company considers all highly liquid investments with a maturity of three months or less when purchased as cash and cash equivalents. The Company had no cash equivalents at June 30, 2023 and 2022.

Accounts Receivable

The Company’s accounts receivable primarily represent receivables from contracts with customers. Accounts receivable are non-interest bearing. The allowance for doubtful accounts is estimated based on specific customer reviews, historical collection trends, and current economic and business conditions. Accounts receivable deemed uncollectible are charged against the allowance for doubtful accounts when identified. At June 30, 2023 and 2022, the allowance for doubtful accounts was $0.

Property and Equipment, net

Property and equipment is initially recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, as follows:

Computer equipment	5 years
Machinery and equipment	5 to 7 years
Automobiles	5 years
Leasehold improvements	Lesser of lease term of estimated useful life of improvements

Costs of normal repairs and maintenance are charged to expense as incurred. The Company reviews its property and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset or asset group may not be recoverable. Impairment testing is performed and losses are estimated when indicators of impairment are present and the estimated undiscounted cash flows are not sufficient to recover the assets’ carrying amount. When the estimated undiscounted cash flows are not sufficient to recover the asset’s carrying amount, an impairment loss is measured to the extent the fair value of the asset is less than its carrying amount. There were no events or changes in circumstances that would indicate a possible impairment as of June 30, 2023 and 2022.

The Company’s depreciation expense is highly dependent on the assumptions made for estimated useful lives of its assets. Useful lives are estimated by the Company based on its experience with similar assets and estimates of usage of the assets. Whenever events or circumstances occur which change the estimated useful life of an asset, the Company accounts for the change prospectively.

Revenue Recognition

The Company recognizes revenue based on the criteria set forth in Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers. The Company enters into contracts with customers that include various performance obligations consisting of goods, services or a combination thereof which are generally capable of being distinct and account for as separate performance obligations.

The Company recognizes revenue upon transfer of control of goods and/or services to its customers in an amount that reflects the consideration we expect to receive in exchange for those goods or services. Timing of the transfer of control varies based on the nature of the contract. The Company recognizes revenue net of any sales and other taxes collected and subsequently remitted to governmental authorities.

EMI SOLUTIONS, INC.
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2023 AND 2022

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

Contracts with customers may include promises to transfer multiple products and services to a customer. Determining whether products and services are considered distinct performance obligations that should be accounted for separately versus together may require significant judgement.

Concentration of Risks

For the year ended June 30, 2023, one customer accounted for 11% of net revenues. For the year ended June 30, 2022, one customer accounted for 11% of net revenues. No other customer accounted for more than 10% of net revenues for the years ended June 30, 2023 and 2022.

At June 30, 2023, five customers accounted for 65% of the Company’s accounts receivable. At June 30, 2022, two customers accounted for 44% of the Company’s accounts receivable.

Advertising

The Company expenses advertising costs as incurred. Advertising costs were $36,132 and $30,167 for the years ended June 30, 2023 and 2022, respectively, and are included in selling, general and administrative expenses in the statement of operations.

Equity Securities

The Company accounts for equity securities in accordance with ASC Topic 825, Financial Instruments and ASC Topic 321, Investments — Equity Securities, which require that equity investments (except those accounted for under the equity method of accounting or those that result in consolidation of the investee) be presented separately on the balance sheet as equity securities and be measured at fair value, with changes in fair value recognized in net income.

During the year ended June 30, 2022 the Company sold all of its investments in equity securities and the Company held no equity securities at June 30, 2023 and 2022. Realized gains on the sale of equity securities were $0 and $21,658 for the years ended June 30, 2023 and 2022, respectively, and are included in other income (expense) in the statement of operations.

Income Taxes

The Company accounts for income taxes in accordance with ASC Topic 740, Income Taxes (ASC 740) using the asset and liability method, whereby deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. The effect on deferred tax assets and liabilities of a change in tax laws is recognized in the results of operations in the period the new laws are enacted. The Company establishes a valuation allowance when necessary to reduce the carrying amount of its deferred tax assets when it is more likely than not that the deferred tax assets will not be realized. In evaluating the Company’s ability to realize deferred tax assets, the Company considers all available positive and negative evidence, including historical operating results, ongoing tax planning, and forecasts of future taxable income on a jurisdiction-by-jurisdiction basis. Based on the level of historical losses, the Company has established a valuation allowance to reduce its net deferred tax assets to the amount that is more likely than not to be realized.

The Company recognizes liabilities for uncertain tax positions based on a two-step process regarding recognition and measurement. The Company recognizes a tax benefit only if it is more likely than not the tax position will be sustained on examination by the local taxing authorities based on the technical merits of the position. Then the Company measures the tax benefits recognized in the financial statements from such positions based on the largest benefit greater than 50% likelihood of being realized upon ultimate settlement with the related

EMI SOLUTIONS, INC.
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2023 AND 2022

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

tax authority. The changes in recognition or measurement are reflected in the period in which the change in judgment occurs based on new information not previously available. As of June 30, 2023 and 2022, the Company has not identified any uncertain tax positions.

The Company records interest and penalties related to unrecognized tax benefits in its tax provision. As of June 30, 2023 and 2022, no accrued interest or penalties are recorded on the balance sheets, and the Company has not recorded any related expenses.

Fair Value Measurements

The fair value of a financial instrument represents the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. Fair value estimates are made at a specific point in time, based upon relevant market information about the financial instrument. The Company uses a three-tiered hierarchy for inputs used in measuring fair value that emphasizes the use of observable inputs over the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are market participant assumptions based on market data obtained from sources independent of the Company. Unobservable inputs are the Company’s own assumptions of what market participants would use in pricing the asset or liability based on the best information available in the circumstances. The financial and nonfinancial assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurement.

As a basis for considering such assumptions, a three-tier hierarchy is used in management’s determination of fair value based on the reliability and observability of inputs as follows:

Level 1 —	Observable inputs that include quoted prices in active markets for identical assets or liabilities.
Level 2 —

Observable inputs other than quoted prices in active markets for identical assets and liabilities, quoted prices for identical or similar assets or liabilities in inactive markets, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 —	Unobservable pricing inputs that are generally less observable from objective sources, such as discounted cash flow models or valuations.

The Company’s non-financial assets are measured at estimated fair value on a nonrecurring basis. These assets are adjusted to fair value only when an impairment is recognized, or in the event an asset is held for sale.

The carrying amounts of cash, accounts receivable, accounts payable, and accrued expenses approximate fair value due to the short-term maturities of these instruments.

Accounting Pronouncements Recently Adopted

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) (“ASU 2016-02”) and has since issued several updates, amendments and technical improvements to ASU 2016-02, to provide guidance on the accounting for leasing transactions. The standard requires the lessee to recognize a lease liability along with a right-of-use asset for all leases with a term longer than one year. A lessee is permitted to make an accounting policy election by class of underlying asset to not recognize the lease liability and related right-of-use asset for leases with a term of one year or less. The standard also requires additional disclosures about leasing arrangements related to discount rates, lease terms, and the amount, timing, and uncertainty of cash flows arising from leases. The Company adopted this new guidance effective July 1, 2022 using the modified retrospective method. As of July 1, 2022, the Company recognized a right-of-use asset and a related lease liability of $169,380 on its balance sheet. See Note 6 — Leases.

EMI SOLUTIONS, INC.
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2023 AND 2022

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

Recent Accounting Pronouncements Not Yet Adopted

In June 2016, the FASB issued ASU 2016-13, Financial Instruments — Credit Losses, which introduced new guidance for an approach based on expected losses to estimate credit losses on certain types of financial instruments. It also modifies the impairment model for available-for-sale debt securities and provides for a simplified accounting model for purchased financial assets with credit deterioration since their origination. Instruments in scope include loans, held-to-maturity debt securities, and net investments in leases as well as reinsurance and trade receivables. In November 2018, the FASB issued ASU 2018-19, which clarifies that operating lease receivables are outside the scope of the new standard. The amendments in this standard are effective for fiscal years beginning after December 31, 2022, including interim periods within those fiscal years, with early adoption permitted. The Company is evaluating the provisions of this statement and has not determined what impact the adoption of ASU 2016-13 will have on its financial position or results of operations.

NOTE 3 — PROPERTY AND EQUIPMENT

Property and equipment, net consisted of the following:

June 30,	2023	2022
Machinery and equipment	$277,065	$308,210
Automobiles	91,871	91,871
Leasehold improvements	66,796	66,796
Property and equipment, gross	435,732	466,877
Less: Accumulated depreciation	(318,195)	(375,700)
Property and equipment, net	$117,537	$91,177

For the years ended June 30, 2023 and 2022, depreciation expense related to property and equipment was $19,985 and $15,941, respectively.

NOTE 4 — ACCRUED EXPENSES

Accrued expenses consisted of the following:

June 30,	2023	2022
Accrued payroll and paid time off	$83,835	$77,698
Credit card	—	35,651
Accrued expenses	$83,835	$113,349

NOTE 5 — LINE OF CREDIT

The Company has a line of credit agreement with Wells Fargo Bank which provides for revolving borrowings of up to $100,000. Interest is payable monthly at a variable interest rate based on the bank’s prime rate plus 175 basis points (effectively 9.0% and 6.5% at June 30, 2023 and 2022, respectively). The line of credit is payable on demand and is subject to annual renewal. No borrowings were outstanding under the line of credit at June 30, 2023 or 2022 and available borrowings under the line of credit were $100,000 at June 30, 2023 and 2022.

The Company also has a $10,000 line of credit with First Citizens Bank to cover bank overdrafts. The outstanding balance under this line of credit was $0 and $640 at June 30, 2023 and 2022, respectively.

EMI SOLUTIONS, INC.
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2023 AND 2022

NOTE 6 — LEASES

Building Lease

The Company leases its principal office from Alton Properties LLC, a company owned and controlled by its shareholders, each of whom are also executive officers of the Company. As of June 30, 2023, the lease has a remaining term of six months and expires in December 2023. The lease does not contain any residual value guarantees or restrictive covenants or renewal options. The lease requires a security deposit of $30,000, which is recorded in other assets on the balance sheet.

ASC 842 Adoption

The Company adopted ASC 842 using the modified retrospective method on July 1, 2022. The Company determines if an arrangement is a lease at its inception. Right-of-use (“ROU”) assets and liabilities are recognized at the lease commencement date based on the present value of lease payments over the lease term. The Company uses its estimated incremental borrowing rate in determining the present value of lease payments considering the term of the lease, which is derived from information available at the lease commencement date. The lease term includes renewal options when it is reasonably certain that the option will be exercised, and excludes termination options. To the extent that the Company’s agreements have variable lease payments, the Company includes variable lease payments that depend on an index or a rate and excludes those that depend on facts or circumstances occurring after the commencement date, other than the passage of time. Lease expense is recognized on a straight-line basis over the lease term. The Company has elected the package of practical expedients permitted under the transition guidance, which does not require reassessment of prior conclusions related to contracts containing a lease, lease classification and initial direct lease costs. As an accounting policy election, the Company also excluded short-term leases (having a term of twelve months or less) from recognition as liabilities. Effective July 1, 2022, the Company recognized an ROU asset and an operating lease liability of $169,380 on the balance sheet.

The following lease costs are included in the statement of operations for the year ended June 30, 2023:

Operating lease cost	$114,300
Short-term lease cost	—
Total lease cost	$114,300

Information related to the Company’s ROU assets and operating lease liabilities as of June 30, 2023:

Cash paid for amounts included in the measurement of operating lease liabilities	$114,600
Weighted-average lease term (years)	0.5
Weighted-average discount rate	2.8%

The Company did not obtain any ROU assets in exchange for new operating or financing lease liabilities during the year ended June 30, 2023.

The following table reconciles the undiscounted cash flows to the operating lease liabilities recorded on the balance sheet as of June 30, 2023:

Total minimum lease payments	$58,200
Less imputed interest	(339)
Present value of future minimum lease payments	57,861
Less current obligations under lease	(57,861)
Long-term lease obligation	$—

EMI SOLUTIONS, INC.
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2023 AND 2022

NOTE 6 — LEASES (cont.)

Supplemental Information for Comparative Periods

Lease cost for the year ended June 30, 2023 was $114,600. Minimum lease payments under operating leases with non-cancelable terms in excess of one year as of June 30, 2023 were as follows:

Year ending June 30,
2024	$58,200
Total	$58,200

NOTE 7 — RELATED PARTY TRANSACTIONS

Building Lease

The Company leases its principal office from Alton Properties LLC, a company owned and controlled by its shareholders, each of whom are also executive officers of the Company. See Note 6 — Leases.

Loan Payable — Related Party

The Company has a loan payable to a company owned by its shareholders, from which it leases its principal offices in Irvine, California. The agreement provides for unsecured loans of up to $200,000 to the Company, with interest on the unpaid principal amount at a rate of 5.0% per annum payable monthly in arrears. At June 30, 2023 and 2022, the amount owed under the loan was $82,890 and $65,000, respectively.

Loan Receivable — Shareholder

The Company has made loans to its principal shareholder and chief executive officer. At June 30, 2023 and 2022, the amount receivable under the loan was $55,577 and $55,577, respectively.

NOTE 8 — INCOME TAXES

The provision for income taxes consists of the following:

Year ended June 30,	2023	2022
Current:
Federal	$—	$—
State	800	800
Total current	800	800
Deferred:
Federal	—	—
State	—	—
Total deferred	—	—
Provision for income taxes	$800	$800

The provision for income taxes differs from the amount computed by applying the U.S. federal statutory rate of 21% to the Company’s loss before income taxes as follows:

Year ended June 30,	2023	2022
Income tax computed at U.S. federal statutory rate	$(54,275)	$(35,942)
State taxes, net of federal benefit	464	464
ERTC	(17,394)	—
Other	—	168
Change in valuation allowance	72,005	36,110
Provision for income taxes	$800	$800

EMI SOLUTIONS, INC.
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2023 AND 2022

NOTE 8 — INCOME TAXES (cont.)

Deferred tax assets, net consist of the following:

June 30,	2023	2022
Deferred tax assets:
Net operating losses	$137,701	$94,268
Accrual to cash	—	2,959
Charitable contributions	4,733	1,375
Other, net	1,592	183
Total gross deferred tax assets	144,026	98,785
Valuation allowance	(128,664)	(56,659)
Net deferred tax assets	15,362	42,126

Deferred tax liabilities:
Accrual to cash	(8,592)	(33,798)
Property and equipment	(6,770)	(8,328)
Total gross deferred tax liabilities	(15,362)	(42,126)
Deferred tax assets, net	$—	$—

The Company recorded a provision for income taxes of $800 on its pretax income of $41,891 for the year ended June 30, 2023, and a provision for income taxes of $800 on its pretax loss of $170,353 for the year ended June 30, 2022. For each of these years, the provision for income taxes principally consists of the state minimum franchise tax. For the year ended June 30, 2023, the provision for income taxes differs from an amount calculated based on the U.S. federal statutory rate due to the valuation allowance recorded against the net operating losses the Company generated during the year and permanent differences relating to Employee Retention Tax Credits (see Note 10). For the year ended June 30, 2022, the provision for income taxes differs from an amount calculated based on the U.S. federal statutory rate due to the valuation allowance recorded against the net operating losses the Company generated during the year. The Company has incurred taxable losses for federal income tax purposes for each of the last seven fiscal years. Accordingly, the Company determined that it is not more likely than not that these tax benefits will be realized in the future and has provided a valuation allowance on certain of its net deferred tax assets.

During the years ended June 30, 2023 and 2022, the Company increased the valuation allowance by $72,005 and $47,952, respectively, which primarily related to increases in net deferred tax assets from current year activity that the Company expects may not be realized in the future. As of June 30, 2023, the Company has accumulated federal and state net operating losses (“NOLs”) of $487,734 and $505,141, respectively. The federal NOLs may be carried forward indefinitely and the state NOLs begin to expire in 2036.

The Company files U.S. federal and California state income tax returns. As of June 30, 2023, the U.S. federal tax returns are open to examination for tax years 2020 to 2022 and the California state tax returns are open to examination for tax years 2019 through 2022.

NOTE 9 — COMMITMENTS AND CONTINGENCIES

From time to time, the Company may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these, or other matters, may arise from time to time that may harm our business. The Company is currently not aware of any such legal proceedings or claims that the Company believes will have an adverse effect on its business, financial condition or operating results.

EMI SOLUTIONS, INC.
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2023 AND 2022

NOTE 10 — EMPLOYEE RETENTION TAX CREDIT

The Coronavirus Aid, Relief, and Economic Security Act (The “CARES Act”) provides an employee retention tax credit (“ERTC”), which is a refundable tax credit against certain employment taxes of up to $5,000 per employee for eligible employers. In March 2023, the Company received ERTC payments of $299,544 which it recognized in other income (expense) in the statement of operations.

NOTE 11 — SUBSEQUENT EVENTS

The Company has evaluated subsequent events through October 31, 2023, which is the date the financial statements were available to be issued.

EMI SOLUTIONS, INC.
Condensed Balance Sheets
(unaudited)

	As of
	September 30, 2023	June 30, 2023
ASSETS
Current assets:
Cash	$34,391	$74,582
Accounts receivable	279,251	260,553
Loan receivable – shareholder	55,577	55,577
Total current assets	369,219	390,712
Property, plant and equipment, net	112,219	117,537
Operating lease right-of-use assets	28,732	57,261
Other assets	30,000	30,000
Total assets	$540,170	$595,510

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$98,822	$83,407
Accrued expenses	63,071	83,835
Loan payable – related party	205,484	82,890
Operating lease liabilities, current	29,032	57,861
Total current liabilities	396,409	307,993

Commitment and contingencies (Note 9)
Shareholders’ equity:
Common stock, no par value; 1,000,000 shares authorized, 1,000 shares issued and outstanding at September 30, 2023 and June 30, 2023	2,016	2,016
Retained earnings	141,745	285,501
Total shareholders’ equity	143,761	287,517
Total liabilities and shareholders’ equity	$540,170	$595,510

The accompanying notes are an integral part of these condensed financial statements.

EMI SOLUTIONS, INC.
Condensed Statements of Operations
(unaudited)

	Three Months Ended September 30,
	2023	2022
Net revenues	$544,897	$648,455
Cost of goods sold	337,082	387,400
Gross profit	207,815	261,055
Operating Expenses:
Selling, general and administrative	345,167	233,564
Depreciation	5,604	3,972
Total operating expenses	350,771	237,536
Income (loss) before provision for income taxes	(142,956)	23,519
Provision for income taxes	800	800
Net income (loss)	$(143,756)	$22,719

The accompanying notes are an integral part of these condensed financial statements.

EMI SOLUTIONS, INC.
Condensed Statements of Shareholder’s Equity
(unaudited)

	Common Stock		Retained Earnings	Total Shareholders’ Equity
	Shares	Amount
Balance, June 30, 2022	1,000	$2,016	$244,410	$246,426
Net loss	—	—	22,719	22,719
Balance, September 30, 2022	1,000	$2,016	$267,129	$269,145
Balance, June 30, 2023	1,000	$2,016	$285,501	$287,517
Net loss	—	—	(143,756)	(143,756)
Balance, September 30, 2023	1,000	$2,016	$141,745	$143,761

The accompanying notes are an integral part of these condensed financial statements.

EMI SOLUTIONS, INC.
Condensed Statements of Cash Flows
(unaudited)

	Three Months Ended September 30,
	2023	2022
Operating Activities:
Net income (loss)	$(143,756)	$22,719
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	5,604	3,972
Other noncash charges, net	(300)	(40)
Changes in operating assets and liabilities:
Account receivables, net	(18,698)	60,993
Prepaid expenses and other current assets	—	1,181
Accounts payable	15,415	(1,891)
Accrued expenses	(20,764)	(55,890)
Net cash provided by (used in) operating activities	(162,499)	31,044

Investing Activities:
Purchases of property and equipment	(286)	(17,074)
Net cash used in investing activities	(286)	(17,074)

Financing Activities:
Borrowings from related party	122,594	31,215
Net cash provided by financing activities	122,594	31,215
Net increase (decrease) in cash	(40,191)	45,185
Cash, beginning of period	74,582	4,254
Cash, end of period	$34,391	$49,439

Supplemental Cash Flow Disclosure:
Cash paid for interest	$—	$—
Cash paid for income taxes	$800	$800

The accompanying notes are an integral part of these condensed financial statements.

EMI SOLUTIONS, INC.
Notes to Condensed Financial Statements
(unaudited)

NOTE 1 — NATURE OF BUSINESS AND BASIS OF PRESENTATION

EMI Solutions, Inc., a California corporation, (the “Company”) is a leading small business manufacturer of electromagnetic interference (“EMI”) filtering products for the military and aerospace supply chain, as well as for a variety of commercial applications. The Company’s products include EMI filter modules, filtered connectors, flexfilter inserts, feed-through filters and cable assemblies. The Company is headquartered in Irvine, California.

Basis of Presentation

The condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) for interim financial information and include the accounts of EMI Solutions, Inc. The Company’s fiscal year ends on June 30. Certain information and disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted. Accordingly, these condensed financial statements should be read in conjunction with the Company’s audited financial statements as of and for the year ended June 30, 2023 and the related notes which provide a more complete discussion of the Company’s accounting policies and certain other information. The June 30, 2023 condensed balance sheet was derived from the Company’s audited financial statements. These unaudited condensed financial statements have been prepared on the same basis as the annual financial statements and, in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary to state fairly the Company’s condensed financial position as of September 30, 2023 and its results of operations and cash flows for the three months ended September 30, 2023 and 2022. The results of operations for the three months ended September 30, 2023 are not necessarily indicative of the results to be expected for the fiscal year ending June 30, 2024 or for any other future annual or interim period.

Merger with Mobix Labs, Inc.

In September 2022, the Company entered into an agreement with Mobix Labs, Inc. (“Mobix”) pursuant to which the Mobix would acquire all of the issued and outstanding common shares of EMI Solutions. Consideration for the acquisition is expected to consist of 964,912 shares of Mobix common stock and $2,200,000 in cash. Of the cash portion of the consideration, $155,000 is payable at the time of closing, with the remainder payable at specified dates following Mobix’s previously announced merger with Chavant Capital Acquisition Corp., or on the twenty-four month anniversary of the closing of Mobix’s acquisition of the Company. The Company’s and Mobix’s obligations to complete the transaction are subject to the completion of due diligence and the satisfaction of certain conditions specified in the agreement.

COVID-19 Pandemic

The World Health Organization declared a global emergency on March 11, 2020 with respect to the outbreak of a novel strain of coronavirus, or COVID-19 pandemic. There are many uncertainties regarding the current global COVID-19 pandemic. The Company is closely monitoring the impact of the pandemic on all aspects of its business, including the impact on its employees, suppliers, vendors and business partners. Management continues to evaluate the impact of the COVID-19 pandemic and has concluded that, while it is reasonably possible that the virus could have a negative effect on the Company’s financial position and results of its operations, there has been no material adverse impact on the Company during the three months ended September 30, 2023 or 2022.

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of the Company’s financial statements requires the Company to make estimates, judgments and assumptions that affect the reported amounts of certain assets and liabilities; the reported amounts of revenues and expenses for the periods covered and certain amounts disclosed in the notes to the financial statements. These estimates and assumptions are based on management’s best estimates and judgment. Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors which management

EMI SOLUTIONS, INC.
Notes to Condensed Financial Statements
(unaudited)

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

believes to be reasonable under the circumstances. The Company adjusts such estimates and assumptions when facts and circumstances dictate. Changes in those estimates resulting from continuing changes in the economic environment will be reflected in the financial statements in future periods. As future events and their effects cannot be determined with precision, actual results may differ materially from those estimates and assumptions.

Cash

At September 30, 2023 and June 30, 2023, the Company’s cash balance consisted of cash on hand and demand deposits held at large financial institutions. The Company does not believe it is exposed to any significant credit risk on its cash balances. The Company considers all highly liquid investments with a maturity of three months or less when purchased as cash and cash equivalents. The Company had no cash equivalents at September 30, 2023 or June 30, 2023.

Accounts Receivable, net

The Company’s accounts receivable primarily represent receivables from contracts with customers. Accounts receivable are non-interest bearing. The allowance for doubtful accounts is estimated based on specific customer reviews, historical collection trends, and current economic and business conditions. Accounts receivable deemed uncollectible are charged against the allowance for doubtful accounts when identified. At September 30, 2023 and June 30, 2023, the allowance for doubtful accounts was $0.

Property and Equipment, net

Property and equipment is initially recorded at cost. Depreciation is computed using the straight- line method over the estimated useful lives of the assets, as follows:

Machinery and equipment	5 to 7 years
Automobiles	5 years
Leasehold improvements	Lesser of lease term of estimated useful life of improvements

Costs of normal repairs and maintenance are charged to expense as incurred. The Company reviews its property and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset or asset group may not be recoverable. Impairment testing is performed and losses are estimated when indicators of impairment are present and the estimated undiscounted cash flows are not sufficient to recover the assets’ carrying amount. When the estimated undiscounted cash flows are not sufficient to recover the asset’s carrying amount, an impairment loss is measured to the extent the fair value of the asset is less than its carrying amount. The Company did not record any impairment losses during the three months ended September 30, 2023 and 2022.

The Company’s depreciation expense is highly dependent on the assumptions made for estimated useful lives of its assets. Useful lives are estimated by the Company based on its experience with similar assets and estimates of usage of the assets. Whenever events or circumstances occur which change the estimated useful life of an asset, the Company accounts for the change prospectively.

Revenue Recognition

The Company recognizes revenue based on the criteria set forth in Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers. The Company enters into contracts with customers that include various performance obligations consisting of goods, services or a combination thereof which are generally capable of being distinct and account for as separate performance obligations.

EMI SOLUTIONS, INC.
Notes to Condensed Financial Statements
(unaudited)

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Company recognizes revenue upon transfer of control of goods and/or services to its customers in an amount that reflects the consideration we expect to receive in exchange for those goods or services. Timing of the transfer of control varies based on the nature of the contract. The Company recognizes revenue net of any sales and other taxes collected and subsequently remitted to governmental authorities.

Contracts with customers may include promises to transfer multiple products and services to a customer. Determining whether products and services are considered distinct performance obligations that should be accounted for separately versus together may require significant judgement.

Concentration of Risks

For the three months ended September 30, 2023, two customers accounted for 32% of net revenues. For the three months ended September 30, 2022, two customers accounted for 20% of net revenues. No other customer accounted for more than 10% of net revenues for the three months ended September 30, 2023 and 2022.

As of September 30, 2023, three customers accounted for 39% of accounts receivable. As of June 30, 2023, five customers accounted for 65% of accounts receivable. No other customer accounted for more than 10% of accounts receivable at September 30, 2023 or June 30, 2023.

Advertising

The Company expenses advertising costs as incurred. Advertising costs were $4,259 and $6,084 for the three months ended September 30, 2023 and 2022, respectively and are included in selling, general and administrative expenses in the statement of operations and comprehensive income (loss).

Accounting Pronouncements Recently Adopted

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) (“ASU 2016-02”) and has since issued several updates, amendments and technical improvements to ASU 2016-02, to provide guidance on the accounting for leasing transactions. The standard requires the lessee to recognize a lease liability along with a right-of-use asset for all leases with a term longer than one year. A lessee is permitted to make an accounting policy election by class of underlying asset to not recognize the lease liability and related right-of-use asset for leases with a term of one year or less. The standard also requires additional disclosures about leasing arrangements related to discount rates, lease terms, and the amount, timing, and uncertainty of cash flows arising from leases. The Company adopted this new guidance effective July 1, 2022 using the modified retrospective method. As of July 1, 2022, the Company recognized a right-of-use asset and a related lease liability of $169,380 on its condensed balance sheet. See Note 6 — Leases.

NOTE 3 — PROPERTY AND EQUIPMENT

Property and equipment, net consisted of the following:

	September 30, 2023	June 30, 2023
Machinery and equipment	$277,351	$277,065
Automobiles	91,871	91,871
Leasehold improvements	66,796	66,796
Property and equipment, gross	436,018	435,732
Less: Accumulated depreciation	(323,799)	(318,195)
Property and equipment, net	$112,219	$117,537

For the three months ended September 30, 2023 and September 30, 2022, depreciation expense related to property and equipment was $5,604 and $3,972, respectively.

EMI SOLUTIONS, INC.
Notes to Condensed Financial Statements
(unaudited)

NOTE 4 — ACCRUED EXPENSES

Accrued expenses consisted of the following:

	September 30, 2023	June 30, 2023
Accrued payroll and paid time off	$62,271	$83,835
Income taxes payable	800	—
Accrued expenses	$63,071	$83,835

NOTE 5 — LINE OF CREDIT

The Company has a line of credit agreement with Wells Fargo Bank which provides for revolving borrowings of up to $100,000. Interest is payable monthly at a variable interest rate based on the bank’s prime rate plus 175 basis points (effectively 9.0% at September 30, 2023 and June 30, 2023). The line of credit is payable on demand, is subject to annual renewal. No borrowings were outstanding under the line of credit at September 30, 2023 or June 30, 2023 and available borrowings under the line of credit were $100,000 at September 30, 2023 or June 30, 2023.

The Company also has a $10,000 line of credit with First Citizens Bank to cover bank overdrafts. There were no significant amounts outstanding under this arrangement at September 30, 2023 or June 30, 2023.

NOTE 6 — LEASES

The Company leases its principal office from Alton Properties LLC, a company owned and controlled by its shareholders, each of whom are also executive officers of the Company. As of September 30, 2023, the lease has a remaining term of three months and expires in December 2023. The lease does not contain any residual value guarantees or restrictive covenants or renewal options. The lease requires a security deposit of $30,000, which is recorded in other assets on the condensed balance sheet.

ASC 842 Adoption

The Company adopted ASC 842 using the modified retrospective method on July 1, 2022. The Company determines if an arrangement is a lease at its inception. Right-of-use (“ROU”) assets and liabilities are recognized at the lease commencement date based on the present value of lease payments over the lease term. The Company uses its estimated incremental borrowing rate in determining the present value of lease payments considering the term of the lease, which is derived from information available at the lease commencement date. The lease term includes renewal options when it is reasonably certain that the option will be exercised, and excludes termination options. To the extent that the Company’s agreements have variable lease payments, the Company includes variable lease payments that depend on an index or a rate and excludes those that depend on facts or circumstances occurring after the commencement date, other than the passage of time. Lease expense is recognized on a straight-line basis over the lease term. The Company has elected the package of practical expedients permitted under the transition guidance, which does not require reassessment of prior conclusions related to contracts containing a lease, lease classification and initial direct lease costs. As an accounting policy election, the Company also excluded short-term leases (having a term of twelve months or less) from recognition as liabilities. Effective July 1, 2022, the Company recognized an ROU asset and an operating lease liability of $169,380 on the balance sheet.

EMI SOLUTIONS, INC.
Notes to Condensed Financial Statements
(unaudited)

NOTE 6 — LEASES (cont.)

The following lease costs are included in the condensed statement of operations for the three months ended September 30, 2023:

Three months ended September 30, 2023
Operating lease cost	$28,800
Short-term lease cost	—
Total lease cost	$86,700

Information related to the Company’s ROU assets and operating lease liabilities as of September 30, 2023:

Cash paid for amounts included in the measurement of operating lease liabilities	$29,100
Weighted-average lease term (years)	0.25
Weighted-average discount rate	2.8%

The Company did not obtain any ROU assets in exchange for new operating or financing lease liabilities during the three months ended September 30, 2023.

The following table reconciles the undiscounted cash flows to the operating lease liabilities recorded on the condensed balance sheet as of September 30, 2023:

Years ending June 30,
2024 (remaining three months)	$29,100
Total minimum lease payments	29,100
Less imputed interest	(68)
Present value of future minimum lease payments	29,032
Less current obligations under lease	(29,032)
Long-term lease obligation	$—

Supplemental Information for Comparative Periods

Lease cost for the three months ended September 30, 2022 was $28,800. Minimum lease payments under operating leases with non-cancelable terms in excess of one year as of June 30, 2023 were as follows:

Year ending June 30,
2024	$58,200
Total	$58,200

NOTE 7 — RELATED PARTY TRANSACTIONS

Building Lease

The Company leases its principal office from Alton Properties LLC, a company owned and controlled by its shareholders, each of whom are also executive officers of the Company. See Note 6 — Leases.

Loan Payable — Related Party

The Company has a loan payable to Alton Properties LLC. The agreement, which has been amended from time to time, provides for unsecured loans of up to $400,000 to the Company, with interest on the unpaid principal amount at a rate of 6.5% per annum payable monthly in arrears. At September 30, 2023 and June 30, 2023, the amount owed under the loan was $205,484 and $82,890, respectively.

EMI SOLUTIONS, INC.
Notes to Condensed Financial Statements
(unaudited)

NOTE 7 — RELATED PARTY TRANSACTIONS (cont.)

Loan Receivable — Shareholder

The Company has made loans to its principal shareholder and chief executive officer. At September 30, 2023 and June 30, 2023, the amount receivable under the loan was $55,577.

NOTE 8 — INCOME TAXES

The Company recorded a provision for income taxes of $800 and $800 for the three months ended September 30, 2023 and 2022, respectively. For the three months ended September 30, 2022, the Company’s provision for income taxes differs from an amount calculated based on statutory tax rates principally due to the Company recording a valuation allowance against the net operating losses it generated during the period. For the three months ended September 30, 2023, the Company’s provision for income taxes differs from an amount calculated based on statutory tax rates principally due anticipated usage of net operating loss carryforwards to offset taxable income generated during the period. The Company establishes a valuation allowance when necessary to reduce the carrying amount of its deferred tax assets when it is more likely than not that the deferred tax assets will not be realized. In evaluating the Company’s ability to realize deferred tax assets, the Company considers all available positive and negative evidence, including historical operating results, potential limitations on the Company’s ability to carry forward net operating losses, ongoing tax planning, and forecasts of future taxable income on a jurisdiction-by-jurisdiction basis. Based on these factors, the Company has established a valuation allowance to reduce its net deferred tax assets to the amount that is more likely than not to be realized. If the Company is subsequently able to realize its net operating loss carryforwards or other deferred income tax assets, a portion of the valuation allowance will be reversed, resulting in a reduction of provision for income taxes.

NOTE 9 — COMMITMENTS AND CONTINGENCIES

From time to time, the Company may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these, or other matters, may arise from time to time that may harm our business. The Company is currently not aware of any such legal proceedings or claims that the Company believes will have an adverse effect on its business, financial condition or operating results.

NOTE 10 — SUBSEQUENT EVENTS

The Company has evaluated subsequent events through December 28, 2023, which is the date the financial statements were available to be issued.

On December 18, 2023, the Company’s shareholders sold their stock ownership in the Company to Mobix, which resulted in a change in ownership of the Company.

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses expected to be incurred in connection with the sale and distribution of the securities being registered hereby, other than underwriting discounts and commissions, all of which will be borne by the Company.

SEC registration fee		$2,874.51
FINRA filing fee		$3,421.25
Accounting fees and expenses		$150,000.00	*
Legal fees and expenses		$150,000.00	*
Miscellaneous expenses		$20,000.00	*
Total expenses	$		*

____________

*        These fees are calculated based on the securities offered and the number of issuances and accordingly are subject to change.

Item 14. Indemnification of Directors and Officers.

Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

Additionally, our Charter limits the liability of our directors to the fullest extent permitted by the DGCL, and our Bylaws provide that we will indemnify them to the fullest extent permitted by such law. We have entered into and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by our Board. Under the terms of such indemnification agreements, we are required to indemnify each of our directors and officers, to the fullest extent permitted by the laws of the state of Delaware, if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was our director or officer or was serving at our request in an official capacity for another entity. We must indemnify our officers and directors under the circumstances and to the extent provided for therein, from and against all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all threatened, pending or completed claim, demand, action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal, and including appeals, in which he or she may be involved, or is threatened to be involved, as a party or otherwise, to the fullest extent permitted under the DGCL and the Bylaws. The indemnification agreements also require us, if so requested, to advance all reasonable fees, expenses, charges and other costs that such director or officer incurred, provided that such person will return any such advance if it is ultimately determined that such person is not entitled to indemnification by us. Any claims for indemnification by our directors and officers may reduce our available funds to satisfy successful third-party claims against us and may reduce the amount of money available to us.

Item 15. Recent Sales of Unregistered Securities.

The following list sets forth information as to all of our securities sold in the last three years that were not registered under the Securities Act.

PIPE Investments

Sage Hill PIPE Subscription Agreement and Sage Hill Warrant

On December 18, 2023, the Company entered into a subscription agreement (the “Sage Hill PIPE Subscription Agreement”) with Sage Hill Investors, LLC (“Sage Hill”), pursuant to which Sage Hill agreed to purchase, in a private placement that closed substantially concurrently with the Closing, 1,500,000 shares of Class A Common Stock in cash at a price of $10.00 per share for an aggregate purchase price of $15,000,000, on the terms and subject to the conditions set forth in the Sage Hill PIPE Subscription Agreement. Pursuant to the Sage Hill Subscription Agreement, Chavant agreed to issue additional shares of Class A Common Stock to Sage Hill in the event that the volume weighted average price per share of the Class A Common Stock during the 30-day period (the “Adjustment Period”) commencing on the date that is 30 days after the date on which a resale registration statement is declared effective (the “Adjustment Period VWAP”) is less than $10.00 per share. In such case, Sage will be entitled to receive a number of shares of Class A Common Stock equal to the product of (x) the number of shares of Class A Common Stock issued to Sage Hill at the closing of the subscription and held by Sage Hill through the end of the Adjustment Period multiplied by (y) a fraction, (A) the numerator of which is $10.00 minus the Adjustment Period VWAP and (B) the denominator of which is the Adjustment Period VWAP (the “Make-Whole Shares”). In the event that the Adjustment Period VWAP is less than $7.00, the Adjustment Period VWAP will be deemed to be $7.00.

In connection with the execution of the Sage Hill PIPE Subscription Agreement, Mobix Labs issued to Sage Hill a warrant to purchase 1,500,000 shares of Mobix Labs Stock at an exercise price of $0.01 per share, exercisable upon the closing of the Sage Hill PIPE Subscription Agreement and stockholder approval (the “Sage Hill Warrant”). The Sage Hill Warrant remains outstanding, and stockholder approval for the exercise of the Sage Hill Warrant is expected to be obtained in 2024.

Sponsor PIPE Subscription Agreement, Sponsor Warrant and Sponsor Letter Agreement

On December 19, 2023, Chavant entered into the subscription agreement (the “Sponsor PIPE Subscription Agreement”) with the Sponsor pursuant to which the Sponsor agreed to purchase, in a private placement that closed substantially concurrently with the Closing, 199,737 shares of Class A Common Stock at a price of $10.00 per share for an aggregate purchase price of $1,997,370 paid through the forgiveness of the Forgiven Chavant Obligations (as defined below), on the terms and subject to the conditions set forth in the Sponsor PIPE Subscription Agreement and the Sponsor Letter Agreement described below. Pursuant to the Sponsor PIPE Subscription Agreement, Chavant agreed to issue additional shares of Class A Common Stock to the Sponsor in the event that the Adjustment Period VWAP during the Adjustment Period is less than $10.00 per share. In such case, the Sponsor will be entitled to receive a number of shares of Class A Common Stock equal to the product of (x) the number of shares of Class A Common Stock issued to the Sponsor at the closing of the subscription and held by the Sponsor through the end of the Adjustment Period multiplied by (y) a fraction, (A) the numerator of which is $10.00 minus the Adjustment Period VWAP and (B) the denominator of which is the Adjustment Period VWAP (the “Make-Whole Shares”). In the event that the Adjustment Period VWAP is less than $7.00, the Adjustment Period VWAP will be deemed to be $7.00.

In connection with the execution of the Sponsor PIPE Subscription Agreement, Mobix Labs issued to the Sponsor a warrant to purchase 272,454 shares of Mobix Labs Stock at an exercise price of $0.01 per share, exercisable upon the closing of the Sponsor PIPE Subscription Agreement (the “Sponsor Warrant”). The Sponsor Warrant was exercised at the closing of the Sponsor PIPE Subscription Agreement and, following net settlement into 272,182 shares of Mobix Labs Stock, converted into 272,182 shares of Class A Common Stock of the Company in connection with the Closing.

On December 20, 2023, Chavant also entered into a Sponsor Letter Agreement with the Sponsor (the “Sponsor Letter Agreement”). Pursuant to the Sponsor Letter Agreement, as consideration for the 199,737 shares issued pursuant to the Sponsor PIPE Subscription Agreement, the Sponsor agreed to forgive, effective upon the Closing, approximately $1,997,370 of aggregate outstanding obligations of Chavant owed to the Sponsor, consisting of (i) $1,150,000 aggregate principal amount of working capital loans outstanding under Chavant’s convertible promissory notes issued to the Sponsor, (ii) $610,000 aggregate principal amount of working capital loans outstanding under Chavant’s non-convertible promissory notes issued to the Sponsor (the accrued interest under which was forgiven), (iii) an estimated additional $40,000 in aggregate principal amount of working capital loans incurred to pay additional expenses in connection with the Closing, (iv) approximately $165,000 of outstanding reimbursement obligations owed to the Sponsor by Chavant for administrative services, as described above under the heading “Certain Chavant Relationships and Related Person Transactions — Administrative Services” and (v) approximately $32,370 of reimbursement obligations owed to Dr. Jiong Ma, the Chief Executive Officer of Chavant, by Chavant for certain operating expenses of Chavant paid by Dr. Ma (collectively, the “Forgiven Chavant Obligations”).

In addition, pursuant to the Sponsor Letter Agreement, the Sponsor agreed to forfeit (1) 658,631 Founder Shares that it held (“Sponsor Forfeited Founder Shares”) and (2) 400,000 Private Placement Warrants that it held (“Sponsor Forfeited Private Placement Warrants”), in each case upon the Closing.

The forfeiture of the Sponsor Forfeited Founder Shares reduced the number of Founder Shares held by the Sponsor, which are subject to the lock-up agreement applicable to the Founder Equityholders as set forth in the Amended and Restated Registration Rights and Lock-Up Agreement (the “Founder Share Lock-Up”), to 922,182 Founder Shares. The Company expects that the Sponsor will distribute these Founder Shares to its members following the Closing and the expiration of the Founder Share Lock-Up. In such distributions, (1) Dr. Ma or her controlled affiliate is expected to receive (i) 724,600 shares of Class A Common Stock representing Founder Shares (including 40,000 Founder Shares held by the Sponsor that may be allocated by Dr. Ma in her discretion), and (2) Dr. André-Jacques Auberton-Hervé, Chavant’s Chairman, or his controlled affiliate is expected to receive

(i) 197,582 shares of Class A Common Stock representing Founder Shares. The forfeiture of the Sponsor Forfeited Private Placement Warrants reduced the number of Private Placement Warrants held by the Sponsor to 2,394,332 Private Placement Warrants. None of the Private Placement Warrants are subject to the Founder Share Lock-Up, and the Sponsor distributed these Private Placement Warrants to its members on December 21, 2023 following the Closing. In such distribution, (ii) Dr. Ma or her controlled affiliate received 1,241,552 Private Placement Warrants, and (ii) Dr. Auberton-Hervé or his controlled affiliate received 358,324 Private Placement Warrants. In addition, the shares of Class A Common Stock the Sponsor received upon the Closing pursuant to the Sponsor PIPE Subscription Agreement and the conversion of the Sponsor Warrant, as described above, are not subject to the Founder Share Lock-Up. The Company expects that the Sponsor will distribute those shares to its members after the Closing. In such distribution, (1) Dr. Ma or her controlled affiliate is expected to receive approximately 71,399 shares of Class A Common Stock (reflecting $140,000 of non-convertible debt that Dr. Ma had funded or would fund to the Sponsor in respect of working capital loans to Chavant, Dr. Ma’s pro rata share in amount of approximately $130,000 of the outstanding reimbursement obligations owed to the Sponsor for administrative services, and the outstanding reimbursement obligations of $32,370 owed to Dr. Ma, as described above, each forgiven pursuant to the Sponsor Letter Agreement) and (2) Dr. Auberton-Hervé or his controlled affiliate is expected to receive approximately 343,384 shares of Class A Common Stock (reflecting $1.4 million of convertible and non-convertible debt that Dr. Auberton-Hervé had funded to the Sponsor in respect of working capital loans to Chavant and Dr. Auberton-Hervé’s pro rata share of the outstanding reimbursement obligations owed to the Sponsor for administrative services, each forgiven pursuant to the Sponsor Letter Agreement).

Additional PIPE Subscription Agreements and Additional Warrants

As of December 21, 2023, Chavant had entered into additional subscription agreements (the “Additional PIPE Subscription Agreements” and, together with the Sage Hill PIPE Subscription Agreement and the Sponsor PIPE Subscription Agreement, the “PIPE Subscription Agreements”) with other investors (the “Other Investors”), pursuant to which the Other Investors agreed to purchase, in private placements that closed substantially concurrently with the Closing, a total of 475,000 shares of Class A Common Stock in cash at a price of $10.00 per share for an aggregate purchase price of $4,750,000, on the terms and subject to the conditions set forth in each such Additional PIPE Subscription Agreement. The terms of each Additional PIPE Subscription Agreement (other than the purchase amount) are substantially similar to those in the subscription agreement entered into between Chavant and Sage Hill and the Sponsor, including those relating to issuance of additional shares of Class A Common Stock in the event that the Adjustment Period VWAP is less than $10.00, as discussed above.

In connection with the execution of the Additional PIPE Subscription Agreements, Mobix Labs issued to the Other Investors warrants to purchase 450,000 shares of Mobix Labs Stock at an exercise price of $0.01 per share (the “Additional Warrants”), of which Additional Warrants convertible into 199,800 shares of Class A Common Stock (following net settlement) were exercisable upon the closing of the Additional PIPE Subscription Agreements (the “Converted Additional Warrants”) and Additional Warrants convertible into 250,000 shares of Class A Common Stock are exercisable upon the closing of the Additional PIPE Subscription Agreements and stockholder approval (the “Non-Converted Additional Warrants”; the shares of Class A Common Stock underlying the Non-Converted Additional Warrants and the Sage Hill Warrant, the “Unregistered Warrant Shares”). The Converted Additional Warrants were exercised at the closing of the Additional PIPE Subscription Agreements and, following net settlement into 199,800 shares of Mobix Common Stock, converted into 199,800 shares of Class A Common Stock in connection with the Closing. The Non-Converted Warrants remain outstanding, and stockholder approval for the exercise of the Non-Converted Warrants is expected to be obtained in 2024.

The Company issued, or will issue, the foregoing securities under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Rule 506 of Regulation D promulgated under the Securities Act, as a transaction not requiring registration under Section 5 of the Securities Act. The parties receiving the securities represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution, and appropriate restrictive legends were affixed to the certificates representing the securities (or reflected in restricted book entry with the Company’s transfer agent). The parties also had adequate access, through business or other relationships, to information about the Company.

Founder Shares and Private Warrants

The sales of the Founder Shares and Private Warrants to the Sponsor and Chavant’s Initial Shareholders as described herein were deemed to be exempt from registration under the Securities Act, in reliance on Section 4(a)(2) of the Securities Act as transactions by an issuer not involving a public offering.

Founder Shares

On April 7, 2021, Chavant issued 2,875,000 Founder Shares, for which the Sponsor paid $25,000. The Sponsor agreed to forfeit up to 375,000 Founder Shares to the extent that the over-allotment option was not exercised in full by the underwriters. On June 25, 2021, the Sponsor sold an aggregate of 422,581 of such Founder Shares to the underwriters for a purchase price of $3,675. On July 19, 2021, Chavant reduced the offering size of the Chavant IPO and 575,000 Founder Shares were surrendered to Chavant for cancellation for no consideration, resulting in 2,300,000 Founder Shares outstanding. On September 5, 2021, the underwriters’ over-allotment option expired unexercised, resulting in the forfeiture of an additional 300,000 Founder Shares. As a result, a total of 2,000,000 Founder Shares remained outstanding, which represented 20% of the issued and outstanding Ordinary Shares. All share and per share amounts were retroactively restated.

Chavant’s Initial Shareholders agreed, subject to limited exceptions, not to transfer, assign or sell any of their Founder Shares until the earlier to occur of: (i) one year after the completion of the initial Transaction or (ii) the date following the completion of the initial Transaction on which the Company completes a liquidation, merger, share exchange or other similar transaction that results in all of the shareholders having the right to exchange their Ordinary Shares for cash, securities or other property. Notwithstanding the foregoing, if the closing price of the Ordinary Shares equals or exceeds $12.00 per share (as adjusted for share subdivisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Transaction, the Founder Shares will be released from the lockup. In connection with the Closing, the Amended and Restated Registration Rights Agreement superseded the foregoing arrangements.

Private Placement Warrants

Simultaneously with the closing of the Chavant IPO, pursuant to a Private Placement Warrants Purchase Agreement, dated July 19, 2021, by and between the Company and the Sponsor, and another Private Placement Warrants Purchase Agreement, dated July 19, 2021, by and between the Company and the Representatives’ designees, the Company completed the private sale of 3,400,000 Private Placement Warrants to the Sponsor and the Representatives’ designees at a purchase price of $1.00 per Private Warrant, generating gross proceeds to the Company of $3,400,000. The Private Placement Warrants are identical to the Warrants included as part of the Units, except that the Private Placement Warrants, so long as they are held by the initial purchasers or their permitted transferees, (i) are not redeemable by the Company, (ii) may not (including the Ordinary Shares issuable upon exercise of the warrants), subject to certain limited exceptions, be transferred, assigned or sold until 30 days after the completion of the Company’s initial business combination, (iii) may be exercised on a cashless basis and (iv) are entitled to registration rights. No underwriting discounts and commissions were paid with respect to such sale. The issuance of the Private Placement Warrants was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

Item 16. Exhibits and Financial Statement Schedules.

The financial statements filed as part of this registration statement are listed in the index to the financial statements immediately preceding such financial statements, which index to the financial statements is incorporated herein by reference.

Exhibit Number	Description
2.1†

Business Combination Agreement, dated as of November 15, 2022, by and among Chavant, Merger Sub and Mobix Labs, Inc. (included as Annex A-1 to the proxy statement/prospectus, which is a part of the Company’s Registration Statement on Form S-4 filed on November 13, 2023, and incorporated herein by reference).

2.2

Amendment No. 1 to the Business Combination Agreement, dated as of April 7, 2023, by and among Chavant, Merger Sub and Mobix Labs, Inc. (included as Annex A-2 to the proxy statement/prospectus, which is a part of the Company’s Registration Statement on Form S-4 filed on November 13, 2023, and incorporated herein by reference).

2.3

Amendment No. 2 to the Business Combination Agreement, dated as of November 26, 2023, by and among Chavant, Merger Sub and Mobix Labs, Inc. (incorporated by reference to Exhibit 2.1 to Chavant’s Current Report on Form 8-K filed on November 30, 2023).

2.4	Amendment No. 3 to the Business Combination Agreement, dated as of February 12, 2024, by and among Mobix Labs, Inc. and Mobix Labs Operations, Inc.
2.5

Agreement and Plan of Merger, dated as of September 26, 2022, by and among Mobix Labs, Inc., Mobix Merger Sub I, Inc., Mobix Merger Sub II, LLC, EMI Solutions, Inc., Yden Holdings, LLC, Robert Ydens and Julie Ydens (incorporated by reference to Exhibit 2.4 to Mobix Labs, Inc.’s Current Report on Form 8-K filed on December 28, 2023).

2.6

Amendment No. 1 to the Agreement and Plan of Merger, dated as of November 28, 2023, by and among Mobix Labs, Inc., Mobix Merger Sub I, Inc., Mobix Merger Sub II, LLC, EMI Solutions, Inc., Yden Holdings, LLC, Robert Ydens and Julie Ydens (incorporated by reference to Exhibit 2.5 to Mobix Labs, Inc.’s Current Report on Form 8-K filed on December 28, 2023).

3.1	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to Mobix Labs, Inc.’s Current Report on Form 8-K filed on December 28, 2023).
3.2	Certificate of Amendment of Certificate of Incorporation.
3.3	Amended and Restated Bylaws of Mobix Labs, Inc. (incorporated by reference to Exhibit 3.2 to Mobix Labs, Inc.’s Current Report on Form 8-K filed on December 28, 2023).
4.1	Specimen Class A Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Mobix Labs, Inc.’s Current Report on Form 8-K filed on December 28, 2023).
4.2	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.2 to Mobix Labs, Inc.’s Current Report on Form 8-K filed on December 28, 2023).
4.3

Warrant Agreement, dated July 19, 2021, by and between Chavant and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.1 to Chavant’s Current Report on Form 8-K filed on July 23, 2021).

4.4

Amendment to the Warrant Agreement, dated December 21, 2023, by and between Chavant and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.4 to Mobix Labs, Inc.’s Current Report on Form 8-K filed on December 28, 2023).

5.1	Opinion of Greenberg Traurig, P.A. as to the validity of shares of Mobix Labs, Inc. Class A Common Stock and Warrants.
10.1

Letter Agreement, dated July 19, 2021, by and among Chavant, its executive officers, its directors, Roth Capital Partners, LLC, Craig-Hallum Capital Group LLC and their respective permitted designees and Chavant Capital Partners LLC (incorporated by reference to Exhibit 10.1 to Chavant’s Current Report on Form 8-K filed on July 23, 2021).

10.2

Amended and Restated Registration Rights and Lock-Up Agreement, dated December 21, 2023, by and among Mobix Labs, Inc. and the other parties thereto (incorporated by reference to Exhibit 10.2 to Mobix Labs, Inc.’s Current Report on Form 8-K filed on December 28, 2023).

10.3#	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.3 to Mobix Labs, Inc.’s Current Report on Form 8-K filed on December 28, 2023).
10.4#	Mobix Labs, Inc. 2023 Equity Incentive Plan (incorporated by reference to Exhibit 10.4 to Mobix Labs, Inc.’s Current Report on Form 8-K filed on December 28, 2023).

Exhibit Number	Description
10.5#	Mobix Labs, Inc. 2023 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.5 to Mobix Labs, Inc.’s Current Report on Form 8-K filed on December 28, 2023).
10.6#

Amended and Restated Executive Employment Agreement between Fabian Battaglia and Mobix Labs, Inc. (included as Exhibit 10.14 to the proxy statement/prospectus, which is a part of the Company’s Registration Statement on Form S-4 filed on November 13, 2023, and incorporated herein by reference).

10.7#

Amended and Restated Executive Employment Term Sheet between Fabian Battaglia and Mobix Labs, Inc. (included as Exhibit 10.15 to the proxy statement/prospectus, which is a part of the Company’s Registration Statement on Form S-4 filed on November 13, 2023, and incorporated herein by reference).

10.8#

Amended and Restated Executive Employment Agreement between Keyvan Samini and Mobix Labs, Inc. (included as Exhibit 10.16 to the proxy statement/prospectus, which is a part of the Company’s Registration Statement on Form S-4 filed on November 13, 2023, and incorporated herein by reference).

10.9#

Amended and Restated Executive Employment Term Sheet between Keyvan Samini and Mobix Labs, Inc. (included as Exhibit 10.17 to the proxy statement/prospectus, which is a part of the Company’s Registration Statement on Form S-4 filed on November 13, 2023, and incorporated herein by reference).

10.10#

Employment Agreement between James Aralis and Mobix Labs, Inc. (included as Exhibit 10.18 to the proxy statement/prospectus, which is a part of the Company’s Registration Statement on Form S-4 filed on November 13, 2023, and incorporated herein by reference).

10.11

Form of Cancellation and Termination Agreement between Mobix Labs, Inc. and certain RSU holders (included as Exhibit 10.20 to the proxy statement/prospectus, which is a part of the Company’s Registration Statement on Form S-4 filed on November 13, 2023, and incorporated herein by reference).

10.12#

Board of Directors Agreement, dated March 12, 2021, between Mobix Labs, Inc. and Kurt Busch (included as Exhibit 10.21 to the proxy statement/prospectus, which is a part of the Company’s Registration Statement on Form S-4 filed on November 13, 2023, and incorporated herein by reference).

10.13#

Board of Directors Agreement, dated March 12, 2021, between Mobix Labs, Inc. and William Carpou (included as Exhibit 10.22 to the proxy statement/prospectus, which is a part of the Company’s Registration Statement on Form S-4 filed on November 13, 2023, and incorporated herein by reference).

10.14#

Board of Directors Agreement, dated March 2, 2021, between Mobix Labs, Inc. and David Aldrich (included as Exhibit 10.23 to the proxy statement/prospectus, which is a part of the Company’s Registration Statement on Form S-4 filed on November 13, 2023, and incorporated herein by reference).

10.15#

Board of Directors Agreement, dated February 1, 2021, between Mobix Labs, Inc. and James Peterson (included as Exhibit 10.24 to the proxy statement/prospectus, which is a part of the Company’s Registration Statement on Form S-4 filed on November 13, 2023, and incorporated herein by reference).

10.16#

Board of Directors Agreement, dated February 1, 2021, between Mobix Labs, Inc. and Frederick Goerner (included as Exhibit 10.25 to the proxy statement/prospectus, which is a part of the Company’s Registration Statement on Form S-4 filed on November 13, 2023, and incorporated herein by reference).

10.17#

First Amendment to Board of Directors Agreement, dated March 26, 2023, between Mobix Labs, Inc. and James Peterson (included as Exhibit 10.26 to the proxy statement/prospectus, which is a part of the Company’s Registration Statement on Form S-4 filed on November 13, 2023, and incorporated herein by reference).

10.18#

First Amendment to Board of Directors Agreement, dated March 26, 2023, between Mobix Labs, Inc. and Frederick Goerner (included as Exhibit 10.27 to the proxy statement/prospectus, which is a part of the Company’s Registration Statement on Form S-4 filed on November 13, 2023, and incorporated herein by reference).

Exhibit Number	Description
10.19

Subscription Agreement, effective as of December 18, 2023, by and among Chavant Capital Acquisition Corp., Mobix Labs, Inc. and Sage Hill Investors, LLC (incorporated by reference to Exhibit 10.1 to Chavant’s Current Report on Form 8-K filed on December 19, 2023).

10.20

Warrant to Purchase Shares of Common Stock, dated December 14, 2023, by and between Mobix Labs, Inc. and Sage Hill Investors, LLC (incorporated by reference to Exhibit 10.2 to Chavant’s Current Report on Form 8-K filed on December 19, 2023).

10.21

Subscription Agreement, dated December 19, 2023, by and among Chavant Capital Acquisition Corp., Mobix Labs, Inc. and Chavant Capital Partners LLC (incorporated by reference to Exhibit 10.1 to Mobix Labs, Inc.’s Current Report on Form 8-K on December 26, 2023).

10.22

Warrant to Purchase Shares of Common Stock, dated December 20, 2023, by and between Mobix Labs, Inc. and Chavant Capital Partners LLC (incorporated by reference to Exhibit 10.2 to Mobix Labs, Inc.’s Current Report on Form 8-K filed on December 26, 2023).

10.23

Sponsor Letter Agreement, dated December 20, 2023, by and among Chavant Capital Acquisition Corp., Mobix Labs, Inc. and Chavant Capital Partners (incorporated by reference to Exhibit 10.3 to Mobix Labs, Inc.’s Current Report on Form 8-K filed on December 26, 2023).

10.24	Form of Additional PIPE Subscription Agreement (incorporated by reference to Exhibit 10.4 to Mobix Labs, Inc.’s Current Report on Form 8-K filed on December 26, 2023).
10.25

Form of Converted Additional Warrant to Purchase Shares of Common Stock of Mobix Labs, Inc. (incorporated by reference to Exhibit 10.5 to Mobix Labs, Inc.’s Current Report on Form 8-K filed on December 26, 2023).

10.26

Form of Non-Converted Additional Warrant to Purchase Shares of Common Stock of Mobix Labs, Inc. (incorporated by reference to Exhibit 10.6 to Mobix Labs, Inc.’s Current Report on Form 8-K filed on December 26, 2023).

10.27

Non-Redemption Agreement, dated December 20, 2023, by and among Chavant Capital Acquisition Corp., Mobix Labs, Inc. and a shareholder of Chavant (incorporated by reference to Exhibit 10.7 to Mobix Labs, Inc.’s Current Report on Form 8-K filed on December 26, 2023).

10.28

Non-Redemption Warrant, dated December 20, 2023, between Mobix Labs, Inc. and a shareholder of Chavant (incorporated by reference to Exhibit 10.8 to Mobix Labs, Inc.’s Current Report on Form 8-K filed on December 26, 2023).

10.29

Amendment to Business Combination Marketing Agreement, dated December 21, 2023, by and among Chavant, Roth Capital Partners, LLC and Craig-Hallum Capital Group LLC (incorporated by reference to Exhibit 10.29 to Mobix Labs, Inc.’s Current Report on Form 8-K filed on December 28, 2023).

10.30

Common Stock Purchase Agreement, dated as of March 18, 2024, by and between Mobix Labs, Inc. and B. Riley Principal Capital II, LLC (incorporated by reference to Exhibit 10.1 to Mobix Labs, Inc.’s Current Report on Form 8-K filed on March 19, 2024).

10.31

Registration Rights Agreement, dated as of March 18, 2024, by and between Mobix Labs, Inc. and B. Riley Principal Capital II, LLC (incorporated by reference to Exhibit 10.2 to Mobix Labs, Inc.’s Current Report on Form 8-K filed on March 19, 2024).

21.1	List of Subsidiaries (incorporated by reference to Exhibit 21.1 to Mobix Labs, Inc.’s Current Report on Form 8-K filed on December 28, 2023).
23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting for Mobix Labs, Inc.
23.2	Consent of Macias Gini & O’Connell LLP, independent auditors for EMI Solutions, Inc.
23.3	Consent of Greenberg Traurig P.A. (included as part of Exhibit 5.1).
24.1	Power of Attorney (contained on the signature page of the registration statement filed on April 1, 2024).

Exhibit Number	Description
101.INS	XBRL Instance Document — the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.
101.SCH	Inline XBRL Taxonomy Extension Schema Document.
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document.
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document and contained in Exhibit 101).
107	Filing Fee Table.

____________

†        Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

#        Indicates management contract or compensatory plan, contract or arrangement.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)    to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”); (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i), (ii) and (iii) do not apply if the registration statement is on Form S-1 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)    that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)    to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)    that, for the purpose of determining liability under the Securities Act to any purchaser: Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

(5)    that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)     any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b)    any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c)     the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(d)    any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on April 1, 2024.

MOBIX LABS, INC.
/s/ Fabian Battaglia
Fabian Battaglia
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Fabian Battaglia and Keyvan Samini, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and any registration statement relating to the offering covered by this registration statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Fabian Battaglia	Chief Executive Officer and Director	April 1, 2024
Fabian Battaglia	(Principal Executive Officer)
/s/ Keyvan Samini	Chief Financial Officer	April 1, 2024
Keyvan Samini	(Principal Financial Officer and Principal Accounting Officer)
/s/ James Peterson	Director	April 1, 2024
James Peterson
/s/ Davis Aldrich	Director	April 1, 2024
David Aldrich
/s/ Kurt Busch	Director	April 1, 2024
Kurt Busch
/s/ William Carpou	Director	April 1, 2024
William Carpou
/s/ Frederick Goerner	Director	April 1, 2024
Frederick Goerner
/s/ Michael Long	Director	April 1, 2024
Michael Long